As filed with the Securities and Exchange Commission on September 30, 2010

Registration No. 333-160562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 10

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Ellington Financial LLC

(Exact name of registrant as specified in its governing instruments)

53 Forest Avenue

Old Greenwich, Connecticut 06870

(203) 698-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence Penn

Chief Executive Officer

53 Forest Avenue

Old Greenwich, Connecticut 06870

(203) 698-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey Christopher C. Green Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Facsimile)	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000 (212) 859-4000 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

Subject to Completion, Dated September 30, 2010

Ellington Financial LLC

4,500,000 Shares Common Shares Representing Limited Liability Company Interests

This is the initial public offering of Ellington Financial LLC. We are offering 4,500,000 common shares representing limited liability company interests, which we refer to as common shares. We anticipate that the initial public offering price will be between $22.00 and $24.00 per share. Our common shares have been approved for listing on the New York Stock Exchange under the symbol “EFC.”

Ellington Financial LLC is a specialty finance company that specializes in acquiring and managing mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. We are externally managed and advised by Ellington Financial Management LLC, or our Manager, an affiliate of Ellington Management Group, L.L.C.

Investing in our common shares involves risk. See “Risk Factors ” beginning on page 24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Ellington Financial LLC(1)	$	$

(1)	The underwriters will receive underwriting discounts and commissions of $ per share on the sale of (a) common shares to our existing shareholders and certain other investors with whom we or our affiliates have an existing relationship and (b) common shares that are reserved for sale to certain of our officers and directors and other persons associated with us.

We have granted the underwriters the right to purchase up to 675,000 additional shares to cover over-allotments.

Deutsche Bank Securities

The date of this prospectus is                 , 2010

SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before making an investment in our common shares. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, “EFC,” “we,” “us” and “our” refer to Ellington Financial LLC and its subsidiaries, our “Manager” refers to Ellington Financial Management LLC, our external manager, “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager, and “Manager Group” refers collectively to Ellington and its principals and employees (including family trusts established by the foregoing) and entities in which 100% of the interests are beneficially owned by the foregoing. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time. Unless indicated otherwise, the information in this prospectus assumes (i) the common shares to be sold in this offering will be sold at $23.00 per share, which is the mid-point of the price range set forth on the front cover of this prospectus and (ii) no exercise of the underwriters’ over-allotment option described on the cover page of this prospectus.

Our Company

Ellington Financial LLC is a specialty finance company formed in August 2007 that specializes in acquiring and managing mortgage-related assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include:

•	residential mortgage-backed securities, or RMBS, backed by prime jumbo, Alternative A-paper, or Alt-A, and subprime residential mortgage loans, or non-Agency RMBS;

•	RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, or Agency RMBS;

•	mortgage-related derivatives; and

•	corporate debt and equity securities and derivatives.

We also may opportunistically acquire and manage other types of mortgage-related assets and financial assets, such as residential whole mortgage loans, commercial mortgage-backed securities, or CMBS, and commercial mortgages or other commercial real estate debt, asset-backed securities, or ABS, backed by consumer and commercial assets and non-mortgage-related derivatives. As of June 30, 2010, we had an aggregate portfolio of RMBS with a net value of approximately $157.2 million, derivatives contracts with a net value of approximately $128.1 million and total shareholders’ equity of approximately $294.4 million. Our net RMBS portfolio value of $157.2 million as of June 30, 2010 represents long investments in Agency and non-Agency RMBS valued at $885.3 million offset by Agency RMBS sold short valued at $728.1 million.

The members of our management team are Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer, Laurence Penn, Vice Chairman of Ellington, who serves as our Chief Executive Officer and President, Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer, Lisa Mumford, who serves as our dedicated Chief Financial Officer, and Daniel Margolis, General Counsel of Ellington, who serves as our Secretary. Each of these individuals is an officer of our Manager. We currently do not have any employees.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us. Ellington is a private investment management firm and registered investment advisor with a 15-year history of investing in a broad spectrum of mortgage-backed securities, or MBS, and related derivatives.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions—Services Agreement” for a description of the terms of the services agreement between our Manager and Ellington. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of MBS collateral and MBS market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 15-year history of investing in MBS and related derivatives, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of June 30, 2010, Ellington employed over 100 employees and, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $2.8 billion. In addition, Ellington, through its affiliates, manages collateralized debt obligations, or CDOs, collateralized by MBS or ABS, as well as a traditional managed account.

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee include Messrs. Vranos, Penn and Tecotzky.

Our Strategy

We utilize an opportunistic strategy to seek to provide investors with attractive, risk-adjusted total returns by:

•	taking advantage of opportunities in the residential mortgage market by purchasing investment grade and non-investment grade non-Agency RMBS, including senior and subordinated securities;

•

acquiring Agency RMBS on a more leveraged basis in order to take advantage of opportunities in that market sector and assist us in maintaining our exclusion from regulation as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act;

•	opportunistically entering into and managing a portfolio of mortgage-related derivatives;

•

opportunistically acquiring and managing other mortgage-related and financial assets, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives; and

•	opportunistically mitigating our credit and interest rate risk by using a variety of hedging instruments.

Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to continue to be treated as a partnership for U.S. federal income tax purposes and to maintain our exclusion from regulation as an investment company under the Investment Company Act. As a result, although we focus on the assets described above, our acquisition and management decisions depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. To effect our strategy, we may engage in a high degree of trading volume. Our Manager is authorized to follow very broad investment guidelines and, as a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent directors periodically review our investment guidelines and our portfolio, they generally do not review our proposed asset acquisitions or asset management decisions.

Ellington’s investment philosophy revolves around the pursuit of value across various types of MBS and related assets. Ellington seeks investments across a wide range of MBS sectors without any restriction as to ratings, structure or position in the capital structure. Over time and through market cycles, opportunities will present themselves in varying sectors and in varying forms. In current markets, for example, the liquidation of portfolios of MBS from structured vehicles and from distressed financial institutions have been significant sources of asset acquisition opportunities. By rotating between sectors of the MBS markets and adjusting the extent to which it hedges, Ellington believes that it is able to capitalize on the disparities between these sectors as well as on overall trends in the marketplace, and therefore provide better and more consistent returns for its investors. Disparities between MBS sectors vary from time to time and are driven by a combination of factors. For example, as various MBS sectors fall in and out of favor, the relative yields that the market demands for those sectors may vary. In addition, Ellington’s performance projections for certain sectors may differ from those of other market participants and such disparities will naturally cause us, from time to time, to gravitate towards certain sectors and away from others. Disparities between MBS sectors may also be driven by differences in collateral performance (for example, seasoned subprime collateral may perform better than more recent subprime collateral) and in the structure of particular investments (for example, in the timing of cash flow or the level of credit enhancement), and our Manager may believe that other market participants are overestimating or underestimating the value of these differences. Furthermore, we believe that risk management, including opportunistic portfolio hedging and prudent financing and liquidity management, is essential for consistent generation of attractive, risk-adjusted total returns across market cycles.

Ellington’s continued emphasis on and development of proprietary MBS credit, interest rate and prepayment models, as well as other proprietary research and analytics, underscores the importance it places on a disciplined and often analytical approach to fixed income investing, especially in MBS. Our Manager uses Ellington’s proprietary models to identify attractive assets, value these assets, monitor and forecast the performance of these assets, and opportunistically hedge our credit and interest rate risk. We leverage these skills and resources to seek to meet our objectives.

We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading and hedging complex MBS. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.

Our Targeted Asset Classes

Our targeted asset classes currently include:

Asset Class	Principal Assets
Non-Agency RMBS	•RMBS backed by prime jumbo(1), Alt-A(2) and subprime mortgages(3)

•RMBS backed by fixed rate mortgages, adjustable rate mortgages, or ARMs, Option-ARMs and Hybrid ARMs

•RMBS backed by first lien and second lien mortgages

•Investment grade and non-investment grade securities

•Senior and subordinated securities

•Interest only securities, or IOs, principal only securities, or POs, inverse interest only securities, or IIOs, and inverse floaters

Agency RMBS	•Whole pool pass-through certificates

•To-Be-Announced mortgage pass-through certificates, or TBAs(4)

Mortgage-Related Derivatives	•Credit default swaps on individual RMBS, on the ABX, CMBX and PrimeX indices and on other mortgage-related indices •Other mortgage-related derivatives

Corporate Debt and Equity Securities and Derivatives	•Credit default swaps on corporations or on corporate indices

•Corporate debt or equity securities

•Options or total return swaps on corporate equity or on corporate equity indices

Other	•Residential whole mortgage loans

•CMBS

•Commercial mortgages and other commercial real estate debt

•ABS

•Other non-mortgage-related derivatives

(1)	Prime jumbo mortgage loans are mortgage loans that have principal amounts that are greater than the conforming loan limits for the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac, but are otherwise within typical Fannie Mae and Freddie Mac guidelines.
(2)	Alt-A mortgage loans generally have income verification and/or employment verification standards that are weaker than those standards employed in prime underwriting. Additionally, Alt-A mortgage loans are more frequently collateralized by non-primary residences than prime loans. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.
(3)	Subprime mortgage loans are loans that are originated using underwriting standards that are less restrictive than those used for other first and junior lien mortgage loan origination programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards permit loans to be made to borrowers having low credit scores and/or imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), loans with no income disclosure or verification and loans with high loan-to-value ratios.
(4)	TBAs are forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are “To-Be-Announced.” Pursuant to these TBA transactions, we agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date.

Our Portfolio

As of June 30, 2010, our RMBS portfolio consisted of the following assets:

Asset Class	Cost	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Non-Agency RMBS	$244,750,275	$245,518,617	83.41%
Agency RMBS
Agency RMBS-Whole pool pass-through certificates	420,639,387	427,220,689	145.14%
Agency RMBS-TBAs	211,590,090	212,536,525	72.21%
Agency RMBS-TBAs Sold Short	(721,847,422)	(728,063,164)	(247.35)%

Total	$155,132,330	$157,212,667	53.41%

As of June 30, 2010, our derivatives portfolio consisted of the following derivatives:

Asset Class	Notional Amount	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Long positions using credit default swaps on RMBS and CMBS Indices(1)	$58,125,334	$(13,331,050)	(4.53)%
Short positions using credit default swaps on RMBS(2)	(138,101,934)	113,425,291	38.53%
Short positions using credit default swaps on RMBS and CMBS Indices(2)	(124,942,637)	31,489,932	10.70%
Short positions using credit default swaps on corporate bond indices(2)	(19,700,000)	171,597	0.06%
Short positions in interest rate swaps(3)	(48,000,000)	(1,214,536)	(0.41)%
Depreciated futures	N/A	(2,421,139)	(0.82)%

Total		$128,120,095	43.53%

(1)	Long positions using credit default swaps represent transactions where we sold credit protection to a counterparty.
(2)	Short positions using credit default swaps represent transactions where we purchased credit protection from a counterparty.
(3)	For short positions in interest rate swaps, a fixed rate is being paid and a floating rate is being received.

Our Performance

Notwithstanding the difficult market conditions in which we have operated since our inception in August 2007, we have delivered a positive total return on our capital over that period. As of August 31, 2010, our book value per common share was approximately $25.31. For companies such as ours that employ an investment company basis of accounting, book value and net asset value are the same. Entities utilizing investment company accounting carry investments at fair value. The total return on our common shares since inception and for the eight month period ended August 31, 2010, was 54.55% and 7.33%, respectively. Total returns on our common shares are calculated based on changes in book value per share, assume reinvestment of dividends, and exclude shares held by our Manager. See “Description of Shares—Manager’s Shares,” for a detailed description of how shares held by our Manager were treated prior to July 1, 2009.

The following table shows our book value per outstanding common share as of our inception date and as of the end of each fiscal quarter thereafter presented, the dividends per share we paid each such quarter, the quarterly total return for each such quarter and the cumulative total return as of the end of each such quarter:

	Ending Book Value(1)	Dividends Paid	Quarterly Total Return(1)(2)	Cumulative Total Return(1)(2)
Inception (August 17, 2007)	$19.17	N/A	N/A	N/A
August 17, 2007 through September 30, 2007	$19.10	—	(0.37)%	(0.37)%
Three month period ended December 31, 2007	$19.35	—	1.31%	0.94%
Three month period ended March 31, 2008	$18.96	—	(2.02)%	(1.10)%
Three month period ended June 30, 2008	$20.28	—	6.96%	5.79%
Three month period ended September 30, 2008	$20.47	—	0.94%	6.78%
Three month period ended December 31, 2008	$19.27	—	(5.86)%	0.52%
Three month period ended March 31, 2009(3)	$20.83	—	8.10%	8.66%
Three month period ended June 30, 2009(4)	$23.87	—	14.59%	24.52%
Three month period ended September 30, 2009	$24.93	$1.50	10.72%	37.87%
Three month period ended December 31, 2009	$25.04	$1.00	4.45%	44.00%
Three month period ended March 31, 2010	$24.44	$1.25	2.59%	47.73%
Three month period ended June 30, 2010	$24.56	$0.25	1.50%	49.95	%(5)

(1)	Amounts exclude common shares issuable upon conversion of outstanding LTIP units. As of June 30, 2010, we had 11,985,670 common shares outstanding and 380,000 LTIP units outstanding (which are convertible into common shares on a one-to-one basis).
(2)	Returns are calculated based on changes in book value per share and assume reinvestment of dividends.
(3)	Returns include the effect of share repurchases during the quarter. Because we repurchased common shares during the quarter at a discount to our book value per common share and subsequently canceled the repurchased shares, the share repurchases were accretive to our quarter-end book value per common share. Had this accretive benefit not been included, total return for the first quarter of 2009 would have been 6.26% and cumulative total return would have been 6.83%.
(4)	Returns include the effect of share repurchases during the quarter. Because we repurchased common shares during the quarter at a discount to our book value per common share and subsequently canceled the repurchased shares, the share repurchases were accretive to our quarter-end book value per common share. Had this accretive benefit not been included, total return for the second quarter of 2009 would have been 14.11% and cumulative total return would have been 21.54%.
(5)	Cumulative total return in each quarterly period subsequent to the periods in which share repurchases occurred includes the effect of such share repurchases. Had the share repurchases not occurred, cumulative total return through the second quarter of 2010 would have been 46.88%.

As of August 31, 2010, our book value per common share was $25.31 as compared to $24.56 as of June 30, 2010. Our results can fluctuate from month to month depending on a variety of factors, some of which are beyond our control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in default rates and prepayment speeds, and other changes in market conditions and economic trends. Therefore, you should not assume that our performance (as measured by the change in our book value per share) for the two month period ended August 31, 2010 is indicative of what our performance is likely to be for the three month period ending September 30, 2010, and we cannot assure you that our performance for the full three month period or in future periods will be consistent with our performance for the two month period ended August 31, 2010 or consistent with our performance in recent periods. The estimated book value per common share as of August 31, 2010 that is referenced above does not reflect the reduction resulting from the $0.15 dividend per share declared by our board of directors on August 10, 2010 that was paid on September 15, 2010 to shareholders of record as of September 1, 2010.

We believe that our performance is attributable to the experience and expertise of our Manager. We further believe that our strategy of being flexible with respect to the sectors of the non-Agency RMBS market in which we acquire assets and the level of credit exposure taken in our portfolio combined with selective hedging of credit risk in our portfolio has been effective in these difficult markets. Given the substantial declines in the mortgage markets since our inception, as evidenced by the decline in the 2006-2 AAA ABX index from approximately 91.75 as of August 17, 2007 to approximately 56.46 as of August 31, 2010, we believe that we have performed well relative to the broader mortgage market.

The 2006-2 AAA ABX index, an index widely used and cited by investors and market participants tracking the subprime non-Agency RMBS market, is composed of 20 credit default swaps referencing mortgage-backed securities, originally rated AAA by Standard & Poor’s, Inc., or Standard & Poor’s, and Aaa by Moody’s Investors Service, Inc., or Moody’s, issued during the first six months of 2006 and backed by subprime mortgage loans originated in late 2005 and early 2006. Subject to certain selection criteria, these transactions represent some of the largest subprime mortgage securitizations completed during the first six months of 2006. Given that monthly subprime loan origination peaked in the last six months of 2005 and that monthly subprime non-Agency RMBS issuance peaked in late 2005 and early 2006, we believe that the performance of this index since our inception is a representative measure of the performance of the subprime non-Agency RMBS market over the same period.

All performance data provided is historical and is not indicative of future results, and there can be no assurance that these or comparable results will be achieved or that performance objectives will be achieved.

Our Hedging Strategy

In addition to utilizing derivatives to generate profits outright, we utilize derivatives and other hedging instruments to opportunistically hedge our credit and interest rate risk. For example, we enter into short positions using credit default swaps to protect against adverse credit events with respect to an underlying credit instrument (which may be a single debt instrument, a basket of debt instruments, or an issuer of a series of debt instruments). We also enter into short positions in interest rate swaps to offset the potential adverse effects that changes in interest rates will have on the value of our assets and our financing costs. We also enter into derivative contracts for hedging purposes referencing the unsecured corporate credit, or the equity of corporations. See “—Our Portfolio,” for a description of our short derivatives positions, most of which were entered into for hedging purposes.

Our Financing Strategies and Use of Leverage

We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the particular characteristics of our portfolio, availability of financing and market conditions. Our borrowings currently consist solely of reverse repurchase agreements, or reverse repos. Currently, the majority of our reverse repo borrowings are collateralized by Agency RMBS; however, should the prospects for stable and reliable reverse repo financing for non-Agency RMBS continue to improve, we would expect to increase our reverse repo borrowings that are collateralized by non-Agency RMBS. While the proceeds of our reverse repo financings are often used to purchase the assets subject to the repo, our financing arrangements do not restrict our ability to use the proceeds from these arrangements to support our other liquidity needs. Our reverse repo arrangements are typically documented under the standard form Master Repurchase Agreement published by the Securities Industry and Financial Market Association (formerly The Bond Market Association), or SIFMA, with the ability for both parties to request margin. Given daily market volatility, we and our repo counterparties are required to post additional margin collateral to each other from time to time as part of the normal course of our business. Our reverse repo financing counterparties generally have the right to determine the value of the underlying collateral for margining purposes, subject to the terms and conditions of our agreement with the counterparty, including in certain cases our right to dispute the counterparty’s valuation determination. As of June 30, 2010, we had approximately $428.2 million outstanding on reverse repos with seven counterparties. These borrowings were the only debt financings we had outstanding as of June 30, 2010, and, given that we had approximately $294.4 million of shareholders’ equity as of June 30, 2010, our debt-to-equity ratio was 1.45 to 1. Our debt-to-equity ratio does not account for liabilities other than debt financings. We account for our reverse repos as collateralized borrowings. As of June 30, 2010, the remaining terms on our reverse repos ranged between 1 and 91 days.

We may utilize other types of borrowings in the future, including term facilities or other more complex financing structures. Additionally, we may also take advantage of available borrowings, if any, under new programs established by the Federal Government to finance our assets. We also may raise capital by issuing unsecured debt, preferred or common shares, or trust preferred securities.

Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee will have the discretion, without the need for further approval by our board of directors, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio.

Our Competitive Strengths

Experienced and Cohesive Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with expertise across all of our targeted asset classes. Certain of our officers were founding principals of Ellington and have worked together in the mortgage securities business for over 15 years. Among the members of our management team are the former heads of RMBS origination and trading, whole loan MBS origination and trading and fixed income research and quantitative systems at Kidder Peabody. Our Chief Executive Officer, Mr. Penn, was one of the founding principals of Ellington and worked for 10 years at Lehman Brothers where he co-headed the Lehman Brothers trading desk for collateralized mortgage obligations, or CMOs.

Access to Leading Investment Advisor. We benefit substantially from our relationship with our Manager and Ellington through our access to Ellington’s investment ideas, proprietary research, models and analytics, trading and structuring expertise, risk management, and asset-sourcing capabilities. We believe this relationship provides us with unique access to attractive opportunities and market information that enhances our ability to make decisions regarding our targeted asset classes, which we believe is a significant competitive advantage. We believe that Ellington possesses the essential elements necessary to successfully acquire and manage RMBS and our other targeted asset classes: portfolio management experience across multiple market cycles, asset selection, trading and hedging expertise, broad asset sourcing capabilities, and sophisticated risk management systems and analytical tools.

As of June 30, 2010, Ellington employed over 100 employees, including 14 principals with an average of over 21 years of industry experience; its Chief Executive Officer and three Vice Chairmen have an average of over 25 years of industry experience. Ellington and its senior management have a long history managing a broad range of asset classes and sectors and extensive experience as a leader in buying, selling, analyzing, and structuring MBS and ABS. As of June 30, 2010, Ellington, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $2.8 billion. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS, as well as a traditional managed account.

Sophisticated Platform and Analytical Capabilities. We benefit from Ellington’s proprietary analytical models and infrastructure, which have been developed as a result of many years of experience as a significant participant in our target markets. Ellington’s risk management process emphasizes the quantitative assessment of credit risk, interest rate risk and prepayment risk, both on a security-by-security and portfolio basis. This is only possible with sophisticated quantitative tools and methodologies that are the foundation of Ellington’s investment technique and asset surveillance. Analyzing RMBS credit risk and prepayment risk, in particular, necessitates the development and continuous refinement of sophisticated statistics-based computer models. We believe that these skills and range of resources, together with Ellington’s experience investing and leveraging large pools of capital in complex mortgage and derivative instruments through various economic and business cycles, are critical for us to meet our objectives. We believe that Ellington’s proprietary models and modeling capabilities provide it with a competitive advantage over most other market participants.

Strong Relationships and Deal Flow. Acquiring our targeted assets is a highly competitive process, and our Manager competes with many other investment managers and companies for attractive opportunities in these areas. We believe that the strengths of Ellington in this regard give us a competitive advantage. We capitalize on the proprietary deal-sourcing opportunities that Ellington brings to us as a result of its investment experience in our targeted asset classes and extensive network of contacts in the financial community.

Ellington currently sources many of its and our assets through its well-developed relationships with a large and diverse group of financial intermediaries. Ellington has extensive contacts throughout the market and experience dealing with investment banks, lenders and other major market participants, as well as a thorough knowledge of the characteristics and location of the product inventory in the fixed income markets.

Alignment of Interests between Our Manager, the Manager Group and Our Investors. As of September 28, 2010, the Manager Group owned 3,087,920 of our common shares, excluding LTIP units, representing approximately 25.8% of our common shares outstanding as of that date and that will represent approximately 18.7% of our common shares outstanding upon completion of this offering. Our directors and executive officers and the Manager Group have indicated that they intend to enter into lock-up agreements covering 3,477,920 of our common shares and LTIP units, representing all of our common shares and LTIP units that they collectively own as of the date of this prospectus. In addition, our Manager receives at least 10.0% of its incentive fee under our management agreement in the form of EFC common shares. Our Manager has agreed not to sell any of the common shares it receives as part of its incentive fee prior to one year after the date such shares are issued. To date, the Manager Group has not sold any of our common shares.

Summary Risk Factors

An investment in our common shares involves various risks. You should consider carefully the risks listed below and those risks under “Risk Factors” before purchasing common shares.

•	Difficult conditions in the mortgage and residential real estate markets have caused and may cause us to experience losses and these conditions may persist for the foreseeable future.

•

No assurance can be given that the actions taken by the Federal Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, for the purpose of stabilizing the financial and credit markets will achieve their intended effect, or will benefit our business, and further government or market developments could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and the Government National Mortgage Association, or Ginnie Mae, and the Federal Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•	Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

•

The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or government-sponsored entity, or GSE, and, therefore, are subject to increased risks, including credit risk.

•

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

•

Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed. As a result, the values of some of our assets are uncertain.

•	Prepayment rates can change, adversely affecting the performance of our assets.

•	We leverage certain of our assets, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•	Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

•

Our lenders may require us to provide additional collateral, especially when the market values for our assets decline, which may restrict us from leveraging our assets as fully as desired, force us to liquidate assets, reduce our liquidity, and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

Hedging against credit events and interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

We are dependent on our Manager and certain key personnel of Ellington that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

•

The base management fee payable to our Manager is payable regardless of the performance of our portfolio, which may reduce its incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

•

Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio.

•	We compete with Ellington’s other accounts for access to Ellington.

•	We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

•	There are conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.

•

There may not be an active market for our common shares, which may cause our common shares to trade at a discount to the initial offering price and make it difficult to sell the common shares you purchase.

•	The market price and trading volume of our common shares may be volatile following this offering.

•	Future sales of our common shares could have an adverse effect on our share price.

•	Our shareholders may not receive distributions or distributions may not grow over time.

•	Investing in our common shares involves a high degree of risk.

•

If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy.

•	If we fail to satisfy the “qualifying income exception” under the tax rules for publicly traded partnerships, all of our income will be subject to an entity-level tax.

•

The Internal Revenue Service, or IRS, Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by real estate investment trusts, or REITs, and regular corporations, and holders of our common shares may be required to request an extension of time to file their tax returns.

Our Formation and Structure

We were formed as a Delaware limited liability company in July 2007 and completed our initial capitalization in August 2007. We have a holding company structure and conduct most of our business through various subsidiaries. The following chart illustrates our organizational structure immediately prior to the completion of this offering.

(1)	EMG Holdings, L.P. is a holding company that owns interests in our Manager, Ellington, and other Ellington affiliates. VC Investments L.L.C. is the general partner of EMG Holdings, L.P. and is also the managing member of our Manager and Ellington, and as such controls each of these three entities. The limited partners of EMG Holdings L.P. include Michael Vranos and certain other Ellington principals.
(2)	Mr. Vranos, our Co-Chief Investment Officer, beneficially owns a controlling interest in VC Investments L.L.C.
(3)	Includes 1,294,004 common shares held by EMG Holdings, L.P., but excludes LTIP units held by EMG Holdings, L.P.
(4)	Includes 43,916 common shares held by Ellington Financial Management LLC, but excludes LTIP units held by Ellington Financial Management LLC.

(5)	Includes 380,000 common shares held by Ellington Mortgage Partners, L.P., 750,000 common shares held by New Ellington Credit Partners, L.P., 120,000 shares held by New Ellington Partners LP and 500,000 common shares held by a trust for which Mr. Vranos is the settlor.
(6)	Our assets generally include cash, cash equivalents, shares of EF Mortgage LLC and shares of EF Securities LLC. EF Mortgage LLC’s assets generally include Agency whole pool pass-through certificates and shares of EF CMO LLC. EF CMO LLC’s assets generally include non-Agency CMOs. EF Securities LLC’s assets generally include any targeted assets that are not cash, cash equivalents, Agency whole pool pass-through certificates, or CMOs; however EF Securities LLC’s assets may also include cash and certain CMOs. Although the foregoing reflects recent and current allocations of assets among our subsidiaries, as well as our expectations for our allocations in the near term, we may choose to allocate assets among our subsidiaries in a different manner going forward.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington manages, and expects to continue to manage, other funds, accounts and vehicles that have strategies that are similar to, or that overlap with, our strategy. As of June 30, 2010, Ellington managed various funds, accounts and other vehicles that have strategies that are similar to, or that overlap with, our strategy, that have aggregate net assets of approximately $2.5 billion (excluding our assets). Ellington makes available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its Chief Compliance Officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation procedures and policies.

Because many of our targeted assets are typically available only in specified quantities and because many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As a result, accounts in start-up mode are given priority. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably.

Other policies of Ellington that our Manager will apply to the management of our company include controls for cross transactions (transactions between Ellington-managed accounts), principal transactions (transactions between Ellington and an Ellington-managed account), investments in other Ellington accounts and split price executions. To date we have not entered into any cross transactions with other Ellington-managed accounts, principal transactions with Ellington or invested in other Ellington accounts. See “Business—Conflicts of Interest; Equitable Allocation of Opportunities” for a more detailed description of these types of transactions and the policies of Ellington and our Manager that govern these types of transactions.

Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and, with the exception of those officers that are dedicated to us, we compete with other Ellington accounts for access to these individuals.

The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business.

Our Management Agreement

We entered into a management agreement with our Manager upon our inception in August 2007. The management agreement, which was amended and restated effective July 1, 2009, has a current term that expires on December 31, 2011, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Pursuant to the management agreement, our Manager implements our strategy and manages our assets and our day-to-day business and operations and performs certain services for us, subject to oversight by our board of directors. Our Manager is responsible for, among other duties, determining criteria, in conjunction with our board of directors, for sourcing, analyzing and executing asset purchases, asset sales and financings and performing asset management duties.

The following table summarizes the fees and expense reimbursements and other amounts that we pay to our Manager and its affiliates.

Type	Description	Payment
Base management fee	We pay a base management fee of 1.50% per annum of our shareholders’ equity (calculated in accordance with generally accepted accounting principles, or GAAP) as of the end of each fiscal quarter (before calculations related to base management fees and incentive fees with respect to such quarter). Shareholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.	Quarterly in arrears in cash

Incentive fee

In addition to the base management fees, with respect to each fiscal quarter we pay an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters (but excluding any fiscal quarters prior to July 1, 2009)) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.

Adjusted Net Income for the Incentive Calculation Period means our net increase in shareholders’ equity from operations (or such equivalent GAAP measure based on the basis of presentation of our consolidated financial statements) for such period, after all base management fees but before any incentives fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) remaining as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Quarterly in arrears in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in EFC common shares

Type	Description	Payment

The “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) our net increase in shareholders’ equity from operations (expressed as a positive number) or net decrease in shareholders’ equity from operations (expressed as a negative number) for such fiscal quarter (or such equivalent GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case may be, calculated in accordance with GAAP, adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

For purposes of calculating the incentive fee, the Hurdle Amount means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate for such fiscal quarter (determined as provided in the management agreement), (ii) the sum of (A) the weighted average gross proceeds per share of all of our common share issuances (excluding issuances of our common shares (a) as equity incentive awards, (b) to our Manager as part of its base management fees or incentive fees and (c) to our Manager or any of its affiliates in privately negotiated transactions) up to the end of such fiscal quarter (with each such issuance weighted by both the number of shares issued in such issuance and the number of days that such issued shares were outstanding during such fiscal quarter) and (B) the result obtained by dividing (I) retained earnings attributable to our common shares at the beginning of such fiscal quarter by (II) the average number of our common shares outstanding for each day during such fiscal quarter, and (iii) the average number of our common shares and LTIP units outstanding for each day during such fiscal quarter.

Expense reimbursement	We reimburse our Manager for certain expenses directly related to our operations incurred by our Manager on our behalf or for our benefit, including legal, accounting and other services provided by outside professionals, as well as the costs associated with a dedicated Chief Financial Officer and a dedicated controller, and, if provided by our Manager, a dedicated in-house counsel.	Quarterly in cash

Operating and Regulatory Structure

Tax Requirements

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, an entity that is treated as a partnership for U.S. federal income tax purposes is not subject to U.S. federal income tax at the entity level. Consequently, as a holder of our common shares, you will be required to take into account your allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether we make cash distributions on a current basis with which to pay any resulting tax. We believe that we are treated, and will continue to be treated, as a publicly traded partnership. Publicly traded partnerships are generally treated as partnerships for U.S. federal income tax purposes as long as they satisfy certain income and other tests on an ongoing basis. We believe that we have satisfied and will continue to satisfy those requirements and that we have been and will continue to be treated as a partnership for U.S. federal income tax purposes.

Investment Company Act Exclusions

Most of our business is conducted through various wholly-owned and majority-owned subsidiaries in a manner such that neither we nor our subsidiaries are subject to regulation under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, a company is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (Section 3(a)(1)(A)); or

•

it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does own or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (excluding U.S. Government securities and cash) on an unconsolidated basis, or the 40% Test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through wholly-owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

The 40% Test limits the types of businesses in which we may engage either directly or through our subsidiaries. Our wholly-owned subsidiary, EF Mortgage LLC, relies on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. It, in turn, has a wholly-owned subsidiary, EF CMO LLC, which invests in mortgage-related securities and relies on Section 3(c)(7) of the Investment Company Act. EF Mortgage LLC treats its investment in EF CMO LLC as a real estate-related asset for purposes of its own exclusion under Section 3(c)(5)(C). Our other wholly-owned subsidiary, EF Securities LLC, owns securities, including various kinds of mortgage-related securities and relies on the exemption provided by Section 3(c)(7) of the Investment Company Act; therefore, we treat securities that we own and that were issued by EF Securities LLC as “investment securities” and are required to keep the value of these securities, together with any other investment securities we own, below 40% of our total assets (excluding U.S. Government securities and cash) on an unconsolidated basis. Any subsidiaries we may form in the future may not be majority-owned or wholly-owned by us or might rely on the exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, in which case we would treat securities that we own and that were issued by these types of subsidiaries as “investment securities” and be required to keep the value of these securities, together with the value of our investment in EF Securities LLC and any other investment securities we own, below 40% of our total assets (excluding U.S. Government securities and cash) on an unconsolidated basis.

Section 3(c)(5)(C), the Investment Company Act exclusion upon which EF Mortgage LLC relies, is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets consist of qualifying real estate assets and at least 80% of the entity’s assets consist of either qualifying real estate assets or real estate-related assets. Qualifying real estate assets for this purpose include mortgage loans, whole pool Agency pass-through certificates and other assets that the SEC staff has determined in various no-action letters are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets RMBS that do not satisfy the conditions set forth in those SEC staff no-action letters. In classifying the assets held by EF Mortgage LLC as qualifying real estate assets or real estate-related assets, we also will rely on any other guidance published by the SEC staff or on our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Both the 40% Test and the requirements of the Section 3(c)(5)(C) exclusion limit the types of businesses in which we may engage and the types of assets we may hold, as well as the timing of sales and purchases of assets.

There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of EF Mortgage LLC regularly, there can be no assurance that EF Mortgage LLC will be able to maintain this exclusion from registration. In that case, our investment in EF Mortgage LLC would be classified as an investment security, and we might not be able to maintain our overall exclusion from registering as an investment company under the Investment Company Act.

If we or our subsidiaries were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the restrictions imposed by the Investment Company Act would require us to make material changes to our strategy which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders. Accordingly, to avoid that result, we may be required to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Investment Advisers Act of 1940

Both Ellington and our Manager are registered as investment advisers under the Investment Advisers Act of 1940, as amended, or the Advisers Act, and are subject to the regulatory oversight of the Investment Management Division of the SEC.

Dividend Policy

Our present intention is to pay quarterly and special dividends to our common shareholders so that approximately 100% of our net income attributable to our common shares each calendar year, beginning with the 2010 calendar year, has been distributed prior to April of the subsequent calendar year, subject to potential adjustments for changes in common shares outstanding. In setting our dividends, our board of directors takes into account, among other things, our earnings, our financial condition, our working capital needs and new investment opportunities. In particular, we may deviate from our dividend policy when we believe it is prudent to do so for liquidity management purposes, during financial crises or extreme market dislocations, or in order to take advantage of what we deem to be extraordinary investment opportunities. Furthermore, it is possible that some of our future financing arrangements could contain provisions restricting our ability to pay dividends. In addition, our ability to pay dividends is subject to certain restrictions under the Delaware Limited Liability Company Act, or the Delaware LLC Act. Under the Delaware LLC Act, a limited liability company generally is not permitted to pay a dividend if, after giving effect to the payment of the dividend, the liabilities of the company will exceed the value of the company’s assets. Shareholders generally will be subject to U.S. federal income tax (and any applicable state and local taxes) on their respective allocable shares of our net taxable income regardless of the timing or amount of dividends we pay to our shareholders.

The following table sets forth the dividends per share we have paid to our shareholders with respect to the periods indicated. We did not pay any dividends prior to 2009.

	Dividend Per Share	Record Date	Payment Date
Fiscal year ended December 31, 2009:
First quarter	$—	N/A	N/A
Second quarter	$1.50	September 1, 2009	September 15, 2009
Third quarter	$1.00	December 1, 2009	December 15, 2009
Fourth quarter	$1.25	March 1, 2010	March 15, 2010

Fiscal year ending December 31, 2010:
First quarter	$0.25	May 18, 2010	June 15, 2010
Second quarter	$0.15	September 1, 2010	September 15, 2010

We cannot assure you that we will pay any future dividends to our shareholders and the dividends set forth in the table above are not intended to be indicative of the amount and timing of future dividends, if any.

We generally refer to payments made to our shareholders with respect to our common shares as “dividends” for purposes of this prospectus. For U.S. federal income tax purposes, those payments will be treated as distributions from a partnership and will be taxed as described in “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Treatment of Distributions” below.

Lock-up Agreements

Our directors and executive officers and the Manager Group have indicated that they intend to enter into lock-up agreements covering a period of 180 days after the date of this prospectus with respect to our common shares held by them currently and any additional common shares acquired by them during the lock-up period. The number of common shares and LTIP units that will be subject to lock-up agreements covering a period of 180 days after the date of this prospectus is currently 3,477,920, representing all of our common shares and LTIP units held by our directors and executive officers and the Manager Group as of the date of this prospectus. In addition, certain of our unaffiliated shareholders have entered into lock-up agreements covering 5,386,100 of our outstanding common shares for a period of 60 days after the date of this prospectus. Collectively, 8,864,020 common shares and LTIP units, representing 71.7% of the common shares and LTIP units outstanding prior to this offering, will be locked up for at least 60 days after the date of this prospectus.

Our Corporate Information

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 698-1200. Our internet address is www.ellingtonfinancial.com. Our internet web site, and the information contained therein or connected thereto, does not constitute part of this prospectus.

The Offering

Common shares offered by us	4,500,000 common shares (plus up to an additional 675,000 common shares that we may issue and sell upon the exercise of the underwriters’ over-allotment option)

Shares outstanding after this offering	16,485,670 common shares(1)

Use of proceeds(2)	The net proceeds that we will receive from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $93.9 million (or approximately $108.5 million if the underwriters fully exercise their over-allotment option). We expect to use a substantial portion of the net proceeds of this offering to acquire our targeted assets within three months after the closing of this offering. We expect to use the balance of the net proceeds of this offering, if any, for working capital and general corporate purposes. Pending such uses, we may invest the net proceeds from this offering in interest-bearing, short-term investments, including money market accounts. See “Use of Proceeds.”

Dividend policy	Our present intention is to pay quarterly and special dividends to our common shareholders so that approximately 100% of our net income attributable to our common shares each calendar year, beginning with the 2010 calendar year, has been distributed prior to April of the subsequent calendar year, subject to potential adjustments for changes in common shares outstanding. The declaration of dividends to our shareholders and the amount of such dividends are at the discretion of our board of directors. In setting our dividends, our board of directors takes into account, among other things, our earnings, our financial condition, our working capital needs and new opportunities. In particular, we may deviate from our dividend policy when we believe

(1)	The number of common shares outstanding after this offering includes (i) 12,500,000 common shares issued in our August 2007 private offering, (ii) 50 common shares issued in connection with the formation of our company, (iii) 87,870 common shares issued to our Manager as part of the incentive fees we have paid to our Manager, (iv) 6,250 common shares that have been issued in connection with LTIP unit conversions and (v) 4,500,000 common shares being offered by us in this offering. The number of common shares outstanding after this offering (i) excludes 375,000 common shares which are issuable upon conversion of 375,000 LTIP units that were issued to our Manager and 5,000 common shares which are issuable upon conversion of 5,000 LTIP units that were issued to our independent directors, (ii) does not give effect to the grant of 3,750 LTIP units approved by our board of directors on August 10, 2010, which will be issued to our independent directors on October 1, 2010, and (iii) reflects the repurchase by us of 608,500 of our common shares. The number of common shares outstanding after the offering also excludes up to an additional 675,000 common shares that we may issue and sell upon the exercise of the underwriters’ over-allotment option.
(2)	The net proceeds amounts assume that no common shares are sold (a) to our existing shareholders and certain other investors with whom we or our affiliates have an existing relationship and (b) from the common shares that are reserved for sale to certain of our officers and directors and other persons associated with us with respect to which, in each case, the reduced underwriting discounts and commissions would apply. See “Underwriting.”

it is prudent to do so for liquidity management purposes, during financial crises or extreme market dislocations, or in order to take advantage of what we deem to be extraordinary investment opportunities. See “Dividend Policy.”

Ownership and transfer restrictions	We may own interests in real estate investment trusts, or REITs. Due to limitations on the concentration of ownership of REITs that are imposed by the Internal Revenue Code of 1986, as amended, or the Code, our operating agreement generally prohibits any holder of our common shares from directly or indirectly owning more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliated entities, subject to certain terms and conditions. In addition, our operating agreement contains various other restrictions on the ownership and transfer of our common shares.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the common shares.

Proposed New York Stock Exchange Symbol	“EFC”

Summary Consolidated Financial Information

The following table presents summary consolidated financial information as of June 30, 2010, December 31, 2009, 2008 and 2007, for the six month periods ended June 30, 2010 and 2009, for the years ended December 31, 2009 and 2008, and for the period from August 17, 2007 (commencement of operations) to December 31, 2007. The summary consolidated financial information as of June 30, 2010 and for the six month periods ended June 30, 2010 and 2009 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated financial information presented below as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, and for the period from August 17, 2007 (commencement of operations) to December 31, 2007, have been derived from our audited financial statements included elsewhere in the prospectus. The consolidated balance sheet data as of December 31, 2007 was derived from our historical audited consolidated financial statements not included in this prospectus. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations for the periods presented therein. These results are not necessarily indicative of our results for the full fiscal year. Similarly, because we only operated our business for a portion of the year ended December 31, 2007, a direct comparison of our operating results for the years ended December 31, 2009 and 2008 to our operating results for the period from August 17, 2007 (commencement of operations) to December 31, 2007 may be of limited use.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements included elsewhere in this prospectus, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Six Month Period Ended June 30,		Year Ended December 31,		August 17, 2007 (commencement of operations) Through December 31, 2007
	2010	2009	2009	2008
Net Investment Income:
Interest Income	$22,715,250	$22,934,130	$51,714,577	$29,914,585	$5,898,720
Expenses:
Base management fee	2,212,252	1,958,546	4,246,745	3,721,121	1,355,912
Incentive fee	482,715	8,407,373	18,873,654	1,771,026	—
Share-based LTIP expense	1,500,200	1,823,000	3,625,087	2,389,436	906,973
Interest expense	1,679,404	1,012,021	2,460,653	6,189,887	—
Professional fees	902,136	1,057,927	1,988,688	1,524,060	658,185
Compensation expense	500,000	—	389,806	—	—
Insurance expense	560,000	218,133	512,750	454,257	165,617
Agency and administration fees	346,195	280,827	613,838	459,829	141,834
Custody and other fees	258,923	237,267	433,637	379,868	87,417
Directors’ fees and expenses	133,386	101,000	218,716	200,161	70,064
Organizational expenses	—	—	—	—	160,185

Total expenses	8,575,211	15,096,094	33,363,574	17,089,645	3,546,187

Net Investment Income	14,140,039	7,838,036	18,351,003	12,824,940	2,352,533

	Six Month Period Ended June 30,		Year Ended December 31,		August 17, 2007 (commencement of operations) Through December 31, 2007
	2010	2009	2009	2008
Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives:
Net realized gain (loss) on:
Investments	11,734,223	(21,463,442)	(18,291,604)	(5,075,879)	1,753,849
Financial derivatives	6,193,972	20,743,064	6,109,730	63,598,153	—

Net realized gain (loss)	17,928,195	(720,378)	(12,181,874)	58,522,274	1,753,849

Change in net unrealized gain (loss) on:
Investments	(6,511,810)	50,776,288	88,423,716	(79,180,278)	(651,290)
Financial derivatives	(14,229,836)	(7,532,030)	(1,211,832)	5,410,419	(130,122)

Change in net unrealized gain (loss)	(20,741,646)	43,244,258	87,211,884	(73,769,859)	(781,412)

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives	(2,813,451)	42,523,880	75,030,010	(15,247,585)	972,437

Net Increase (Decrease) in Shareholders’ Equity Resulting from Operations	$11,326,588	$50,361,916	$93,381,013	$(2,422,645)	$3,324,970

	As of June 30,	As of December 31,
	2010	2009	2008	2007
Consolidated Balance Sheet Data:
Cash and cash equivalents	$109,331,602	$102,863,164	$61,400,254	$61,705,104
Investments at fair value	885,275,831	755,440,869	429,884,006	180,657,979
Financial derivatives at fair value	146,676,722	123,638,023	141,690,748	—
Receivable for Securities Sold	785,274,160	513,821,219	31,491,051	—
Deposits with dealers held as collateral	30,243,288	23,071,006	22,950,008	200,434
Other Assets	7,708,390	11,831,171	12,560,013	931,481

Total assets	1,964,509,993	1,530,665,452	699,976,080	243,494,998

Investments sold short at fair value	728,063,164	502,543,554	38,421,032	—
Reverse repos	428,169,799	559,978,100	260,534,000	—
Financial derivatives at fair value	18,556,627	14,045,886	17,304,903	130,122
Payable for securities purchased	371,217,729	41,645,394	15,509,694	—
Due to brokers—margin accounts	119,741,269	106,483,358	124,820,088	—
Other Liabilities	4,410,951	6,175,147	2,308,719	1,537,983

Total liabilities	1,670,159,539	1,230,871,439	458,898,436	1,668,105

Shareholders’ equity	$294,350,454	$299,794,013	$241,077,644	$241,826,893

Shareholders’ equity per common share	$24.56	$25.04	$19.27	$19.35

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Dividend Policy,” “Business” and other statements included elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•

the effect of the Federal Reserve’s and the Treasury’s actions and programs, including future purchases or sales of Agency RMBS by the Federal Reserve or Treasury and the Public-Private Investment Program, or PPIP, on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the Federal Government or its agencies;

•

the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the Federal Government;

•	increased prepayments of the mortgages and other loans underlying our RMBS, including prepayments resulting from repurchases of delinquent mortgage loans by Fannie Mae and Freddie Mac;

•	the volatility of our target markets, especially the markets for non-Agency RMBS and of the market value of our common shares;

•	increased rates of default and/or decreased recovery rates on our assets;

•	mortgage loan modification programs and future legislative action;

•	the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;

•	changes in our business and strategy;

•	availability, terms and deployment of capital;

•	our projected financial and operating results;

•	changes in interest rates and interest rate mismatches between our assets and related borrowings;

•	our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt securities markets specifically;

•	legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);

•	availability of qualified personnel;

•	estimates relating to our future distributions to our shareholders;

•	changes in our industry;

•	availability of opportunities in real estate-related and other assets;

•	the degree and nature of our competition; and

•	changes to GAAP.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors and all other information contained in this prospectus.

If any of the following risks occurs, our business, financial condition or results of operation could be materially and adversely affected. If this were to happen, we may be unable to make distributions to our shareholders, the market value of our common shares could decline significantly, and you may lose some or all of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to under “Special Note Regarding Forward-Looking Statements.”

Risks Related To Our Business

Difficult conditions in the mortgage and residential real estate markets have caused and may cause us to experience losses and these conditions may persist for the foreseeable future.

Our business is materially affected by conditions in the residential mortgage market, the residential real estate market, the financial markets and the economy generally. Concerns about the residential mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit have contributed to increased volatility and diminished expectations for the economy and markets going forward. The residential mortgage market has been severely affected by changes in the lending landscape, the severity of which was largely unanticipated by the markets. There is no assurance that this market has stabilized or that it will not worsen.

For now (and for the foreseeable future), homeowner access to residential mortgage loans has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, it also materially affected the prime jumbo and Alt-A mortgage market, with lending standards having become significantly more stringent than in recent periods and many product types being severely curtailed or eliminated. This financing limitation has had an impact on new demand for homes, has compressed home ownership rates and is weighing heavily on home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. Furthermore, investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire has been negatively impacted by the continued adverse developments in the broader residential mortgage market, which has caused the values of these assets to experience high volatility. The further deterioration of the mortgage market and investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

No assurance can be given that the actions taken by the Federal Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, for the purpose of stabilizing the financial and credit markets will achieve their intended effect, or will benefit our business, and further government or market developments could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

In response to the issues affecting the banking system and financial and housing markets, the Federal Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, have taken a number of initiatives intended to bolster the banking system and the financial and housing markets. For a description of some of these initiatives, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

In many cases, the effects of the actions taken by the Federal Government and governmental entities and regulatory bodies remain uncertain. Furthermore, the scope and nature of many of these and other actions are unknown and will continue to evolve. No assurance can be given that these initiatives will have the intended beneficial impact on the banking system, financial market or housing market. To the extent the markets do not respond favorably to these initiatives or if these initiatives do not function as intended, the pricing, supply, liquidity and value of our assets and the availability of financing on attractive terms may be materially adversely affected and our business may not receive the intended positive impact from these actions. There can also be no assurance that we will be eligible to participate in programs established by the Federal Government and other governmental and regulatory bodies, or if we are eligible to participate, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to stimulate the market for certain of our targeted assets, the establishment of these programs may result in increased competition for our targeted assets. In addition, the Federal Government and other governmental and regulatory bodies have taken or are considering taking other actions in the wake of the financial crisis and its aftermath. We cannot predict whether or when such actions may occur, and such actions could have a material adverse impact on our business, results of operations and financial condition and our ability to make distributions to our shareholders.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the Federal Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The payments we receive on our Agency RMBS depend upon a steady stream of payments on the underlying mortgages and such payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Fannie Mae and Freddie Mac are GSEs but their guarantees are not backed by the full faith and credit of the United States. Ginnie Mae, which guarantees MBS backed by federally insured or guaranteed loans primarily consisting of loans insured by the Federal Housing Administration, or FHA, or guaranteed by the Department of Veterans Affairs, or VA, is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the United States Congress and the Treasury undertook a series of actions to stabilize these GSEs and the financial markets generally, including the enactment of the Housing and Economic Recovery Act of 2008, or the HERA, on July 30, 2008. These actions include steps taken by the Treasury to capitalize and provide financing to Fannie Mae and Freddie Mac. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the Treasury, in announcing the actions, noted that the guarantee structure of Fannie Mae and Freddie Mac required examination and that changes in the structures of the entities were necessary to reduce risk to the financial system. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements or even eliminated. Under this conservatorship, Fannie Mae and Freddie Mac are required to reduce the amount of mortgage loans they own or for which they provide guarantees on Agency RMBS. Moreover, any changes to the nature of the guarantees provided by, or laws affecting, Fannie Mae, Freddie Mac and Ginnie Mae could materially adversely affect the credit quality of the guarantees, could increase the risk of loss on purchases of Agency RMBS issued by these GSEs and could have broad adverse market implications for the Agency RMBS they currently guarantee. Any action that affects the credit quality of the guarantees provided by Fannie Mae, Freddie Mac and Ginnie Mae could materially adversely affect the value of our Agency RMBS.

The Treasury could also stop providing financial support for Fannie Mae and Freddie Mac in the future. The substantial financial assistance provided by the Federal Government to Fannie Mae and Freddie Mac, especially in the course of their being placed into conservatorship and thereafter, together with the substantial financial assistance provided by the Federal Government to the mortgage-related operations of other GSEs and government agencies, such as the FHA, the VA, and Ginnie Mae, has stirred debate among many federal policymakers over the continued role of the Federal Government in providing such financial support for the mortgage-related GSEs in particular, and for the mortgage and housing markets in general. In August 2010, the Obama administration hosted a major conference on the future of housing finance, which included a discussion regarding the future of Fannie Mae and Freddie Mac, with the intended goal of developing a comprehensive housing finance reform proposal for delivery to Congress by January 2011. Each of Fannie Mae, Freddie Mac and Ginnie Mae could be dissolved and the Federal Government could determine to stop providing liquidity support of any kind to the mortgage market. If Fannie Mae, Freddie Mac or Ginnie Mae were eliminated, or their structures were to change radically or the Federal Government significantly reduced its support for any or all of them, we may be unable or significantly limited in our ability to acquire Agency RMBS, which would drastically reduce the amount and type of Agency RMBS available for purchase which, in turn, could materially adversely affect our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

In the second half of 2008, the Federal Government, through FHA and the Federal Deposit Insurance Corporation, or FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. It is likely that loan modifications would result in interest rate reductions or principal reductions on the mortgage loans that back our RMBS. However, it is also likely that loan modifications would result in increased prepayments on some RMBS. See “—Prepayment rates can change, adversely affecting the performance of our assets,” for information relating to the impact of prepayments on our business.

In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. Under such an amendment, the bankruptcy judge would have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the related RMBS and such modifications are done in accordance with the terms of the relevant agreements. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the related RMBS on an ongoing basis.

These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, our assets which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

Congress and various state and local legislatures are considering, and in the future may consider, legislation, which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process, and would allow judicial modification of loan principal in the event of personal bankruptcy. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business or whether any such legislation will require us to change our practices or make changes in our portfolio in the future. These changes, if required, could materially adversely affect our business, results of operations and financial condition and our ability to make distributions to our shareholders, particularly if we make such changes in response to new or amended laws, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.

The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or GSE, and, therefore, are subject to increased risks, including credit risk.

Our portfolio includes non-Agency RMBS which are backed by residential mortgage loans that do not conform to the Fannie Mae or Freddie Mac underwriting guidelines, including subprime, Alt-A and prime jumbo mortgage loans. See “Business—Our Targeted Asset Classes,” for a detailed description of our assets. Consequently, the principal and interest on non-Agency RMBS, unlike those on Agency RMBS, are not guaranteed by GSEs such as Fannie Mae and Freddie Mac or, in the case of Ginnie Mae, the Federal Government.

Non-Agency RMBS are subject to many of the risks of the respective underlying mortgage loans. Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their mortgage loans.

In the event of defaults under mortgage loans backing any of our non-Agency RMBS, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Additionally, in the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. If borrowers default on the mortgage loans backing our non-Agency RMBS and we are unable to recover any resulting loss through the foreclosure process, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

Our Manager relies on Ellington’s analytical models (both proprietary and third-party models), and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions and also in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

•	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information about collateral may be incorrect, incomplete or misleading;

•

collateral or RMBS historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g. different RMBS issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	collateral or RMBS information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or mortgage default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation, and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is inputted correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics or whose values are particularly sensitive to various factors. If our market data inputs are incorrect or our model prices differ substantially from market prices, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed. As a result, the values of some of our assets are uncertain.

The values of some of the assets in our portfolio are not readily determinable. We value these assets quarterly at fair value, as determined in good faith by our Manager, subject to the oversight of the valuation sub-committee of the Manager’s investment and risk management committee as well as the oversight of the independent members of our board of directors, and changes in the fair value of our assets directly impact our net income. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our Manager’s determinations of fair value may differ from the values that would have been used if a ready market for these assets existed or from the prices at which trades occur. Furthermore, we do not obtain third party valuations for all of our assets. Our Manager’s determination of fair value has a material impact on our net earnings through recording unrealized appreciation or depreciation of investments.

While in many cases our Manager’s determination of the fair value of our assets is based on valuations provided by third-party dealers and pricing services, our Manager can and does value assets based upon its judgment and such valuations may differ from those provided by third-party dealers and pricing services. Valuations of certain assets are often difficult to obtain or are unreliable. In general, dealers and pricing services heavily disclaim their valuations. Additionally, dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our assets have the effect of increasing the amount of base management fees and incentive fees we pay to our Manager. Therefore, conflicts of interest exist because our Manager is involved in the determination of the fair value of our assets. The valuation process has been particularly difficult recently as market events have made valuations of certain assets more difficult and unpredictable and the disparity of valuations provided by third-party dealers has widened.

Our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected if our Manager’s fair value determinations of these assets were materially higher than the values that would exist if a ready market existed for these assets.

We depend on third-party service providers, including mortgage servicers, for a variety of services related to our non-Agency RMBS, and we intend to utilize third-party service providers if we acquire pools of whole mortgage loans. We are, therefore, subject to the risks associated with third-party service providers.

We depend on a variety of services provided by third-party service providers related to our non-Agency RMBS, and we will depend on similar services should we acquire pools of whole mortgage loans. We rely on the mortgage servicers who service the mortgage loans backing our non-Agency RMBS to, among other things, collect principal and interest payments on the underlying mortgages and perform loss mitigation services. Our mortgage servicers and other service providers to our non-Agency RMBS, such as trustees, bond insurance providers and custodians, may not perform in a manner that promotes our interests. In addition, recent legislation intended to reduce or prevent foreclosures through, among other things, loan modifications may reduce the value of mortgage loans backing our non-Agency RMBS or whole mortgage loans that we acquire, and mortgage servicers may be incentivized by the Federal Government to pursue such loan modifications, as well as forbearance plans and other actions intended to prevent foreclosure, even if such loan modifications and other actions are not in the best interest of the holder of the mortgage loan. In addition to the recent legislation that creates financial incentives for mortgage loan servicers to modify loans and take other actions that are intended to prevent foreclosures, legislation has recently been adopted that creates a safe harbor from liability to creditors for servicers that undertake loan modifications and other actions that are intended to prevent foreclosures. As a result of these recent legislative actions, the mortgage loan servicers on which we rely may not perform in our best interests or up to our expectations. If our third-party service providers do not perform as expected, our business, financial condition and results of operations and ability to make distributions to our shareholders may be materially adversely affected.

We rely on mortgage servicers for our loss mitigation efforts, and we also may engage in our own loss mitigation efforts with respect to whole mortgage loans we may purchase. Such loss mitigation efforts may be unsuccessful or not cost effective.

Both default frequency and default severity of mortgage loans is highly dependent on the quality of the mortgage servicer. We depend on the loss mitigation efforts of mortgage servicers and in some cases “special servicers,” which are mortgage servicers who specialize in servicing non-performing loans. If mortgage servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers are far less likely to make those payments. In addition, if we purchase pools of whole mortgage loans, we may engage in our own loss mitigation efforts in addition to the efforts of the mortgage servicers, including more hands-on mortgage servicer oversight and management, borrower refinancing solicitations, as well as other efforts. Our and our mortgage servicers’ loss mitigation efforts may be unsuccessful in limiting delinquencies, defaults and losses, or may not be cost effective, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

To the extent that due diligence is conducted on potential assets, especially non-Agency RMBS or pools of whole mortgage loans, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before acquiring non-Agency RMBS or pools of whole mortgage loans, our Manager may decide to conduct (either directly or using third parties) certain due diligence. Such due diligence may include (i) an assessment of the strengths and weaknesses of the originators or services of the related mortgage loans, (ii) a review of all or merely a subset of the related individual mortgage loans in order to, among other things, assess the accuracy or reasonableness of certain loan-level information, and to estimate current loan-to-value ratios by obtaining updated property appraisals or otherwise, or (iii) other reviews that our Manager may deem appropriate to conduct. There can be no assurance that our Manager will conduct any specific level of due diligence, or that, among other things, our Manager’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our assets include subordinated and lower-rated securities that generally have greater risks of loss than senior and higher-rated securities.

Certain securities that we acquire are deemed by rating companies to have substantial vulnerability to default in payment of interest and/or principal. Other securities we acquire have the lowest quality ratings or are unrated. Many RMBS or ABS that we acquire are subordinated in cash flow priority to other more “senior” securities of the same securitization. The risks of defaults on the underlying mortgages or assets are severely magnified in subordinated securities. Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk. Such securities therefore possess some of the attributes typically associated with equity securities. Also, the risk of declining real estate values, in particular, is amplified in subordinated RMBS, as are the risks associated with possible changes in the market’s perception of the entity issuing or guaranteeing them, or by changes in government regulations and tax policies. Accordingly, these securities may experience significant price and performance volatility relative to more senior securities and they are subject to greater risk of loss than more senior securities which, if realized, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Prepayment rates can change, adversely affecting the performance of our assets.

The frequency at which prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) occur on mortgage loans underlying RMBS is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal, and other factors. Generally, borrowers tend to prepay their mortgages when prevailing mortgage rates fall below the interest rates on their mortgage loans. Many of the mortgage loans underlying our existing RMBS were originated in a relatively higher interest rate environment than currently in effect and, thus, could be prepaid if borrowers are eligible for refinancings.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster-than-anticipated prepayments because the above-market coupon that such premium securities carry will be earned for a shorter period of time. Generally, “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower-than-anticipated prepayments. Since many RMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these RMBS may be adversely affected by changes in prepayments in any interest rate environment.

During the first quarter of 2010, each of Fannie Mae and Freddie Mac announced that it would significantly increase its repurchase of mortgage loans that are 120 or more days delinquent from mortgage pools backing Freddie Mac guaranteed RMBS or Fannie Mae guaranteed RMBS, as applicable. Fannie Mae reported that it had completed the repurchase of approximately $170 billion of these delinquent loans as of June 30, 2010, while Freddie Mac repurchased approximately $96.8 billion, and each of these entities may repurchase additional delinquent loans in the future. The initial effect of these repurchases was similar to a one-time or short-term increase in mortgage prepayment rates. The ongoing magnitude of the effect of these repurchases on a particular Agency RMBS depends upon the composition of the mortgage pool underlying each Agency RMBS, although for many Agency RMBS the effect has been, and we expect will continue to be, significant.

The adverse effects of prepayments may impact us in various ways. First, particular investments may experience outright losses, as in the case of IOs and IIOs in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to any hedges that our Manager may have constructed for these assets, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many RMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. Furthermore, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates our business, financial condition and results of operations and ability to make distributions to our shareholders could be materially adversely affected.

Changes in interest rates could negatively affect the value of our assets, and increase the risk of default on our assets.

Currently, our assets primarily consist of RMBS. Most RMBS, especially most fixed-rate RMBS and most RMBS backed by fixed-rate mortgage loans, decline in value when long-term interest rates increase. Even in the case of Agency RMBS, the guarantees provided by GSEs do not protect us from declines in market value caused by changes in interest rates. In the case of RMBS backed by ARMs, increases in interest rates can lead to increases in delinquencies and defaults as borrowers become less able to make their mortgage payments following interest payment resets. At the same time, an increase in short-term interest rates would increase the amount of interest owed on our reverse repos.

RMBS backed by ARMs are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase over the life of the security. Our borrowings typically are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps could limit the interest rates on our RMBS backed by ARMs. This problem is magnified for RMBS backed by ARMs and hybrid ARMs that are not fully indexed. Further, some RMBS backed by ARMs and hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, the payments we receive on RMBS backed by ARMs and hybrid ARMs may be lower than the related debt service costs. These factors could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Residential whole mortgage loans, including subprime residential mortgage loans and non-performing and sub-performing residential mortgage loans, are subject to increased risks.

We may acquire and manage pools of residential whole mortgage loans. Residential whole mortgage loans, including subprime mortgage loans and non-performing and sub-performing mortgage loans, are subject to increased risks of loss. Unlike Agency RMBS, whole mortgage loans generally are not guaranteed by the Federal Government or any GSE, though in some cases they may benefit from private mortgage insurance. Additionally, by directly acquiring whole mortgage loans, we do not receive the structural credit enhancements that benefit senior tranches of RMBS. A whole mortgage loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgage. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.

Whole mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property.

Commercial mortgage loans are subject to risks of delinquency and foreclosure and risks of loss that may be greater than similar risks associated with residential mortgage loans.

We may acquire CMBS backed by commercial mortgage loans or directly acquire commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with residential mortgage loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. If we incur losses on CMBS, or commercial mortgage loans, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

Our real estate assets are subject to risks particular to real property.

We own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate assets are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

The occurrence of any of the foregoing or similar events may reduce our return from an affected property or asset and, consequently, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If we acquire and subsequently re-sell any whole mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any whole mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements and terms of any securitizations into which we sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We engage in short selling transactions, which may subject us to additional risks.

Many of our hedging transactions, and occasionally our investment transactions, are short sales. Short selling involves selling securities that are not owned and typically borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities. There can be no assurance that securities sold short will be available for repurchase or borrowing. Repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

We leverage certain of our assets, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We currently leverage certain of our assets through borrowings under reverse repos. The degree of leverage we employ may increase substantially in the future. Leverage can enhance our potential returns but can also exacerbate losses. Market conditions could cause our financing costs to increase relative to the income earned from our assets. To the extent that we cannot meet our debt service obligations, we risk the loss of some or all of our assets to forced liquidation in order to satisfy our debt obligations.

If our financing costs increase relative to the income earned from our assets or we are unable to satisfy our debt service obligations, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

Our access to financing sources, which may not be available on favorable terms, or at all, especially in light of current market conditions, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We depend upon the availability of adequate capital and financing sources to fund our operations. However, as previously discussed, the capital and credit markets recently experienced unprecedented levels of volatility and disruption which exerted downward pressure on stock prices and credit capacity for lenders. If these levels of market volatility and disruption recur, it could materially adversely affect one or more of our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing, or to increase the costs of that financing, or to become insolvent, as was the case with Lehman Brothers. Moreover, we are currently party to reverse repos of a short duration and there can be no assurance that we will be able to roll over these borrowings on favorable terms, if at all. In the event we are unable to roll over our reverse repos, it may be more difficult for us to obtain debt financing on favorable terms or at all. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Under current market conditions, securitizations are generally unavailable, which has also limited borrowings under warehouse facilities and other credit facilities that are intended to be refinanced by such securitizations. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our shareholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

Some of our assets are fixed-rate securities or have a fixed rate component (such as hybrid ARMs). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our RMBS backed by ARMs generally will adjust for changing interest rates, the interest rate adjustments may not occur as quickly as the interest rate adjustments to any related reverse repos. Therefore, to the extent we finance our assets with reverse repos or other types of floating rate debt, the interest rate indices and repricing terms of our assets and their funding sources will create an interest rate mismatch between our assets and liabilities. Additionally, our RMBS backed by ARMs will generally be subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. The use of interest rate hedges also will introduce the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. During periods of changing interest rates, these mismatches could cause our business, financial condition and results of operations and ability to make distributions to our shareholders to be materially adversely affected.

Our lenders may require us to provide additional collateral, especially when the market values for our assets decline, which may restrict us from leveraging our assets as fully as desired, force us to liquidate assets, reduce our liquidity, and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our reverse repos allow the lenders, to varying degrees, to determine an updated market value of the collateral to reflect current market conditions. If the market value of the collateral declines in value, we may be required by the lender to provide additional collateral or pay down a portion of the funds advanced on minimal notice, which is known as a margin call. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets. Additionally, in order to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations, financial condition, and may impair our ability to make distributions. We receive margin calls from our lenders from time to time in the ordinary course of business similar to other entities in the specialty finance business. In the event we do not have sufficient liquidity to satisfy these margin calls, lending institutions can accelerate our indebtedness, increase our borrowing rates, liquidate our collateral and terminate our ability to borrow. A significant increase in margin calls could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders, and could increase our risk of insolvency.

Further, lenders may require us to maintain a certain amount of cash that is not invested or to set aside non-leveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our portfolio as fully as we would prefer, which could reduce our return on equity. In the event that we are unable to meet these collateral maintenance obligations, then, as described above, our financial condition could deteriorate rapidly.

Our rights under our reverse repos are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders.

In the event of our insolvency or bankruptcy, certain reverse repos may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on and/or liquidate the collateral pledged under such agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repo, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a reverse repo or to be compensated for any damages resulting from the lenders’ insolvency may be further limited by those statutes. These claims would be subject to significant delay and costs to us and, if and when received, may be substantially less than the damages we actually incur.

The terms and conditions of the Legacy Loans Program established under PPIP have not been finalized and there is no assurance that the final terms will enable us to participate in the Legacy Loans Program in a manner consistent with our investment strategy or benefit from the Legacy Loans Program.

Although the Treasury and the FDIC released a summary of proposed terms and conditions for the Legacy Loans Program and the FDIC has conducted several sales of receivership assets since the summer of 2009, the Treasury and the FDIC have not released the final terms and conditions governing this program. Furthermore the proposed terms do not address the specific terms and conditions relating to, among other things: the FDIC-guaranteed debt to be issued by participants in the Legacy Loans Program and the warrants that the Treasury will receive under the Legacy Loans Program if it makes an equity investment in a Public-Private Investment Fund, or PPIF. If and when the final terms and conditions are released, there is no assurance that we will benefit from this program or that the final terms will enable us to participate in the Legacy Loans Program in a manner that is consistent with our strategy, or at all.

Governmental regulation of participants in Federal Government programs could materially adversely affect our ability to participate in such programs and may impose various restrictions on our business or on our investors.

The Federal Government may from time to time establish or change requirements applicable to participants in the various programs that have been established by the Federal Government, such as the PPIP. Furthermore, the Federal Government may seek to modify the requirements applicable to participants in such programs after their initial participation. There can be no assurance that the U.S. Congress or regulatory bodies will not seek such modifications or impose new restrictions and/or taxes and penalties on participants in such programs, possibly even with retroactive effect. Even without action taken by the U.S. Congress or regulatory bodies, if a perception develops that there is or could be a Congressional or regulatory focus on participants in the various Federal Government programs, market participants may become apprehensive or refuse to participate in such programs. If this were to occur, the intended benefits of such programs may not materialize, which could significantly diminish the value of our assets. While it is not possible for us to predict what types of new laws or regulations could be imposed on us or how they may affect us or our investors, it may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Some of our lending and derivative counterparties may cease doing business with us or may become insolvent, which would adversely affect our ability to obtain financing readily or on favorable terms and enter into derivatives or may expose us to losses on our derivatives.

The ongoing downturn in the economy and stress within the financial industry may cause some of our lenders and the counterparties to our derivative positions to cease doing business with us, or to become insolvent, as was the case with Lehman Brothers. In the event one or more of our lenders cease doing business with us or becomes insolvent, it may be more difficult for us to obtain additional debt financing on favorable terms or at all. We also are exposed to the risk of loss associated with the insolvency of our lending and derivatives counterparties, including the risk that we may incur significant costs in attempting to recover any collateral held with such counterparties and the risk that we may not be able to recover such collateral in a timely manner or at all. Any of these events could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Hedging against credit events and interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We opportunistically pursue various hedging strategies to seek to reduce our exposure to losses from adverse credit events and other factors. Hedging against a decline in the values of our portfolio positions does not prevent losses if the values of such positions decline, or eliminate the possibility of fluctuations in the value of our portfolio. Hedging transactions generally will limit the opportunity for gain if the values of our portfolio positions should increase. Further, certain hedging transactions could result in our experiencing significant losses. Moreover, at any point in time we may choose not to hedge all or a portion of these risks, and we generally will not hedge those risks that we believe are appropriate for us to take at such time, or that we believe would be impractical or prohibitively expensive to hedge. Even if we do choose to hedge certain risks, for a variety of reasons we generally will not seek to establish a perfect correlation between our hedging instruments and the risks being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. Our hedging activity will vary in scope based on the composition of our portfolio, our market views, and changing market conditions, including the level and volatility of interest rates. When we do choose to hedge, hedging may fail to protect or could materially adversely affect us because, among other things:

•

our Manager may fail to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets in the portfolio being hedged;

•	our Manager may fail to recalculate, re-adjust and execute hedges in an efficient and timely manner;

•	the hedging transactions may actually result in poorer over-all performance for us than if we had not engaged in the hedging transactions;

•	credit hedging can be expensive, particularly when the market is forecasting future credit deterioration and when markets are more illiquid;

•	interest rate hedging can be expensive, particularly during periods of volatile interest rates;

•	available hedges may not correspond directly with the risks for which protection is sought;

•	the durations of the hedges may not match the durations of the related assets or liabilities being hedged;

•

many hedges are structured as over-the-counter contracts with counterparties whose creditworthiness is not guaranteed, raising the possibility that the hedging counterparty may default on their payment obligations; and

•	to the extent that the creditworthiness of a hedging counterparty deteriorates, it may be difficult or impossible to terminate or assign any hedging transactions with such counterparty.

For these and other reasons, our hedging activity may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Hedging instruments and other derivatives, including credit default swaps, historically have not, in many cases, been traded on regulated exchanges, or been guaranteed or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

Hedging instruments and other derivatives, including credit default swaps, involve risk because they historically have not, in many cases, been traded on regulated exchanges and have not been guaranteed or regulated by any U.S. or foreign governmental authorities. Consequently, for these instruments there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. Our Manager is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Furthermore, our Manager has only a limited internal credit function to evaluate the creditworthiness of its counterparties, mainly relying on its experience with such counterparties and their general reputation as participants in these markets. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default under the hedging agreement. Default by a party with whom we enter into a hedging transaction, such as occurred with Lehman Brothers, may result in losses and may force us to re-initiate similar hedges with other counterparties at the then-prevailing market levels. Generally we will seek to reserve the right to terminate our hedging transactions upon a counterparty’s insolvency, but absent an actual insolvency, we may not be able to terminate a hedging transaction without the consent of the hedging counterparty, and we may not be able to assign or otherwise dispose of a hedging transaction to another counterparty without the consent of both the original hedging counterparty and the potential assignee. If we terminate a hedging transaction, we may not be able to enter into a replacement contract in order to cover our risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and therefore we may be required to maintain any hedging position until exercise or expiration, which could materially adversely affect our business, financial condition and results of operations.

The U.S. Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could materially adversely affect our business, financial condition and results of operation and our ability to make distributions to our shareholders.

We may change our asset acquisition strategy, hedging strategy and, asset allocation and operational and management policies without shareholder consent, which may result in the purchase of riskier assets and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may change our asset acquisition strategy, hedging strategy and asset allocation and operational and management policies at any time without the consent of our shareholders, which could result in our purchasing assets or entering into hedging transactions that are different from, and possibly riskier than, the assets and hedging transactions described in this prospectus. A change in our asset acquisition or hedging strategy may increase our exposure to real estate values, interest rates and other factors. A change in our asset allocation could result in us purchasing assets in classes different from those described in this prospectus. Our board of directors determines our operational policies and may amend or revise our policies, including those with respect to our acquisitions, growth, operations, indebtedness, capitalization and distributions or approve transactions that deviate from these policies without a vote of, or notice to, our shareholders. Operational policy changes could materially adversely affect our business, financial condition and results of operations and ability to make distributions to our shareholders.

A portion of the net proceeds from this offering will most likely be invested in more liquid, lower-yielding assets, which is likely to produce an initial return on your investment that may be lower than when the net proceeds from this offering are fully invested in assets meeting our objectives.

We expect to take up to three months to fully deploy the net proceeds from this offering in a portfolio satisfying our general objectives and policies, subject to the availability of appropriate opportunities to acquire assets. However, there can be no assurance that sufficient suitable opportunities will be available to adhere to this time frame. As a result, the initial return on your investment may be lower than when our portfolio is fully invested in assets meeting our long-term investment objectives and policies.

Until appropriate assets can be identified and purchased, our Manager may invest the net proceeds of this offering in interest-bearing, short-term investments, including money market accounts. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

We may not realize income or gains from our assets.

We acquire assets to generate both current income and capital appreciation. The assets we acquire may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we purchase may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our acquired assets. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We or Ellington or its affiliates may be subject to adverse legislative or regulatory changes.

At any time, laws or regulations that impact our business, or the administrative interpretations of those laws or regulations, may be enacted or amended. For example, on July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, which requires, among other things, significant revisions to and strengthening of the legal and regulatory framework for derivatives and the issuance of asset-backed securities, including RMBS. However, as is frequently the case for regulatory reform legislation of this breadth, the legislation itself is only the starting point. The Dodd-Frank Act directs various regulatory bodies to draft, adopt and implement more than 240 regulations, many of which will influence dramatically the scope, substance and practical impact of the Dodd-Frank Act. In addition, the Dodd-Frank Act calls for various government bodies and agencies to complete an aggregate of almost 70 studies regarding a broad range of issues concerning the financial services industry that were raised during the legislative process. Moreover, regulatory bodies may also elect to exercise permissive rulemaking authority with respect to various provisions of the Dodd-Frank Act. Accordingly, while some aspects of the Dodd-Frank Act will be effective immediately, other aspects of this legislation will unfold in future months or years.

We cannot predict when or if any new law, regulation or administrative interpretation, including those related to the Dodd-Frank Act, such as increased regulatory oversight of derivative transactions, or any amendment to any existing law, regulation or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, the adoption or implementation of any new law, regulation or administrative interpretation, or any revisions in these laws, regulations or administrative interpretations, including those related to the Dodd-Frank Act, could cause us to change our portfolio, could constrain our strategy or increase our costs. We could be adversely affected by any change in, or any new, law, regulation or administrative interpretation.

We or Ellington or its affiliates may be subject to regulatory inquiries or proceedings.

At any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager. For example, in the last several years, as described below and also under “Business-Legal Proceedings,” Ellington and its affiliates have received, and we expect in the future may receive, inquiries and requests for documents and information from various federal, state and foreign regulators, including the following:

In June 2007, Ellington received an informal inquiry from the SEC requesting documents and other information relating to trading in credit default swaps on the ABX indices. Ellington provided documents to the SEC staff in August 2007 and Ellington has had no communication with the SEC on the matter since that time.

In November 2006, Ellington received a request from the SEC that it produce documents relating to trading of collateralized mortgage obligations, or CMOs, between Ellington and a third party broker-dealer as well as individuals associated with that broker-dealer, and Ellington produced documents to the SEC consistent with that request. In July 2007, Ellington received a subpoena from the SEC requesting documents relating to trading in CMOs by these individuals and firms they were affiliated with, including that broker-dealer. Ellington responded to that subpoena in August 2007, and has had no communication with the SEC on the matter since that time. The SEC filed complaints in May 2009 and December 2009 against, respectively, certain former employees of the broker-dealer, and the broker-dealer and its CEO, alleging fraud in their marketing of CMOs to their clients.

In August 2007, Ellington received a subpoena from the New York Attorney General, or the NYAG, requesting documents and other information from Ellington about its and its affiliates’ mortgage loan servicing activities. Ellington informed the NYAG that it did not engage in mortgage loan servicing. Ellington subsequently received subpoenas for documents and information relating to Ellington’s residual or equity interests in mortgage securitization trusts; communications with and information received from mortgage servicers relating to these trusts and their underlying mortgage loans; and trading in bonds of these trusts and related credit default swaps, and for documents and other information relating to communications with and information received from one of its vendors, which had performed asset surveillance for Ellington on these trusts. Ellington completed its response to the NYAG subpoenas in June 2008 and has had no communication with the NYAG since that time.

In March 2008, Ellington received a subpoena from the SEC requesting documents and other information relating primarily to CDOs underwritten during 2007 and 2008 by a particular investment bank and for which Ellington acted as collateral manager. Ellington provided an initial response to the subpoena in April 2008 and finished its production in May 2009. Ellington has had no communication with the SEC on the matter since that time.

In August 2009, Ellington and one of its affiliates received subpoenas from the SEC seeking documents and information regarding certain structuring, sales and marketing practices in the CDO market. The subpoenas sought documents and details regarding CDOs in which Ellington or its affiliates participated during 2006 and 2007. Ellington finished its production in response to the subpoenas in November 2009, responded to subsequent requests by the SEC for clarifications with respect to some of the information that Ellington produced to the SEC and intends to cooperate with any further requests.

In May 2010, Ellington received a request for documents and responses to interrogatories from the Financial Crisis Inquiry Commission, or the FCIC, a commission recently formed to examine the causes of the current financial and economic crisis in the United States and report thereon to the Congress and the President, relating to Ellington’s CDO business during the period from January 2000 through the present. Ellington produced documents on May 28, 2010 in response to the FCIC’s request and intends to cooperate with any further requests.

We can give no assurances that regulatory inquiries such as those discussed above will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. We believe the scrutiny of CDO market participants in particular (including large CDO collateral managers such as Ellington) has intensified recently. We believe this intensified scrutiny increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries such as those discussed above were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders. Information relating to legal proceedings and regulatory inquiries is also discussed under “Business—Legal Proceedings.”

We operate in a highly competitive market.

Our profitability depends, in large part, on our ability to acquire targeted assets at favorable prices. We compete with a number of entities when acquiring our targeted assets, including mortgage REITs, financial companies, public and private funds, commercial and investment banks and residential and commercial finance companies. We may also compete with (i) the Federal Reserve and the Treasury to the extent they purchase assets in our targeted asset classes and (ii) companies that partner with and/or receive financing from the Federal Government, including PPIP participants. Many of our competitors are substantially larger and have considerably greater access to capital and other resources than we do. Furthermore, new companies with significant amounts of capital have recently been formed or have raised additional capital, and may continue to be formed and raise additional capital in the future, and these companies may have objectives that overlap with ours, which may create competition for assets we wish to acquire. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets to acquire and establish more relationships than us. Furthermore, competition for assets in our targeted asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

We are highly dependent on information systems and system failures could significantly disrupt our business, which may, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including RMBS trading activities, which could materially adversely affect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Lack of diversification in the number of assets we acquire would increase our dependence on relatively few individual assets.

Our management objectives and policies do not place a limit on the size of the amount of capital used to support, or the exposure to (by any other measure), any individual asset or any group of assets with similar characteristics or risks. As a result, our portfolio may be concentrated in a small number of assets or may be otherwise undiversified, increasing the risk of loss and the magnitude of potential losses to us and our shareholders if one or more of these assets perform poorly.

For example, our portfolio of mortgage-related assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The lack of liquidity in our assets may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Many of our assets are structured as private placements. As such, they may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or will otherwise be less liquid than publicly-traded securities. Other assets of ours, while publicly issued, have limited liquidity on account of their complexity, turbulent market conditions or other factors. Illiquid assets typically experience greater price volatility, because a ready market does not exist, and they can be more difficult to value. The illiquidity of our assets may make it difficult for us to sell such assets if the need arises or to vary our portfolio in response to changes in economic and other conditions. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. We may also face other restrictions on our ability to liquidate any assets for which we or our Manager has or could be attributed with material non-public information. If we are unable to sell our assets at favorable prices or at all, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may allocate the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those contemplated in this prospectus.

We will have significant flexibility in using the net proceeds of this offering and may use the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those contemplated in this prospectus or those in which we have historically invested. The failure of our Manager to apply these proceeds effectively could result in unfavorable returns, and could cause a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

In addition, prior to the time we have fully deployed the net proceeds of this offering, we may fund distributions to our shareholders out of such net proceeds, which would reduce the amount of cash we have available for acquiring assets and other purposes. The use of our net proceeds for such distributions could be dilutive to our financial results and may constitute a return of capital to our investors, which would have the effect of reducing each shareholder’s basis in its common shares.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.

Risks Related to our Relationship with our Manager and Ellington

We are dependent on our Manager and certain key personnel of Ellington that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

The base management fee payable to our Manager is payable regardless of the performance of our portfolio, which may reduce its incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

We pay our Manager substantial base management fees based on our equity capital (as defined in the management agreement) regardless of the performance of our portfolio. The base management fee takes into account the net issuance proceeds of both common and preferred share offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations.

Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio.

In addition to its base management fee, our Manager is entitled to receive an incentive fee based, in part, upon our achievement of targeted levels of net income. In evaluating asset acquisition and other management strategies, the opportunity to earn an incentive fee based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining liquidity and/or management of credit risk or market risk, in order to achieve a higher incentive fee. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to our portfolio.

Our board of directors has approved very broad investment guidelines for our Manager, but will not approve each decision made by our Manager, to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow very broad guidelines in pursuing our strategy. Our board of directors periodically reviews our guidelines and our portfolio and asset-management decisions; however, it does not review all of our proposed acquisitions. In addition, in conducting periodic reviews, our board of directors relies primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets. Poor decisions could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We compete with Ellington’s other accounts for access to Ellington.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and expects to continue to do so in the future. Ellington is not restricted in any way from sponsoring or accepting capital from new accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies. Therefore, we compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time managing our assets.

We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

Ellington may, from time to time, simultaneously seek to purchase the same or similar assets for us (through our Manager) that it is seeking to purchase for other Ellington accounts, and has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington makes available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.

Since many of our targeted assets are typically available only in specified quantities and since many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given assets as required to satisfy their needs. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs. As a result, accounts in start-up mode are given priority which could work to our disadvantage, particularly because there are no limitations surrounding Ellington’s ability to create new accounts. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account, which may also serve to preclude our ability to acquire certain assets.

There are conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.

We are subject to conflicts of interest arising out of our relationship with Ellington and our Manager. Two of Ellington’s employees are our directors and all of our executive officers – even those expected to dedicate all or substantially all of their time to us—are or will be employees of Ellington or one or more of its affiliates. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, Ellington or our Manager.

We may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

Acquisitions made for entities with similar objectives may be different from those made on our behalf. Ellington may have economic interests in or other relationships with others in whose obligations or securities we may acquire. In particular, such persons may make and/or hold an investment in securities that we acquire that may be pari passu, senior or junior in ranking to our interest in the securities or in which partners, security holders, officers, directors, agents or employees of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, Ellington may, in its sole discretion, make recommendations and decisions regarding such securities for other entities that may be the same as or different from those made with respect to such securities and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to our interests.

The officers of our Manager and its affiliates devote as much time to us as our Manager deems appropriate, however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities for which Ellington serves as a manager, or its accounts will likewise require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington did not act as a manager for other entities.

We, directly or through Ellington, may obtain confidential information about the companies or securities in which we have invested or may invest. If we do possess confidential information about such companies or securities, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. Our Manager’s and Ellington’s management of other accounts could create a conflict of interest to the extent our Manager or Ellington is aware of material non-public information concerning potential investment decisions. We have implemented compliance procedures and practices designed to ensure that investment decisions are not made while in possession of material non-public information. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The Manager Group currently owns approximately 28.0% of our outstanding common shares and LTIP units as of the date of this prospectus. In evaluating opportunities for us and other management strategies, this may lead our Manager to emphasize certain asset acquisition, disposition or management objectives over others, such as balancing risk or capital preservation objectives against return objectives. This could increase the risks, or decrease the returns, of your investment.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.

Termination of our management agreement without cause is subject to several conditions which may make such a termination difficult and costly. The management agreement, which was amended and restated effective July 1, 2009, has a current term that expires on December 31, 2011, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. The management agreement provides that it may be terminated by us based on performance upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of our outstanding common shares, based either upon unsatisfactory performance by our Manager that is materially detrimental to us or upon a determination by the board of directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement as discussed above or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of the average annual base management fee and the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions will increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our Manager’s failure to identify and acquire assets that meet our asset criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our asset criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. We have not yet identified any specific assets for our portfolio from the proceeds to be raised herewith. Additionally, our assets are selected by our Manager, and our shareholders will not have input into such decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common shares. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If our Manager ceases to be our Manager pursuant to the management agreement, our reverse repo and our derivative counterparties may cease doing business with us.

If our Manager ceases to be our Manager, it could constitute an event of default or early termination event under many of our reverse repo or derivative transaction agreements, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement which has a current term that expires on December 31, 2011, and we are unable to obtain financing or enter into or maintain derivative transactions, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our Manager. We do not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our Manager, or in the event Ellington terminates the license we will be required to change our name and trademark. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark and logo overseas even though we expect to use the brand, trademark and logo overseas. Our use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

Risks Related To Our Common Shares

There may not be an active market for our common shares, which may cause our common shares to trade at a discount to the initial offering price and make it difficult to sell the common shares you purchase.

Prior to this offering, there has been no public market for our common shares. The initial public offering price of our common shares will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common shares will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

Our common shares have been approved for listing on the New York Stock Exchange under the symbol “EFC.” Listing on the New York Stock Exchange would not ensure that an actual market will develop for our common shares. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common shares will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell common shares; or

•	the prices that may be obtained for our common shares.

The market price and trading volume of our common shares may be volatile following this offering.

The stock market has experienced extreme price and volume fluctuations during the past two years that have affected the market price and trading volume of many companies in industries similar to ours. As a result, even if an active trading market develops for our common shares after this offering, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future, and in particular, we cannot assure you that you will be able to resell your shares at or above the initial public offering price. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•

changes in our earnings estimates, failure to meet earnings or operating results expectations of public market analysts and investors, or publication of research reports about us or the real estate specialty finance industry;

•	increases in market interest rates that lead purchasers of our common shares to demand a higher yield;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in government polices or changes in timing of implementation of government policies, including with respect to TALF, PPIP, Fannie Mae, Freddie Mac and Ginnie Mae;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common shares upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may adversely affect the market value of common shares.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred shares. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution of owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market value of our common shares, or both. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk of our future offerings reducing the market value of our common shares and diluting their share holdings in us.

Future sales of our common shares could have an adverse effect on our share price.

We cannot predict the effect, if any, of future sales of our common shares, or the availability of our common shares for future sales, on the market value of our common shares. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market values for our common shares.

Upon the completion of this offering, we will have 16,485,670 common shares outstanding, assuming 4,500,000 common shares are sold in this offering and the underwriters’ over-allotment option is not exercised. If the underwriters exercise their over-allotment option in full, we will have 17,160,670 common shares outstanding following the completion of this offering. Of these shares, 8,887,750 were sold in our August 2007 private offering and remain outstanding and are freely tradable without restriction or registration under the Securities Act. Certain of our unaffiliated shareholders have entered into lock-up agreements covering 5,386,100 of these common shares, or 43.6% of our common shares and LTIP units outstanding prior to this offering, for a period of 60 days after the date of this prospectus. In addition, our directors and executive officers and the Manager Group have indicated that they intend to enter into lock-up agreements covering 3,477,920 of our common shares and LTIP units outstanding prior to this offering, or 28.1% of our common shares and LTIP units outstanding prior to this offering, for a period of 180 days after the date of this prospectus with respect to our common shares held by them. In addition, the lock-up agreements will cover any shares acquired by our directors and executive officers and the Manager Group during the lock-up period.

Although we, our directors and officers and the Manager Group intend to enter into lock-up agreements, the representative of the underwriters, at any time and without notice, may release all or any portion of the common shares subject to the foregoing lock-up agreements. If the restrictions under any of these lock-up agreements are waived, common shares will be available for sale into the market, which could reduce the market value for common shares.

We are currently a party to a registration rights agreement whereby we are obligated to file a resale shelf registration statement within 60 days following the closing of this offering with respect to 3,091,620 of our common shares held by the Manager Group and one of our independent directors. Upon registration, these common shares will be eligible for sale into the market, subject to the restrictions set forth in the lock-up agreements noted above and the one-year resale restriction on common shares issued as compensation pursuant to the management agreement, as applicable. See “Certain Relationships and Related Party Transactions—Registration Rights.”

Our shareholders may not receive dividends or dividends may not grow over time.

We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described herein. All dividends will be declared at the discretion of our board of directors and will depend on our earnings, our financial condition and other factors as our board of directors may deem relevant from time to time. Our board is under no obligation or requirement to declare a dividend. Among the factors that could materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our shareholders are:

•	the ultimate profitability of our assets;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our portfolio or decreases in the value of our portfolio; and

•	increases in actual or estimated operating expenses.

A change in any one of these factors could affect our ability to pay dividends to our shareholders. We cannot assure you that we will achieve results that will allow us to pay a specified level of dividends or year-to-year increases in dividends.

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our common shares is our dividend rate or earnings as a percentage of our common share price, as compared to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend or earnings rate or seek higher-yielding alternative debt or equity investments. As a result, interest rate fluctuations and other capital market conditions can affect the market value of our common shares independent of the effects such conditions may have on our portfolio. For instance, if interest rates rise, it is likely that the market price of our common shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our common shares involves a high degree of risk.

The assets we purchase in accordance with our objectives may result in a higher amount of risk than other alternative asset acquisition options. The assets we acquire may be highly speculative and aggressive and may be subject to a variety of risks, including credit risk, prepayment risk, interest rate risk and market value risks. As a result, an investment in our common shares may not be suitable for someone with lower risk tolerance.

Risks Related To Our Organization And Structure

Our operating agreement and management agreement contain provisions that may inhibit potential acquisition bids that shareholders may consider favorable, and the market price of our common shares may be lower as a result.

Our operating agreement contains provisions that have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•	allowing only our board of directors to fill newly created directorships;

•	requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of our shareholders except under certain specified circumstances; and

•	limitations on the ability of shareholders to call special meetings of shareholders or to act by written consent.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give written notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification of any of our potential REIT subsidiaries as a REIT.

Our board of directors, in its sole discretion, may exempt any person from the foregoing restrictions. Any person seeking such an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate. Our board of directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.

Our rights and the rights of our shareholders to take action against our directors and officers or against our Manager or Ellington are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

Our operating agreement limits the liability of our directors and officers to us and our shareholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer established by a final judgment and that is material to the cause of action adjudicated.

We have entered into indemnification agreements with our directors and officers that obligate us to indemnify them to the maximum extent permitted by Delaware law. In addition, our operating agreement authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Delaware law. Our operating agreement requires us to indemnify each present or former director or officer, to the maximum extent permitted by Delaware law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Description of Shares—Operating Agreement—Limitations on Liability and Indemnification of Our Directors and Officers.”

Our management agreement with our Manager requires us to indemnify our Manager and its affiliates against any and all claims and demands arising out of claims by third parties caused by acts or omissions of our Manager and its affiliates not constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement.

Due to the liability limitations contained in our operating agreements and our indemnification arrangements with our directors and officers and our Manager, our and our shareholders’ rights to take action against our directors and officers and our Manager are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

Maintenance of our exclusion from registration under the Investment Company Act imposes significant limitations on our operations.

We intend to conduct our operations through various wholly-owned or majority-owned subsidiaries in a manner such that neither we nor those subsidiaries are subject to regulation under the Investment Company Act. The securities issued by our subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with other investment securities we may own, cannot exceed a combined value of 40% of the value of all our assets (excluding U.S. Government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Our wholly-owned subsidiary, EF Mortgage LLC, relies on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets consist of qualifying real estate assets and at least 80% of the entity’s assets consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets we can own and the timing of sales and purchases of our assets.

To classify the assets held by EF Mortgage LLC as qualifying real estate assets or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of EF Mortgage LLC regularly, there can be no assurance that EF Mortgage LLC will be able to maintain this exemption from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy.

If we are deemed to be an investment company under the Investment Company Act, we would be required to materially restructure our activities or to register as an investment company under the Investment Company Act, which would have a material adverse effect on our business, financial conditions and results of operations. In connection with any such restructuring, we may be required to sell portfolio assets at a time we otherwise might not choose to do so, and we may incur losses in connection with such sales. Further, our Manager may unilaterally terminate the management agreement if we become regulated as an investment company under the Investment Company Act. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.

Federal Income Tax Risks

If we fail to satisfy the “qualifying income exception” under the tax rules for publicly traded partnerships, all of our income will be subject to an entity-level tax.

We have operated, and intend to continue to operate, so that we qualify as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code of 1986, as amended, or the Code), it will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as at least 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and it would not be included in the definition of a regulated investment company, or RIC, under Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If we fail to satisfy the “qualifying income exception” described above, we would be treated as a corporation for U.S. federal income tax purposes. In that event, items of income, gain, loss, deduction and credit would not pass through to holders of our common shares and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. We would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our common shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our common shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we were treated as a corporation, such treatment would result in a material reduction in cash flow and after-tax returns for holders of our common shares and thus would result in a substantial reduction in the value of our common shares.

Holders of our common shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions.

We intend to continue to operate so as to qualify, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our common shares are subject to U.S. federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of our items of income, gain, loss, deduction, and credit, regardless of whether or when they receive cash distributions. In addition, certain of our assets may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. Consequently, it is possible that the U.S. federal income tax liability of shareholders with respect to their respective allocable shares of our earnings in a particular taxable year could exceed the cash distributions we make to shareholders with respect to that taxable year, thus requiring out-of-pocket tax payments by shareholders. Furthermore, if we did not make cash distributions with respect to a taxable year, holders of our common shares would still have a tax liability attributable to their allocation of our taxable income for that taxable year. Our present intention is to make quarterly and special distributions to our common shareholders so that approximately 100% of our net income attributable to our common shares each calendar year, beginning with the 2010 calendar year, has been distributed prior to April of the subsequent calendar year, subject to potential adjustments for changes in common shares outstanding and certain other factors. See “Dividend Policy.”

The ability of holders of our common shares to deduct certain expenses incurred by us may be limited.

We believe that the expenses incurred by us, including base management fees and incentive fees paid to our Manager, will generally not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. In general, “miscellaneous itemized deductions” may be deducted by a holder of our common shares that is an individual, estate or trust only to the extent that such deductions exceed, in the aggregate, 2% of such holder’s adjusted gross income. In addition, “miscellaneous itemized deductions” are also not deductible in determining the alternative minimum tax liability of a holder. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. Although we believe that our expenses will not be treated as “miscellaneous itemized deductions,” there can be no assurance that the IRS will not successfully challenge that treatment. In that event, a holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Holders of our common shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our shares than expected because of the treatment of our debt under the partnership tax accounting rules.

We incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our common shares, who will realize the benefit of including their allocable share of our debt in the tax basis of their shares. A holder’s tax basis in our common shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any. At the time a holder of our common shares sells its shares, the holder’s amount realized on the sale will include not only the sales price of the shares but also such holder’s portion of our debt allocable to those shares (which is treated as proceeds from the sale of those shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our common shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

Tax-exempt holders of our common shares will likely recognize significant amounts of “unrelated business taxable income,” the amount of which may be material.

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Because we have incurred “acquisition indebtedness” with respect to certain securities we hold (either directly or indirectly through subsidiaries that are treated as partnerships or are disregarded for U.S. federal income tax purposes), a proportionate share of a holder’s income from us with respect to such securities will be treated as UBTI. Accordingly, tax-exempt holders of our common shares will likely recognize significant amounts of UBTI. For certain types of tax-exempt entities, the receipt of any UBTI might have adverse consequences. Tax-exempt holders of our common shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our common shares.

There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders of our common shares.

While it is expected that our method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our common shares, there can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent our income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return for such year reporting their allocable portion, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at graduated U.S. tax rates on any such income. Additionally, we would be required to withhold tax (currently at a rate of 35%) on a non-U.S. holder’s allocable share of any effectively connected income. Non-U.S. holders that are corporations also would be required to pay branch profits tax at a 30% rate (or lower rate provided by applicable treaty). To the extent our income is treated as effectively connected income, it may also be treated as nonqualifying income for purposes of the qualifying income exception.

If the IRS challenges our election to mark our assets to market for U.S. federal income tax purposes, the taxable income allocated to the holders of our common shares would be adjusted (possibly retroactively) and our ability to provide tax information on a timely basis could be negatively affected.

We intend to continue to qualify as a trader in securities and have elected to mark-to-market our positions in securities that we hold as a trader, in accordance with Section 475(f) of the Code. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. Therefore, there can be no assurance that we have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, and in connection with this offering we will not receive, an opinion from counsel or a ruling from the IRS regarding our qualification as a trader. If our eligibility for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income recognized by us and allocated to the holders of our common shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to you on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our common shares, any gain or loss resulting from the mark-to-market election. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses.”

In addition, we intend to take the position that our mark-to-market gain or loss, and any gain or loss on the actual disposition of marked-to-market assets, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain assets should be treated as capital gain or loss and not as ordinary gain or loss. In that case, we will not be able to offset our non-cash ordinary income with any resulting capital losses from such assets, which could increase the amount of our non-cash taxable income.

The IRS may challenge our allocations of income, gain, loss, deduction and credit.

Our operating agreement provides for the allocation of income, gain, loss, deduction and credit among the holders of our common shares. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces benefits or increases income allocable to holders of our common shares. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses.”

Complying with certain tax-related requirements may cause us to forego otherwise attractive business opportunities.

To be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to originate loans or acquire loans originated by our Manager and its affiliates. In addition, we intend to operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. In order to comply with these requirements, we (or our subsidiaries) may be required to invest through foreign or domestic corporations or forego attractive business opportunities. Thus, compliance with these requirements may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our common shares may be required to request an extension of time to file their tax returns.

Holders of our common shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We will use reasonable efforts to furnish holders of our common shares with tax information (including IRS Schedule K-1) as promptly as possible, which describes their allocable share of such items for our preceding taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis. Because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our common shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our common shares.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and the IRS, resulting in changes in and revised interpretations of established concepts. Also, the IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments we have previously made. We and holders of our common shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our common shares. These modifications may address, among other things, certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our common shares. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our common shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our common shares.

Proposed tax legislation, if enacted, could limit our ability to conduct investment management or advisory or other activities in the future.

Proposed tax legislation has been introduced in Congress that is intended to prevent publicly traded partnerships from conducting investment management or advisory activities without the imposition of corporate income tax. One version of this proposed legislation would prevent a publicly traded partnership from qualifying as a partnership for U.S. federal income tax purposes if it conducts such activities either directly or indirectly through any entity in which it owns an interest, no matter how small or insignificant such activities are compared to the partnership’s other activities. Other versions of the legislation would mandate that any income from investment management or advisory activities be treated as non-qualifying income under the 90% qualifying income exception for publicly traded partnerships, which, in turn, would limit the amount of such income that a publicly traded partnership could derive other than through corporate subsidiaries. It is unclear which version of the legislation, if any, ultimately will be enacted. It also is uncertain whether such legislation, if enacted, would apply retroactively to dates specified in the original proposals or prospectively only. We do not currently engage in investment management or advisory activities either directly or indirectly through an entity in which we own an interest. However, if such legislation is enacted, depending on the form it takes, it could limit our ability to engage in investment management and advisory or other activities in the future. Holders should consult their own tax advisors regarding the likelihood that the proposed legislation will be enacted and, if enacted, the form it is likely to take.

USE OF PROCEEDS

The net proceeds we will receive from the sale of 4,500,000 common shares in this offering will be approximately $93.9 million (or approximately $108.5 million if the underwriters fully exercise their over-allotment option), in each case after deducting the underwriting discounts and commissions of approximately $6.2 million (or approximately $7.1 million if the underwriters fully exercise their over-allotment option) and estimated offering expenses of approximately $3.4 million payable by us. The net proceeds amounts assume that no common shares are sold (a) to our existing shareholders and certain other investors with whom we or our affiliates have an existing relationship and (b) from the common shares that are reserved for sale to certain of our officers and directors and other persons associated with us with respect to which, in each case, the reduced underwriting discounts and commissions would apply. See “Underwriting.”

We plan to use substantially all of the net proceeds of this offering to acquire our targeted assets in accordance with our investment objectives and strategies as described in this prospectus. See “Business—Our Strategy.” Based on prevailing market conditions, our current expectation is that we will use substantially all of the net proceeds of this offering within three months after completion of this offering. We expect that the net proceeds of this offering will be allocated as follows: 85% to 95% in non-Agency RMBS, 5% to 15% in Agency RMBS, 0% to 10% in mortgage-related derivatives including credit default swaps on individual RMBS and on ABS indices, and 0% to 10% in our other targeted assets and cash. The foregoing percentages do not reflect our expected use of leverage, in that they reflect the use of capital that we expect to deploy, as opposed to the gross assets that we expect to acquire. See “Business—Our Financing Strategies and Use of Leverage.” However, we cannot assure you that we will not change the capital allocation described above. Our decisions will depend on prevailing market conditions and the opportunities we identify and may be adjusted in response to changes in interest rates, economic and credit environments. Capital allocated to particular targeted assets may reflect the actual usage of cash, such as in connection with the payment of the purchase price for such assets or in connection with the posting of collateral with third parties in connection with the financing of such assets, or may represent deemed allocations of capital pursuant to internal liquidity guidelines in connection with the financing or maintenance of such assets. We expect to use the balance of the net proceeds of this offering, if any, for working capital and general corporate purposes. Pending such uses, we may invest the net proceeds from this offering in interest-bearing, short-term investments, including money market accounts. These investments are expected to provide a lower net return than we hope to achieve from investments in our longer-term intended use of proceeds of this offering.

While we intend to use the net proceeds of this offering to acquire our targeted assets as described above, we will have significant flexibility in using the net proceeds of this offering and may use the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those described above and elsewhere in this prospectus or those in which we have historically invested.

INSTITUTIONAL TRADING OF OUR COMMON SHARES

Currently, there is no public trading market for our common shares. Our common shares issued in our August 2007 private offering are eligible for resale to qualified institutional buyers as defined under, and pursuant to, Rule 144A under the Securities Act. These trades may be reported in the PORTALSM Market, or PORTAL, a subsidiary of the Nasdaq Stock Market, Inc. The following table shows the high and low sales prices for our common shares as reported on PORTAL for each quarterly period since our common shares became eligible for PORTAL:

	High Sales Price	Low Sales Price
August 1 to September 30, 2007	*	*
October 1 to December 31, 2007	*	*
January 1 to March 31, 2008	$20.00	$20.00
April 1 to June 30, 2008	*	*
July 1 to September 30, 2008	$20.00	$20.00
October 1 to December 31, 2008	*	*
January 1 to March 31, 2009	*	*
April 1 to June 30, 2009	*	*
July 1 to September 30, 2009	$20.00	$20.00
October 1 to December 31, 2009	*	*
January 1 to March 31, 2010(1)	$19.75	$19.75
April 1 to June 30, 2010	*	*
July 1 to September 28, 2010	*	*

*	No trades of our common shares were reported on PORTAL during this period.
(1)	Reflects one transaction which settled after the March 1, 2010 record date for our $1.25 per share fourth quarter 2009 dividend.

We have been advised that, as of September 28, 2010, the last sale of our common shares reported on PORTAL occurred on February 25, 2010, at a price of $19.75 per share. The information above regarding trades reported on PORTAL may not include all reported trades. Moreover, institutions and individuals are not required to report all trades to PORTAL. Therefore, the last sales price that was reported on PORTAL may not be reflective of sales of our common shares that have occurred and were not reported and may not be indicative of the prices at which our common shares may trade after this offering. In addition, between March 2, 2009 and May 27, 2009, we repurchased a total of 608,500 of our common shares in three separate transactions at prices ranging from $12.00 to $13.00 per share.

As of June 30, 2010, we had 11,985,670 common shares issued and outstanding. As of June 30, 2010, 50 of our issued and outstanding common shares were held in the name of our Manager, 3,750 of our issued and outstanding common shares were held in the name of two of our independent directors and the remainder of our issued and outstanding common shares were held in the name of Cede & Co., which holds shares as nominee for The Depository Trust Company, or DTC. We believe that, as of June 30, 2010, we had approximately 70 beneficial owners of our common shares.

DIVIDEND POLICY

Our present intention is to pay quarterly and special dividends to our common shareholders so that approximately 100% of our net income attributable to our common shares each calendar year, beginning with the 2010 calendar year, has been distributed prior to April of the subsequent calendar year, subject to potential adjustments for changes in common shares outstanding. In setting our dividends, our board of directors takes into account, among other things, our earnings, our financial condition, our working capital needs and new investment opportunities. In particular, we may deviate from our dividend policy when we believe it is prudent to do so for liquidity management purposes, during financial crises or extreme market dislocations, or in order to take advantage of what we deem to be extraordinary investment opportunities. Furthermore, it is possible that some of our future financing arrangements could contain provisions restricting our ability to pay dividends. In addition, our ability to pay dividends is subject to certain restrictions under the Delaware LLC Act. Under the Delaware LLC Act, a limited liability company generally is not permitted to pay a dividend if, after giving effect to the dividend, the liabilities of the company will exceed the value of the company’s assets. Shareholders generally will be subject to U.S. federal income tax (and any applicable state and local taxes) on their respective allocable shares of our net taxable income regardless of the timing or amount of dividend we pay to our shareholders.

The declaration of dividends to our shareholders and the amount of such dividends are at the discretion of our board of directors. Our dividend policy for the 2009 calendar year was to pay quarterly and special dividends to our common shareholders so that at least 50% of our net income attributable to our common shares was distributed. The dividends we declared for the second, third and fourth quarters of 2009, as shown in the table below, represented in the aggregate approximately 50% of our net income attributable to our common shares for the 2009 calendar year. The following table sets forth the dividends per share we have paid to our shareholders with respect to the periods indicated. We did not pay any dividends prior to 2009.

	Dividend Per Share	Record Date	Payment Date
Fiscal year ended December 31, 2009:
First quarter	$—	N/A	N/A
Second quarter	$1.50	September 1, 2009	September 15, 2009
Third quarter	$1.00	December 1, 2009	December 15, 2009
Fourth quarter	$1.25	March 1, 2010	March 15, 2010

Fiscal year ending December 31, 2010:
First quarter	$0.25	May 18, 2010	June 15, 2010
Second quarter	$0.15	September 1, 2010	September 15, 2010

We cannot assure you that we will pay any future dividends to our shareholders and the dividends set forth in the table above are not intended to be indicative of the amount and timing of future dividends, if any.

We generally refer to payments made to our shareholders with respect to our common shares as “dividends” for purposes of this prospectus. For U.S. federal income tax purposes, those payments will be treated as distributions from a partnership and will be taxed as described in “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Treatment of Distributions” below.

CAPITALIZATION

The following table sets forth our actual capitalization as of June 30, 2010, and our capitalization as of June 30, 2010, as adjusted to give effect to (a) the sale of 4,500,000 common shares by us in this offering at an offering price of $23.00 per share, which is the midpoint of the price range set forth on the front cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and (b) the dividend paid on September 15, 2010 of $0.15 per share to our shareholders of record as of September 1, 2010 and to the holders of our outstanding LTIP units. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of June 30, 2010
	Actual	As Adjusted(1)
Common shares, no par value; 100,000,000 shares authorized; 11,985,670 common shares outstanding, actual; 16,485,670 common shares outstanding, as adjusted upon completion of the offering(2)	$286,051,934	$378,094,673
Preferred shares, no par value; 100,000,000 preferred shares authorized, no preferred shares outstanding, actual or as adjusted	—	—
Additional paid-in capital—LTIP units	8,298,520	8,298,520

Total shareholders’ equity	$294,350,454	$386,393,193

(1)	Assumes the sale by us of 4,500,000 common shares in this offering at an initial offering price of $23.00 per share, which is the midpoint of the price range set forth on the front cover page of this prospectus, for net proceeds of approximately $93.9 million after deducting the underwriting discounts and commissions for the initial public offering and estimated offering expenses payable by us. The net proceeds reflected above assumes that no common shares are sold (a) to our existing shareholders and certain other investors with whom we or our affiliates have an existing relationship and (b) from the common shares that are reserved for sale to certain of our officers and directors and other persons associated with us with respect to which, in each case, the reduced underwriting discounts and commissions would apply. See “Underwriting.” Does not include up to an additional 675,000 common shares that we may issue and sell upon the exercise of the underwriters’ over-allotment option. Also assumes the payment of the $0.15 per share dividend paid on September 15, 2010 on 11,985,670 common shares and 380,000 LTIP units.
(2)	Excludes 375,000 common shares which are issuable upon conversion of 375,000 LTIP units that were issued to our Manager and 5,000 common shares which are issuable upon conversion of 5,000 LTIP units that were issued to our independent directors. Also does not give effect to the grant of 3,750 LTIP units to our independent directors that was approved by our board of directors on August 10, 2010, which will be issued on October 1, 2010.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table presents selected consolidated financial information as of June 30, 2010, December 31, 2009, 2008 and 2007, for the six month periods ended June 30, 2010 and 2009, for the years ended December 31, 2009 and 2008, and for the period from August 17, 2007 (commencement of operations) to December 31, 2007. The summary consolidated financial information as of June 30, 2010 and for the six month periods ended June 30, 2010 and 2009 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated financial information presented below as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, and for the period from August 17, 2007 (commencement of operations) to December 31, 2007, have been derived from our audited financial statements included elsewhere in the prospectus. The consolidated balance sheet data as of December 31, 2007 was derived from our historical audited consolidated financial statements not included in this prospectus. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations for the periods presented therein. These results are not necessarily indicative of our results for the full fiscal year. Similarly, because we only operated our business for a portion of the year ended December 31, 2007, a direct comparison of our operating results for the years ended December 31, 2009 and 2008 to our operating results for the period from August 17, 2007 (commencement of operations) to December 31, 2007 may be of limited use.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements included elsewhere in this prospectus, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Six Month Period Ended June 30,		Year Ended December 31,		August 17, 2007 (commencement of operations) Through December 31, 2007
	2010	2009	2009	2008
Net Investment Income:
Interest Income	$22,715,250	$22,934,130	$51,714,577	$29,914,585	$5,898,720
Expenses:
Base management fee	2,212,252	1,958,546	4,246,745	3,721,121	1,355,912
Incentive fee	482,715	8,407,373	18,873,654	1,771,026	—
Share-based LTIP expense	1,500,200	1,823,000	3,625,087	2,389,436	906,973
Interest expense	1,679,404	1,012,021	2,460,653	6,189,887	—
Professional fees	902,136	1,057,927	1,988,688	1,524,060	658,185
Compensation expense	500,000	—	389,806	—	—
Insurance expense	560,000	218,133	512,750	454,257	165,617
Agency and administration fees	346,195	280,827	613,838	459,829	141,834
Custody and other fees	258,923	237,267	433,637	379,868	87,417
Directors’ fees and expenses	133,386	101,000	218,716	200,161	70,064
Organizational expenses	—	—	—	—	160,185

Total expenses	8,575,211	15,096,094	33,363,574	17,089,645	3,546,187

Net Investment Income	14,140,039	7,838,036	18,351,003	12,824,940	2,352,533

	Six Month Period Ended June 30,		Year Ended December 31,		August 17, 2007 (commencement of operations) Through December 31, 2007
	2010	2009	2009	2008
Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives:
Net realized gain (loss) on:
Investments	11,734,223	(21,463,442)	(18,291,604)	(5,075,879)	1,753,849
Financial derivatives	6,193,972	20,743,064	6,109,730	63,598,153	—

Net realized gain (loss)	17,928,195	(720,378)	(12,181,874)	58,522,274	1,753,849

Change in net unrealized gain (loss) on:
Investments	(6,511,810)	50,776,288	88,423,716	(79,180,278)	(651,290)
Financial derivatives	(14,229,836)	(7,532,030)	(1,211,832)	5,410,419	(130,122)

Change in net unrealized gain (loss)	(20,741,646)	43,244,258	87,211,884	(73,769,859)	(781,412)

Net Realized and Unrealized Gain (Loss) on Investments and Financial Derivatives	(2,813,451)	42,523,880	75,030,010	(15,247,585)	972,437

Net Increase (Decrease) in Shareholders’ Equity Resulting from Operations	$11,326,588	$50,361,916	$93,381,013	$(2,422,645)	$3,324,970

	As of June 30,	As of December 31,
	2010	2009	2008	2007
Consolidated Balance Sheet Data:
Cash and cash equivalents	$109,331,602	$102,863,164	$61,400,254	$61,705,104
Investments at fair value	885,275,831	755,440,869	429,884,006	180,657,979
Financial derivatives at fair value	146,676,722	123,638,023	141,690,748	—
Receivable for securities sold	785,274,160	513,821,219	31,491,051	—
Deposits with dealers held as collateral	30,243,288	23,071,006	22,950,008	200,434
Other assets	7,708,390	11,831,171	12,560,013	931,481

Total assets	1,964,509,993	1,530,665,452	699,976,080	243,494,998

Investments sold short at fair value	728,063,164	502,543,554	38,421,032	—
Reverse repos	428,169,799	559,978,100	260,534,000	—
Financial derivatives at fair value	18,556,627	14,045,886	17,304,903	130,122
Payable for securities purchased	371,217,729	41,645,394	15,509,694	—
Due to brokers—margin accounts	119,741,269	106,483,358	124,820,088	—
Other Liabilities	4,410,951	6,175,147	2,308,719	1,537,983

Total liabilities	1,670,159,539	1,230,871,439	458,898,436	1,668,105

Shareholders’ equity	$294,350,454	$299,794,013	$241,077,644	$241,826,893

Shareholders’ equity per common share	$24.56	$25.04	$19.27	$19.35

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to and should be read in conjunction with our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The discussion is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. Our historical results may not indicate, and should not be relied upon as an indication of, our future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. See “Special Note Regarding Forward-Looking Statements” for a discussion of risks associated with reliance on forward-looking statements.

Executive Summary

We are a specialty finance company that specializes in acquiring and managing mortgage-related assets, including non-Agency RMBS, Agency RMBS and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. We also may opportunistically acquire and manage other types of mortgage-related and financial asset classes, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives. We are externally managed and advised by our Manager, an affiliate of Ellington. Ellington is a private investment management firm and a registered investment advisor with a 15-year history of investing in a broad spectrum of MBS and related derivatives.

We completed our initial capitalization in August 2007, pursuant to which we sold 12,500,000 common shares for aggregate net proceeds of approximately $239.7 million.

Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders. We seek to attain this objective by utilizing an opportunistic strategy to make investments, without restriction as to ratings, structure or position in the capital structure, that we believe compensate us appropriately for the risks associated with them rather than targeting a specific yield. Our evaluation of the potential risk-adjusted return of any potential investment typically involves weighing the potential returns of such investment under a variety of economic scenarios against the perceived likelihood of the various scenarios. Potential investments subject to greater risk (such as those with lower credit ratings and/or those with a lower position in the capital structure) will generally require a higher potential return to be attractive in comparison to investment alternatives with lower potential return and a lower degree of risk. However, at any particular point in time, depending on how we perceive the market’s pricing of risk both generally and across sectors, we may favor higher-risk assets or we may favor lower-risk assets, or a combination of the two in the interests of portfolio diversification or other considerations.

As of June 30, 2010, our invested capital was weighted toward non-Agency RMBS, although we also acquire Agency RMBS on a leveraged basis to take advantage of opportunities in that market sector and to maintain our exclusion from regulation as an investment company under the Investment Company Act. As discussed below in “—Liquidity and Valuation,” financing for non-Agency RMBS has become more readily available over the past 12 months, but currently we employ only low levels of leverage with respect to the non-Agency RMBS in our portfolio. We expect that over the near term our invested capital will continue to be weighted toward non-Agency RMBS, subject to maintaining our exclusion from regulation as an investment company under the Investment Company Act. We finance our purchases of Agency RMBS and non-Agency RMBS using reverse repo agreements which we account for as collateralized borrowings.

Our strategy is intended to take advantage of opportunities in the current credit environment. We intend to adjust our strategy to changing market conditions by shifting our asset allocations across various asset classes as credit and liquidity trends evolve over time. We believe that this strategy, combined with Ellington’s experience, will help us generate more consistent returns on our capital throughout changing market cycles.

As of June 30, 2010, the majority of our borrowings consisted of reverse repos collateralized by Agency RMBS and our debt-to-equity ratio was 1.45 to 1. Our debt-to-equity ratio does not account for liabilities other than debt financings.

We opportunistically hedge our credit risk and interest rate risk; however, at any point in time we may choose not to hedge all or a portion of these risks, and we will generally not hedge those risks that we believe are appropriate for us to take at such time, or that we believe would be impractical or prohibitively expensive to hedge.

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.

Trends and Recent Market Developments

Market Disruption in RMBS. We commenced operations in August 2007 in the midst of challenging market conditions which affected both (i) the credit performance and valuations of assets we targeted at that time (especially non-Agency RMBS) and (ii) the cost and availability of financing for those assets (primarily, reverse repos and securitizations). After reviewing the market conditions that existed at that time, we decided to deploy a relatively modest amount of our capital in late 2007 and also began to adapt the strategy for the portfolio in light of market conditions.

In early 2008, as credit availability diminished and valuations of non-Agency RMBS came under significant pressure, we began slowly purchasing primarily senior tranches of non-Agency RMBS while simultaneously aggressively hedging the credit risk in these securities through a combination of single name credit default swaps referencing primarily mezzanine tranches of non-Agency RMBS, positions with respect to certain vintages and tranches of the ABX indices and selected other hedges. The market for non-Agency RMBS was impacted by several significant events during the first quarter of 2008, including the forced liquidation of several multi-billion dollar RMBS portfolios by heavily leveraged investors and the failure of Bear Stearns & Co. in March 2008. These market events also severely restricted the financing available for non-Agency RMBS, as many lenders curtailed their lending against these types of securities.

Poor credit performance of non-Agency RMBS and limited availability of financing for such assets continued throughout 2008 and into 2009, influenced by many market events including the bankruptcy of Lehman Brothers in September 2008. Meanwhile, home price declines and increases in loss severities upon default continued through the second quarter of 2009.

Initial Government Response. During this period of market dislocation, fiscal and monetary policymakers (i) established liquidity facilities for primary dealers and commercial banks, (ii) reduced short-term interest rates, and (iii) passed the Housing and Economic Recovery Act of 2008, which seeks to, among other things, forestall home foreclosures for distressed borrowers and assist communities with foreclosure problems.

Conservatorship of Fannie Mae and Freddie Mac. Subsequent to June 30, 2008, there were increased market concerns about Fannie Mae and Freddie Mac’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the Federal Government. In September 2008 Fannie Mae and Freddie Mac were placed into the conservatorship of the FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs their operations and may (i) take over their assets and operate them with all the powers of their shareholders, directors, and officers and conduct all their business; (ii) collect all obligations and money due to them; (iii) perform all of their functions which are consistent with the conservator’s appointment; (iv) preserve and conserve their assets and property and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the Treasury and FHFA entered into preferred stock purchase agreements with Fannie Mae and Freddie Mac pursuant to which the Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the Treasury established a secured lending credit facility for Fannie Mae, Freddie Mac, and the Federal Home Loan Banks to serve as a liquidity backstop; and (iii) the Treasury initiated a program to purchase RMBS issued by Fannie Mae and Freddie Mac. In December 2009, the Treasury ended the secured lending credit facility and the RMBS purchase program, but contemporaneously lifted the cap on assistance to be provided to Fannie Mae and Freddie Mac pursuant to the preferred stock purchase program thereby effectively providing nearly unlimited support for Fannie Mae and Freddie Mac over the next three years. In August 2010, the Obama administration hosted a major conference on the future of housing finance, which included a discussion regarding the future of Fannie Mae and Freddie Mac, with the intended goal of developing a comprehensive housing finance reform proposal for delivery to Congress by January 2011. It is unclear how the continuously evolving status of Fannie Mae and Freddie Mac will impact our business.

Establishment of TARP. The Emergency Economic Stabilization Act, or EESA, was adopted in the fourth quarter of 2008. The EESA provided the U.S. Secretary of the Treasury with the authority to establish the Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of, among other financial instruments, equity or preferred securities, residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008. For example, as of July 7, 2010, pursuant to TARP the Treasury had, in addition to other programs under TARP, purchased approximately $204.9 billion of stock and warrants from hundreds of banks throughout the country, and had been repaid approximately $138.4 billion.

Establishment of TALF. The Term Asset-Backed Securities Loan Facility, or TALF, was first announced by the Treasury on November 25, 2008, and was expanded in size and scope after its initial announcement. Under the TALF, the Federal Reserve Bank of New York made non-recourse loans to borrowers to fund their purchase of eligible assets, including certain ABS and CMBS, but not RMBS. With respect to newly issued ABS and legacy CMBS, the TALF ceased making loans as of March 31, 2010 and, with respect to newly issued CMBS, the TALF ceased making loans as of June 30, 2010.

Establishment of PPIP. On March 23, 2009, the Federal Government announced that the Treasury in conjunction with the FDIC, and the Federal Reserve, would create the PPIP. The PPIP aims to recreate a market for specific illiquid residential and commercial loans and securities through a number of joint public and private investment funds. The PPIP is designed to draw new private capital into the market for these securities and loans by providing government equity co-investment and attractive public financing.

The PPIP consists of the following two parts:

•

The Legacy Loans Program—The Legacy Loans Program is intended to provide a market for troubled legacy loans on bank balance sheets. Pursuant to the Legacy Loans Program, the FDIC will conduct auctions where private investors will have an opportunity to bid on loans that banks wish to sell. The highest bidder at auction will be the winner and will form a Legacy Loans PPIF with the Treasury. It is possible that we will seek to participate in the Legacy Loans Program in the future.

•

The Legacy Securities Program—The Legacy Securities Program is an expansion of the TALF whereby qualified fund managers will be able to invest side-by-side with the Federal Government in certain types of non-Agency RMBS, commercial mortgage-backed securities and ABS from banks and financial institutions. While many of our current assets (such as our non-Agency RMBS) and targeted assets fall within the asset categories targeted for inclusion in the Legacy Securities Program, we do not currently expect to participate in the Legacy Securities Program.

On July 8, 2009, the Treasury released a statement that it had pre-qualified nine firms, together with certain identified partners or sub-advisors, to participate as fund managers in the initial round of the Legacy Securities PPIP. As of the end of the second quarter of 2010, eight fund managers had raised a total of approximately $7.4 billion in private capital to date, and the Treasury has matched that amount providing a total of $14.7 billion of capital. With debt financing of $14.7 billion, the funds have purchasing power of $29.4 billion. To date,

$16.2 billion of that total has been invested. During the six month period following its initial closing, each Legacy Securities PPIF has the opportunity to conduct two additional closings of private capital with matching Treasury equity and financing. Total Treasury equity investment in Legacy Securities PPIFs can be up to $10 billion and total Treasury financing for Legacy Securities PPIFs can be up to $20 billion, which, together with the private capital investments, creates the potential for $40 billion in aggregate purchasing power for the Legacy Securities PPIFs. On January 4, 2010, one of the Legacy Securities PPIP managers announced that it was voluntarily withdrawing from the Legacy Securities PPIP and would conduct an orderly liquidation of its Legacy Securities PPIF. As discussed above, liquidity and prices have increased in the RMBS markets since the announcement of PPIP due to this anticipated increased purchasing power in the market, although it remains difficult to predict how these programs will impact our business longer term.

Quantitative Easing. On November 25, 2008, the Federal Reserve announced a program to purchase Agency RMBS in the open market. The stated goal of this program was to provide support to mortgage and housing markets and to foster improved conditions in financial markets more generally. On March 18, 2009, this program was expanded to a target size of $1.25 trillion. The Federal Reserve completed this purchase program in March 2010. While there is currently uncertainty around the future plans of the Federal Reserve, any future programs to resume purchases or begin selling Agency RMBS are likely to impact the prices and liquidity of these assets.

HAMP. In March 2009, as part of the government’s Making Home Affordable initiatives, Fannie Mae and Freddie Mac announced the terms of their Home Affordable Modification Programs, or HAMP. The details of each HAMP differ, but they share the goal of helping troubled borrowers who face hardship and either have defaulted or are at imminent risk of default. Subject to certain loan eligibility criteria under HAMP, servicers will take a series of steps, including reduction of interest, extension of loan term, forbearance of principal and waiver of interest, to reduce a borrower’s monthly payment obligations. While eligibility for HAMP is being evaluated and adjustments implemented, servicers are directed to suspend foreclosures. In August 2010, the government reported that through July 2010 there were 677,738 active mortgage modifications under HAMP.

Foreclosure Moratoria. In addition to programs adopted by the Federal Government and other federal authorities, state governments have taken a variety of actions intended to help troubled homeowners. In particular, during 2008, many states adopted temporary moratoria on foreclosures. These moratoria slowed the pace of home price declines and the increase of loss severities upon default, but as these moratoria expired, price declines and loss severity increases resumed.

Recent Developments. Starting with the announcement of the PPIP towards the end of the first quarter of 2009, and along with the general improvements in most global financial markets since that time, liquidity and prices have improved in the RMBS markets, presumably reflecting, among other things, market participants’ pricing better economic scenarios into, and demanding lower target returns on, their investments.

Meanwhile, there have also been modest improvements in fundamental factors affecting RMBS since the second half of 2009, including slowing or modest reversals in many regions of both declining home prices and increasing loan loss severities upon default. However, these recent improvements may be short-lived as we believe they may be the result of a temporarily lower inventory of lender-owned properties for sale (resulting from foreclosure moratoria and other delays in foreclosure actions), and may also result from a temporary increase in the ratio of voluntary sales to liquidations. An easing or reversal of these factors could lead to further home price declines and increased loss severities upon default, although the effects of such an easing or reversal could be offset by an increase in write-down of principal balances by servicers. See “Credit Quality” below.

On March 26, 2010, further modifications to HAMP to provide additional resources for struggling borrowers were announced. These changes are intended to (i) provide temporary assistance to unemployed homeowners while they search for re-employment, (ii) encourage servicers to write down principal of mortgage debt as part of a HAMP modification, (iii) allow more borrowers to qualify for modification through HAMP and (iv) help borrowers move to more affordable housing when modification is not possible. Specifically to the extent servicers write down principal balances, we believe this may lead to lower re-default rates post-modification and thus potentially fewer foreclosures and less downward pressure on home prices.

In April 2010, a $238 million non-Agency RMBS securitization was completed, marking the first such securitization (other than re-securitizations) since August 2008. The securitization was backed by high quality prime jumbo mortgage loans that had been originated by CitiMortgage Inc. in 2009 and 2010. While the completion of this transaction represents a milestone for the potential return to health of the non-Agency residential securitization market, the prospects for the securitization market are still extremely uncertain, as the respective roles and requirements of sponsors, investors, underwriters, regulators, policy-makers, and rating agencies all continue to be re-evaluated.

In April 2010, Markit launched a new structured finance index series called PrimeX. The index consists of four sub-indices, each referencing prime RMBS of different vintages and underlying loan types. This index is a new tool created to allow market participants to take positions and gain exposure on prime RMBS synthetically. We have actively traded PrimeX since its initial launch and consider it a valuable portfolio management tool.

On June 10, 2010, after the Federal Housing Administration, or FHA, reserve levels fell below their minimum reserve requirement, the House of Representatives passed the FHA Reform Act, which among other things would allow the FHA to alter mortgage insurance premium structures. The new structures would allow the FHA to charge higher insurance premiums on borrowers, thus ultimately bolstering the FHA’s capital base. The FHA Reform Act would also grant the FHA greater authority to discipline lenders. To alleviate FHA losses on loans originated by lenders issuing poorly underwritten loans, the bill allows the FHA to terminate lenders’ approval to underwrite loans backed by FHA insurance when the FHA finds evidence of fraud or noncompliance. The FHA Reform Act will not take effect until it is passed by the Senate and signed into law by the President, but if passed will affect the large pool of borrowers that qualify for these programs.

On July 6, 2010, Congress reiterated the May 1, 2010 expiration of the homeowner tax credit previously made available to qualifying taxpayers under the American Recovery and Reinvestment Act, but provided an extension on the deadline to close qualifying home purchases from June 30, 2010 until September 30, 2010. The government has been supporting sales volume and home prices for more than two years, providing up to $8,000 to qualified buyers. To qualify for the credit, a buyer must have signed a sales contract by May 1, 2010. On July 22, 2010, the National Association of Realtors estimated that existing home sales fell 5.1% in the month of June, which we believe was due, at least in part, to the expiration of the tax credit. We believe that the expiration of the tax credit will continue to have a modest negative effect on home sales in the near term.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was passed by Congress. This legislation aims to restore responsibility and accountability to the financial system. It is unclear how this legislation may impact the borrowing environment, investing environment for Agency RMBS and interest rate swaps and other derivatives as regulators have not determined how the Dodd-Frank Act will be implemented.

Various events have recently taken place that call into question the financial strength of many European nations and their banking systems. Many market participants have grown concerned over the health of the global economy and fear that the banking systems in Europe were too heavily leveraged and too reliant on the European Central Banking authority. Still others fear contagion and general uncertainty in the global markets. These concerns triggered a positive effect in certain sectors of the U.S. markets as many global market participants moved investments away from Euro-denominated securities and into dollar-denominated investments. To diversify away from European mortgages, data showed many European banks adding dollar-denominated Agency RMBS to their portfolios, thus supporting pricing levels in the domestic Agency RMBS markets. Thus, Agency RMBS markets have benefited from this “flight to quality”, and these benefits have persisted.

We continue to target non-Agency RMBS at prices that we believe will provide attractive, risk-adjusted total returns. Additionally, we continually focus on managing our cash and liquidity with a goal of maintaining sufficient available cash and liquidity to both take advantage of opportunities to acquire assets and meet our anticipated operating and financing needs.

Although our Agency RMBS portfolio is generally not subject to the same credit risks as our non-Agency RMBS portfolio, many of the market events that affected the non-Agency RMBS market discussed above also affected the Agency RMBS market. However, unless we acquire very substantial amounts of whole mortgage loans, we expect that we will always maintain some core amount of Agency RMBS to maintain our exclusion from regulation as an investment company under the Investment Company Act.

Labor Market. On September 3, 2010, the U.S. Department of Labor reported that, as of August 2010, the U.S. unemployment rate was 9.6%. While it is difficult to quantify the relationship between the unemployment rate and the housing and mortgage markets, we believe that continued unemployment at such levels could contribute to further increases in mortgage delinquencies and decreases in home prices.

Prepayment Rates. Mortgage prepayment rates are sensitive to changes in interest rates, conditions in financial markets, lender competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans and, as a result, prepayment rates tend to decrease. Conversely, when interest rates fall, prepayment rates tend to increase. Prepayment rates can affect our RMBS in a number of ways. Faster-than-expected prepayment rates will generally adversely affect RMBS valued at a premium to par value, because the valuation premium will amortize faster than expected, and the above-market coupon that such premium securities carry will be earned for a shorter period of time. Conversely, slower-than-expected prepayment speeds will generally benefit RMBS valued at a premium, because the above-market coupon that such premium securities carry will be earned for a longer period of time. Similarly, faster-than-expected prepayment rates generally benefit RMBS valued at a discount to par value. However, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets which may reduce our income in the long run.

Certain Federal Government programs introduced in 2009, such as the Homeowner Affordability and Stability Plan, or HASP, as well as a reduction in the Federal Funds Rate target to 0-0.25%, have resulted in lower residential mortgage interest rates. However, this reduction in mortgage interest rates has not led to increases in prepayment rates to the extent that might have been expected. Because many lenders have recently tightened their lending standards, only certain types of mortgage loans are eligible for refinancing. Consequently, our non-Agency RMBS backed by option ARMs and our newer vintage non-Agency RMBS backed by subprime mortgage loans have experienced declines in prepayment rates despite lower mortgage rates. However, non-Agency RMBS backed by fixed-rate, prime and Alt-A mortgage loans with low current loan-to-value ratios have experienced increases in prepayment rates, though these increases are modest by historical standards. It seems that many borrowers who would ordinarily be expected to refinance are having difficulty doing so, but at the same time, many market participants expect that the government will continue to take additional measures to encourage refinancing as long as economic conditions remain weak.

During the first quarter of 2010, each of Fannie Mae and Freddie Mac announced that it would significantly increase its repurchase of mortgage loans that are 120 or more days delinquent from mortgage pools backing Freddie Mac guaranteed RMBS or Fannie Mae guaranteed RMBS, as applicable. Fannie Mae reported that it had completed the repurchase of approximately $170 billion of these delinquent loans as of June 30, 2010, while Freddie Mac repurchased approximately $96.8 billion, and each of these entities may repurchase additional delinquent loans in the future. The initial effect of these repurchases was similar to a one-time or short-term increase in mortgage prepayment rates. The ongoing magnitude of the effect of these repurchases on a particular Agency RMBS depends upon the composition of the mortgage pool underlying each Agency RMBS, although for many Agency RMBS the effect has been, and we expect will continue to be, significant.

Credit Quality. The deterioration of the U.S. housing market as well as the recent economic downturn have caused U.S. residential mortgage delinquency rates to remain at high levels for various types of mortgage loans, including subprime mortgage loans and option ARMs. During May 2010, the composite S&P/Case-Shiller

20-city index, a broad measure of U.S. home prices, rose 4.6% from May 2009. While average home prices across the United States are back to the levels they were in the autumn of 2003, they remain approximately 29% below the peak levels of mid 2006. As of July 1, 2010, delinquency rates on subprime mortgage loans and option ARMs averaged 41.2% and 42.5%, respectively. Loss severities upon default increased steadily through the first half of 2009 due to, among other things, additional servicing costs, delays in loan foreclosure, continuing home price declines and lack of incentive for mortgage servicers to minimize costs. The second half of 2009 and the first half of 2010 exhibited some stabilization or improvement of these measures of credit quality. This stabilization and/or improvement may be temporary; although, as described above, write-downs of principal balances by servicers under HAMP may lead to continued stability or improvement. Because many subprime mortgage loans and option ARMs are not eligible for refinancing, our RMBS backed by these types of loans may experience losses if these trends continue. While RMBS backed by subprime mortgages and option ARMs are experiencing the highest delinquency and loss rates, other types of loans backing the non-Agency RMBS in our portfolio continue to experience high delinquency rates.

Liquidity and Valuations. Since 2007, as a result of the overall conditions in the credit markets, including reductions in value of various types of RMBS and other factors, available leverage on RMBS assets has decreased significantly, which contributed to the significant rise in market yields on these types of assets, and continues to negatively affect the liquidity of RMBS. As the credit markets have improved, liquidity has improved as well, but by historical standards liquidity and available leverage are still relatively low.

Over the past year, many investment banks have resumed making term financing available for non-Agency RMBS. The return of financing availability and the stabilization of borrowing costs have somewhat improved liquidity in the market for these securities, although such financing is currently available only in limited amounts and with respect to only certain types of those securities, so such improved liquidity is likely to be limited in the near term.

For the past few years, the illiquidity in the RMBS market as well as the deterioration in credit quality of non-Agency RMBS has led to greater price volatility, making it more difficult to accurately value these assets; however, these conditions are better today than in early 2009. In addition, validating third-party pricing, especially for our non-Agency RMBS, may be more subjective than in years past as fewer participants may be willing to provide this service to us.

Financing Costs. Our reverse repo borrowings are primarily collateralized by Agency RMBS. The interest rates on our reverse repos are typically tied to one-month LIBOR. For the three month period ended June 30, 2010, one-month LIBOR averaged 0.31% compared to 0.37% for the three month period ended June 30, 2009. While this reduction in one-month LIBOR has led to a reduction in our reverse repo borrowing costs, the average yields of our Agency RMBS and other assets have also declined.

Critical Accounting Policies

Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States for investment companies. In June 2007, the AICPA issued Amendments to ASC 946-10 (ASC 946), Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies. ASC 946 was effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. After we adopted ASC 946, the FASB issued guidance which effectively delayed indefinitely the effective date of ASC 946. However, this additional guidance explicitly permitted entities that early adopted ASC 946 before December 31, 2007 to continue to apply the provisions of ASC 946. We have elected to continue to apply the provisions of ASC 946. ASC 946 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide for Investment Companies, or the Guide. The Guide provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company, of an investment company or of an equity method investor in an investment company. Effective August 17, 2007, we adopted ASC 946 and follow its provisions which, among other things, requires that investments be reported at fair value in the financial statements. Although we conduct our operations so that we are not required to register as an investment company under the Investment Company Act, for financial reporting purposes, we have elected to continue to apply the provisions of ASC 946.

Certain of our critical accounting policies require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe that all of the decisions and assessments upon which our consolidated financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on our Manager and Ellington’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the consolidated financial statements included in this prospectus for a complete discussion of our significant accounting policies. We have identified our most critical accounting policies to be the following:

Valuation: We adopted a three-level valuation hierarchy for disclosure of fair value measurements on January 1, 2008. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Financial instruments include securities, derivatives and repurchase agreements. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

The following is a description of the valuation methodologies used for our financial instruments:

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 fair value methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (ii) the solicitation of valuations from third-parties (typically, broker-dealers). Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. Our Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. Our Manager has been able to obtain third-party valuations on the vast majority of our assets and expects to continue to solicit third-party valuations on substantially all of our assets in the future to the extent practical. Our Manager uses its judgment, based on its own models, the assessments of its portfolio managers, and third-party valuations it obtains, to determine and assign fair values to our Level 3 assets. We believe that third-party valuations play an important role in ensuring that our Manager’s valuation determinations are fair and reasonable. Our Manager’s valuation process is subject to the oversight of the Manager’s investment and risk management committee as well as the oversight of the independent members of our board of directors. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

See the notes to our consolidated financial statements for more information on valuation.

Securities Transactions and Investment Income: Securities transactions are recorded on trade date. Realized and unrealized gains and losses are calculated based on identified cost. Interest income is recorded as earned. Generally, we accrete market discount and amortize market premium on debt securities using the effective yield method and classify paydown gains or losses as interest income. Accretion of market discount and amortization of premium require the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment rate and default rate assumptions.

LTIP Units: Long term incentive plan units, or LTIP units, have been issued to independent directors as well as to our Manager. The costs associated with LTIP units are amortized over the relevant vesting period. The vesting period for units issued to independent directors under the Ellington Incentive Plan for Individuals, or Director LTIP units, is one year for the grants awarded on August 17, 2007 and October 1, 2009, and nine months for the grants awarded on December 31, 2008. Vesting period for units issued to our Manager under the Ellington Incentive Plan for Entities, or the Manager LTIP units, occurs over a three year period with one-third of the units vesting at the end of each year. The cost of the Manager LTIP units fluctuates with the price per share until the vesting date, whereas the cost of the Director LTIP units is based on the price per share at the initial grant date. Because we remeasure the amount of share-based LTIP unit costs associated with the unvested Manager LTIP units as of each reporting period, our share-based LTIP unit expense reported in our consolidated statement of operations will change based on the price per share, which may result in additional earnings volatility.

Recent Accounting Pronouncements

Refer to the notes to our consolidated financial statements for a description of relevant recent accounting pronouncements.

Financial Condition

The following table summarizes certain characteristics of our RMBS portfolio as of June 30, 2010, December 31, 2009 and December 31, 2008. For more detailed information about the investments in our portfolio, please refer to Consolidated Condensed Schedules of Investments as of these dates contained in our consolidated financial statements at the end of this prospectus.

RMBS—Agency and Non-Agency Securities

As of June 30, 2010

Security Description	Current Principal	Estimated Fair Value	Average Price	Cost	Average Cost
Agency RMBS—Floating Rate—Principal and Interest Securities	$88,529,452	$93,403,064	$105.51	$91,628,928	$103.50
Agency RMBS—Fixed Rate—Principal and Interest Securities	312,656,993	333,817,625	106.77	329,010,459	105.23
Agency RMBS—Fixed Rate—TBAs	201,750,000	212,536,525	105.35	211,590,090	104.88
Agency RMBS—Fixed Rate—TBAs Sold Short	(690,500,000)	(728,063,164)	105.44	(721,847,422)	104.54
Non-Agency RMBS—Principal and Interest Securities	372,612,667	236,832,098	63.56	239,397,309	64.25
Non-Agency RMBS—Interest Only Securities	N/A	8,686,519	N/A	4,699,211	N/A
Non-Agency RMBS—Other	N/A	—	N/A	653,755	N/A

Total		$157,212,667		$155,132,330

As of December 31, 2009

Security Description	Current Principal	Estimated Fair Value	Average Price	Cost	Average Cost
Agency RMBS—Floating Rate—Principal and Interest Securities	$194,294,205	$203,760,253	$104.87	$197,937,966	$101.88
Agency RMBS—Fixed Rate—Principal and Interest Securities	283,824,017	294,198,019	103.66	293,678,258	103.47
Agency RMBS—Fixed Rate—TBAs	41,250,000	40,345,039	97.81	40,773,672	98.85
Agency RMBS—Fixed Rate—TBAs Sold Short	(493,250,000)	(502,543,554)	101.88	(509,587,384)	103.31
Non-Agency RMBS—Principal and Interest Securities	345,186,599	198,361,316	57.46	205,747,380	59.60
Non-Agency RMBS—Interest Only Securities	N/A	12,002,080	N/A	7,494,892	N/A
Non-Agency RMBS—Other	N/A	335	N/A	697,664	N/A

Total		$246,123,488		$236,742,448

As of December 31, 2008

Security Description	Current Principal	Estimated Fair Value	Average Price	Cost	Average Cost
Agency RMBS—Floating Rate—Principal and Interest Securities	$263,433,307	$268,418,351	$101.89	$266,187,466	$101.05
Agency RMBS—Fixed Rate—TBAs	15,000,000	15,451,172	103.01	15,426,563	102.84
Agency RMBS—Fixed Rate—TBAs Sold Short	(30,000,000)	(30,725,391)	102.42	(30,612,891)	102.04
Non-Agency RMBS—Principal and Interest Securities	317,246,058	121,150,228	38.19	191,649,144	60.41
Non-Agency RMBS—Interest Only Securities	N/A	3,668,311	N/A	6,314,539	N/A
Non-Agency RMBS—Other	N/A	—	N/A	840,438	N/A

Total		$377,962,671		$449,805,259

Non-RMBS—Other Securities

The table below summarizes other Non-RMBS securities as of December 31, 2009 and December 31, 2008. There were no other Non-RMBS securities as of June 30, 2010.

As of December 31, 2009

Security Description	Current Principal or Number of Contracts	Estimated Fair Value	Average Price	Cost	Average Cost
U.S. Treasury Securities	$7,000,000	$6,734,635	$96.21	$6,981,860	$99.74
Equity Options Purchased(1)	284	39,192	1.38	580,860	20.45

Total		$6,773,827		$7,562,720

(1)	Each contract represents the option to sell the S&P 500 index on a specified date at a specified price with each contract point representing $100.

As of December 31, 2008

Security Description	Current Principal	Estimated Fair Value	Average Price	Cost	Average Cost
U.S. Treasury Securities	$2,800,000	$3,240,944	$115.75	$2,820,142	$100.72
U.S. Treasury Securities Sold Short	(6,900,000)	(7,695,641)	111.53	(6,980,858)	101.17
Auction Rate Securities	25,650,000	17,955,000	70.00	25,650,000	100.00

Total		$13,500,303		$21,489,284

Mortgage-Related Derivatives

The table below summarizes our mortgage-related derivative instruments as of June 30, 2010, December 31, 2009 and December 31, 2008.

As of June 30, 2010

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Long Swaps—Credit Default Swaps On RMBS and CMBS Indices(1)	$58,125,334	6/36-10/52	$(13,331,050)
Short Swaps—Credit Default Swaps On RMBS(2)	(138,101,934)	6/34-12/36	113,425,291
Short Swaps—Credit Default Swaps On RMBS and CMBS Indices(2)	(124,942,637)	8/37-10/52	31,489,932

Total			$131,584,173

As of December 31, 2009

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Long Swaps—Credit Default Swaps On RMBS(1)	$15,252,372	5/34-9/36	$(10,547,540)
Long Swaps—Credit Default Swaps On RMBS and CMBS Indices(1)	3,250,000	8/37	(1,878,143)
Short Swaps—Credit Default Swaps On RMBS(2)	(113,743,916)	6/34-12/36	95,199,131
Short Swaps—Credit Default Swaps On RMBS and CMBS Indices(2)	(43,482,040)	8/37-10/52	19,596,453

Total			$102,369,901

As of December 31, 2008

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Long Swaps—Credit Default Swaps On RMBS(1)	$19,747,709	5/34-9/36	$(10,651,424)
Short Swaps—Credit Default Swaps On RMBS(2)	(128,860,596)	6/34-12/36	108,126,227
Short Swaps—Credit Default Swaps On RMBS and CMBS Indices(2)	(83,556,020)	1/09-10/52	22,769,087

Total			$120,243,890

(1)	Long swaps represent transactions where we sold protection.
(2)	Short swaps represent transactions where we purchased protection.
(3)	Final termination dates represent the contractual final termination date.

Derivatives on Corporate Securities (Debt and Equity)

The table below summarizes our derivative instruments on corporate securities (debt and equity) as of June 30, 2010, December 31, 2009 and December 31, 2008.

As of June 30, 2010

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Credit Default Swaps On Corporate Bonds Indices(1)	$(19,700,000)	6/15	$171,597

Total			$171,597

As of December 31, 2009

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Credit Default Swaps On Corporate Bonds(1)	$(36,325,000)	3/13-12/14	$8,475,895
Short Swaps—Credit Default Swaps On Corporate Bonds Indices(1)	(19,542,400)	12/13	(459,941)
Short Swaps—Total Return Swaps on Equity Securities(2)	(11,447,595)	4/10-5/10	(87,798)
Long Swaps—Other Swaps	8,700,000	9/13-6/14	257,212

Total			$8,185,368

As of December 31, 2008

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Credit Default Swaps On Corporate Bonds(1)	$(45,775,000)	1/09-12/13	$10,085,262
Short Swaps—Credit Default Swaps On Corporate Bonds Indices(1)	(19,700,000)	12/13	385,172
Long Swaps—Total Return Swaps on Equity Securities(2)	1,903,886	11/13	250,087
Short Swaps—Total Return Swaps on Equity Securities(2)	(13,745,096)	12/13	(113,313)
Long Swaps—Other Swaps	2,200,000	9/13	22,000

Total			$10,629,208

(1)	Short swaps represent transactions where we purchased protection.
(2)	Notional amount for total return swaps on equity securities represents number of underlying shares multiplied by the market value of the underlying securities at the respective period end.
(3)	Final termination dates represent the contractual final termination date.

Non-RMBS—Other Derivatives

The table below summarizes Non-RMBS-other derivative instruments as of June 30, 2010, December 31, 2009 and December 31, 2008:

As of June 30, 2010

Description	Notional Amount or Number of Contracts	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Interest Rate Swaps(1)	$(48,000,000)	10/14-5/15	$(1,214,536)
Depreciated Futures(2)	(988)	9/10-3/12	(2,421,139)

Total			$(3,635,675)

As of December 31, 2009

Description	Notional Amount or Number of Contracts	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Interest Rate Swaps(1)	$(11,000,000)	10/14	$109,332
Depreciated Futures(2)	(1,257)	3/10-9/11	(1,072,464)

Total			$(963,132)

As of December 31, 2008

Description	Notional Amount	Range of Final Termination Dates(3)	Estimated Fair Value
Short Swaps—Interest Rate Swaps(1)	$(145,000,000)	9/11-10/11	$(6,487,253)

(1)	For short interest rate swaps, a fixed rate is being paid and a floating rate is being received.
(2)	Each contract represents a notional amount of $1,000,000.
(3)	Final termination dates represent the contractual final termination date.

Our Consolidated Statement of Assets, Liabilities and Shareholders’ Equity as of June 30, 2010 and December 31, 2009 reflect a substantial increase in our assets and liabilities relative to December 31, 2008. A significant contributor to this was our increased trading activity in TBAs, which has created both additional TBA-related assets (TBAs and receivables for TBAs sold short) and additional TBA-related liabilities (TBAs sold short and payables for TBAs purchased). Open TBA purchases and sales involving the same counterparty, the same underlying deliverable Agency pass-throughs, and the same settlement date are reflected in our consolidated financial statements on a net basis. Because we primarily use TBAs to hedge risks associated with our long Agency RMBS (and to a lesser extent to hedge our long non-Agency RMBS), we generally carry a net short TBA position.

As of June 30, 2010, total assets included $212.5 million of TBAs. As of June 30, 2010, total assets also included $721.9 million of receivable for securities sold relating to unsettled TBA sales. As of December 31, 2009, total assets included $40.3 million of TBAs. As of December 31, 2009, total assets also included $510.5 million of receivable for securities sold relating to unsettled TBA sales. As of December 31, 2008, total assets included $15.5 million of TBAs. As of December 31, 2008, total assets also included $30.7 million of receivable for securities sold relating to unsettled TBA sales.

As of June 30, 2010, total liabilities included $728.1 million of TBAs sold short. As of June 30, 2010, total liabilities also included $211.6 million of payable for securities purchased relating to unsettled TBA purchases. As of December 31, 2009, total liabilities included $502.5 million of TBAs sold short. As of December 31, 2009, total liabilities also included $41.6 million of payable for securities purchased relating to unsettled TBA purchases. As of December 31, 2008, total liabilities included $30.7 million of TBAs sold short. As of December 31, 2008, total liabilities also included $15.5 million of payable for securities purchased relating to unsettled TBA purchases.

The aggregate value of our net short TBAs (both long and short positions) as of June 30, 2010 was ($515.6) million, whereas the aggregate long value of our other Agency RMBS as of June 30, 2010 was $427.2 million. Thus, as of June 30, 2010, our overall net Agency RMBS position (including TBAs) was a short position of $88.4 million. The aggregate value of our net short TBAs (both long and short positions) as of December 31, 2009 was ($462.2) million, whereas the aggregate long value of our other Agency RMBS as of December 31, 2009 was $498.0 million. Thus, as of December 31, 2009, our overall net Agency RMBS position (including TBAs) was a long position of $35.8 million. The aggregate net value of our TBAs (both long and short positions) as of December 31, 2008 was ($15.2) million, whereas the aggregate value of our other Agency RMBS as of December 31, 2008 was $268.4 million. Thus, as of December 31, 2008, our overall net Agency RMBS position (including TBAs) was a long position of $253.2 million. See the tables captioned “RMBS—Agency and Non-Agency Securities” above for additional details regarding our TBAs.

As market conditions change, we continuously re-evaluate our overall net Agency RMBS position. Our overall net short position in Agency RMBS as of June 30, 2010 reflected our unfavorable view of the risk-adjusted returns of most premium-priced TBAs compared to our other fixed income securities (including our non-Agency RMBS and our interest rate derivative instruments). In particular, as compared to our non-Agency RMBS (which are generally priced at significant discounts to par), we believe that the limited upside potential of these premium-priced TBAs should interest rates (or yield spreads) fall is outweighed by their downside potential should interest rates (or yield spreads) increase. See the tables captioned “RMBS—Agency and Non-Agency Securities” above for additional details regarding our TBAs.

We have entered into reverse repos to finance some of our assets. The majority of our outstanding indebtedness under reverse repos is secured by Agency RMBS and bears interest at rates that have historically moved in close relationship to LIBOR. As of June 30, 2010, December 31, 2009 and December 31, 2008, indebtedness outstanding on our reverse repos was approximately $428.2 million, $560.0 million and $260.5 million, respectively. As of June 30, 2010, our reverse repos had borrowing rates ranging from 0.25% to 2.50% and remaining terms ranging from 1 to 91 days. As of December 31, 2009, our reverse repos had borrowing rates ranging from (0.01)% to 2.75% and remaining terms ranging from 4 to 236 days. The negative borrowing rate relates to a single Treasury holding that we financed using a reverse repo arrangement. As of December 31, 2009, market demand for this security was such that the lender was willing to pay interest to us in order to access the security as collateral under the reverse repo arrangement. As of December 31, 2008, our reverse repos had borrowing rates ranging from 1.20% to 4.50% and remaining terms ranging from 6 to 26 days. We account for our reverse repos as collateralized borrowings.

In connection with our derivative and TBA transactions, in certain circumstances we may require that counterparties post collateral with us. When we exit a derivative or TBA transaction for which a counterparty has posted collateral, we may be required to return some or all of the related collateral to the respective counterparty. As of June 30, 2010, December 31, 2009 and December 31, 2008, our derivative and TBA counterparties posted an aggregate value of approximately $119.7 million, $106.5 million and $124.8 million, respectively, of collateral with us. This collateral posted with us is reflected as “Due to Brokers-Margin Accounts” on our consolidated balance sheets.

Shareholders’ Equity

As of June 30, 2010, our shareholders’ equity decreased by approximately $5.4 million from December 31, 2009. This decrease consisted of a net increase in shareholders’ equity resulting from operations for the six month period ended June 30, 2010 of approximately $11.3 million, a decrease for dividends paid of approximately $18.5 million, an increase for common shares issued in connection with incentive fee payments of approximately $0.3 million and an increase in share-based LTIP awards of approximately $1.5 million.

As of December 31, 2009, our shareholders’ equity increased by approximately $58.7 million from December 31, 2008. This increase consisted of a net increase in shareholders’ equity resulting from operations for the year ended December 31, 2009 of approximately $93.4 million, a decrease for dividends paid of approximately $30.8 million, a decrease for common shares repurchased of $7.3 million, an increase in share-based LTIP awards of approximately $3.6 million, an increase for common shares issued in connection with incentive fee payments of approximately $1.7 million, and a decrease associated with the special distribution paid to our Manager of approximately $1.8 million.

As of December 31, 2008, our shareholders’ equity decreased by approximately $0.7 million from December 31, 2007. This decrease consisted of a net decrease in shareholders’ equity resulting from operations for the year ended December 31, 2008 of approximately $2.4 million, an increase in share-based LTIP awards of approximately $2.4 million, a decrease associated with the special distribution paid to our Manager of approximately $0.9 million, an increase for common shares issued in connection with incentive fee payments of approximately $0.2 million, and other immaterial items.

Results of Operations for the Three Month Periods Ended June 30, 2010 and 2009

The table below presents the net increase (decrease) in shareholders’ equity resulting from operations for the three month periods ended June 30, 2010 and 2009.

	2010	2009
Investment income—Interest income	$10,798,629	$13,255,035
Expenses:
Interest expense	872,609	370,530
Other expenses	3,249,010	11,333,908

Total expenses	4,121,619	11,704,438

Net investment income	6,677,010	1,550,597
Net realized and unrealized gain (loss) on investments	1,256,094	40,330,746
Net realized and unrealized gain (loss) on financial derivatives	(4,201,974)	(5,865,064)

Net increase (decrease) in shareholders’ equity resulting from operations	$3,731,130	$36,016,279

Beginning Shareholders’ Equity Per Share (3/31/10 and 3/31/09, respectively)	$24.44	$20.83
Net Investment Income	0.56	0.13
Net Realized/Unrealized Gains (Losses)	(0.24)	2.89

Results of Operations	0.32	3.02
Dividends Paid(1)	(0.26)	—
Accretive Effect of Share Repurchase	—	0.08
Share-Based LTIP Awards	0.06	0.08
Manager Special Distribution	—	(0.14)

Ending Shareholders’ Equity Per Share(2)	$24.56	$23.87

Ending Shares Outstanding	11,985,670	11,901,533

(1)	Dividends paid include dividends paid on common shares and LTIP units. During the three month period ended June 30, 2010, a dividend was declared and paid in the amount of $0.25 per common share and LTIP unit outstanding. Dividends paid of $ 0.26 per share for the three month period ending June 30, 2010 reflect the impact of dividing the total dividend payment, inclusive of LTIP units, by average common shares outstanding, exclusive of LTIP units.
(2)	If all units issued pursuant to the long term incentive plans were vested and exchanged for common shares as of June 30, 2010 and 2009, shareholders’ equity per share would have been $23.80 and $23.13, respectively.

Summary of Net Increase (Decrease) in Shareholders’ Equity from Operations

Our net increase in shareholders’ equity from operations for the three month periods ended June 30, 2010 and 2009 was $3.7 million and $36.0 million, respectively. The majority of the period-over-period decline was due to a reduction in net realized and unrealized gains related to our investment holdings, principally our non-Agency RMBS. This reduction was partially offset by higher net investment income in the three month period ended June 30, 2010, for which no incentive fees were incurred. Total return after incentive fees for our common shares was 1.5% for the three month period ended June 30, 2010 as compared to 14.6% for the three month period ended June 30, 2009. Total return on our common shares is calculated based on changes in book value per share, assumes reinvestment of dividends, and excludes shares held by our Manager.

Net Investment Income

Net investment income was $6.7 million for the three month period ended June 30, 2010 as compared to $1.6 million for the three month period ended June 30, 2009. Net investment income consists of interest income less total expenses. The period-over-period increase in net investment income resulted largely from the absence of incentive fee expense in the current three month period since our performance did not exceed the return hurdle. While total expenses declined, this was partially offset by a decline in interest income.

Interest Income

Interest income was $10.8 million for the three month period ended June 30, 2010 as compared to $13.3 million for the three month period ended June 30, 2009. Interest income includes coupon payments received and accrued on our holdings, the net accretion and amortization of purchased discounts and premiums on those holdings and interest on our cash balances, including those balances held by our counterparties as collateral. The year-over-year decrease in interest income was principally attributable to lower yields on our non-Agency holdings in the current period, reflecting firmer asset pricing in this sector relative to the period one year ago.

Interest Expense

Interest expense includes interest on funds borrowed under reverse repos and interest on our counterparties’ cash collateral held by us. We had average borrowed funds of $449.5 million and $263.0 million for the three month periods ended June 30, 2010 and 2009, respectively. Our total interest expense, inclusive of interest expense on our counterparties’ cash collateral held by us, was $0.9 million for the three month period ended June 30, 2010 as compared to $0.4 million for the three month period ended June 30, 2009. The increase in interest expense is mainly related to the increase in amounts borrowed related to our reverse repos for the three month period ended June 30, 2010 as compared to the three month period ended June 30, 2009.

The table below shows our average borrowed funds, interest expense, average cost of funds, average one-month LIBOR and average six-month LIBOR under our reverse repos for the three months ended June 30, 2010 and 2009.

	Average Borrowed Funds	Interest Expense	Average Cost of Funds	Average One-Month LIBOR	Average Six-Month LIBOR
For the Three Month Period Ended June 30, 2010	$449,470,046	$813,029	0.72%	0.31%	0.63%
For the Three Month Period Ended June 30, 2009	$263,017,500	$321,332	0.49%	0.37%	1.39%

Other Expenses

Other expenses consist of base management fees and incentive fees payable to our Manager pursuant to our management agreement, share-based LTIP expense and various other operating expenses. Other expenses exclude interest expense. The period-over-period decrease in other expenses was mainly due to the absence of incentive fee expense in the three month period ended June 30, 2010. The absence of the incentive fee in the current three month period was partially offset, however, by an increase in various operating expenses, mainly compensation expense and insurance expense. We began incurring compensation expense in the fourth quarter of 2009 related to certain dedicated personnel, including our dedicated Chief Financial Officer and controller. During the fourth quarter of 2009, we also increased our insurance coverage, both in size and type of coverage.

For the three month periods ended June 30, 2010 and 2009, we incurred expenses for base management fees payable to our Manager of $1.1 million and $1.0 million, respectively. Our Manager is also entitled to a quarterly incentive fee if, and in proportion to the extent that, our performance (as measured by adjusted net income, as defined in the management agreement) over the relevant calculation period exceeds a defined return hurdle for the period. During the three month period ended June 30, 2010, our performance did not exceed the return hurdle for the quarterly calculation period, and therefore our Manager did not earn incentive fees. For the three month period ended June 30, 2009, the return hurdle (after taking into account the loss carryforward from 2008) was exceeded and as a result, we incurred incentive fee expense in the amount of $8.4 million. The return hurdle was based on a 9% annual rate for each of the three month periods ended June 30, 2010 and 2009.

Effective July 1, 2009, our Management Agreement was amended. The incentive fees earned by our Manager for the period prior to July 1, 2009, were calculated based on the provisions in our management agreement that were in effect prior to the July 1, 2009 amendment. See Note 4 to our consolidated financial statements for a description of the changes to our management agreement.

Net Realized and Unrealized Gains and Losses on Investments and Financial Derivatives

During the three month period ended June 30, 2010, we had net realized and unrealized gains on investments of $1.2 million as compared to $40.3 million for the three month period ended June 30, 2009. Net realized and unrealized gains on investments of $1.2 million for the three month period ended June 30, 2010 resulted principally from realized and unrealized gains on our non-Agency and Agency RMBS partially offset by realized and unrealized losses on TBAs. For the three month period ended June 30, 2010, net realized and unrealized gains on our Agency and non-Agency RMBS was $14.5 million and net realized and unrealized losses on our TBAs was $13.5 million. Of the total net realized and unrealized gains of $1.2 million for the three month period ended June 30, 2010, we realized net gains of $8.5 million and recognized net unrealized losses of $7.3 million. Net realized and unrealized gains on investments of $40.3 million for the three month period ended June 30, 2009 resulted principally from net unrealized gains on our non-Agency RMBS, which included a $4.6 million unrealized gain recognized on the establishment of a claim against Lehman Brothers. See Note 8 to the consolidated financial statements for the circumstances surrounding the establishment of this claim asset. Of the total net realized and unrealized gains of $40.3 million for the three months ended June 30, 2009, we realized net losses of $14.2 million and recognized net unrealized gains of $54.5 million.

During the three month period ended June 30, 2010, we had net realized and unrealized losses on our financial derivatives of $4.2 million as compared to $5.9 million for the three month period ended June 30, 2009. Net realized and unrealized losses on our financial derivatives for the three month period ended June 30, 2010 resulted in part from net realized and unrealized losses on our interest rate swaps and Eurodollar futures, each used to manage our interest rate risk. Net losses on our interest rate swaps and Eurodollar futures were $2.9 million and were largely due to the decline in interest rates during the period. We also had net realized and unrealized losses on our corporate and single name ABS CDS in the amount of $4.6 million; we exited most of our corporate CDS contracts during the period. Partially offsetting these losses were net realized and unrealized gains in the amount of $3.5 million on our CDS on ABS indices. Of the total net realized and unrealized losses of $4.2 million for the three month period ended June 30, 2010, we realized net losses of $1.1 million and had net unrealized losses of $3.1 million. Net realized and unrealized losses on our financial derivatives for the three month period ended June 30, 2009 resulted principally from contract terminations of total return swaps and the decline in value of our single name corporate CDS: net losses on our total return swaps for the period were $2.7 million and our single name CDS declined in value by $3.1 million.

Results of Operations for the Six Month Periods Ended June 30, 2010 and 2009

	Six Month Period Ended June 30,
	2010	2009
Investment income—Interest income	$22,715,250	$22,934,130
Expenses:
Interest expense	1,679,404	1,012,021
Other expenses	6,895,807	14,084,073

Total expenses	8,575,211	15,096,094

Net investment income	14,140,039	7,838,036
Net realized and unrealized gain (loss) on investments	5,222,413	29,312,846
Net realized and unrealized gain (loss) on financial derivatives	(8,035,864)	13,211,034

Net increase (decrease) in shareholders’ equity resulting from operations	$11,326,588	$50,361,916

Beginning Shareholders’ Equity Per Share (3/31/10 and 3/31/09, respectively)	$25.04	$19.27
Net Investment Income	1.18	0.65
Net Realized/Unrealized Gains (Losses)	(0.24)	3.50

Results of Operations	0.94	4.15
Dividends Paid(1)	(1.55)	—
Accretive Effect of Share Repurchase	—	0.45
Share-Based LTIP Awards	0.13	0.15
Manager Special Distribution	—	(0.15)

Ending Shareholders’ Equity Per Share(2)	$24.56	$23.87

Ending Shares Outstanding	11,985,670	11,901,533

(1)	Dividends paid include dividends paid on common shares and LTIP units. For the six month period ending June 30, 2010, two dividends totaling $1.50 per common share and LTIP outstanding share were declared and paid. Dividends paid of $1.55 per share for the six month period ending June 30, 2010 above reflect the impact of dividing the total dividend payment, inclusive of LTIP units, by average common shares outstanding, exclusive of LTIP units.
(2)	If all units issued pursuant to the long term incentive plans were vested and exchanged for common shares as of June 30, 2010 and 2009, shareholders’ equity per share would have been $23.80 and $23.13, respectively.

Summary of Net Increase (Decrease) in Shareholders’ Equity from Operations

Our net increase in shareholders’ equity from operations for the six month periods ended June 30, 2010 and 2009 was $11.3 million and $50.4 million, respectively. The majority of the period-over-period decline was due to a reduction in net realized and unrealized gains related to our investment holdings, principally our non-Agency RMBS. This reduction was partially offset by lower total expenses in the six month period ended June 30, 2010 which included significantly less incentive fee expense relative to 2009. Total return for our common shares after incentive fees was 4.1% for the six month period ended June 30, 2010 as compared to 23.9% for the six month period ended June 30, 2009. Total return on our common shares is calculated based on changes in book value per share, assumes reinvestment of dividends, and excludes shares held by our Manager.

Net Investment Income

Net investment income was $14.1 million for the six month period ended June 30, 2010 as compared to $7.8 million for the six month period ended June 30, 2009. Net investment income consists of interest income less total expenses. The period-over-period increase in net investment income resulted from significantly lower incentive fee expense in the current six month period given the decline in total return period-over-period. Interest income was relatively flat over the two six month periods.

Interest Income

Interest income was $22.7 million for the six month period ended June 30, 2010 as compared to $22.9 million for the six month period ended June 30, 2009. Interest income includes coupon payments received and accrued on our holdings, the net accretion and amortization of purchased discounts and premiums on those holdings and interest on our cash balances, including those balances held by our counterparties as collateral. The year-over-year decrease in interest income was principally attributable to lower yields on our non-Agency holdings in the current period, reflecting firmer asset pricing in this sector relative to the period one year ago. This decline was partially offset by higher interest income from our Agency holdings due to the fact that we held more investments in Agency investments in 2010 compared to 2009. On the basis of average cost, we held $397.2 million in Agency investments for the six month period ended June 30, 2010 compared to $260.1 million for the six month period ended June 30, 2009.

Interest Expense

Interest expense includes interest on funds borrowed under reverse repos and interest on our counterparties’ cash collateral held by us. We had average borrowed funds of $481.0 million and $243.8 million for the six month periods ended June 30, 2010 and 2009, respectively. Our total interest expense, inclusive of interest expense on our counterparties’ cash collateral held by us, was $1.7 million for the six month period ended June 30, 2010 as compared to $1.0 million for the six month period ended June 30, 2009. The increase in interest expense is mainly related to the increase in amounts borrowed offset by a decrease in borrowing costs related to our reverse repos for the six month period ended June 30, 2010 as compared to the six month period ended June 30, 2009.

The table below shows our average borrowed funds, interest expense, average cost of funds, average one-month LIBOR and average six-month LIBOR under our reverse repos for the six months ended June 30, 2010 and 2009.

	Average Borrowed Funds	Interest Expense	Average Cost of Funds	Average One-Month LIBOR	Average Six-Month LIBOR
For the Six Month Period Ended June 30, 2010	$481,025,553	$1,582,038	0.66%	0.27%	0.51%
For the Six Month Period Ended June 30, 2009	$243,779,288	$896,644	0.74%	0.42%	1.57%

Other Expenses

Other expenses consist of base management fees and incentive fees payable to our Manager pursuant to our management agreement, share-based LTIP expense and various other operating expenses. Other expenses exclude interest expense. The period-over-period decrease in other expenses was mainly due to significantly lower incentive fee expense in the six month period ended June 30, 2010. The lower incentive fee in the current six month period was partially offset, however, by an increase in various operating expenses, principally base management fees, compensation expense and insurance expense. The increase in base management fee was attributable to the larger base of net assets during the six months ended June 30, 2010 as compared to the six month period ended June 30, 2009. In addition, we began incurring compensation expense in the fourth quarter of 2009 related to certain dedicated personnel, including our dedicated Chief Financial Officer and controller. During the fourth quarter of 2009, we also increased our insurance coverage, both in size and type of coverage.

In addition to the base management fee, our Manager is also entitled to a quarterly incentive fee if, and in proportion to the extent that, our performance (as measured by adjusted net income, as defined in the management agreement) over the relevant calculation period exceeds a defined return hurdle for the period. For each of the six month periods ended June 30, 2010 and 2009, the return hurdle (after taking into account any relevant loss carryforward) was exceeded and as a result, we incurred incentive fee expense. The return hurdle for each calculation period was based on a 9% annual rate.

Effective July 1, 2009, our Management Agreement was amended. The incentive fees earned by our Manager for the period prior to July 1, 2009, were calculated based on the provisions in our management agreement that were in effect prior to the July 1, 2009 amendment. See Note 4 to our consolidated financial statements for a description of the changes to our management agreement.

Net Realized and Unrealized Gains and Losses on Investments and Financial Derivatives

During the six month period ended June 30, 2010, we had net realized and unrealized gains on investments of $5.2 million as compared to $29.3 million for the six month period ended June 30, 2009. Net realized and unrealized gains on investments of $5.2 million for the six month period ended June 30, 2010 resulted principally from realized and unrealized gains on our non-Agency as well as Agency RMBS partially offset by realized and unrealized losses on TBAs. Net gains on our Agency and non-Agency RMBS were $25.5 million while net losses on our TBAs were $20.6 million. Of the total net realized and unrealized gains of $5.2 million for the six month period ended June 30, 2010, we realized net gains of $11.7 million and recognized net unrealized losses of $6.5 million. Net realized and unrealized gains on investments of $29.3 million for the six month period ended June 30, 2009 resulted principally from net unrealized gains on our non-Agency RMBS, including a $4.6 million unrealized gain recognized on the establishment of a claim against Lehman Brothers. See Note 8 to the consolidated financial statements included in this prospectus for the circumstances surrounding the establishment of this claim asset. Of the total net realized and unrealized gains of $29.3 million for the six month period ended June 30, 2009, we realized net losses of $21.5 million and recognized net unrealized gains of $50.8 million.

During the six month period ended June 30, 2010, we had net realized and unrealized losses on our financial derivatives of $8.0 million as compared to net realized and unrealized gains of $13.2 million for the six month period ended June 30, 2009. Net realized and unrealized losses on our financial derivatives for the six month period ended June 30, 2010 resulted in part from net realized and unrealized losses on our interest rate swaps and Eurodollar futures, each used to manage our interest rate risk. Net losses on our interest rate swaps and Eurodollar futures were $4.7 million and were largely due to the decline in interest rates during the period. We also had net realized and unrealized losses on our corporate and single name ABS CDS in the amount of $6.2 million; we exited most of our corporate CDS during the period. Partially offsetting these losses were net realized and unrealized gains on our CDS on ABS indices in the amount of $3.6 million. Of the total net realized and unrealized losses of $8.0 million for the six month period ended June 30, 2010, we realized net gains of $6.2 million and net unrealized losses of $14.2 million. Net realized and unrealized gains on our financial derivatives for the six month period ended June 30, 2009 resulted principally from contract terminations under our CDS on ABS indices and single name ABS. Of the total net realized and unrealized gains of $13.2 million for the six month period ended June 30, 2009, we realized net gains of $20.7 million and recognized net unrealized losses of $7.5 million.

Results of Operations for the Years Ended December 31, 2009 and 2008 and for the Period August 17, 2007 (Commencement of Operations) through December 31, 2007

The table below presents the net increase (decrease) in shareholders’ equity resulting from operations for the years ended December 31, 2009 and 2008, and for the period August 17, 2007 (commencement of operations) through December 31, 2007. Because we only operated our business for a portion of the year ended December 31, 2007, a direct comparison of our operating results for the years ended December 31, 2009 and 2008 to our operating results for the period from August 17, 2007 (commencement of operations) to December 31, 2007 may be of limited use.

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from August 17, 2007 (commencement of operations) to December 31, 2007
Investment income—Interest income	$51,714,577	$29,914,585	$5,898,720
Expenses:
Interest expense	2,460,653	6,189,887	—
Other expenses	30,902,921	10,899,758	3,546,187

Total expenses	33,363,574	17,089,645	3,546,187

Net investment income	18,351,003	12,824,940	2,352,533
Net realized and unrealized gain (loss) on investments	70,132,112	(84,256,157)	1,102,559
Net realized and unrealized gain (loss) on financial derivatives	4,897,898	69,008,572	(130,122)

Net increase (decrease) in shareholders’ equity resulting from operations	$93,381,013	$(2,422,645)	$3,324,970

Beginning Shareholders’ Equity Per Share (12/31/2008, 12/31/2007 and 8/17/2007 respectively)	$19.27	$19.35	$19.17
Net Investment Income	1.52	1.03	0.19
Net Realized/Unrealized Gains (Losses)	6.18	(1.23)	0.08

Results of Operations	7.70	(0.20)	0.27
Dividends Paid	(2.50)	—	—
Offering Costs	—	—	(0.15)
Accretive Effect of Share Repurchase	0.42	—	—
Share-Based LTIP Awards	0.30	0.19	0.07
Manager Special Distribution	(0.15)	(0.07)	(0.01)

Ending Shareholders’ Equity Per Share(1)	$25.04	$19.27	$19.35

Ending Shares Outstanding	11,972,113	12,510,033	12,500,050

(1)	If all units issued pursuant to the long term incentive plans were vested and exchanged for common shares as of December 31, 2009, 2008 and 2007, shareholders’ equity per share would have been $24.27, $18.70 and $18.78, respectively.

Results of Operations for the Years Ended December 31, 2009 and 2008

Summary of Net Increase (Decrease) in Shareholders’ Equity from Operations

Our net increase (decrease) in shareholders’ equity from operations was $93.4 million and $(2.4) million for the years ended December 31, 2009 and 2008, respectively. The majority of the net increase in 2009 was due to net unrealized gains on our RMBS. Total return for our common shares was 43.26% for the year ended December 31, 2009 as compared to (0.41)% for the year ended December 31, 2008. Total return on our common shares is calculated based on changes in book value per share, assumes reinvestment of dividends, and excludes shares held by our Manager. If we exclude the effect of our share repurchases which took place during the year ended December 31, 2009, our total return for that period based on change in book value per share and assuming reinvestment of dividends was 40.33%.

Net Investment Income

Net investment income was $18.4 million for the year ended December 31, 2009 as compared to $12.8 million for the year ended December 31, 2008. Net investment income consists of interest income less total expenses. The year-over-year increase in net investment income resulted from growth in interest income over the two periods partially offset by higher total expenses. The largest component of the increased expenses in the year ended December 31, 2009 was incentive fees earned by our Manager. See “—Other Expenses” below for further discussion regarding the incentive fees earned by our Manager.

Interest Income

Interest income was $51.7 million for the year ended December 31, 2009 as compared to $29.9 million for the year ended December 31, 2008. Interest income includes coupon payments received and accrued on our holdings as well as the net accretion and amortization of purchased discounts and premiums on those holdings. The year-over-year increase in interest income was principally attributable to an increase in our average investment holdings over the stated periods. For this purpose, we define our average investment holdings as the average of our beginning and ending total investments at cost (excluding TBAs, which are unsettled positions) for each quarter included in the relevant period. On this basis, for the year ended December 31, 2009, the average investment holdings were $575.1 million as compared to average investment holdings for the year ended December 31, 2008 of $360.0 million, representing an increase of $215.1 million. The increase in average investment holdings was principally related to increased investments in Agency whole pool pass-through certificates during the year ended December 31, 2009 relative to the year ended December 31, 2008.

Interest Expense

Interest expense includes interest on funds borrowed under reverse repos and interest on our counterparties’ cash collateral held by us. We had average borrowed funds of $368.2 million and $165.6 million for the years ended December 31, 2009 and 2008, respectively. Our total interest expense, inclusive of interest expense on our counterparties’ cash collateral held by us, was $2.5 million for the year ended December 31, 2009 as compared to $6.2 million for the year ended December 31, 2008. The decrease in interest expense is mainly related to a decrease in borrowing costs related to our reverse repos for the year ended December 31, 2009 as compared to the year ended December 31, 2008. In addition, during the year ended December 31, 2009, we also experienced a decrease in the interest payable by us on our counterparties’ cash collateral held by us resulting from a decrease in average collateral balances held by us and the rates payable by us on those balances.

The table below shows our average borrowed funds, interest expense, average cost of funds, average one-month LIBOR and average six-month LIBOR under our reverse repos for the years ended December 31, 2009 and 2008.

	Average Borrowed Funds	Interest Expense	Average Cost of Funds	Average One-Month LIBOR	Average Six-Month LIBOR
For the year ended December 31, 2009	$368,176,286	$2,263,800	0.61%	0.33%	1.11%
For the year ended December 31, 2008	$165,616,083	$4,363,685	2.63%	2.68%	3.06%

Other Expenses

Other expenses consist of base management fees and incentive fees payable to our Manager pursuant to our management agreement, share-based LTIP expense and other operating expenses. Other expenses exclude interest expense. Other operating expenses include staffing costs, professional fees, insurance expense, agency and administrative fees and other expenses necessary to operate the business. Our other expenses were $30.9 million for the year ended December 31, 2009 as compared to $10.9 million for the year ended December 31, 2008. This year-over-year increase was mainly due to increased expenses associated with incentive fees discussed below; however, the year-over-year increase was also related to higher expense for base management fees due to the growth in net asset value, to share-based LTIP expenses based on growth in book value per share and to higher other operating expenses. The increase in other operating expenses was primarily related to costs associated with our dedicated employees hired in 2009 that we did not have in 2008 and increased professional costs.

For the years ended December 31, 2009 and 2008, we incurred expenses for base management fees payable to our Manager of $4.2 million and $3.7 million, respectively. Our Manager is also entitled to a quarterly incentive fee if, and in proportion to the extent that, our performance (as measured by adjusted net income, as defined in the management agreement) over the relevant calculation period exceeds a defined return hurdle for the period. During each of the years ended December 31, 2009 and 2008, our performance exceeded the return hurdle for one or more of the relevant quarterly calculation periods, and therefore our Manager earned incentive fees. For each of the quarterly calculation periods included in the years ended December 31, 2009 and 2008, the return hurdle was based on a 9% annual rate. Total incentive fees earned for the years ended December 31, 2009 and 2008 were $18.9 million and $1.8 million, respectively.

Effective July 1, 2009, our Management Agreement was amended. The incentive fees earned by our Manager for the period prior to July 1, 2009, were calculated based on the provisions in our management agreement that were in effect prior to the July 1, 2009 amendment. See Note 4 to our consolidated financial statements for a description of the changes to our management agreement.

Net Realized and Unrealized Gains and Losses on Investments and Financial Derivatives

During the year ended December 31, 2009, we had net realized and unrealized gains on investments of $70.1 million as compared to net realized and unrealized losses on investments of $(84.3) million for the year ended December 31, 2008. This increase of $154.4 million is principally attributable to a net increase in the value of investments, primarily our non-Agency RMBS, for the year ended December 31, 2009 as compared to the year ended December 31, 2008 when the net value of our non-Agency RMBS declined. Our net realized gains on investments during the year ended December 31, 2009 includes proceeds, in the amount of approximately $5.3 million, from the sale of a claim against Lehman Brothers Special Financing, Inc., or LBSF, a wholly-owned subsidiary of Lehman Brothers Holdings Inc., or Lehman. In September 2008, Lehman filed with the United States Bankruptcy Court in the Southern District of New York for protection under Chapter 11 of the United States Bankruptcy Code. At that time, we were a party to a number of interest rate swap and credit default swap contracts with LBSF and the Chapter 11 filing by Lehman constituted an event of default under the ISDA Master Agreement between us and LBSF. See Note 8 to our consolidated financial statements for a full description of the events leading up to the sale of this claim in 2009.

During the year ended December 31, 2009, we had net realized and unrealized gains on our financial derivatives of $4.9 million as compared to net realized and unrealized gains on financial derivatives of $69.0 million for the year ended December 31, 2008. The decline of $64.1 million is principally attributable to our swaps, where for the year ended December 31, 2008, we realized substantially more gains relative to 2009. Net realized gains on our swaps for the year ended December 31, 2009, was $6.8 million as compared to $63.6 million for the year ended December 31, 2008.

Results of Operations for the Year Ended December 31, 2008 and the Period from August 17, 2007 (commencement of operations) through December 31, 2007

Summary of Net Increase (Decrease) in Shareholders’ Equity from Operations

Our shareholders’ equity decreased by $2.4 million from operations during the year ended December 31, 2008 as compared to an increase of $3.3 million during the period from August 17, 2007 (commencement of operations) through December 31, 2007. We attribute a majority of the net decrease in 2008 to increases in unrealized losses on RMBS. We attribute a majority of the net increase in the partial 2007 year to interest income and net realized gains on our RMBS. Total return for our common shares for the year ended December 31, 2008 based on change in book value per share was (0.41)% as compared to 0.94% for the period from August 17, 2007 (commencement of operations) through December 31, 2007.

Net Investment Income

Net investment income was $12.8 million for the year ended December 31, 2008 as compared to $2.4 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007. Net investment income consists of interest income less expenses. The increase was due primarily to our being more fully invested in 2008 than in 2007 and the fact that we operated for a full fiscal year in 2008.

Interest Income

Interest income was $29.9 million for the year ended December 31, 2008 as compared to $5.9 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007. Our interest income increased due to our being more fully invested in 2008 than in 2007 and the fact that we operated for a full fiscal year in 2008.

Interest Expense

Interest expense includes interest on funds borrowed under reverse repos and interest on our counterparties’ cash collateral held by us. We had average borrowed funds of $165.6 million and $0 for the year ended December 31, 2008 and the period from August 17, 2007 (commencement of operations) through December 31, 2007, respectively. Interest expense increased $6.2 million for the year ended December 31, 2008 from $0 for the period from August 17, 2007 (commencement of operations) through December 31, 2007. The increase in interest expense is related to an increase in total borrowings.

The table below shows our average borrowed funds, interest expense, average cost of funds, average one-month LIBOR and average six-month LIBOR under our reverse repos for the year ended December 31, 2008.

	Average Borrowed Funds	Interest Expense	Average Cost of Funds	Average One- Month LIBOR	Average Six- Month LIBOR
For the year ended December 31, 2008	$165,616,083	$4,363,685	2.63%	2.68%	3.06%

There were no borrowings as of and for the period ended December 31, 2007.

Other Expenses

Other expenses consist of base management fees and incentive fees payable to our Manager pursuant to our management agreement, share-based LTIP expense and other operating expenses. Other expenses exclude interest expense. Other operating expenses include professional fees, insurance expense, agency and administrative fees, organizational costs and other expenses necessary to operate the business. Our other expenses were $10.9 million for the year ended December 31, 2008 as compared to $3.5 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007. This increase was mainly due to the fact that (i) we operated for a full year in 2008 as compared to only a partial year in 2007 and (ii) we paid an incentive fee to our Manager in 2008 and did not pay an incentive fee to our Manager in 2007.

Net Realized and Unrealized Gains and Losses on Investments and Financial Derivatives

During the year ended December 31, 2008, we had net realized and unrealized losses on investments of $(84.3) million as compared to net realized and unrealized gains on investments of $1.1 million during the period from August 17, 2007 (commencement of operations) through December 31, 2007. This change of $(85.4) million was mainly the result of unrealized losses on our RMBS during 2008. During the year ended December 31, 2008, we had net realized and unrealized gains on financial derivatives of $69.0 million as compared to net realized and unrealized losses on financial derivatives of $(0.1) million during the period from August 17, 2007 (commencement of operations) through December 31, 2007. This change of $69.1 million was mainly the result of our exiting certain derivative contracts at net realized gains during the year ended December 31, 2008.

Liquidity and Capital Resources

Liquidity refers to our ability to meet our cash needs, including repaying our borrowings, funding and maintaining RMBS and other assets, making distributions and other general business needs. Our short-term (one year or less) and long-term liquidity requirements include acquisition costs for assets we acquire, payment of our base management fee and incentive fee, compliance with margin requirements under our repo, reverse repo, TBA and derivative contracts, repayment of reverse repo borrowings to the extent we are unable or unwilling to extend our reverse repos, and payment of our general operating expenses. Our capital resources primarily include cash on hand, cash flow from our investments (including monthly principal and interest payments received on our RMBS and proceeds from the sale of securities), borrowings under reverse repos and proceeds from equity offerings. We expect that these sources of funds will be sufficient to meet our short-term and long-term liquidity needs.

We expect to continue to borrow funds in the form of reverse repos and we may increase the level of borrowings in the future. The terms of these borrowings under our master repurchase agreements generally conform to the terms in the standard master repurchase agreement as published by SIFMA as to repayment and margin requirements. In addition, each lender typically requires that we include supplemental terms and conditions to the standard master repurchase agreement. Typical supplemental terms and conditions include the addition of or changes to provisions relating to margin calls, requirements that all controversies related to the repurchase agreement be litigated in a particular jurisdiction and cross default provisions. These provisions may differ for each of our lenders.

We have repurchased some of our own common shares in privately negotiated unsolicited transactions. To date, these share repurchases have occurred at prices which represented a material discount to our book value per common share at the time of repurchase. As a result, the share repurchases were each accretive to our book value and, in our Manager’s opinion, the effective expected return on the capital used to repurchase the shares was attractive compared to alternative opportunities available in the market at those times. However, we currently do not have a systematic plan to buy back our common shares.

We held cash and cash equivalents of approximately $109.3 million, $102.9 million and $61.4 million as of June 30, 2010, December 31, 2009 and December 31, 2008, respectively.

We may declare dividends based on, among other things, our earnings, our financial condition, our working capital needs and new opportunities. The declaration of dividends to our shareholders and the amount of such dividends are at the discretion of our board of directors. During the six month period ended June 30, 2010, we paid total dividends in the amount of $18.5 million. No dividends were paid during the six month period ended June 30, 2009.

For the six month period ended June 30, 2010, our operating activities (including net sales of investments throughout the period) provided net cash in the amount of $157.1 million, but our reverse repo activity used to finance many of our investments (including repayments, in conjunction with the sales of investments, of amounts borrowed under our reverse repo agreements) used net cash of $131.8 million. Thus our operating activities, when combined with our reverse repo financing activities, provided net cash of $25.3 million. Of this $25.3 million, we used $18.5 million to pay dividends, $0.3 million for other non-operating-activity-related uses, with the remaining $6.5 million serving to increase our cash holdings from $102.9 million as of December 31, 2009 to $109.3 million as of June 30, 2010.

For the year ended December 31, 2009, our operating activities (including net purchases of investments throughout the year) used net cash of $215.4 million, but our reverse repo activity used to finance many of our investments (including many of those purchased throughout the year) provided net cash of $299.4 million. Thus our operating activities, when combined with our reverse repo financing activities, provided net cash of $84.0 million. Of this $84.0 million, we used $30.8 million to pay dividends and we used an additional $11.7 million for other non-operating-activity-related uses, with the remaining $41.5 million serving to increase our cash holdings from $61.4 million as of December 31, 2008 to $102.9 million as of December 31, 2009.

For the year ended December 31, 2008, our operating activities used net cash of $259.7 million, primarily through the acquisition of assets and payments made in respect of financial derivatives. No dividends were paid in 2008.

Based on our current portfolio, amount of free cash on hand, debt-to-equity ratio and current and anticipated availability of credit, we believe that our capital resources will be sufficient to enable us to meet anticipated short-term and long-term liquidity requirements. However, the unexpected inability to finance our Agency RMBS portfolio would create a serious short-term strain on our liquidity and would require us to liquidate much of that portfolio, which in turn would require us to restructure our portfolio to maintain our exclusion from regulation as an investment company under the Investment Company Act. Steep declines in the values of our RMBS assets financed using reverse repos, or in the values of our derivative contracts, would result in margin calls that would significantly reduce our free cash position. Furthermore, a substantial increase in prepayment rates on our assets financed by reverse repos could cause a temporary liquidity shortfall, because we are generally required to post margin on such assets in proportion to the amount of the announced principal paydowns before the actual receipt of the cash from such principal paydowns. If our cash resources are at any time insufficient to satisfy our liquidity requirements, we may have to sell assets or issue debt or additional equity securities.

While our net borrowings under our reverse repos declined during the six month period ended June 30, 2010, we expect to continue to borrow funds in the form of reverse repos as well as other types of financing. As of June 30, 2010, December 31, 2009 and December 31, 2008, we had $428.2 million, $560.0 million and $260.5 million, respectively of borrowings outstanding under our reverse repos with a weighted average borrowing rate of 0.77%, 0.58% and 2.07%, respectively, most of which were collateralized by our Agency RMBS. As of June 30, 2010, our reverse repos had interest rates ranging from 0.25% to 2.50%. As of December 31, 2009, our reverse repos had interest rates ranging from (0.01)% to 2.75%. The negative borrowing rate relates to a single Treasury holding which we financed using a reverse repo arrangement. As of December 31, 2009, market demand for this security was such that the lender was willing to pay interest to us in order to access the security as collateral under the reverse repo arrangement. As of December 31, 2008, our reverse repos had interest rates ranging from 1.20% to 4.50%. As of June 30, 2010, the remaining terms on our reverse repos ranged from 1 to 91 days, as of December 31, 2009, the remaining terms on our reverse repos ranged from 4 to 236 days and as of December 31, 2008, the remaining terms on our reverse repos ranged from 6 to 26 days. The RMBS and Treasury security pledged as collateral under the reverse repos had an aggregate estimated fair value of $501.6 million and $627.4 million as of June 30, 2010 and December 31, 2009, respectively. RMBS pledged as collateral under our reverse repos had an estimated fair value of $299.0 million as of December 31, 2008. The interest rates of the reverse repos are generally indexed to the one-month LIBOR rate and reset accordingly. It is expected that amounts due upon maturity of our reverse repos will be funded primarily through the roll over/re-initiation of reverse repos and, if we are unable or unwilling to roll over/re-initiate our reverse repos, through free cash and proceeds from the sale of securities.

We are not required by our investment guidelines to maintain any specific debt-to-equity ratio, and we believe that the appropriate leverage for the particular assets we hold depends on the credit quality and risk of those assets, as well as the general availability and terms of stable and reliable financing for those assets.

Contractual Obligations and Commitments

We are a party to a management agreement with our Manager. Pursuant to that agreement, our Manager is entitled to receive a base management fee, an incentive fee, reimbursement of certain expenses and, in certain circumstances, a termination fee. Such fees and expenses do not have fixed and determinable payments. For a description of the management agreement provisions, see “Management—Management Agreement.”

We enter into reverse repos with third-party broker-dealers whereby we sell securities to such broker-dealers at agreed-upon purchase prices at the initiation of the reverse repos and agree to repurchase such securities at predetermined repurchase prices and termination dates, thus providing the broker-dealers with an implied interest rate on the funds initially transferred to us by the broker-dealers. When we enter into a reverse repo, the lender establishes and maintains an account containing cash and securities having a value not less than the repurchase price, including accrued interest, of the reverse repo. We enter into repos with third-party broker-dealers whereby we purchase securities under agreements to resell at an agreed-upon price and date. In general, we most often enter into repo transactions in order to effectively borrow securities that we can then deliver to counterparties to whom we have made short sales of the same securities. The implied interest rates on the repos and reverse repos we enter into are based upon market rates at the time of initiation. Repos and reverse repos that are conducted with the same counterparty may be reported on a net basis if they meet the requirements of ASC 210-20, Balance Sheet, Offsetting.

As of June 30, 2010, we had an aggregate amount at risk under our reverse repos with seven counterparties of approximately $81.1 million, as of December 31, 2009, we had an aggregate amount at risk under our reverse repos with six counterparties of approximately $74.5 million and as of December 31, 2008, we had an aggregate amount at risk under our reverse repos with four counterparties of approximately $38.4 million. Amounts at risk represent the aggregate excess, if any, for each counterparty of the fair value of collateral held by such counterparty over the amounts outstanding under repos and reverse repos. If the amounts outstanding under repos and reverse repos with a particular counterparty are greater than the collateral held by the counterparty, there is no amount at risk for the particular counterparty. Amounts at risk as of June 30, 2010, December 31, 2009 and December 31, 2008 do not include approximately $1.3 million, $2.0 million and $1.0 million, respectively, of net accrued interest, defined as accrued interest on securities held as collateral less interest payable on cash borrowed.

Our swap and futures contracts are governed by trading agreements, which are separately negotiated agreements with dealer counterparties. Changes in the relative value of the swap and futures transactions may require us or the counterparty to post or receive collateral. Typically, a collateral payment or receipt is triggered based on the net change in the value of all contracts governed by a particular trading agreement. Entering into swap and futures contracts involves market risk in excess of amounts recorded on our balance sheet.

As of June 30, 2010, we had an aggregate amount at risk under our derivative contracts with nine counterparties of approximately $13.9 million, including $0.8 million with one futures counterparty. As of December 31, 2009, we had an aggregate amount at risk under our derivatives contracts with six counterparties of approximately $10.5 million, including $1.8 million with one futures counterparty. As of December 31, 2008, we had an aggregate amount at risk under our derivatives contracts with four counterparties of approximately $8.8 million. Amounts at risk under our derivatives contracts represent the aggregate excess, if any, for each counterparty of the fair value of our derivative contracts plus our collateral held directly by the counterparty less the counterparty’s collateral held by us. If a particular counterparty’s collateral held by us is greater than the aggregate fair value of the financial derivatives plus our collateral held directly by the counterparty, there is no amount at risk for the particular counterparty. Amounts at risk as of June 30, 2010, December 31, 2009 and December 31, 2008 do not include approximately $0.6 million, $0 and $0.5 million, respectively, of trade receivables on unsettled swap transactions.

We are party to a tri-party collateral arrangement under one of our ISDA trading agreements whereby a third party holds collateral posted by us. Pursuant to the terms of the arrangement, the third party must follow certain pre-defined actions prior to the release of the collateral to the counterparty or to us. Deposits with Dealers Held as Collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity includes, at June 30, 2010, December 31, 2009 and December 31, 2008 collateral posted by the Company and held by a third party custodian in the amount of approximately $6.3 million, $11.3 million and $14.3 million, respectively.

We purchase and sell certain non-derivative securities, including TBAs, on a when-issued or delayed delivery basis. Since delivery for these securities extends beyond the typical settlement dates for most non-derivative investments, these transactions are more prone to market fluctuations between the trade date and the ultimate settlement date, and thereby are more vulnerable, especially in the absence of margining arrangements with respect to these transactions, to increasing amounts at risk with the applicable counterparties.

As of June 30, 2010, in connection with our TBAs, we had an aggregate amount at risk with twelve counterparties in the aggregate amount of approximately $7.9 million. As of December 31, 2009, in connection with our TBAs, we had an aggregate amount at risk with six counterparties in the aggregate amount of approximately $6.6 million. No amounts were at risk as of December 31, 2008. Amounts at risk in connection with our TBAs represent the aggregate excess, if any, for each counterparty of the net fair value of our TBAs plus our collateral held directly by the counterparty less the counterparty’s collateral held by us. If a particular counterparty’s collateral held by us is greater than the aggregate fair value of the TBAs plus our collateral held directly by the counterparty, there is no amount at risk for the particular counterparty.

Off-Balance Sheet Arrangements

As of June 30, 2010, December 31, 2009 and December 31, 2008, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide funding to any such entities. As such, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.

Inflation

Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

The primary components of our market risk are related to credit risk, prepayment risk and interest rate risk. We seek to actively manage these and other risks and to acquire and hold assets that we believe justify bearing those risks, and to maintain capital levels consistent with those risks.

Credit Risk

We are subject to credit risk in connection with our assets, especially our non-Agency RMBS. Credit losses on real estate loans can occur for many reasons, including, but not limited to, poor origination practices, fraud, faulty appraisals, documentation errors, poor underwriting, legal errors, poor servicing practices, weak economic conditions, decline in the value of homes, businesses or commercial properties, special hazards, earthquakes and other natural events, over-leveraging of the borrower on the property, reduction in market rents and occupancies and poor property management services, changes in legal protections for lenders, reduction in personal income, job loss and personal events such as divorce or health problems. Property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions (such as an oversupply of housing), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors and retroactive changes to building or similar codes. For mortgage-related instruments, the two primary components of credit risk are default risk and severity risk. Market conditions since August 2007 have demonstrated substantial increase in both of these risks which has had a negative impact on the value of non-Agency RMBS. The second half of 2009 and the first half of 2010 experienced some perceived stabilization in default risk and severity risk which has led to an increase in values of certain non-Agency RMBS. Should these factors resume their negative trend, some or all of the increase in value of these non-Agency RMBS may be reversed, although to the extent there is an increase in write-downs of principal balances by servicers positive trends could continue.

Default Risk

Default risk is the risk that borrowers will fail to make principal and interest payments on their mortgage loans. We may attempt to mitigate our default risk by, among other things, opportunistically entering into credit default swaps on individual RMBS or RMBS indices, whereby we would receive payments upon the occurrence of a credit event on the underlying reference asset or assets. We also rely on third-party mortgage servicers to mitigate our default risk, but such third-party mortgage servicers may have little or no economic incentive to mitigate loan default rates. Default risk in the RMBS market, as measured by mortgage loans which are sixty days or greater delinquent, has stabilized recently, but remains at elevated levels.

Severity Risk

Severity risk is the risk of loss upon a borrower default on a mortgage loan underlying our RMBS. Severity risk includes the risk of loss of value of the property underlying the mortgage loan as well as the risk of loss associated with taking over the property, including foreclosure costs. We rely on third-party mortgage servicers to mitigate our severity risk, but such third-party mortgage servicers may have little or no economic incentive to mitigate loan loss severities. Such mitigation efforts may include loan modification programs and prompt foreclosure and property liquidation following a default. Severity risk increased consistently throughout the first half of 2009 due to, among other things, increased servicing costs, delays in loan foreclosure, continuing home price declines and lack of incentive for mortgage servicers to minimize costs. Loss severities stabilized in the second half of 2009 and the first half of 2010 and, while such stabilization may prove temporary should the pace of property liquidations increase in the coming months, such stabilization may prove more permanent to the extent there is an increase in write-downs of principal balances by servicers. In order to stem heightened foreclosure activity, recent government action encourages principal forgiveness on defaulted mortgage loans. This is potentially a positive step in alleviating risk of foreclosure, but its success relies on effective implementation by mortgage loan servicers.

Prepayment Risk

Prepayment risk is the risk of change, whether an increase or a decrease, in the rate at which principal is returned in respect of mortgage loans underlying RMBS, including both through voluntary prepayments and through liquidations due to defaults and foreclosures. This rate of prepayment is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Changes in prepayment rates will have varying effects on the different types of securities in our portfolio. We attempt to take these effects into account in making asset management decisions with respect to our assets. Additionally, increases in prepayment rates may cause us to experience losses on our IOs and IIOs, as those securities are extremely sensitive to prepayment rates. Prepayment risk was at elevated levels throughout the second half of 2008 and the first half of 2009. Prepayment rates, besides being subject to interest rates and borrower behavior, are also substantially affected by government policy and regulation. Legislation directed at high loan-to-value borrowers increased prepayments over several classes of mortgage loans in the second half of 2009; however, we believe heightened prepayment levels are unlikely to continue as many borrowers who are eligible to refinance have already done so. A return of principal similar to an increase in prepayment rates has occurred with respect to our Agency RMBS guaranteed by Fannie Mae and Freddie Mac given the repurchase by them of delinquent mortgage loans from the mortgage pools backing such Agency RMBS.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We are subject to interest rate risk in connection with certain of our assets and liabilities. For some securities in our portfolio, the coupon yields on, and therefore also the values of, such securities are highly sensitive to interest rate movements, such as inverse floating rate RMBS, which benefit from falling interest rates, or certain deep discount floating rate RMBS, which benefit from rising interest rates. We selectively hedge our interest rate risk by entering into interest rate swaps, Eurodollar futures, and other instruments. In general, such hedging instruments are used to offset the large majority of the interest rate risk we estimate to arise from our Agency RMBS positions. Hedging instruments may also be used to offset a portion of the interest rate risk arising from certain non-Agency RMBS positions.

The following sensitivity analysis table shows the estimated impact on the fair value of our portfolio segregated by certain identified categories as of June 30, 2010, assuming a static portfolio and immediate shifts in interest rates from current levels as indicated below.

	Estimated Change in Fair Value for a Decrease in Interest Rates by		Estimated Change in Fair Value for an Increase in Interest Rates by
Category of Instruments	50 Basis Points	100 Basis Points	50 Basis Points	100 Basis Points
Non-Agency RMBS	$3,880,729	$7,830,170	$3,812,017	$(7,555,323)
U.S. Treasury Securities and Interest Rate Swaps and Futures	(2,313,494)	(4,652,772)	2,287,710	4,549,636
Agency RMBS	87,678	1,853,424	1,590,389	4,858,845

Total	$1,654,913	$5,030,822	$66,082	$1,853,158

The preceding analysis does not show sensitivity to changes in interest rates for our reverse repo liabilities, our credit default swaps on MBS or MBS indices, or our derivatives on corporate securities (whether debt or equity-related). We believe that the effect of a change in interest rates on such categories of instruments in our portfolio cannot be accurately estimated and/or is not material to the value of the overall portfolio.

Our analysis of interest rate risk is derived from Ellington’s proprietary models as well as third party information and analytics. The estimated changes in fair value for our Agency and non-Agency RMBS are calculated assuming that changes in interest rates affect: (i) the related securitization’s variable-rate bond and variable-rate collateral coupons; (ii) the prepayment rates of the underlying collateral; and (iii) the market discount rates applied to the projected cash flows of such RMBS. Changes in fair value for a given shift in interest rates are estimated by averaging over a wide range of possible future interest rate scenarios consistent with such shift.

Our portfolio is subject to many risks other than interest rate risks. Furthermore, many simplifying assumptions have been made in connection with the calculations set forth in the table above and, as such, there can be no assurance that assumed events will occur or that other events will not occur that would affect the outcomes. For example, for each hypothetical immediate shift in interest rates, simplifying assumptions have been made concerning the shape of the yield curve and market volatilities of interest rates, each of which can significantly and adversely affect the fair value of our interest rate-sensitive instruments.

The above analysis utilizes assumptions and estimates based on management’s judgment and experience, and relies on financial models, which are inherently imperfect; in fact different models can produce different results for the same securities. While the table above reflects the estimated impacts of immediate interest rate increases and decreases on specific categories of instruments in our portfolio, we actively trade many of the instruments in our portfolio, and therefore our current or future portfolios may have risks that differ significantly from those of our June 30, 2010 portfolio estimated above. Furthermore, the impact of changing interest rates on fair value can change significantly when interest rates change by a greater amount than the hypothetical shifts assumed above. For all of the foregoing reasons and others, the table above is for illustrative purposes only and actual changes in interest rates would likely cause changes in the actual fair value of our portfolio that would differ from those presented above, and such differences might be significant and adverse. See “Special Note Regarding Forward-Looking Statements.”

BUSINESS

Our Company

Ellington Financial LLC is a specialty finance company formed in August 2007 to specialize in acquiring and managing mortgage-related assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include non-Agency RMBS, Agency RMBS, mortgage-related derivatives, corporate debt and equity securities and derivatives. We also may opportunistically acquire and manage other types of mortgage-related assets and financial assets, such as residential whole mortgage loans, CMBS and commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives. As of June 30, 2010, we had an aggregate portfolio of RMBS with a net value of approximately $157.2 million, derivatives contracts with a net value of approximately $128.1 million and total shareholders’ equity of approximately $294.4 million. Our net RMBS portfolio value of $157.2 million as of June 30, 2010, represents long investments in Agency and non-Agency RMBS valued at $885.3 million offset by Agency RMBS sold short valued at $728.1 million.

The members of our management team are Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer, Laurence Penn, Vice Chairman of Ellington, who serves as our Chief Executive Officer and President, Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer, Lisa Mumford, who serves as our dedicated Chief Financial Officer, and Daniel Margolis, General Counsel of Ellington, who serves as our Secretary. Each of these individuals is an officer of our Manager. We currently do not have any employees.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our Manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us. Ellington is a private investment management firm and registered investment advisor with a 15-year history of investing in a broad spectrum of MBS and related derivatives.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions—Services Agreement” for a description of the terms of the services agreement between our Manager and Ellington. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of MBS collateral and MBS market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 15-year history of investing in MBS and related derivatives, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of June 30, 2010, Ellington employed over 100 employees, and, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $2.8 billion. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS, as well as a traditional managed account.

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee include Messrs. Vranos, Penn and Tecotzky.

Our Strategy

We utilize an opportunistic strategy to seek to provide investors with attractive, risk-adjusted total returns by:

•	taking advantage of opportunities in the residential mortgage market by purchasing investment grade and non-investment grade non-Agency RMBS, including senior and subordinated securities;

•

acquiring Agency RMBS on a more leveraged basis in order to take advantage of opportunities in that market sector and assist us in maintaining our exclusion from regulation as an investment company under the Investment Company Act;

•	opportunistically entering into and managing a portfolio of mortgage-related derivatives;

•

opportunistically acquiring and managing other mortgage-related and financial assets, such as residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt, ABS backed by consumer and commercial assets and non-mortgage-related derivatives; and

•	opportunistically mitigating our credit and interest rate risk by using a variety of hedging instruments.

Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to continue to be treated as a partnership for U.S. federal income tax purposes and to maintain our exclusion from regulation as an investment company under the Investment Company Act. As a result, although we focus on the assets described above, our acquisition and management decisions depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. To effect our strategy, we may engage in a high degree of trading volume. Our Manager is authorized to follow very broad investment guidelines and, as a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent directors periodically review our investment guidelines and our portfolio, they generally do not review our proposed asset acquisitions or asset management decisions.

Ellington’s investment philosophy revolves around the pursuit of value across various types of MBS and related assets. Ellington seeks investments across a wide range of MBS sectors without any restriction as to ratings, structure or position in the capital structure. Over time and through market cycles, opportunities will present themselves in varying sectors and in varying forms. In current markets, for example, the liquidation of portfolios of MBS from structured vehicles and from distressed financial institutions have been significant sources of asset acquisition opportunities. By rotating between sectors of the MBS markets and adjusting the extent to which it hedges, Ellington believes that it is able to capitalize on the disparities between these sectors as well as on overall trends in the marketplace, and therefore provide better and more consistent returns for its investors. Disparities between MBS sectors vary from time to time and are driven by a combination of factors. For example, as various MBS sectors fall in and out of favor, the relative yields that the market demands for those sectors may vary. In addition, Ellington’s performance projections for certain sectors may differ from those of other market participants and such disparities will naturally cause us, from time to time, to gravitate towards certain sectors and away from others. Disparities between MBS sectors may also be driven by differences in collateral performance (for example, seasoned subprime collateral may perform better than more recent subprime collateral) and in the structure of particular investments (for example, in the timing of cash flow or the level of credit enhancement), and our Manager may believe that other market participants are overestimating or underestimating the value of these differences. Furthermore, we believe that risk management, including opportunistic portfolio hedging and prudent financing and liquidity management, is essential for consistent generation of attractive, risk-adjusted total returns across market cycles.

Ellington’s continued emphasis on and development of proprietary MBS credit, interest rate and prepayment models, as well as other proprietary research and analytics, underscores the importance it places on a disciplined and often analytical approach to fixed income investing, especially in MBS. Our Manager uses Ellington’s proprietary models to identify attractive assets, value these assets, monitor and forecast the performance of these assets, and opportunistically hedge our credit and interest rate risk. We leverage these skills and resources to seek to meet our objectives.

We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading and hedging complex MBS. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.

We also employ a wide variety of hedging instruments and derivative contracts. See “—Risk Management.”

Our Targeted Asset Classes

Our targeted asset classes currently include:

Asset Class	Principal Assets
Non-Agency RMBS	• RMBS backed by prime jumbo, Alt-A and subprime mortgages

• RMBS backed by fixed rate mortgages, ARMs, Option-ARMs and Hybrid ARMs

• RMBS backed by first lien and second lien mortgages

• Investment grade and non-investment grade securities

• Senior and subordinated securities

• IOs, POs, IIOs and inverse floaters

Agency RMBS	• Whole pool pass-through certificates

• TBAs

Mortgage-Related Derivatives	• Credit default swaps on individual RMBS, on the ABX, CMBX and PrimeX indices and on other mortgage-related indices • Other mortgage-related derivatives

Corporate Debt and Equity Securities and Derivatives	• Credit default swaps on corporations or on corporate indices

• Corporate debt or equity securities

• Options or total return swaps on corporate equity or on corporate equity indices

Asset Class	Principal Assets

Other	• Residential whole mortgage loans

• CMBS

• Commercial mortgages and other commercial real estate debt

• ABS

• Other non-mortgage-related derivatives

The following briefly discusses the principal types of assets we purchase.

Non-Agency RMBS

We acquire non-Agency RMBS backed by prime jumbo, Alt-A and subprime residential mortgage loans.

Non-Agency RMBS are debt obligations issued by private originators of or investors in residential mortgage loans. Non-Agency RMBS generally are issued as CMOs, and are backed by pools of whole mortgage loans or by mortgage pass-through certificates. Non-Agency RMBS generally are securitized in senior/subordinated structures, or in excess spread/over-collateralization structures. In senior/subordinated structures, the subordinated tranches generally absorb all losses on the underlying mortgage loans before any losses are borne by the senior tranches. In excess spread/over-collateralization structures, losses are first absorbed by any existing over-collateralization, then borne by subordinated tranches and excess spread, which represents the difference between the interest payments received on the mortgage loans backing the RMBS and the interest due on the RMBS debt tranches, and finally by senior tranches and any remaining excess spread.

We currently acquire and may continue to acquire IOs, POs, IIOs and inverse floaters. IOs are RMBS that entitle the holder to receive interest payments, but not any principal payments, from either a collection of mortgage loans or a particular RMBS debt tranche. IIOs are IOs that entitle the holder to interest payments from an inverse floater. POs are RMBS that entitle the holder to receive principal payments, but not any interest payments, from either a collection of mortgage loans or a particular RMBS debt tranche. POs sell at a discount to par value and are in many respects similar to zero coupon bonds. Inverse floaters are RMBS that have coupon rates that move in the opposite direction of a designated reference interest rate.

Prime jumbo mortgage loans are mortgage loans that generally conform to Fannie Mae or Freddie Mac underwriting guidelines except that the mortgage balance exceeds the maximum amount permitted by Fannie Mae or Freddie Mac underwriting guidelines.

Alt-A mortgage loans generally have income verification and/or employment verification standards that are weaker than those standards employed in prime underwriting. Additionally, Alt-A mortgage loans are more frequently collateralized by non-primary residences than prime loans. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.

Subprime mortgage loans are loans that are originated using underwriting standards that are less restrictive than those used for other first and junior lien mortgage loan origination programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards permit loans to be made to borrowers having low credit scores and/ or imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), loans with no income disclosure or verification, and loans with high loan-to-value ratios.

The residential mortgage loans securing our RMBS are either fixed-rate mortgages, ARMs, option-ARMs or hybrid ARMs. ARMs have interest rates that reset periodically, typically every six or twelve months. Because the interest rates on ARMs adjust periodically based on market conditions, ARMs tend to have interest rates that do not significantly deviate from current market rates. This, in turn, can cause ARMs to have less price sensitivity to interest rates.

A second lien mortgage loan is a mortgage loan that is subordinate to the primary mortgage loan on a property. The second lien mortgage loan can be in the form of a revolving home equity line of credit or in a closed-end non-revolving loan. In the event of a default or a bankruptcy of the borrower, the second lien mortgage loan will not be paid off until the first lien mortgage loan is paid off. The subordination inherent in the second lien mortgage loan and the resulting difficulty in asset recovery following a bankruptcy makes this type of loan a greater risk to lenders, and consequently carries higher interest rates and has high costs associated with it.

Manufactured homes are housing units that are largely assembled in factories and then transported to sites of use. Manufactured housing loans include both manufactured housing installment sales contracts secured by security interests in manufactured homes (and, in some cases, by liens on the real estate on which the manufactured homes are located) and mortgage loans secured by first liens on the real estate on which manufactured homes are permanently affixed.

An option ARM is a mortgage loan that initially offers the borrower a variety of monthly payment options, typically including a specified minimum payment that may be less than the full interest payment, an interest-only payment, a 30-year fully amortizing payment and a 15-year fully amortizing payment. Such mortgage loans typically allow unpaid accrued interest to be capitalized monthly and added back to the loan’s outstanding principal balance. This negative amortization only occurs in loans where the monthly payment does not cover the amount of interest due for that period. Such mortgage loans typically employ (i) a “recast date” before which the outstanding principal loan balance is permitted to negatively amortize but after which it is not, and (ii) a principal balance cap based on federal and state legislation. Option ARMs are typically made to borrowers in high-cost areas because monthly mortgage payments are relatively low for these loans, and are made for the purposes of cash management and increased payment flexibility.

Hybrid ARMs have interest rates that have an initial fixed period (typically two, three, five, seven or ten years) and thereafter reset at regular intervals in a manner similar to traditional ARMs.

The characteristics of RMBS differ from those of traditional fixed-income securities. The major differences include the monthly payment of interest and principal on the RMBS and the possibility that principal may be prepaid on the RMBS at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

Our non-Agency RMBS portfolio has significant quantities of RMBS collateralized by prime jumbo, Alt-A and subprime residential mortgage loans and generally consists of securities which ranked in the more senior classes of their respective securitizations, benefiting from the subordination provided by those securitization structures. Our portfolio also includes significant quantities of RMBS collateralized by manufactured housing loans. However, because we actively trade our portfolio and consider a wide range of potential investments without restriction as to ratings, structure or position in the capital structure, no assurance can be given that, in the future, our non-Agency RMBS will or will not be concentrated in these or other sectors, or consist of securities which rank lower in the capital structure or have lower ratings.

Agency RMBS

Our assets in this asset class consist primarily of whole-pool, pass-through certificates, the principal and interest of which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae and which are backed by ARMs, hybrid ARMs or fixed-rate mortgages. Pass-through certificates are securities representing undivided interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the security, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. Whole pool pass-through certificates are pass-through certificates that represent the entire ownership of (as opposed to merely a partial undivided interest in) a pool of mortgage loans.

TBAs

In addition to investing in specific pools of Agency RMBS, we utilize forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are “To-Be-Announced,” or TBAs. Pursuant to these TBA transactions, we agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date. TBAs are liquid and have quoted market prices and represent the most actively traded class of MBS. We use TBAs primarily for hedging purposes. TBA trading is based on the assumption that the specific mortgage pools that will be delivered at settlement are fungible and thus do not need to be explicitly known at the time a trade is initiated. As a general matter, one mortgage pool is considered to be interchangeable with another mortgage pool for these purposes.

We primarily engage in TBA transactions for purposes of managing certain risks associated with our long Agency RMBS and, to a lesser extent, our non-Agency RMBS. The principal risks that we use TBAs to mitigate are interest rate and yield spread risks. For example, we may hedge the interest rate and/or yield spread risk inherent in our long Agency RMBS by taking short positions in TBAs that are similar in character. Alternatively, we may engage in TBA transactions because we find them attractive on their own, from a relative value perspective or otherwise.

We generally do not settle our purchases and sales of TBAs. If, for example, we wish to maintain a short position in a particular TBA as a hedge, we may “roll” the short TBA transaction. In a hypothetical roll transaction, we might have previously entered into a contract to sell a specified amount of 30-year FNMA 4.5% TBA pass-throughs to a particular counterparty for a specified settlement date. As this settlement date approaches, because we generally do not intend to settle the sale transaction, but we wish to maintain the short position, we enter into a roll transaction whereby we purchase the same amount of 30-year FNMA 4.5% TBA pass-throughs (but not necessarily from the same counterparty) for the same specified settlement date, and we sell the same amount of 30-year FNMA 4.5% TBA pass-throughs (potentially to yet another counterparty) for a later settlement date. In this way, we have essentially “flattened out” our 30-year FNMA 4.5% TBA pass-through position for the earlier settlement date (i.e., offset the original sale with a corresponding purchase), and established a new short position for the later settlement date, hence maintaining our short position. By rolling our transaction, we maintain our desired short position in 30 year FNMA 4.5% securities without actually settling the original sale transaction.

In the case where the counterparty from whom we purchase (or to whom we sell) for the earlier settlement date is the same as the counterparty to whom we sell (or from whom we purchase) for the later settlement date, and when these purchases/sales are transacted simultaneously, this pair of simultaneous purchases or sales is often referred to as a “TBA roll” transaction.

In some instances, to avoid taking or making delivery of TBA securities, we will “pair-off” an open purchase or sale transaction with an offsetting sale or purchase with the same counterparty. Alternatively, we will “assign” open transactions from counterparties from whom we have purchased to other counterparties to whom we have sold. In either case, no securities are actually delivered, but instead the net difference in trade proceeds of the offsetting transactions is calculated, and a money wire representing such difference is sent to the appropriate party.

Mortgage-Related Derivatives

We take long and short positions in various mortgage-related derivative instruments, including credit default swaps. A credit default swap is a credit derivative contract in which one party (protection buyer) pays an ongoing periodic premium (and often an upfront payment as well) to another party (protection seller) in return for compensation for default (or similar credit event) by a reference entity. In this case, the reference entity can be an asset-backed security or an index of several ABS, such as an ABX Index, PrimeX or a CMBX Index. Payments from protection seller to protection buyer typically occur if a credit event takes place; a credit event may be triggered by, among other things, the reference entity’s failure to pay its principal obligations or a severe ratings downgrade of the reference entity.

Legislators and market regulators are currently considering additional regulations pertaining to derivative transactions, including credit derivatives. Given the variety of potential regulations that have been proposed and the preliminary nature of most of the proposals, we are not able at this time to predict the impact any final regulations might have on our business. Proposed regulations could have positive, adverse or mixed consequences for our business. For example, some measures being considered would require that derivatives be traded on regulated exchanges or through clearinghouses. While such changes could benefit us by substantially reducing our derivatives counterparty-related risks, they might also reduce some of the market inefficiencies that we believe create opportunities for us. Such changes might also impact the amount of collateral that we are required to post against our derivatives positions, which could affect our liquidity and the amount of capital that we have available for our non-derivative investment activities. Such changes may lead us to re-evaluate our derivatives strategy in particular and our investment strategy overall. No assurance can be given that any final regulations will not impact our business in a material and adverse way.

Corporate Debt and Equity Securities and Derivatives

For hedging purposes, we take short positions in corporate debt and equity (including indices on corporate debt and equity) by entering into derivative contracts such as credit default swaps, total return swaps and options. These are generally not hedges against risks that are directly related to specific corporate entities. Rather, these hedges reference corporations or indices whose performance we believe may have a reasonable degree of correlation with the performance of our portfolio. Given this correlation, a short position with respect to such corporations or indices provides a hedge to our portfolio of RMBS as a whole.

A credit default swap is a derivative contract in which one party (protection buyer) pays an ongoing periodic premium (and often an upfront payment as well) to another party (protection seller) in return for compensation upon the occurrence of a credit event with respect to the corporation or index referenced by such derivative contract. A credit event relating to a credit default swap on an individual corporation or an index of corporate names would typically be triggered by a corporation’s bankruptcy or failure to make scheduled payments in respect of debt obligations. A total return swap is a derivative whereby one party makes payments to the other representing the total return on a reference debt or equity security (or index of debt or equity securities) in exchange for an agreed upon ongoing periodic premium. An equity option is a derivative that gives the holder the option to buy or sell an equity security or index of securities at a predetermined price within a certain time period. The option may reference the equity of a publicly traded company or an equity index. In addition to general market risk, our derivatives on corporate debt and equity securities are subject to risks related to the underlying corporate entities.

Other Assets

We also may from time to time opportunistically acquire other mortgage-related and financial assets that may include, among others: residential whole mortgage loans, CMBS, commercial mortgages or other commercial real estate debt and ABS backed by consumer and commercial assets.

Our Portfolio

As of June 30, 2010, our RMBS portfolio consisted of the following assets:

Asset Class	Cost	Estimated Fair Value	Estimated Fair Value as a Percentage of Total Shareholders’ Equity
Non-Agency RMBS	$244,750,275	$245,518,617	83.41%
Agency RMBS
Agency RMBS-Whole pool pass-through certificates	420,639,387	427,220,689	145.14%
Agency RMBS-TBAs	211,590,090	212,536,525	72.21%
Agency RMBS-TBAs Sold Short	(721,847,422)	(728,063,164)	(247.35)%

Total	$155,132,330	$157,212,667	53.41%

As of June 30, 2010, our derivatives portfolio consisted of the following derivatives:

Asset Class	Notional Amount	Estimated Fair Value	Value as a Percentage of Total Shareholders’ Equity
Long positions using credit default swaps on RMBS and CMBS Indices(1)	$58,125,334	$(13,331,050)	(4.53)%
Short positions using credit default swaps on RMBS(2)	(138,101,934)	113,425,291	38.53%
Short positions using credit default swaps on RMBS and CMBS Indices(2)	(124,942,637)	31,489,932	10.70%
Short positions using credit default swaps on corporate bond indices(2)	(19,700,000)	171,597	0.06%
Short positions in interest rate swaps(3)	(48,000,000)	(1,214,536)	(0.41)%
Depreciated futures	N/A	(2,421,139)	(0.82)%

Total		$128,120,095	43.53%

(1)	Long positions using credit default swaps represent transactions where we sold credit protection to a counterparty.
(2)	Short positions using credit default swaps represent transactions where we purchased credit protection from a counterparty.
(3)	For short positions in interest rate swaps, a fixed rate is being paid and a floating rate is being received.

The table below shows the credit rating categories from Moody’s, Standard & Poor’s or Fitch Ratings Ltd., respectively, for our long RMBS portfolio, including TBAs but excluding IOs, as of June 30, 2010; as well as our long investments that were unrated but affiliated with Fannie Mae, Freddie Mac or Ginnie Mae. Ratings tend to be a lagging credit indicator; as a result, the credit quality of our long investment holdings may be lower than the credit quality implied based on the ratings listed below. In situations where an investment has a split rating, the lowest provided rating is used.

Ratings Description	Current Principal	Estimated Fair Value	Average Price	Estimated Fair Value as a Percentage of Shareholders’ Equity
Unrated but Agency Affiliated	$602,936,447	$639,757,214	$106.11	217.35%
Aaa/AAA/AAA	30,797,630	23,795,893	77.27	8.08%
Aa/AA/AA	65,824,883	49,920,606	75.84	16.96%
A/A/A	26,323,376	18,804,707	71.44	6.39%
Baa/BBB/BBB	20,928,354	16,125,397	77.05	5.48%
Ba/BB/BB and below	228,738,424	128,185,495	56.04	43.55%
Unrated	241,277,990	—	—	0.00%

Investment Process

Our investment process benefits from the resources and professionals of our Manager and Ellington. The process is managed by an investment and risk management committee, which includes the following three officers of our Manager: Messrs. Vranos, Penn, and Tecotzky. These officers of our Manager also serve as our Co-Chief Investment Officer; Chief Executive Officer; and Co-Chief Investment Officer, respectively. The investment and risk management committee operates under investment guidelines and meets periodically to develop a set of preferences for sectors and sub-sectors. The primary focus of the investment and risk management committee is to review and approve our investment policies and our portfolio holdings and related compliance with our investment policies and guidelines. Our investment and risk management committee has authority delegated by our board to authorize transactions consistent with our investment guidelines. Any transactions deviating in a material way from these guidelines must be approved by our board.

Ellington has a focused investment team for each of our targeted asset classes. Each team evaluates acquisition opportunities consistent with the guidelines developed and maintained by our Manager’s investment and risk management committee. Our asset acquisition process includes sourcing and screening of asset acquisition opportunities, credit analysis, due diligence, structuring, financing and hedging, each as appropriate, to seek attractive total returns commensurate with our risk tolerance. We also screen and monitor all potential assets to determine their impact on maintaining our exclusion from regulation as an investment company under the Investment Company Act and our qualification as a partnership for U.S. federal income tax purposes.

Asset Surveillance

Our asset surveillance process benefits from the resources and professionals of our Manager and Ellington. Ellington performs security- and loan-level analysis of its holdings on a periodic and on-going basis by assessing collateral performance data, evaluating future expected performance, and observing market expectations. Such surveillance capabilities help identify securities or sectors that are performing anomalously. In addition, Ellington analyzes the collateral performance of a broad range of securities that it does not hold in order to monitor emerging trends across asset classes. For instance, Ellington performs surveillance on representative samples of actively traded securities, covering most residential MBS sectors and vintages. On a monthly basis, Ellington gathers data on each such representative sample from its third-party data providers, and produces detailed reports based on loan level information, including analyses of prepayment rates, flow rates, severities, delinquencies and loan modification effects. This process offers Ellington’s trading and surveillance personnel additional insight into the Company’s portfolio and potential asset acquisition opportunities. We believe that Ellington’s surveillance capabilities provide it with a substantial advantage over most other market participants, and present a formidable barrier to entry for potential competitors.

Valuation of Assets

The value of our assets as used and reported in our financial statements is generally determined as follows:

If an asset is listed on a recognized exchange, such asset will be valued at its last available public sale price, or at the bid price for long positions and the offer price for short positions, as applicable. It is anticipated that only a small portion of our holdings may be so listed.

If a security is not listed on a recognized exchange, then such security will generally be valued using methodologies that include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (ii) the solicitation of valuations from third parties (typically, broker-dealers). Third party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. Our Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. Our Manager has been able to obtain third party valuations on the vast majority of our assets and expects to continue to solicit third party valuations on substantially all of our assets in the future to the extent practical. Our Manager uses its judgment, based on its own models, the assessments of its portfolio managers, and third party valuations it obtains, to determine and assign fair values to our Level 3 assets. We believe that third party valuations play an important role in ensuring that our Manager’s valuation determinations are fair and reasonable. Our Manager’s valuation process is subject to the oversight of the Manager’s investment and risk management committee as well as the oversight of the independent members of our board of directors. Because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Critical Accounting Policies—Valuation.”

Risk Management

Risk management is a cornerstone of Ellington’s portfolio management process. Ellington’s risk management infrastructure system includes “ELLiN,” a proprietary trading and portfolio management system that Ellington uses for all of its accounts, which provides real time and batch reporting to all departments at Ellington, including trading, research, finance, operations, and accounting. We benefit from Ellington’s comprehensive risk management infrastructure and ongoing assessment of both portfolio and operational risks. In addition, we utilize derivatives and other hedging instruments to opportunistically hedge our credit and interest rate risk.

Credit Risk Hedging

We enter into short positions using credit default swaps to protect against adverse credit events with respect to our non-Agency RMBS. We may use credit default swaps to hedge non-Agency RMBS credit risk by buying protection on a single non-Agency RMBS or by buying protection on a basket of non-Agency RMBS assets. We may also enter into credit default swaps on the ABX index, PrimeX or CMBX index. We also enter into derivative contracts for hedging purposes referencing the unsecured corporate credit, or the equity of, certain corporations.

Interest Rate Hedging

We opportunistically hedge our interest rate risk by using various hedging strategies to mitigate such risks. The interest rate hedging instruments that we use and may use in the future include, without limitation:

•	Treasury securities;

•	TBAs;

•	interest rate swaps (floating-to-fixed, fixed-to-floating, or more complex swaps such as floating-to-inverse floating, callable or non-callable);

•	swaptions, caps, floors and other derivatives on interest rates;

•	futures and forward contracts; and

•	options on any of the foregoing.

In particular, from time to time we enter into short positions in interest rate swaps to offset the potential adverse effects that changes in interest rates will have on the value of certain of our assets and our financing costs. An interest rate swap is an agreement to exchange interest rate cash flows, calculated on a notional principal amount, at specified payment dates during the life of the agreement. Typically one party pays a fixed interest rate and receives floating interest rate and the other party pays a floating interest rate and receives a fixed interest rate. Each party’s payment obligation is computed using a different interest rate. In an interest rate swap, the notional principal is never exchanged.

Liquidity Management

As part of the risk management and liquidity management functions that our Manager performs for us, our Manager computes a “cash buffer” which at any given point in time represents the amount of our free cash in excess of what our Manager estimates would conservatively be required, especially in times of market dislocation, to support our particular assets and liabilities at such time. Thus, rather than focusing solely on our leverage, our Manager typically seeks to maintain a positive cash buffer.

Our Financing Strategies and Use of Leverage

We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the particular characteristics of our portfolio, availability of financing and market conditions. Our borrowings currently consist solely of reverse repos. Currently, the majority of our reverse repo borrowings are collateralized by Agency RMBS; however, should the prospects for stable and reliable reverse repo financing for non-Agency RMBS continue to improve, we would expect to increase our reverse repo borrowings that are collateralized by non-Agency RMBS. In a reverse repo, we sell an asset to a counterparty at a discounted value, or the loan amount, and simultaneously agree to repurchase the same asset from such counterparty at a price equal to the loan amount plus an interest factor. Despite being legally structured as sales and subsequent repurchases, reverse repos are generally accounted for as debt secured by the underlying assets. During the term of a reverse repo, we generally receive the income and other payments distributed with respect to the underlying assets, and pay interest to the counterparty. While the proceeds of our reverse repo financings are often used to purchase the assets subject to the repo, our financing arrangements do not restrict our ability to use proceeds from these arrangements to support our other liquidity needs. Our reverse repo arrangements are typically documented under SIFMA’s standard form Master Repurchase Agreement, with the ability for both parties to request margin. Given daily market volatility, we and our repo counterparties are required to post additional margin collateral to each other from time to time as part of the normal course of our business. Our reverse repo financing counterparties generally have the right to determine the value of the underlying collateral for margining purposes, subject to the terms and conditions of our agreement with the counterparty, including in certain cases our right to dispute the counterparty’s valuation determination. As of June 30, 2010, we had approximately $428.2 million outstanding on reverse repos with seven counterparties. These borrowings were the only debt financings we had outstanding as of June 30, 2010, and, given that we had approximately $294.4 million of shareholders’ equity as of June 30, 2010, our debt-to-equity ratio was 1.45 to 1. Our debt-to-equity ratio does not account for liabilities other than debt financings.

The following table summarizes our reverse repos:

	Reverse Repurchase Agreements
	Average Borrowed Funds During Period	Borrowed Funds Outstanding at End of Period
June 30, 2010	$481,025,553	$428,169,799
December 31, 2009	$368,176,286	$559,978,100
December 31, 2008	$165,616,083	$260,534,000

The difference between average amounts borrowed during the years ended December 31, 2009 and 2008, and the respective amounts outstanding at the end of each period reflect our increased investment holdings as well as our increased use of leverage to acquire investments in Agency and non-Agency RMBS. During the six month period ended June 30, 2010, we slightly decreased our investment holdings as well as our use of leverage.

The following table summarizes our reverse repos by counterparty as of June 30, 2010:

Counterparty	Outstanding Borrowings	Range of Borrowing Rates	Range of Maturity Dates	Estimated Fair Value of Collateral
Bank of America	$108,969,000	0.27% to 2.46%	14 to 84 days	$121,450,273
Barclays	22,563,000	1.54% to 2.29%	6 to 85 days	33,835,076
Credit Suisse Group	96,043,000	0.25% to 1.75%	1 to 55 days	107,661,428
Deutsche Bank AG	47,456,000	0.29% to 2.10%	7 to 43 days	53,555,316
Jefferies Group	16,063,000	2.35% to 2.35%	12 days	23,719,424
Morgan Stanley	120,577,799	0.27% to 2.50%	1 to 71 days	138,428,211
Royal Bank of Scotland	16,498,000	1.53% to 2.31%	13 to 91 days	22,916,628

	$428,169,799			$501,566,356

We may utilize other types of borrowings in the future, including term facilities or other more complex financing structures. Additionally, we may also take advantage of available borrowings, if any, under new programs established by the Federal Government to finance our assets. We also may raise capital by issuing unsecured debt, preferred or common shares, or trust preferred securities.

Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee will have the discretion, without the need for further approval by our board of directors, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington manages, and expects to continue to manage, other funds, accounts and vehicles that have strategies that are similar to, or that overlap with, our strategy. As of June 30, 2010, Ellington managed various funds, accounts and other vehicles that have strategies that are similar to, or that overlap with, our strategy, that have aggregate net assets of approximately $2.5 billion (excluding our assets). Ellington makes available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its Chief Compliance Officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation procedures and policies.

Because many of our targeted assets are typically available only in specified quantities and because many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As a result, accounts in start-up mode are given priority. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably.

Other policies of Ellington that our Manager will apply to the management of our company include controls for:

•

Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Ellington or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third party dealers, or (iii) according to another pricing methodology approved by our Manager’s chief compliance officer.

•

Principal Transactions—defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

•

Investment in other Ellington accounts—pursuant to our management agreement, although we have not done so to date, if we invest at issuance in the equity of any CDO that is managed, structured or originated by Ellington or one of its affiliates, or if we invest in any other investment fund or other investment for which Ellington or one of its affiliates receives management, origination or structuring fees, the base management and incentive fees payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any related management fees, origination fees or structuring fees payable to our Manager.

•

Split price executions—pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

To date, we have not entered into any cross transactions with other Ellington-managed accounts, principal transactions with Ellington or invested in other Ellington accounts.

Our Manager is authorized to follow very broad investment guidelines. Our independent directors will periodically review our investment guidelines and our portfolio. However, our independent directors generally will not review our proposed asset acquisitions, dispositions or other management decisions. In addition, in conducting periodic reviews, the independent directors will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.

Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and, with the exception of those officers that are dedicated to us, we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by the board of directors or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

Policies with Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities, the retention of cash flow and other funds from debt financing, including reverse repos, or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common shares or preferred shares in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We have not in the past, but may in the future, offer equity or debt securities in exchange for assets.

We have not invested in the past in the securities of other issuers for the purpose of exercising control over such entities, but we may do so in the future.

We engage in the purchase and sale of assets. We have in limited circumstances in the past, and may in the future, make loans to third parties. We have not in the past and will not in the future underwrite the securities of other issuers.

We have furnished and intend to continue to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Our board of directors may change any of these policies without prior notice to you or a vote of our shareholders.

Competition

In acquiring our assets, we compete with mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. Many of our competitors are significantly larger than us, have greater access to capital and other resources and may have other advantages over us. In addition to existing companies, other companies may be organized for similar purposes, including companies focused on purchasing mortgage assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market value of our common shares. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us.

Additionally, we may also compete with (i) the Federal Reserve and the Treasury to the extent they purchase assets meeting our objectives pursuant to various purchase programs and (ii) companies that partner with and/or receive financing from the Federal Government, including TALF and PPIP participants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments.”

In the face of this competition, we have access to our Manager’s and Ellington’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess risks and determine appropriate pricing for certain potential assets. In addition, we believe that these relationships enable us to compete more effectively for attractive asset acquisition opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Operating and Regulatory Structure

Tax Requirements

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, an entity that is treated as a partnership for U.S. federal income tax purposes is not subject to U.S. federal income tax at the entity level. Consequently, as a holder of our common shares, you will be required to take into account your allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether we make cash distributions on a current basis with which to pay any resulting tax. We believe that we are treated, and will continue to be treated, as a publicly traded partnership. Publicly traded partnerships are generally treated as partnerships for U.S. federal income tax purposes as long as they satisfy certain income and other tests on an ongoing basis. We believe that we have satisfied and will continue to satisfy those requirements and that we have been and will continue to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Investment Company Act Exclusions

Most of our business is conducted through various wholly-owned and majority-owned subsidiaries in a manner such that neither we nor our subsidiaries are subject to regulation under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, a company is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (Section 3(a)(1)(A)); or

•

it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does own or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (excluding U.S. Government securities and cash) on an unconsolidated basis, or the 40% Test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through wholly-owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

The 40% Test limits the types of businesses in which we may engage either directly or through our subsidiaries. Our wholly-owned subsidiary, EF Mortgage LLC, relies on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. It, in turn, has a wholly-owned subsidiary, EF CMO LLC, which invests in mortgage-related securities and relies on Section 3(c)(7) of the Investment Company Act. EF Mortgage LLC treats its investment in EF CMO LLC as a real estate-related asset for purposes of its own exclusion under Section 3(c)(5)(C). Our other wholly-owned subsidiary, EF Securities LLC, owns securities, including various kinds of mortgage-related securities and relies on the exemption provided by Section 3(c)(7) of the Investment Company Act; therefore, we treat securities that we own and that were issued by EF Securities LLC as “investment securities” and are required to keep the value of these securities, together with any other investment securities we own, below 40% of our total assets (excluding U.S. Government securities and cash) on an unconsolidated basis. Any subsidiaries we may form in the future may not be majority-owned or wholly-owned by us or might rely on the exemption provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, in which case we would treat securities that we own and that were issued by these types of subsidiaries as “investment securities” and be required to keep the value of these securities, together with the value of our investment in EF Securities LLC and any other investment securities we own, below 40% of our total assets (excluding U.S. Government securities and cash) on an unconsolidated basis.

Section 3(c)(5)(C), the Investment Company Act exclusion upon which EF Mortgage LLC relies, is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets consist of qualifying real estate assets and at least 80% of the entity’s assets consist of either qualifying real estate assets or real estate-related assets. Qualifying real estate assets for this purpose include mortgage loans, whole pool Agency pass-through certificates and other assets that the SEC staff has determined in various no-action letters are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets RMBS that do not satisfy the conditions set forth in those SEC staff no-action letters. In classifying the assets held by EF Mortgage LLC as qualifying real estate assets or real estate-related assets, we also will rely on any other guidance published by the SEC staff or on our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Both the 40% Test and the requirements of the Section 3(c)(5)(C) exclusion limit the types of businesses in which we may engage and the types of assets we may hold, as well as the timing of sales and purchases of assets.

There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of EF Mortgage LLC regularly, there can be no assurance that EF Mortgage LLC will be able to maintain this exclusion from registration. In that case, our investment in EF Mortgage LLC would be classified as an investment security, and we might not be able to maintain our overall exclusion from registering as an investment company under the Investment Company Act.

If we or our subsidiaries were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the restrictions imposed by the Investment Company Act would require us to make material changes to our strategy which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders. Accordingly, to avoid that result, we may be required to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Investment Advisers Act of 1940

Both Ellington and our Manager are registered as investment advisers under the Advisers Act and are subject to the regulatory oversight of the Investment Management Division of the SEC.

Staffing

All of our executive officers, including our dedicated Chief Financial Officer and our dedicated controller, and a dedicated in-house counsel, if our Manager elects to provide such officer, are or will be employees of Ellington or one or more of its affiliates. See “Management—Management Agreement.”

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager considers to be material. Nevertheless, we, our Manager and Ellington operate in highly regulated markets that currently are under intense regulatory scrutiny, and Ellington and its affiliates have received, and we expect in the future may receive, inquiries and requests for documents and information from various federal, state and foreign regulators. In the past these have included:

In June 2007, Ellington received an informal inquiry from the SEC requesting documents and other information relating to trading in credit default swaps on the ABX indices. Ellington provided documents to the SEC staff in August 2007 and Ellington has had no communication with the SEC on the matter since that time.

In November 2006, Ellington received a request from the SEC that it produce documents relating to trading of collateralized mortgage obligations, or CMOs, between Ellington and a third party broker-dealer as well as individuals associated with that broker-dealer, and Ellington produced documents to the SEC consistent with that request. In July 2007, Ellington received a subpoena from the SEC requesting documents relating to trading in CMOs by these individuals and firms they were affiliated with, including that broker-dealer. Ellington responded to that subpoena in August 2007, and has had no communication with the SEC on the matter since that time. The SEC filed complaints in May 2009 and December 2009 against, respectively, certain former employees of the broker-dealer, and the broker-dealer and its CEO, alleging fraud in their marketing of CMOs to their clients.

In August 2007, Ellington received a subpoena from the New York Attorney General, or the NYAG, requesting documents and other information from Ellington about its and its affiliates’ mortgage loan servicing activities. Ellington informed the NYAG that it did not engage in mortgage loan servicing. Ellington subsequently received subpoenas for documents and information relating to Ellington’s residual or equity interests in mortgage securitization trusts; communications with and information received from mortgage servicers relating to these trusts and their underlying mortgage loans; and trading in bonds of these trusts and related credit default swaps, and for documents and other information relating to communications with and information received from one of its vendors, which had performed asset surveillance for Ellington on these trusts. Ellington completed its response to the NYAG subpoenas in June 2008 and has had no communication with the NYAG since that time.

In March 2008, Ellington received a subpoena from the SEC requesting documents and other information relating primarily to CDOs underwritten during 2007 and 2008 by a particular investment bank and for which Ellington acted as collateral manager. Ellington provided an initial response to the subpoena in April 2008 and finished its production in May 2009. Ellington has had no communication with the SEC on the matter since that time.

In August 2009, Ellington and one of its affiliates received subpoenas from the SEC seeking documents and information regarding certain structuring, sales and marketing practices in the CDO market. The subpoenas seek documents and details regarding CDOs in which Ellington or its affiliates participated during 2006 and 2007. Ellington finished its production in response to the subpoenas in November 2009, responded to subsequent requests by the SEC for clarifications with respect to some of the information that Ellington produced to the SEC and intends to cooperate with any further requests.

In May 2010, Ellington received a request for documents and responses to interrogatories from the Financial Crisis Inquiry Commission, or the FCIC, a commission recently formed to examine the causes of the current financial and economic crisis in the United States and report thereon to the Congress and the President, relating to Ellington’s CDO business during the period from January 2000 through the present. Ellington produced documents on May 28, 2010 in response to the FCIC’s request and intends to cooperate with any further requests.

Ellington has advised us that, at the present time, it is not aware that any material legal proceeding against Ellington and its affiliates is contemplated in connection with any of the foregoing inquiries or requests. However, we believe that scrutiny of CDO market participants (including large CDO collateral managers such as Ellington) has intensified recently. We believe this intensified scrutiny increases the risk of additional inquiries and requests from regulatory or enforcement agencies. Ellington and we cannot provide any assurance that these inquiries and requests will not result in further investigation of or the initiation of a proceeding against Ellington or its affiliates or that, if any such investigation or proceeding were to arise, it would not materially adversely affect our company.

OUR MANAGER

Overview

Our Manager is an affiliate of Ellington. Ellington is a private investment management firm and registered investment advisor specializing in fixed income strategies, with an emphasis on the RMBS market.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment process, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database, and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of MBS collateral and MBS market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 15-year history of investing in MBS and related derivatives it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assists us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of June 30, 2010, Ellington employed over 100 employees, and, including our company, various hedge funds, and various private accounts, had net assets under management of approximately $2.8 billion. In addition, Ellington, through its affiliates, manages CDOs collateralized by MBS or ABS, as well as a traditional managed account.

Throughout its 15-year history, Ellington has participated in virtually all sectors of the MBS and ABS markets. Early on in its history, Ellington invested primarily in CMO prepayment and interest rate derivatives such as IOs, IIOs, POs and inverse floaters. Since then, Ellington has dramatically broadened its investment scope and strategies to include a wide spectrum of asset-backed sectors, including RMBS and CMBS, and, within RMBS:

•	RMBS representing all parts of the credit spectrum, from AAA securities down to unrated, first-loss securities;

•	RMBS backed by fixed rate mortgages, ARMs and hybrid ARMs indexed to a wide variety of indices;

•	Agency RMBS and non-Agency RMBS backed by prime jumbo, Alt-A and subprime mortgage loans; and

•	credit default swaps on debt tranches of RMBS.

Ellington has extensive experience in, and actively seeks investment opportunities in, all of these sectors. By establishing and maintaining expertise in a wide variety of MBS sectors, Ellington believes that it can identify those sectors in which the greatest opportunities exists, and therefore be able to adapt and rotate its strategies over time to produce more consistent performance across market cycles.

Ellington’s investment strategies, which we believe are applicable to us, rely on two key components:

•	the ability to identify and purchase securities that are either fundamentally undervalued or provide relative value versus other fixed income instruments; and

•	an intensive analytical approach to risk management.

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee include Messrs. Vranos, Penn, and Tecotzky.

Our Manager’s and Ellington’s Employees

Through 15 years of operational experience as an investment advisor, Ellington has built significant portfolio management and infrastructure resources to support its numerous funds and large asset base. Therefore, we believe that Ellington’s portfolio management resources and infrastructure are scalable to service our activities.

Ellington’s 14 principals have an average of over 21 years of industry experience; its Chief Executive Officer and three Vice Chairmen have an average of over 25 years of industry experience. One of the strengths of the Ellington portfolio management team is the strength of its senior management team; summary biographies of certain of these individuals are as follows:

Name/position at Ellington	Age	Background summary
Michael W. Vranos Founder & Chief Executive Officer	49	Mr. Vranos is the founder and Chief Executive Officer of Ellington. Mr. Vranos is also the Chief Executive Officer and President of our Manager and serves on our Manager’s investment and risk management committee. Mr. Vranos has been our Co-Chief Investment Officer since June 2009. Mr. Vranos has served as a member of our board of directors since August 2007, and from August 2007 until October 2009 Mr. Vranos served as our Chairman. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Until December 1994, Mr. Vranos was a Senior Managing Director at Kidder Peabody in charge of RMBS trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Laurence Penn Vice Chairman	48	Mr. Penn is a Vice Chairman of Ellington, where he helps oversee many functions of the firm, including trading, risk management, and new business. Mr. Penn is also the Executive Vice President of our Manager and serves on our Manager’s investment and risk management committee. Mr. Penn has been our Chief Executive Officer and has served as a member of our board of directors since August 2007. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS and was also responsible for monitoring and updating the risk measures associated with all MBS assets in the funds. Prior to joining Ellington in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers where he was a Managing Director and co-head of CMO origination and trading. Mr. Penn specialized in the trading and risk-management of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers’ structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Certificate of Advance Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Fellow. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Name/position at Ellington	Age	Background summary
Richard Brounstein Vice Chairman	50	Mr. Brounstein is a Vice Chairman and the Director of Investor Relations at Ellington. Prior to joining Ellington in 2000, Mr. Brounstein was the Managing Director responsible for the Fixed Income Securities division at Société Générale Securities Corporation, later renamed S.G. Cowen Securities Corporation. In this capacity, Mr. Brounstein was responsible for supervising all aspects of risk management, market making, proprietary trading, distribution and finance related activities. In addition to his direct responsibilities for the Fixed Income Division, Mr. Brounstein was a member of the Risk Management committee at Société Générale Securities Corporation. Prior to joining Société Générale Securities Corporation, Mr. Brounstein was the Managing Director responsible for the Mortgage-Backed Securities Division at the Union Bank of Switzerland. Later he was given responsibilities for the supervision of distribution/placement of all Fixed Income Securities. Prior to joining the Union Bank of Switzerland, Mr. Brounstein worked with Messrs. Vranos and other Ellington employees at Kidder Peabody. Mr. Brounstein received a M.A. from Columbia University and a B.A. from Fairleigh Dickinson University.

John Geanakoplos Managing Director	55	Professor Geanakoplos is a Managing Director at Ellington, where he is the Head of Research and Development and is responsible for the design of computer models to evaluate and hedge the firm’s portfolio. Professor Geanakoplos is largely responsible for the theoretical framework of Ellington’s proprietary prepayment model and interest rate model. From 1992 until joining Ellington in 1995, Professor Geanakoplos was a Managing Director of Kidder Peabody, where he was head of the Fixed Income Research Department. In this capacity, he led the design of the firm’s proprietary MBS analytical systems. He became a full Professor at Yale University in 1986, at the age of 30, and is currently the James Tobin Professor of Economics and Director of the Cowles Foundation for Research in Economics. He was elected a fellow of the Econometric Society in 1990 and of the American Academy of Arts and Sciences in 1999. He was awarded the Samuelson Prize in 1999, and was awarded the first Bodossaki Prize in economics in 1995. In 1990 and again in 2000, he directed the economics program at the Santa Fe Institute, where he remains an external professor. Professor Geanakoplos graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Yale University and received a M.A. in Mathematics and a Ph.D. in economics from Harvard University.

Robert Kinderman Managing Director	34	Mr. Kinderman is a Managing Director at Ellington where he is responsible for trading credit-sensitive securities, including CMBS, ABS, and subordinated RMBS. Mr. Kinderman also serves on our Manager’s investment and risk management committee. He started full-time with Ellington in 1998, developing credit models as well as pieces of Ellington’s proprietary portfolio management systems, and is currently the head trader for all credit-sensitive mortgage-backed and asset-backed investments at Ellington. He also helps direct the development of research, modeling and systems for credit-sensitive products. Mr. Kinderman earned a B.A. from Yale with distinction in Economics and in Mathematics.

Name/position at Ellington	Age	Background summary
Peter Green	31	Mr. Green is a Managing Director at Ellington where he heads the Risk Management department, which helps monitor, measure, and manage liquidity, market, credit, operational, and other risks. Mr. Green also serves on our Manager’s investment and risk management committee. At Ellington, Mr. Green oversees the development of the firm’s many risk management tools adapted to the particular needs of Ellington’s investment strategies. Over his career at Ellington, Mr. Green has performed a wide variety of roles at the firm, including assisting in the development of Ellington’s interest rate and RMBS credit models, formulating hedging strategies, supporting new business initiatives, and helping design many of the computer systems that support the firm’s specific portfolio management and operational needs. Mr. Green holds a Ph.D. in Pure Mathematics from Harvard University and a B.Sc. from McGill University.

Thomas Larkin Chief Operating Officer & Managing Director	46	Mr. Larkin is the Chief Operating Officer of Ellington, where he oversees most of the operational and financial functions of the firm. He has over 20 years of experience in the investment management industry with a primary focus in hedge funds and private equity funds. From 1997 until joining Ellington in 2004, Mr. Larkin served as Chief Financial Officer of Resurgence Asset Management, or Resurgence, a SEC-registered investment advisory firm specializing in securities of financially distressed companies. At Resurgence, Mr. Larkin oversaw accounting, reporting, taxation, operations, human resources and information systems. Prior to joining Resurgence, he was the Controller of Concord International Investments Group, a multinational investment management firm. Mr. Larkin started his career at Ernst & Young, where he provided auditing and consulting services to companies in a variety of industries, including private investment funds, commodity trading advisors, mutual funds, and oil and gas concerns. Mr. Larkin received a B.S. in Accounting from Boston College. He became a CPA in 1989.

Daniel Margolis General Counsel	37	Mr. Margolis is Ellington’s General Counsel. Mr. Margolis has been our Secretary since July 2010. As General Counsel for Ellington, he is responsible for advising Ellington on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining Ellington, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

Name/position at Ellington	Age	Background summary
Vassilios Nikos Nicopoulos Managing Director	49	Mr. Nicopoulos is a Managing Director at Ellington and is responsible for the mathematical modeling and computer implementation of Ellington’s interest rate and hedging models, and their use in valuing, hedging and managing the risk of MBS. Mr. Nicopoulos joined Ellington from Oxford University in England, where he was an Assistant Professor in Theoretical Condensed Matter Physics. His work focused on the complex behavior of interacting electronic systems. He has had extensive experience in the simulation and analysis of complex stochastic systems on workstations and supercomputers and has built an international reputation for research relevant to real-world physics problems. Mr. Nicopoulos graduated magna cum laude, Phi Beta Kappa with a B.A. in Physics from Harvard University, and also holds M.A. and Ph.D. degrees in Theoretical Physics from Princeton University. Prior to his position at Oxford, he was a researcher and consultant at Los Alamos National Laboratory.

David Rice Chief Compliance Officer	41	Mr. Rice is Ellington’s Chief Compliance Officer and chairs the firm’s Compliance Committee. He is responsible for implementation of Ellington’s compliance program. Prior to joining Ellington, he served as Associate General Counsel, Compliance at GSC Group. From 2002-2007 he served in the Division of Enforcement at the Securities and Exchange Commission in Washington, D.C., where he worked on investigations involving hedge funds, broker-dealers, investment companies, and public and private companies. He has a J.D. from Yale Law School, a Ph.D. in English from the University of California, Irvine, and graduated Phi Beta Kappa, summa cum laude, with a B.A. in English and Philosophy from the University of Southern California.

Mark Tecotzky Managing Director	48	Mr. Tecotzky is a Managing Director of Ellington, and head manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Mr. Tecotzky also serves as the Chief Investment Officer of Ellington Global Asset Management LLC and our Manager and serves on our Manager’s investment and risk management committee. Mr. Tecotzky has been our Co-Chief Investment Officer since March 2008. Prior to joining Ellington in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid ARMs and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other Ellington principals at Kidder Peabody, where he traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

Name/position at Ellington	Age	Background summary
Lisa Mumford Chief Financial Officer of the Company	47	Ms. Mumford has served as the Chief Financial Officer of our Manager and as our Chief Financial Officer since October 2009. Prior to joining our Manager, and since August 2008, Ms. Mumford was Chief Financial Officer of ACA Financial Guaranty Corporation, or ACA FG, where she oversaw all aspects of the finance and accounting operations. Prior to August 2008, ACA FG was an operating subsidiary of ACA Capital Holdings, Inc., or ACA, and from 2003 until this period, Ms. Mumford served as the Chief Accounting Officer. While at ACA, Ms. Mumford oversaw all aspects of the accounting, internal control, and financial reporting process. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., where over her tenure, she held the positions of Chief Financial Officer and Controller. She began her career as a staff accountant with Coopers & Lybrand in 1984, culminating in the role of Audit Supervisor at the time of her departure in 1988. Ms. Mumford is a member of the American Institute of Certified Public Accountants and holds a B.B.A. in Accounting from Hofstra University.

MANAGEMENT

Directors and Executive Officers

Our board of directors consists of five directors. Of these five directors, three are considered independent in accordance with the requirements of the New York Stock Exchange, Inc., or NYSE. See “—Corporate Governance—Board of Directors and Committees.”

Each member of our board of directors serves for a term that commenced at our 2010 Annual Meeting of Shareholders and expires at the 2011 Annual Meeting of Shareholders or at such time as their respective successors are elected and qualified. All of our executive officers, including our dedicated Chief Financial Officer, dedicated controller and, if provided by our Manager, dedicated in-house counsel are or will be employees of Ellington or one or more of its affiliates. The following table sets forth certain information about our directors and executive officers.

Name	Age	Position With Us
Michael W. Vranos	49	Co-Chief Investment Officer and Director
Laurence Penn	48	Chief Executive Officer, President and Director
Daniel Margolis	37	Secretary
Lisa Mumford	47	Chief Financial Officer
Mark Tecotzky	48	Co-Chief Investment Officer
Edward Resendez	54	Director*
Thomas F. Robards	64	Chairman of the Board of Directors*
Ronald I. Simon, Ph.D.	71	Director*

*	Independent director

For biographical information relating to our executive officers, see “Our Manager—Our Manager’s and Ellington’s Employees.” Information for each of our directors is set forth below.

Edward Resendez—Mr. Resendez has served as a member of our board of directors since August 2007. From 2007 to September 2009 Mr. Resendez was Senior Vice President-Chief Lending Officer of Kinecta Federal Credit Union and President of Kinecta Alternative Financial Solutions, Inc. From 2002 to 2007 Mr. Resendez was Chief Executive Officer, Board Member and Co-Founder of ResMAE Financial Corporation and its wholly-owned subsidiary ResMAE Mortgage Corporation, or ResMAE. In February 2007, ResMAE filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, District of Delaware. From 1995 through 2000, Mr. Resendez was the President of Long Beach Mortgage Company. During that timeframe he was also appointed as President and a Management Member of the board of directors for both Long Beach Financial Corporation, when that company went public in 1997 (formerly NASDAQ symbol: LBFC), and its wholly-owned operating subsidiary, Long Beach Mortgage Company, a subprime mortgage company, or, collectively with Long Beach Financial Corporation, Long Beach. Long Beach was an originator, purchaser, seller and servicer of subprime mortgages. From 1987 to 1995, Mr. Resendez held various management positions at Long Beach, including Executive Vice President—Loan Administration, First Vice President—Risk Management, Vice President—REO Loan Servicing, and Vice President—Retail Origination. Prior to joining Long Beach in 1987, Mr. Resendez held several managerial positions with Transamerica Financial Services from 1977 to 1987. Mr. Resendez earned a B.B.A. from Loyola Marymount University in Los Angeles in 1978, and is a licensed real estate broker in California.

Thomas F. Robards—Mr. Robards has served as a member of our board of directors since August 2007 and as our Chairman since October 2009. Mr. Robards is a principal in Robards & Co, LLC, a private investment and advisory company. He currently serves as a Trustee and is Audit Committee Chair for the HSBC Investor Funds, a mutual fund complex. He is a Director and is Audit Committee Chair of Overseas Shipholding Group, Inc., and until December of 2006 was a Director and on the Audit Committee of Financial Federal Corporation, both NYSE-listed companies. From 2003 to 2004, he was the Senior Vice President and Chief Financial Officer of the

American Museum of Natural History in New York, New York. He was the Chief Financial Officer for Datek Online Holding Corporation from 2000 until its acquisition by Ameritrade in 2002. Prior to that, Mr. Robards was employed at Republic New York Corporation for 24 years, including as Chief Financial Officer and Executive Vice President, and from 1997-1999 served on its board of directors. During his tenure his responsibilities at Republic included leading its Asset/Liability Committee as well as managing Republic National Bank treasury and investment portfolio activities. He currently serves on the Board of Trustees and is Chairman of the Finance Committee of the Big Apple Circus. Mr. Robards earned his B.A. from Brown University and an M.B.A. from Harvard Business School.

Ronald I. Simon, Ph.D.—Dr. Simon has served as a member of our board of directors since August 2007. Dr. Simon is a private investor and financial consultant to businesses. From March 2003 through February 2006, when it was acquired by Wachovia Corp., Dr. Simon was a Director of WFS Financial Inc., a publicly-traded financial services company specializing in automobile finance. He was a director of Collateral Therapeutics from 1998 until its acquisition by Schering A.G. in 2002. From January 2006 to January 2009, he was a director of Cardium Therapeutics, a company formed to acquire and carry on the research and development of gene therapy to treat heart disease, which was originally developed by Collateral Therapeutics and then continued by Schering. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc., and since 2002, has been a director of its successor company, American Independence Corp., a holding company engaged principally in the health insurance and reinsurance business. He was a director of BDI Investment Corporation, a closely held regulated investment company, from February 2003 until its liquidation in early 2005, and served as Chief Financial Officer for Wingcast, LLC, a developer of automotive telematics from 2001 to 2002. During 2001, Dr. Simon served as Acting Chairman, Chief Executive Officer and Chief Financial Officer for SoftNet Systems, Inc. He also served as Executive Vice President and Chief Financial Officer of Western Water Company from 1997 to 2000, and a director of Western Water Company from 1999 through 2001. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

Qualifications and Skills of our Board of Directors

Our board of directors believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to board duties, a commitment to representing the best interests of the company and its shareholders and a dedication to enhancing shareholder value. Set forth below is a brief description of the particular experience and skills of each director that led our board of directors to conclude that such individual is qualified to serve as a director of our company in light of our business and structure.

Michael W. Vranos—Our board believes that Mr. Vranos’ operational experience as Co-Chief Investment Officer of our company, trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director. Additional information regarding Mr. Vranos’ experience is set forth under “Our Manager—Our Manager’s and Ellington’s Employees.”

Laurence Penn—Our board believes that Mr. Penn’s operational experience as President and Chief Executive Officer of our company, risk management and trading expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director. Additional information regarding Mr. Penn’s experience is set forth under “Our Manager—Our Manager’s and Ellington’s Employees.”

Edward Resendez—Our board believes that Mr. Resendez’ extensive operational experience in and knowledge of the mortgage lending business give him the qualifications and skills to serve as a director. Additional information regarding Mr. Resendez’ experience is set forth above.

Thomas F. Robards—Our board believes that Mr. Robards’ expertise in finance and accounting, including knowledge of financial institutions, public accounting, internal controls, audit committee performance and governance matters, and experience amassed from past and current service on the audit committees of NYSE-listed companies, give him the qualifications and skills to serve as a director. Additional information regarding Mr. Robards’ experience is set forth above.

Ronald I. Simon, Ph.D—Our board believes that Mr. Simon’s expertise in finance and his extensive service in senior officer positions and directorships of public companies in a variety of industries give him the qualifications and skills to serve as a director. Additional information regarding Mr. Simon’s experience is set forth above.

Promoters

We consider Mr. Vranos, our Co-Chief Investment Officer, and Mr. Penn, our Chief Executive Officer and President, as our promoters, which means that they have taken initiative in funding and organizing our business.

Corporate Governance—Board of Directors and Committees

Our business is managed through the oversight and direction of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. At least a majority of our board of directors is “independent,” as defined by the rules of the NYSE. Our independent directors are nominated by our nominating and corporate governance committee.

Our board consists of five directors, two of whom are affiliated with our Manager and three of whom are independent directors (Messrs. Resendez, Robards and Simon). The directors are informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

Our board has established three committees consisting solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

Our board of directors has established an audit committee, which is composed of Messrs. Robards, Simon and Resendez. Mr. Robards chairs the committee. Our audit committee assists the board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our consolidated financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our independent auditors; and (vi) the performance of the Company’s internal audit function.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of Messrs. Resendez, Robards and Simon. Mr. Resendez chairs the committee. The compensation committee’s principal functions are to (i) evaluate the performance of our officers, (ii) review the compensation payable to our dedicated Chief Financial Officer, dedicated controller and, if provided by our Manager, dedicated in-house counsel, (iii) evaluate the performance of our Manager, (iv) review the compensation and fees payable to our Manager under our management agreement and (v) administer the issuance of any LTIP units and other share-based awards issued to our officers, our Manager or the employees of our Manager who provide services to us.

Nominating and Corporate Governance Committee

Our board of directors has established nominating and corporate governance committee, which is comprised of Messrs. Simon, Robards and Resendez. Mr. Simon chairs the committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to the board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation of Directors

Any member of our board of directors who is also an employee of our Manager or Ellington or their respective affiliates does not receive additional compensation for serving on our board of directors. Each independent director currently receives an annual cash retainer of $40,000 and a fee of $1,000 for each board and committee meeting attended ($500 if the meeting is attended telephonically). The chairman of each of our board of directors, the audit committee, the compensation committee and the nominating and corporate governance committee also receives an additional annual cash retainer of $25,000, $15,000, $7,500 and $7,500, respectively. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors currently receive annual awards of 1,250 LTIP units and are eligible to receive LTIP units and other share-based awards under our individual incentive plan. On October 1, 2009, we granted 1,250 LTIP units to each of our independent directors in connection with the 2009 annual award of LTIP units to our independent directors. Our board of directors has approved the issuance of 1,250 LTIP units on October 1, 2010 to each of our independent directors in connection with the 2010 annual awards. See “—2007 Long-Term Incentive Plans.”

Compensation of Our Directors in 2009

The table below describes the compensation earned by our independent directors in 2009. We compensated only those directors who are independent under the NYSE listing standards.

Name	Fees Earned or Paid in Cash	Share- Based Awards(1)		All other Compensation	Total Compensation
Thomas F. Robards	$65,000	$31,163	(2)	—	$96,163
Ronald I. Simon	$57,500	$31,163	(3)	—	$88,663
Edward Resendez	$57,500	$31,163	(4)	—	$88,663

(1)	All share-based awards were granted pursuant to the Ellington Incentive Plan for Individuals.
(2)	Mr. Robards received 1,250 LTIP units with a grant date fair value of $31,163. These LTIP units were granted on October 1, 2009, and will vest on October 1, 2010. As of December 31, 2009, Mr. Robards had outstanding an aggregate of 2,500 LTIP units.
(3)	Mr. Simon received 1,250 LTIP units with a grant date fair value of $31,163. These LTIP units were granted on October 1, 2009, and will vest on October 1, 2010. As of December 31, 2009, Mr. Simon had outstanding an aggregate of 1,250 LTIP units.
(4)	Mr. Resendez received 1,250 LTIP units with a grant date fair value of $31,163. These LTIP units were granted on October 1, 2009, and will vest on October 1, 2010. As of December 31, 2009, Mr. Resendez had outstanding an aggregate of 3,750 LTIP units.

Executive Compensation

We do not pay any annual cash compensation to our executive officers, although we are required to reimburse the costs of the wages, salaries and benefits incurred by our Manager or Ellington with respect to our dedicated Chief Financial Officer, our dedicated controller and, if provided by our Manager, our dedicated in-house counsel, subject to the approval of these reimbursements by the compensation committee of our board of directors. Our Manager currently provides us with a dedicated Chief Financial Officer and a dedicated controller. The annual base salary of our dedicated Chief Financial Officer is $250,000. Her cash bonus for 2009 was $85,000. For calendar year 2010 and thereafter, she is eligible to receive an annual bonus at the discretion of and in an amount determined by our compensation committee. It is our understanding that the compensation paid to our executive officers by our Manager or Ellington, other than to our dedicated Chief Financial Officer, our dedicated controller and, if provided by our Manager, our dedicated in-house counsel, is not allocated in a manner that would allow us to determine that portion of their compensation that is related to the services performed for us and that portion that is related to services performed for other entities.

2007 Long-Term Incentive Plans

In connection with our August 2007 private offering, our board adopted the Ellington Incentive Plan for Individuals, or the individual incentive plan, and the Ellington Incentive Plan for Entities, or the entity incentive plan, referred to collectively in this prospectus as the incentive plans, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. Our Manager’s directors, officers, employees and affiliates who provide services to us and our officers, directors, employees, consultants and advisors who are natural persons are eligible to receive awards under the individual incentive plan. Our Manager, consultants and advisors who are not natural persons are eligible to receive awards under the entity incentive plan.

The incentive plans are administered by our compensation committee. The incentive plans each have a term of ten years from the date of adoption.

As of June 30, 2010, a combined total of 363,750 LTIP units remain available for issuance under the incentive plans. Upon vesting, LTIP units are transferable on a one-for-one basis into common shares. In each subsequent calendar year, the maximum limit on the number of common shares and LTIP units issuable under both incentive plans shall increase by an amount equal to six percent (6%) of the difference, if any (but not less than zero) between (i) the number of common shares that are outstanding as of the last day of such calendar year and (ii) the number of common shares that are outstanding as of the last day of the immediately preceding calendar year. The individual incentive plan requires that of the number of common shares and LTIP units available for awards under both plans, 62,500 common shares be reserved for awards to be made to our independent directors. As of June 30, 2010, 11,250 LTIP units had been issued to our independent directors. In no event shall the number of common shares and LTIP units issued pursuant to both incentive plans exceed 10,000,000. In the event that an award expires, or is forfeited, cancelled or otherwise terminates without the issuance of shares, such common shares subject to such award will again be available for subsequent awards, except as prohibited by law. In addition, common shares that we withhold in satisfaction of the holder’s obligation to remit an exercise price or withholding taxes will be available for future awards.

Upon the occurrence of any event that affects our common shares in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the compensation committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of common shares (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards and shall also make appropriate equitable adjustments to the number and kind of common shares (or other securities) authorized by or to be granted under the incentive plans. Such other substitutions or adjustments shall be made respecting awards granted under the incentive plans as may be determined by the compensation committee, in its sole discretion. In connection with any event described in this paragraph, the compensation committee may provide, in its discretion, for the cancellation of any outstanding award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the fair market value of our common shares or other property subject to the award, and the exercise price, if any.

The compensation committee has the authority under the incentive plans to determine the terms and conditions of any awards thereunder, including the terms of any LTIP units. In general, LTIP units will comprise a separate class or classes of our limited liability company interests. Each LTIP unit awarded will typically be deemed to be the equivalent of one common share under the incentive plans. In connection with each grant of LTIP units, the compensation committee sets the relevant terms of such grant, including the number, vesting schedule (including any performance-based vesting conditions) and forfeiture provisions, rights to distributions, allocations of income and capital accounts, required capital contributions, if any, voting rights and conversion features, among other things. As equity interests, the LTIP units are also subject to the terms of our operating agreement. LTIP units may be granted either as free-standing awards or in tandem with other awards under our incentive plans.

In addition to LTIP units, the incentive plans also permit awards of restricted common shares. A restricted common share award is an award of our common shares that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The restrictions may lapse at such times and under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under an award agreement, the holder of a restricted common share has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive distributions on the restricted common shares. Although distributions are paid on all restricted common shares, whether or not vested, at the same rate and on the same date as common shares, the award agreement may prohibit holders of restricted common shares from transferring such restricted common shares until they vest. All restrictions on restricted common shares granted under the incentive plans will be removed immediately and fully upon a change of control of us.

The compensation committee may also grant share appreciation rights, performance awards and other share and non-share-based awards under the incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period.

Generally, holders are not permitted to sell, transfer, pledge or assign any award, and all awards shall be exercisable, during the holder’s lifetime, only by the holder; provided, however, that the compensation committee may, in its sole discretion, provide that certain awards may be transferable subject to certain restrictions.

Our compensation committee may at any time amend, alter, suspend or discontinue the incentive plans, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the plans. To the extent required by law, the compensation committee will obtain approval of the shareholders for any amendment that would:

•	increase the total number of common shares reserved for issuance under the incentive plans (other than through adjustment as provided in the incentive plan);

•	change the class of eligible participants under the incentive plans; or

•	otherwise require such approval.

Outstanding Awards

In connection with our August 2007 private offering, we issued 375,000 LTIP units to our Manager under our entity incentive plan, which are convertible into 375,000 common shares. As of August 17, 2010, all of these LTIP units have vested. As of June 30, 2010, our independent directors have, in the aggregate, been issued 11,250 LTIP units under our individual incentive plan, 7,500 of which have vested and 6,250 of which have been converted into common shares. We will issue 1,250 LTIP units to each of our independent directors on October 1, 2010 in connection with the 2010 annual award of LTIP units to our independent directors.

These LTIP units comprise a separate non-voting class of our limited liability company interests. They are structured as profits interests that do not require any capital contribution by the grantee, and, unlike common shares, they initially had no associated capital account. Each of the LTIP units is generally entitled to distributions, and to allocations of our income, in amounts that correspond to distributions and allocations for one common share.

The LTIP units issued to our Manager are subject to forfeiture restrictions that began lapsing in three equal annual installments beginning on the first anniversary of the closing date of our August 2007 private offering, while the LTIP units issued to our independent directors will be subject to forfeiture restrictions that lapse one year after the date of grant. To the extent that distributions are received in respect of an LTIP unit that is subsequently forfeited, the recipient of the distribution will have no obligation to repay us the amount distributed. However, upon forfeiture, the former holder of the LTIP unit will lose the right to any future distributions or allocations of income in respect of such LTIP unit, and will forfeit any capital account that is associated with such LTIP unit at the time of forfeiture.

A holder of an LTIP unit has a right, which will generally be exercisable by the holder at any time after vesting, to convert the LTIP unit into one common share. Prior to the effectiveness of the conversion, and upon the occurrence of certain other specified events, our income will be specially allocated to the holder of the LTIP unit in an amount necessary to equalize the capital account associated with the LTIP units with that of common shares, such that the LTIP Unit is economically identical to, and fungible with, the common shares.

The grant, vesting and conversion of LTIP units, and the payment of distributions with respect thereto, will not give rise to a tax deduction to us or the holders of common shares. Allocations of income to holders of LTIP units, however, reduces the amount of our income that would otherwise be allocable and taxable to the holders of our common shares.

Management Agreement

We entered into a management agreement with our Manager upon our inception in August 2007, pursuant to which our Manager provides for the day-to-day management of our operations.

The management agreement, which was amended and restated effective July 1, 2009, requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager is under the supervision and direction of our board of directors. Our Manager is responsible for:

•	the selection, purchase and sale of assets in our portfolio;

•	our financing activities; and

•	providing us with advisory services.

Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to the management, operation and administration of our assets and liabilities and business as may be appropriate, which may include, without limitation, the following:

•

serving as our consultant with respect to the periodic review of our investment guidelines and other policies and criteria for our other borrowings and operations for the approval of our board of directors;

•

investigating, analyzing and selecting possible asset acquisition opportunities and originating, acquiring, structuring, financing, retaining, selling, negotiating for prepayment, restructuring or disposing of our assets in a manner consistent with our investment guidelines;

•

with respect to any of our prospective asset acquisitions and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

•

engaging and supervising, on our behalf and at our sole cost and expense, third-party service providers that are not affiliated with Ellington who provide, among other services, investment banking, mortgage brokerage, securities brokerage, legal, accounting, due diligence and such other services as may be required relating to our assets or potential assets and to our other business and operations;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	coordinating and supervising, on our behalf and at our sole cost and expense, other third-party service providers;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•

administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary for our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

engaging and supervising, on our behalf and at our sole cost and expense, consultants and other service providers that are not affiliated with Ellington, to assist us in complying with the requirements of Sarbanes Oxley and the Exchange Act;

•

communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our board of directors;

•

counseling us, and when appropriate, evaluating and recommending to our board of directors hedging, financing and securitization strategies, and engaging in hedging, financing, borrowing and securitization activities on our behalf, consistent with the investment guidelines;

•

counseling us regarding the maintenance of our exclusion from regulation as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from regulation as an investment company under the Investment Company Act;

•

assisting us in developing criteria for asset purchase or commitments that are specifically tailored to our objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets, ABS, non-real estate-related assets and real estate operating companies;

•

furnishing such reports to us or our board of directors that our Manager reasonably determines to be responsive to reasonable requests for information from us or our board of directors regarding our activities and services performed for us or any of our subsidiaries by our Manager;

•

monitoring the operating performance of our assets and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

purchasing assets (including short-term investments pending the purchase of other assets, payment of fees, costs and expenses, or distributions to our shareholders), and advising us as to our capital structure and capital raising;

•

causing us, at our sole cost and expense, to retain qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations including soliciting shareholders for required information to the extent provided by the provision of the Code and the Treasury Regulations applicable to us and to conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•

taking all necessary actions to enable us to make required tax filings and reports and compliance with the Code and the Treasury Regulations applicable to us, including, without limitation, the provisions applicable to the treatment of us as a partnership, and not an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes;

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•

using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	advising on, and obtaining on our behalf, appropriate credit facilities or other financings for our assets consistent with our investment guidelines;

•

advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•

performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow our Manager’s advice or recommendations.

Our Manager, Ellington, EMG Holdings, L.P. and their affiliates who provide services to us under the management agreement or the services agreement, their directors, officers, members, shareholders, managers, investment and risk management committee members, employees, agents, successors and assigns are not liable to us, any subsidiary of ours, any of our or our subsidiaries’ directors, officers, shareholders, managers, owners or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of our Manager’s duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, Ellington, EMG Holdings, L.P. and their affiliates, directors, officers, members, shareholders, managers, investment and risk management committee members, employees, agents, successors and assigns with respect to all liabilities, judgments, costs, charges, losses, expenses and claims, including attorney’s fees, charges and expenses and expert witness fees, of any nature, kind or description, arising from claims by third parties caused by acts or omissions of our Manager, Ellington, EMG Holdings, L.P. or their affiliates not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of our Manager’s duties under the management agreement or claims by our Manager’s employees relating to the terms and conditions of their employment. Our Manager and its affiliates will not be liable for acts or omissions made or taken in accordance with written advice of professional advisors that are engaged by our Manager with commercially reasonable care, absent bad faith, gross negligence, willful misconduct or fraud by our Manager, Ellington, EMG Holdings, L.P. or their affiliates or their personnel.

Our Manager has agreed to indemnify us and our directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims, including attorney’s fees, charges and expenses and expert witness fees, of any nature, kind or description, arising out of (i) claims by third parties based on acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction or (ii) claims by our Manager’s employees relating to the terms and conditions of their employment with our Manager. Our Manager intends to obtain errors and omissions and other insurance which is customarily carried by property and investment managers.

Pursuant to the terms of the management agreement, our Manager is required through Ellington and its affiliates to provide a management team (including, without limitation, a Chief Executive Officer and President, Chief Operating Officer, a Chief Investment Officer and a Chief Financial Officer) along with appropriate support personnel, to deliver the management services to us, with the members of such management team, other than those that are dedicated to us, devoting such of their time to the management of us as our Manager deems reasonably necessary and appropriate for the proper performance of all of our Manager’s duties, commensurate with the level of our activity from time to time. Our Manager currently provides us with a dedicated Chief Financial Officer and a dedicated controller, who devote all or substantially all of their time to the management of us and the performance of their duties as our Chief Financial Officer and controller. We are responsible for the entire cost of the dedicated Chief Financial Officer and controller and reimburse our Manager or Ellington for such costs. Our management agreement also permits our Manager to appoint a dedicated in-house counsel to our company and to be reimbursed by us for the entire cost incurred by our Manager or Ellington to employ such individual. The dedicated in-house counsel will be required by our Manager to dedicate all or substantially all of his or her business time and efforts to us. We have the benefit of our Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, our Manager shall not undertake activities which, in its reasonable judgment, will materially adversely affect the performance of its obligations under the management agreement.

Term and Termination

The management agreement has a current term that expires on December 31, 2011, and will be automatically renewed for a one year term each anniversary date thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Our independent directors will review our Manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding common shares, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the base management and incentive fees payable to our Manager are not fair, subject to our Manager’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement without cause or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of (i) the average annual base management fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination and (ii) the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may also terminate the management agreement without payment of the termination fee with 30 days prior written notice from our board of directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice of such breach;

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence in performance of its duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including, but not limited to, an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; and

•

certain changes of control of our Manager, including but not limited to the departure of Mr. Vranos from senior management of Ellington, whether through resignation, retirement, withdrawal, long-term disability, death or termination of employment with or without cause or for any other reason.

Our Manager may terminate the management agreement effective upon 60 days’ prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. In the event our Manager terminates the management agreement due to our default in the performance or observance of any material term, condition or covenant in the management agreement, we will be required to pay our Manager the termination fee.

Our Manager may also terminate the management agreement in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event; provided, however, that in the case of such termination, if our Manager was not at fault for our becoming regulated as an investment company under the Investment Company Act, we will be required to pay a termination fee.

Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. However, our Manager may assign to one or more of its affiliates the performance of any of its responsibilities under the management agreement without the approval of our independent directors so long as our Manager remains liable for any such affiliates performance and such assignment does not require our approval under the Advisers Act.

License to use the Name “Ellington”

Pursuant to the management agreement, our Manager has granted us a non-exclusive, royalty-free license to use the name “Ellington.” We have a right to use the “Ellington” name for so long as our Manager remains our manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the word “Ellington.”

Base Management Fees, Incentive Fees and Reimbursement of Expenses

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made within 60 days following delivery of the expense statement by our Manager.

Base Management Fees

Under the management agreement, we pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of our shareholders’ equity (calculated in accordance with GAAP) as of the end of each fiscal quarter (before deductions for base management fees and incentive fees payable with respect to such fiscal quarter), provided that shareholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

In the event that our Manager, Ellington or any of their affiliates receives any management fees, origination fees or structuring fees from any CDO, investment fund, issuer of debt or other investment in which our company has invested or participated, then the quarterly base management fees and any incentive fees payable by us to our Manager will be reduced by, or our Manager will otherwise rebate to us, an amount equal to the portion of such fees payable to our Manager, Ellington or their affiliates that is allocable to our investment or participating interest in such CDO, investment fund, other investment or debt securities during the same period.

Our Manager calculates the base management fee within 45 days after the end of each fiscal quarter and such calculation is promptly delivered to us. We are obligated to pay the base management fee within 15 business days after receipt of the calculation from our Manager.

Our Manager will earn a larger base management fee as a result of this offering to the extent our shareholders’ equity increases.

As stated above, we and our Manager amended and restated the management agreement between us and our Manager effective July 1, 2009. Under the amended and restated management agreement, among other things, we reduced the base management fee rate from 1.75% of shareholders’ equity per annum to 1.50% of shareholders’ equity per annum, and we eliminated a provision pursuant to which, with respect to our common shares held by our Manager, our Manager was paid a special distribution in lieu of being paid base management fees. For the three month periods ended June 30, 2010 and 2009, we paid actual base management fees to our Manager of $1.1 million and $1.0 million, respectively, and we paid special distributions in lieu of base management fees to our Manager for these periods of $0 and $0.2 million, respectively, resulting in a total amount of base management fees and special distributions in lieu of base management fees for these periods of $1.1 million and $1.2 million, respectively. For the six month periods ended June 30, 2010 and 2009, we paid actual base management fees to our Manager of $2.2 million and $2.0 million, respectively, and we paid special distributions in lieu of base management fees to our Manager for these periods of $0 and $0.3 million, respectively, resulting in a total amount of base management fees and special distributions in lieu of base management fees for these periods of $2.2 million and $2.3 million, respectively. For the years ended December 31, 2009 and 2008, we paid actual base management fees to our Manager of $4.2 million and $3.7 million, respectively, and we paid special distributions in lieu of base management fees to our Manager for these periods of $0.3 million and $0.6 million, respectively, resulting in a total amount of base management fees and special distributions in lieu of base management fees for these periods of $4.5 million and $4.3 million, respectively. For the periods prior to July 1, 2009, such base management fees and special distributions were calculated pursuant to the management agreement that was in effect prior to the July 1, 2009 effective date of the amendments. Had the amendments that became effective on July 1, 2009 been in effect since our inception, we would have paid our Manager base management fees for the three month periods ended June 30, 2010 and 2009 and the six month periods ended June 30, 2010 and 2009 of $1.1 million, $1.1 million, $2.3 million and $2.1 million, respectively, and we would not have paid any special distributions in lieu of base management fees to our Manager. For the years ended December 31, 2009 and 2008, had the amendments been in effect, we would have paid our Manager base management fees of $4.4 million and $3.7 million, respectively, and we would not have paid any special distributions in lieu of base management fees to our Manager.

Incentive Fees

In addition to the base management fee, with respect to each fiscal quarter we pay our Manager an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters (but excluding any fiscal quarters prior to July 1, 2009)) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.

For purposes of calculating the incentive fee, “Adjusted Net Income” for the Incentive Calculation Period means our net increase in shareholders’ equity from operations (or such equivalent GAAP measure based on the basis of presentation of our consolidated financial statements), after all base management fees but before any incentives fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. For the avoidance of doubt, Adjusted Net Income includes both net investment income and net realized and unrealized gains and losses.

For purposes of calculating the incentive fee, the “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) our net increase in shareholders’ equity from operations (expressed as a positive number) or net decrease in shareholders’ equity from operations (expressed as a negative number) for such fiscal quarter (or such equivalent GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case may be, calculated in accordance with GAAP, adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

For purposes of calculating the incentive fee, the “Hurdle Amount” means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate for such fiscal quarter, (ii) the sum of (A) the weighted average gross proceeds per share of all our common share issuances (excluding issuances of our common shares (a) as equity incentive awards, (b) to our Manager as part of its base management fee or incentive fee and (c) to our Manager or any of its Affiliates in privately negotiated transactions) up to the end of such fiscal quarter (with each such issuance weighted by both the number of shares issued in such issuance and the number of days that such issued shares were outstanding during such fiscal quarter) and (B) the result obtained by dividing (I) retained earnings attributable to our common shares at the beginning of such fiscal quarter by (II) the average number of our common shares outstanding for each day during such fiscal quarter, and (iii) the average number of our common shares and LTIP units outstanding for each day during such fiscal quarter.

Set forth below are various hypothetical examples of how our incentive fee relates to our Adjusted Net Income, calculated in accordance with the amended management agreement that became effective on July 1, 2009. The following hypothetical examples are made by applying a rolling four-quarter calculation and show results for a full four-quarter period.

Example	Adjusted Net Income (expressed as % of shareholders’ equity)(1)	Excess Adjusted Net Income over Hurdle Rate (expressed as % of shareholders’ equity)(2)(3)	Incentive Fee (expressed as % of shareholders’ equity)	Incentive Fee (expressed as % of Adjusted Net Income)
1	9.00%	0.00%	0.00%	0.00%
2	12.00%	3.00%	0.75%	6.25%
3	15.00%	6.00%	1.50%	10.00%
4	25.00%	16.00%	4.00%	16.00%
5	35.00%	26.00%	6.50%	18.57%

(1)	Adjusted Net Income is net of any Loss Carryforwards and of all expenses incurred and base management fees paid during the calculation period.
(2)	For these hypothetical examples, we have assumed that the total Hurdle Amounts (as defined earlier) for the rolling four-quarter period, expressed as a percentage of shareholders’ equity, is 9.00%. When we calculate the actual incentive fees payable to our Manager, the total Hurdle Amounts during a four-quarter period, expressed as a percentage of the shareholders’ equity as of the beginning of such period, will not generally be the same as the annual hurdle rate.
(3)	For these hypothetical examples, we have assumed that there is a non-negative excess of (i) the product of (A) 25% and (B) the excess of (1) the Adjusted Net Income for the rolling four quarter period over (2) the sum of the Hurdle Amounts for the rolling four quarter period, over (ii) the sum of the incentive fees already paid or payable for each of the first three quarters in the rolling four quarter period.

The following table shows the calculation of the actual incentive fee for the three month period ended June 30, 2010.

(Dollars in thousands except per share amounts)		Three Month Period Ended September 30, 2009	Three Month Period Ended December 31, 2009	Three Month Period Ended March 31, 2010	Three Month Period Ended June 30, 2010
Calculation of Hurdle Amount for Incentive Calculation Period (1):
(A)	Annual hurdle rate (the greater of (i) 9% and (ii) 3% plus the ten year Treasury rate)	9%	9%	9%	9%
(B)	Hurdle price per share (the sum of (i) the weighted average gross proceeds per share of all common share issuances (adjusted as discussed in the definitions above); and (ii) the result obtained by dividing (x) retained earnings attributable to our common shares at the beginning of each period by (y) the average number of common shares outstanding for each day during each period)	$23.69	$24.73	$24.71	$24.07
(C)	Average number of our common shares and LTIPs outstanding for each day during each period (in thousands)	12,299	12,342	12,359	12,365
(D)	Quarterly Hurdle Amount = 1/4 x A x B x C (2)	$6,555	$6,868	$6,872	$6,698
(E)	Cumulative Hurdle Amount for the Incentive Calculation Period (1)				$26,993

Calculation of Adjusted Net Income for Incentive Calculation Period (1):
(F)	Net increase in shareholders’ equity from operations, after all base management fees, and excluding any non-cash equity compensation expenses during such period	$39,322	$15,966	$8,804	$4,505
(G)	Loss Carryforward	—	—	—	—

(H)	Quarterly Adjusted Net Income = F – G:	$39,322	$15,966	$8,804	$4,505
(I)	Cumulative Adjusted Net Income for Incentive Calculation Period (1)				$68,597

Calculation of Incentive Fee for Incentive Calculation Period (1):
(J)	Cumulative Hurdle Amount for the Incentive Calculation Period (same as (E) above)				$26,993

(K)	Cumulative Adjusted Net Income for Incentive Calculation Period Less Cumulative Hurdle Amount = I - J (if positive)				$41,604
(L)	Incentive fee rate				25%

(M)	Incentive fee for the Incentive Calculation Period = K x L (if positive)				$10,401
(N)	Incentive fee incurred for prior quarters included in Incentive Calculation Period (3)	$8,192	$2,275	$482
(O)	Cumulative Incentive fee incurred for prior quarters included in Incentive Calculation Period (1)				$10,949

	Incentive fee for the three month period ended June 30, 2010 = M – O (if positive)				$—

(1)	Incentive Calculation Period comprises the current fiscal quarter and the immediately preceding three fiscal quarters.
(2)	Recalculation of the Hurdle Amount in (D) and the incentive fee based on the figures in the table may not match the actual figures, due to rounding.
(3)	Amount represents the incentive fee for the three month periods ended September 30, 2009, December 31, 2009 and March 31, 2010, which were the first three quarters of the Incentive Fee Calculation Period.

Our manager calculates the incentive fee within 45 days after the end of each fiscal quarter, and we pay the incentive fee with respect to such fiscal quarter within 15 business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such fiscal quarter.

The management agreement provides that a minimum of 10% of each incentive fee payable to our Manager is to be paid in common shares, with the balance paid in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of any incentive fee in the form of common shares. Our management agreement further provides that our Manager may not elect to receive common shares as payment of its incentive fee, other than in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). The number of our common shares to be received by our Manager is based on the fair market value of those common shares. Common shares delivered as payment of the incentive fee are immediately vested, provided that our Manager has agreed not to sell the common shares prior to one year after the date they are issued to our Manager. These common shares are subject to the registration rights as described elsewhere in this prospectus. Our manager’s transfer restriction will lapse if the management agreement is terminated.

As stated above, we and our Manager amended and restated the management agreement between us and our Manager effective July 1, 2009. Under the amended and restated management agreement, among other things, we modified the incentive fee calculation so that performance is measured against the applicable hurdle rate based on a rolling four quarter basis rather than on a individual quarter-by-quarter basis, and we eliminated a provision pursuant to which, with respect to our common shares held by our Manager, our Manager was paid a special distribution in lieu of being paid incentive fees. For the three month periods ended June 30, 2010 and 2009, we paid actual incentive fees to our Manager of $0 and $8.4 million, respectively, and we paid special distributions in lieu of incentive fees to our Manager for these periods of $0 and $1.5 million, respectively, resulting in a total amount of incentive fees and special distributions in lieu of incentive fees for these periods of $0 million and $9.9 million, respectively. For the six month periods ended June 30, 2010 and 2009, we paid actual incentive fees to our Manager for these periods of $0.5 million and $8.4 million, and we paid special distributions in lieu of incentive fees to our Manager for these periods of $0 and $1.5 million, respectively, resulting in a total amount of incentive fees and special distributions in lieu of incentive fees for these periods of $0.5 million and $9.9 million, respectively. For the years ended December 31, 2009 and 2008, we paid actual incentive fees to our Manager of $18.9 million and $1.8 million, respectively, and we paid special distributions in lieu of incentive fees to our Manager for these periods of $1.5 million and $0.3 million, respectively, resulting in a total amount of incentive fees and special distributions in lieu of incentive fees for these periods of $20.4 million and $2.1 million, respectively. For periods prior to July 1, 2009 such incentive fees and special distributions were calculated pursuant to the management agreement that was in effect prior to the July 1, 2009 effective date of the amendments. Had the amendments that became effective on July 1, 2009 been in effect since our inception, we would have paid our Manager incentive fees for the three month periods ended June 30, 2010 and 2009 and the six month periods ended June 30, 2010 and 2009, $0 million, $6.1 million, $1.8 million and $6.1 million, respectively, and we would not have paid any special distributions in lieu of incentive fees to our Manager. For the years ended December 31, 2009 and 2008, had the amendments been in effect, we would have paid our Manager incentive fees of $19.0 million and $0, respectively, and we would not have paid any special distributions in lieu of incentive fees to our Manager.

Reimbursement of Expenses

We pay all of our direct operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses, other than the costs incurred by our Manager for a dedicated Chief Financial Officer and controller and, if provided by our Manager, a dedicated in-house counsel. The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

•	legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses and fees and expenses for other similar services rendered by third-party service providers;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	the costs associated with the establishment and maintenance of any credit facilities and our other indebtedness (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses associated with our other securities offerings;

•	expenses relating to the payment of dividends;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the Exchange Act, the SEC and other governmental bodies;

•	transfer agent, registrar and exchange listing fees;

•	the costs of printing and mailing proxies, reports and other materials to our shareholders;

•	costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used solely by us;

•	costs and out-of-pocket expenses incurred by directors, officers, employees or other agents of our Manager for travel on our behalf;

•	costs associated with the dedicated Chief Financial Officer and controller and, if provided by our Manager, a dedicated in-house counsel;

•

the portion of any costs and expenses incurred by our Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to us in accordance with the expense allocation policies of Ellington;

•	settlement, clearing, and custodial fees and expenses;

•	all taxes and license fees;

•

all insurance costs incurred with respect to insurance policies obtained in connection with the operation of our business including, but not limited to, insurance covering activities of our Manager and its employees relating to the performance of our Manager’s duties and obligations under the management agreement;

•	costs and expenses incurred in contracting third parties for the servicing and special servicing of our assets;

•

all other actual out of pocket costs and expenses relating to our business and operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any of our trustees, directors or officers in his capacity as such or of any subsidiary for which we or any subsidiary are required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

•

the costs of maintaining compliance with all federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf;

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for us and separate from offices of our Manager

•	the costs of the wages, salaries and benefits incurred by our Manager with respect to our dedicated officers; and

•	all other costs and expenses approved by the board of directors.

In addition, other than as expressly described above, we are not required to pay any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates.

Since our inception and through June 30, 2010, we have not been invoiced for and we have not reimbursed our Manager or Ellington for any expenses other than direct third-party expenses of our company (including in certain situations our allocable share of such third-party expenses) that our Manager or Ellington advanced on our behalf.

Distributions to Manager

Prior to July 1, 2009, the management agreement contained provisions requiring that we reduce the base management and incentive fees payable to our Manager by an amount equal to the portion of those fees attributable to our common shares held by our Manager and that we pay those amounts to our Manager as a distribution instead.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Effected by Ellington and its Affiliates in Respect of Our Portfolio

We may from time to time enter into certain “related party transactions” with Ellington and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other Ellington accounts. See “Business—Conflicts of Interest; Equitable Allocation of Opportunities” for a description of theses types of transactions.

Management Agreement

We have entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. All of our officers also serve as officers, employees and/or directors of Ellington, our Manager or one of their other affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management—Management Agreement—Base Management Fees, Incentive Fees and Reimbursement of Expenses,” “Business—Conflicts of Interest; Equitable Allocation of Opportunities” and “Risk Factors—Risks Related to our Relationship with our Manager and Ellington.”

Services Agreement

Our Manager has entered into a services agreement with Ellington Management Group, L.L.C. pursuant to which Ellington Management Group, L.L.C. and its affiliates provide to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement, including due diligence, asset management and credit risk management. We are a named third-party beneficiary to the service agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by the Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Ellington in connection with the services provided. However, as described under “Summary—Our Formation and Structure,” our Manager and Ellington are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings, L.P. and VC Investments L.L.C.

Compensation of Directors

Our non-independent directors do not receive additional compensation for serving on our board of directors. Each independent director currently receives an annual cash retainer of $40,000 and a fee of $1,000 for each board and committee meeting attended ($500 if the meeting is attended telephonically). The chairman of each of our board of directors, the audit committee, the compensation committee and the nominating and corporate governance committee also receives an additional annual cash retainer of $25,000, $15,000, $7,500 and $7,500, respectively. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

We currently award our independent directors annual grants of 1,250 LTIP units under our individual incentive plan and they are eligible to receive LTIP units and other share-based awards under our individual incentive plan. On October 1, 2009, we issued 1,250 LTIP units to each of our independent directors in connection with the 2009 annual award of LTIP units to our independent directors. We will issue 1,250 LTIP units to each of our independent directors on October 1, 2010 in connection with the 2010 annual award of LTIP units to our independent directors. See “Management—2007 Long-Term Incentive Plans.”

Registration Rights

Our and our Manager’s executive officers, directors, partners, members and other affiliates (as such term is defined in the Exchange Act), including but not limited to Ellington-managed funds, and any of their permitted transferees and including (i) any executive officer, director, trustee, or general partner of such affiliate and (ii) any legal entity for which such affiliate acts as an executive officer, director, trustee or general partner, or the Covered Persons, are entitled to the benefits of a registration rights agreement with respect to the common shares they purchased in our August 2007 private offering and, in the case of our Manager, any common shares issued to our Manager as part of its incentive fee. Pursuant to such registration rights agreement, we are required to file within 60 days after the closing of this offering a resale shelf registration statement providing for the registered resale of these shares. In addition, to the extent any of these shares are no longer eligible for the treatment in the preceding sentence, the registration rights agreement provides the Covered Persons with (i) customary piggy-back registration rights with respect to any registration statement we file with the SEC (subject to underwriter cut-back rights with respect to underwritten offerings) and (ii) upon the request of Covered Persons holding a certain percentage of common shares covered under the registration rights agreement, the right to require us to file up to three registration statements on Form S-3 once we become eligible to use such form or, if we have been subject to regulation under the Exchange Act and have filed all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act for at least 12 months and are not then eligible to use Form S-3, a single registration on such other form that we are eligible to use.

Indemnification Agreements

We have entered into indemnification agreements with our directors and officers that obligate us to indemnify them to the maximum extent permitted by Delaware law and pay such persons’ expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of September 28, 2010 and before giving effect to this offering, certain ownership information with respect to our common shares for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common shares and all of our executive officers and directors, individually and as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Name and Address	Shares Beneficially Owned
	Number	Percent
5% Shareholders:
EMG Holdings, L.P.(1)	3,462,920	28.0%
American Financial Group, Inc.(2)	750,000	6.3%
FBR Capital Markets Corporation(3)	1,438,750	12.0%
Legg Mason Opportunity Trust(4)	2,500,000	20.9%
Reservoir Capital Group, L.L.C.(5)	600,000	5.0%
Summit Capital Group LLC(6)	653,600	5.5%
Zweig-DiMenna Partners, L.P.(7)	1,000,000	8.3%
Directors and Executive Officers:(8)
Michael W. Vranos(9)(10)	3,462,920	28.0%
Laurence Penn(10)	3,462,920	28.0%
Mark Tecotzky(10)	3,462,920	28.0%
Lisa Mumford	—	—
Thomas Robards(11)	3,750	*
Ronald I. Simon, Ph.D(12)	7,500	*
Edward Resendez(13)	3,750	*
All officers and directors as a group	3,477,920	28.1%

*	Less than 1%.
(1)	Includes (a) 1,294,004 shares and 375,000 LTIP units held by EMG Holdings, L.P., 1,250,000 shares held by three hedge funds that are controlled by Ellington and are part of the Manager Group, (b) 500,000 shares held by a trust as to which Mr. Vranos is the settlor, and (c) 43,916 shares held by our Manager. LTIP units are convertible into common shares on a one-for-one basis, subject to certain conditions. The members of our Manager are VC Investments L.L.C. and EMG Holdings, L.P. VC Investments L.L.C. is the managing member of our manager and the general partner of EMG Holdings, L.P. VC Investments L.L.C. and EMG Holdings, L.P. collectively own the beneficial interest in the common shares held by our Manager and 100% of the voting interest in our Manager. Mr. Vranos beneficially owns a controlling interest in VC Investments L.L.C. Accordingly, Mr. Vranos, VC Investments L.L.C. and EMG Holdings L.P. may be deemed to beneficially own common shares owned by our Manager. The address for EMG Holdings, L.P. is 53 Forest Avenue, Old Greenwich, CT 06870.
(2)	The address for American Financial Group, Inc. is One East Fourth Street, Cincinnati, OH 45202.
(3)	The address for FBR Capital Markets Corporation is 1001 Nineteenth Street North, 18th Floor, Arlington, VA 22209.
(4)	The address for Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, Inc., is 100 Light Street, Baltimore, MD 21202.
(5)	The address for Reservoir Capital Group, L.L.C. is 650 Madison Avenue, 26th Floor, New York, NY 10022.
(6)	The address for Summit Capital Group LLC is One Union Square, Suite 2304, 600 University Street, Seattle, WA 98101.
(7)	The address for Zweig-DiMenna Associates, Inc. is 900 3rd Avenue, 31st Floor, New York, NY 10022.
(8)	The address for all officers and directors is Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, CT 06870.
(9)	Mr. Vranos is the settlor of a trust that owns 500,000 of our common shares. Mr. Vranos disclaims beneficial ownership of our common shares held by this trust.
(10)	Each of Messrs. Vranos, Penn and Tecotzky is a beneficial owner of our Manager and EMG Holdings, L.P. Accordingly, such individuals may be deemed to beneficially own common shares and LTIP units owned by our Manager and EMG Holdings, L.P. Each such individual member disclaims beneficial ownership of any such common shares and LTIP units in which they do not have a pecuniary interest.
(11)	Includes 2,500 LTIP units which are convertible into common shares on a one-for-one basis, subject to certain conditions.
(12)	Mr. Simon and his spouse are beneficiaries of a trust that holds all of Mr. Simon’s common shares.
(13)	Includes 1,250 LTIP units which are convertible into common shares on a one-for-one basis, subject to certain conditions.

DESCRIPTION OF SHARES

The following is a summary of some of the terms of the common shares representing limited liability company interests in our company. Our operating agreement provides for the issuance of our common shares, as well as certain terms of our common shares. The following is a summary of some of the terms of our common shares, our operating agreement and the Delaware LLC Act, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our operating agreement and the Delaware LLC Act.

Authorized Shares

Each of our common shares represents a limited liability company interest in Ellington Financial LLC. We are authorized to issue, pursuant to action by our board of directors and without action by our shareholders, up to 100,000,000 common shares, up to 100,000,000 preferred shares and up to 10,000,000 LTIP units. Upon consummation of this offering, there will be 16,485,670 common shares and 383,750 LTIP Units outstanding.

Common shares

Upon payment in full of the consideration payable with respect to the common shares, as determined by our board of directors, such shareholders shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act). No holder of common shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of common shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares present in person or represented by proxy, voting together as a group.

Distribution Rights

In general, holders of common shares will share ratably (based on the number of common shares held) in any distribution declared by our board of directors out of funds legally available, therefore, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of common shares may be paid only as follows: (i) common shares may be paid only to holders of common shares; and (ii) shares shall be paid proportionally with respect to each outstanding common share.

Manager’s Shares

Prior to July 1, 2009, the amount of base management fees and incentive fees that we paid to our Manager was reduced to exclude from the calculation amounts that was otherwise payable in respect of equity and net income that was attributable to common shares and LTIP units owned by our Manager. Pursuant to our operating agreement, the base management fee and incentive fee was reduced in the manner described in the preceding sentence, was specially allocated to holders of common shares other than our Manager, and an amount of cash equal to such reduction was distributed to our Manager. The amounts paid to our Manager as distributions in lieu of base management and incentive fees that were otherwise payable in respect of common shares held by our Manager were approximately $0.2 million for the period from August 17, 2007 (commencement of operations) through December 31, 2007, approximately $0.9 million for the year ended December 31, 2008 and $1.8 million for the year ended December 31, 2009.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive our remaining assets available for distribution (only to the extent such assets are converted to cash) in accordance with and to the extent of positive balances in the respective capital accounts after taking into account certain adjustments. If our assets remaining after payment or discharge of our debts or liabilities are insufficient to return their capital contributions, the holders of our common shares shall have no recourse against us or any other holder of our common shares or our Manager.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our common shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event of an inadvertent termination of partnership status in which the IRS has granted us limited relief each holder of our common shares also is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership for U.S. federal (and applicable state) income tax purposes.

Preferred Shares

Our operating agreement authorizes our board of directors to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by common shareholders. Our board of directors is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series, including:

•	the designation of the series;

•

the amount of preferred shares of the series, which our board may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

We could issue a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the market value of the common shares.

LTIP Units

For a description of our LTIP units see “Management—2007 Long-Term Incentive Plans.”

Operating Agreement

Organization and Duration

We were formed in Delaware in July 2007, and will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our board of directors determines that it is no longer in our best interests, our management shall not cause us to engage, directly or indirectly, in any business activity that our board of directors determines would require us to register as an investment company under the Investment Company Act or cause us to be treated as an association or publicly traded partnership taxable as a corporation or otherwise taxable at the entity level for federal income tax purposes.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents under and in accordance with, our operating agreement.

Duties of Officers and Directors

Our operating agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our operating agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the Delaware General Corporation Law, or DGCL, except as expressly modified by the terms of the operating agreement. Finally, our operating agreement provides that except as specifically provided therein, the fiduciary duties and obligations of our board of directors owed to us and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively.

Our operating agreement does not expressly modify the duties and obligations owed by officers and directors under the DGCL. However, there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the DGCL. First, our operating agreement provides that to the fullest extent permitted by applicable law our directors will not be liable to us. Under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders; (ii) intentional misconduct or knowing violations of the law that are not done in good faith; (iii) improper redemption of stock or declaration of a dividend; or (iv) a transaction from which the director derived an improper personal benefit.

Second, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. Under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Third, our operating agreement provides that in the event a potential conflict of interest exists or arises between any of our principals, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our shareholders, on the other hand, a resolution or course of action by our board of directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (i) approved by our nominating and corporate governance committee, which is composed of independent directors, (ii) approved by shareholders holding a majority of our shares that are disinterested parties, (iii) on terms no less favorable than those generally provided to or available from unrelated third parties, or (iv) fair and reasonable to us. Under the DGCL, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

In addition, our operating agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our shareholders.

Election of Members of Our Board of Directors

Since our first annual meeting of shareholders, members of our board of directors have been elected by a plurality of our shareholders. Each member of our board of directors currently serves until such director’s successor is duly elected or appointed and qualified.

Removal of Members of Our Board of Directors

Any director or the entire board of directors may be removed, only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors. The vacancy in the board of directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.

Shareholder Meetings

Under our operating agreement, we are required to hold an annual meeting of shareholders for the election of directors and other business during the month of May of each year on a date and time to be set by the board of directors. In addition, our operating agreement provides that a special meeting of shareholders may be called by our board of directors and certain of our officers. Our operating agreement further provides that, subject to the satisfaction of certain procedural and information requirements, a special meeting of shareholders shall be called by the Secretary of the company upon written request of shareholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.

Advance Notice of Nominations and Shareholder Business

Our operating agreement establishes advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meeting of our shareholders.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Limitations on Liability and Indemnification of Our Directors and Officers

Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (i) for any breach of the director’s duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total voting power of our outstanding common shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;

•

provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the total voting power of our outstanding common shares;

•	change the term of existence of our company; or

•

give any person the right to dissolve our limited liability company other than our board of directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total voting power of our outstanding common shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total voting power of our outstanding common shares.

No Shareholder Approval. Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;

•

the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•

a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed at the entity level for U.S. federal income tax purposes other than as our board of directors specifically so designate;

•

an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Advisers Act, or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment or issuance that our board of directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

•

any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described above.

In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or

•	are required to effect the intent expressed in our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our board of directors is generally prohibited, without the prior approval of holders of a majority of the total voting power of all of our outstanding common shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in our operating agreement are satisfied, our board of directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of our shareholders. The shareholders are not entitled to dissenters’ rights of appraisal under the operating agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of the total voting power of all of our outstanding common shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Election to be Treated as a Corporation

If the board of directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the board of directors may elect to cause us to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

In the event that the board of directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the treatment of the company as a partnership for U.S. federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company shall pay such amounts as required by the tax authorities.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year is the calendar year. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•	allowing only our board of directors to fill newly created directorships,

•

requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of our shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by our shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of the shareholders except under certain specified circumstances;

•

requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “—Restrictions on Ownership and Transfer;”) and

•	limitations on the ability of our shareholders to call special meetings of our shareholders or to act by written consent.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Restrictions on Ownership and Transfer

Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification of any of our potential REIT subsidiaries as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate. Our board of directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.

Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions (other than those described in the preceding paragraph) will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our operating agreement) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our operating agreement provides that the purported transfer in violation of the restrictions will be void ab initio. Common shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the common shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that common shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our operating agreement, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the common shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our operating agreement) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities bear a legend referring to the restrictions described above.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interests of our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is American Stock Transfer and Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common shares. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common shares prevailing from time to time. Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares.

As of September 28, 2010, we had 11,985,670 common shares outstanding, excluding 380,000 LTIP units. Upon completion of this offering, we will have outstanding an aggregate of 16,485,670 common shares, excluding LTIP units. In addition, as of September 28, 2010, we have 363,750 LTIP units available for future issuance under our 2007 incentive plans. Upon vesting, LTIP units are transferable on a one-for-one basis into common shares.

With the exception of common shares held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, the 8,887,750 common shares sold in our August 2007 private offering and still outstanding are freely tradeable without restriction or registration under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The common shares held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below. Pursuant to the registration rights agreement entered into in connection with our August 2007 private offering, our and our Manager’s executive officers, directors, partners, members and other affiliates were granted certain registration rights. See “Certain Relationships and Related Party Transactions—Registration Rights,” for a description of these registration rights. Our directors and executive officers and the Manager Group have indicated that they intend to enter into lock-up agreements covering a period of 180 days after the date of this prospectus with respect to our common shares. In addition, the lock-up agreements will cover any shares acquired by our directors and executive officers and the Manager Group during the lock-up period. The number of shares and LTIP units that will be subject to lock-up agreements covering a period of 180 days after the date of this prospectus is 3,477,920, which represents all of our common shares and LTIP units collectively owned by our directors and executive officers and the Manager Group as of the date of this prospectus. In addition, certain of our unaffiliated shareholders have entered into lock up agreements covering 5,386,100 of our outstanding common shares for a period of 60 days after the date of this prospectus. Collectively, 8,864,020 common shares and LTIP units, representing 71.7% of the common shares and LTIP units outstanding prior to this offering, will be locked up for at least 60 days after the date of this prospectus.

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, current public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration after only a six-month holding period, subject only to the continued availability of current public information about us. Any sales by affiliates under Rule 144, even after the applicable holding periods described above, are subject to requirements and or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Certain Information With Respect to Previous Issuances of Our Common Shares

The following table summarizes, as of June 30, 2010, the differences between the average price per share paid by our existing shareholders in previous issuances and by new investors purchasing common shares in this offering at an assumed initial public offering price of $23.00 per share, which is the midpoint of the price range set forth on the front cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering:

	Shares Purchased or LTIPs Granted(1)	Total Consideration	Average Price Per Share
Shares purchased by existing shareholders	12,500,050	$247,674,500	$19.81	(2)
Shares issued to our Manager as part of its incentive fee(3)	87,870	—	—
LTIP units granted pursuant to our incentive plans(4)	380,000	—	—
Shares issued pursuant to the conversion of LTIP units(5)	6,250	—	—
New shares being purchased by investors in this offering	4,500,000	103,500,000	23.00

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase an additional 675,000 common shares.
(2)	Represents the weighted average price per share purchased by the initial purchaser/placement agent for its own account in our August 2007 private offering at $18.80 per share and by other investors at $20.00 per share.
(3)	No cash consideration was paid for these securities.
(4)	As of June 30, 2010, includes 375,000 LTIP units issued to our Manager and an aggregate of 5,000 LTIP units owned by our independent directors. Each LTIP unit is convertible into one common share. No cash consideration was paid for the LTIP units or will be payable upon conversion of the LTIP units into common shares. Excludes the grant of 3,750 LTIP units approved by our board of directors on August 10, 2010, which will be issued to our independent directors on October 1, 2010.
(5)	No cash consideration was paid in connection with the conversion of these LTIP units into common shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following summary discusses the material U.S. federal income tax and, for certain non-U.S. holders (as defined below), estate tax consequences of the acquisition, ownership and disposition of our common shares. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our common shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our common shares in light of its personal circumstances, or to holders of our common shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	dealers in securities or foreign currencies;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Holders of Our Common Shares—Unrelated Business Taxable Income”);

•	RICs (except to the extent discussed in “—Taxation of Holders of Our Common Shares—Mutual Fund Holders”);

•	REITs;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders of Our Common Shares”);

•	controlled foreign corporations, or CFCs;

•	passive foreign investment companies, or PFICs;

•	persons who are subject to the alternative minimum tax;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons that hold our common shares as part of a hedge, straddle, constructive sale, or integrated or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are, or who hold our common shares through, partnerships or other pass-through entities; or

•	holders of options granted by us or persons who acquired our common shares as compensation.

The tax treatment of partners in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our common shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our common shares should consult their tax advisors.

As used below, a “U.S. holder” is a beneficial holder of our common shares who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of our common shares that is not a U.S. holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.

The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the acquisition, ownership and disposition of our common shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

Our Taxation

Classification of Ellington Financial LLC

In connection with this offering, Hunton & Williams LLP, or “Hunton & Williams,” has rendered an opinion that we have been and will be treated, for U.S. federal income tax purposes, as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams speaks as of the date issued and is based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete.

There is limited statutory, administrative and judicial authority addressing certain aspects of the treatment of instruments similar to our common shares for U.S. federal income tax purposes. No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of acquiring, owning and disposing of our common shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

While we believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton & Williams or us that we will so qualify for any particular year. Hunton & Williams will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

If, for any reason, including our failure to meet the qualifying income exception, we were treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders of our common shares, thereby materially reducing the amount of any cash available for distribution to holders of our common shares.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are treated, and will continue to be treated, as a publicly traded partnership.

A publicly traded partnership will be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes if (i) 90% or more of the income of such publicly traded partnership during each taxable year consists of “qualifying income,” and (ii) such publicly traded partnership would not be included in the definition of a RIC in Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profits of any person. Our income currently consists primarily of interest income, income and gain from interest rate, credit risk and other derivatives, gain from sale of securities (including income from the short sale of securities) all of which is generally qualifying income for purposes of the qualifying income exception.

We believe we satisfy the qualifying income exception and we intend to continue to conduct our activities and operations so that we will continue to qualify for this exception in each taxable year. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to holders of our common shares would likely be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders of our common shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of our common shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of the common shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

Certain State, Local and Non-U.S. Tax Matters

We and any subsidiary of ours may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and of the holders of our common shares may not conform to the U.S. federal income tax treatment discussed herein. We may pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our common shares as a credit against their federal income tax liability.

Taxation of Holders of Our Common Shares

Taxation of Holders of Our Common Shares on Our Profits and Losses

As a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See “—Nature of Our Business Activities—Non-Cash Income from Our Investments.” The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).

Allocation of Profits and Losses

For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our common shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of our common shares will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in us. We believe that the allocations provided by our operating agreement have “substantial economic effect” although, as discussed below, it is possible that (i) our method for allocating partnership income and deductions between transferors and transferees of our common shares might not literally comply with certain proposed Treasury Regulations once they are finalized and (ii) if we make an election under Section 754 of the Code, the IRS may not respect our allocations to the extent attributable to certain conventions we will use for making tax basis adjustments pursuant to that election. See “—Administrative Matters—Section 754 Election.” If the allocations provided by our operating agreement do not have “substantial economic effect” and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

In accordance with recently proposed Treasury Regulations, on which existing publicly traded partnerships currently may rely, we will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the first business day of the month, or the “Allocation Date.” However, certain “extraordinary items,” such as income or gain realized on a sale or other disposition of our assets other than in the ordinary course of business, will be allocated among the holders owning our common shares on the Allocation Date in the month in which that gain or loss is recognized. It is not entirely clear whether certain items, such as the mark-to-market gains and losses recognized at the end of the year as a result of our election under Section 475(f) of the Code, will be treated as “extraordinary items.” We do not intend to treat these mark-to-market gains and losses as “extraordinary items.” If the IRS successfully asserted a contrary position, there would be a disproportionate allocation of our income to the month in which our mark-to-market gains and losses are recognized. As a result of the monthly convention for allocating items, holders transferring our common shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of our income, gain, loss, deduction and credit than other holders of our common shares as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and the proposed Treasury Regulations prescribing the allocation method described in the preceding paragraph will not be effective until finalized and may be changed prior to being finalized. Accordingly, it is possible that transfers of our common shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be considered a monthly convention that does not literally comply with that requirement. If our monthly convention is not allowed by the final Treasury Regulations, the IRS may contend that our taxable income or losses must be reallocated among the holders of our common shares. If such a contention were sustained, your income or loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period), which we may do if the final Treasury Regulations do not approve the allocation method described in the preceding paragraph.

Adjusted Tax Basis of Common Shares

Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our common shares. In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your common shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your common shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in our common shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any.

To the extent your allocable share of our losses is not allowed because you had insufficient adjusted tax basis in your common shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your common shares in subsequent taxable years.

Treatment of Distributions

Cash distributions by us with respect to our common shares or in redemption of less than all of your common shares generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in “—Disposition of Our Common Shares” below). It is possible that partial redemptions made during the taxable year could result in taxable gain to you where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.

Disposition of Our Common Shares

A sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your common shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including any cash deemed received by reason of the reduction in your share of our liabilities) and your adjusted tax basis in your shares (as described in “—Adjusted Tax Basis of Common Shares” above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This would include, among other things, accrued market discount on debt securities having a stated redemption price at maturity that is greater than our tax basis in those debt securities and unremitted earnings of any CFC held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code. If you dispose of your common shares at a time when we hold stock in a PFIC that is not a qualified electing fund, or QEF, you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us. We do not currently hold, and do not currently intend to acquire, stock in a CFC or a PFIC.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that adjusted tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interests sold equals an amount that bears the same relation to the partner’s adjusted tax basis in all of the partner’s interests in the partnership as the value of the interests sold bears to the value of all of the partner’s interests in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling holder of our common shares who can identify common shares transferred with an ascertainable holding period to elect to use the actual holding period of the common shares transferred. Thus, according to the IRS ruling discussed above, a holder of our common shares will be unable to select high or low basis common shares to sell as would be the case with corporate stock but, according to the Treasury Regulations, such holder may designate specific common shares sold for purposes of determining the holding period of common shares transferred. A holder electing to use the actual holding period of common shares transferred must consistently use that identification method for all subsequent sales or exchanges of common shares. A holder considering the purchase of additional common shares or a sale of common shares purchased in separate transactions is urged to consult the holder’s own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.

Limitation on Deductibility of Capital Losses

If you are an individual, any capital losses generated by us (or upon a disposition of our common shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations generally may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain of Our Losses

Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder’s “at risk” amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is “at risk” with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

We do not expect to generate any material amount of income or losses from “passive activities” for purposes of Section 469 of the Code. However, to the extent that we generate any income from passive activities, such income may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from passive activities, such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder’s interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and losses allocated to you generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Investment Interest Limitation

Individuals and other noncorporate holders of our common shares will be allowed to deduct their allocable share of our “investment interest” (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder’s net investment income for the taxable year. A holder’s net investment income generally is the excess, if any, of the holder’s investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as “qualified dividend income” that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of our common shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Because the amount of a holder’s allocable share of our investment interest that is subject to this limitation will depend on the holder’s aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

We believe that the expenses incurred by us, including base management fees and incentive fees paid to our Manager, will generally not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. An individual, estate or trust may deduct so-called “miscellaneous itemized deductions,” only to the extent that such deductions, in the aggregate, exceed 2% of the holder’s adjusted gross income. The amount of a holder’s allocable share of such expenses that is subject to this disallowance rule will depend on the holder’s aggregate “miscellaneous itemized deductions” from all sources and adjusted gross income for any taxable year. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. In addition, “miscellaneous itemized deductions” are not deductible in determining the alternative minimum tax liability of a U.S. holder. Although we believe that our expenses will not be treated as “miscellaneous itemized deductions,” there can be no assurance that the IRS will not successfully challenge that treatment. In that event, a holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.

Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

Mutual Fund Holders

U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our common shares for purposes of these tests will depend on whether we will be treated as a “qualified publicly traded partnership.” If we are so treated, then our common shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our common shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more “qualified publicly traded partnerships” is limited to 25% of the RIC’s total assets. If, however, we are not treated as a “qualified publicly traded partnership,” then the relevant assets are the RIC’s allocable share of the underlying assets held by us and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC’s ability to invest in the securities of “qualified publicly traded partnerships” would not apply. We will qualify as a “qualified publicly traded partnership” if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. We believe that we have not been, and anticipate that we will not in the future be, treated as a “qualified publicly traded partnership.” However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided that we will or will not be treated as a “qualified publicly traded partnership” in any particular year. RICs should consult their own tax advisors regarding an investment in our common shares.

Unrelated Business Taxable Income

We expect that tax-exempt holders of our common shares will recognize a significant amount of UBTI as a result of our indebtedness with respect to our assets. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity or arrangement treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (e.g., indebtedness incurred in acquiring or holding property). We expect that we will incur “acquisition indebtedness” with respect to certain of our assets.

To the extent we recognize income in the form of interest and dividends from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.

To the extent we recognize gain from disposition of securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.

In addition, a portion of our income from any residual interest in a real estate mortgage investment conduit, or a REMIC, or a taxable mortgage pool arrangement could be treated as “excess inclusion income.” See “—Nature of Our Business Activities—Excess Inclusion Income” below. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt shareholders. We do not currently own residual interests in REMICs.

Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our common shares.

Alternative Minimum Tax

In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in our common shares in determining the alternative minimum tax liability of a U.S. holder. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

Taxation of Non-U.S. Holders of Our Common Shares

A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from derivative transactions may also be subject to U.S. federal withholding taxes. Moreover, beginning on September 14, 2010, dividend equivalent payments from certain derivative transactions will be subject to U.S. federal withholding tax. We currently intend not to withhold on derivative income allocated to non-U.S. holders, except to the extent that such income is attributable to certain dividend equivalent payments received on or after September 14, 2010. We expect that most of our interest income will constitute “portfolio interest” that is not subject to this withholding tax. We expect that any dividend income that we earn will be subject to this withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you. Non-U.S. holders generally are not subject to U.S. federal income tax on capital gains if (i) such gains are not effectively connected income of such non-U.S. holder (or, if certain income tax treaties apply, such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. holder); and (ii) if such non-U.S. holder is an individual, such holder is not present in the United States for 183 or more days during the taxable year (provided that certain other conditions are met).

Non-U.S. holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While we expect that our method of operation will not result in our generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, if any REIT subsidiary in which we may own an interest recognizes gain from the disposition of a “United States real property interest,” such gain will be treated as income that is effectively connected with a U.S. trade or business. Although we do not currently own or have plans to invest in a REIT subsidiary, we do not expect any REIT subsidiary in which we invest to generate material amounts of gain from the disposition of United States real property interests, but no complete assurance can be provided that any such REIT subsidiaries will not generate gain from dispositions of United States real property interests. If a non-U.S. holder were treated as being engaged in a U.S. trade or business in any year because an investment by us in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a corporate non-U.S. holder might be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on the sale or exchange. To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the qualifying income exception discussed above under “—Our Taxation—Classification of Ellington Financial LLC.”

In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days and has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of your common shares, as well as the effects of state, local and non-U.S. tax laws.

U.S. Federal Estate Taxes for Non-U.S. Holders

Non-U.S. holders who are individuals may be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The U.S. federal estate tax was repealed for 2010, but will be reinstated in 2011. Additionally, Congress may act to eliminate the 2010 repeal, either prospectively or retroactively. It is unclear whether partnership interests (such as the common shares) will be considered to be U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of the common shares owned at the time of their death. Prospective non-U.S. holders who are individuals are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our common shares.

Nature of Our Business Activities

We have or may invest, directly or indirectly, in a variety of assets, including, but not limited to, debt and equity securities of various U.S. and foreign issuers (including short positions with respect to such securities) and interest rate, credit risk, and other derivatives. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (ii) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (iii) adversely alter the tax characterization of certain financial transactions.

The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

Interest Income

Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception provided the income is not derived from “the conduct of a financial or insurance business” and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes “the conduct of a financial or insurance business,” we believe that our investment activities generally will not constitute “the conduct of a financial or insurance business” for purposes of the qualifying income exception. For example, we believe that we have not been engaged, and do not intend to engage, in the loan origination business, either directly or indirectly through our Manager and its affiliates. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income is related to the “conduct of a financial or insurance business,” in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception.

Derivative Income

From time to time, we enter into derivative transactions, such as interest rate swaps, caps and floors, credit default swaps, total rate of return swaps, options to purchase these items, and futures and forward contracts. We expect that many of our derivative transactions will be treated as “notional principal contracts” for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, our income from a notional principal contract will be treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which we are entitled under the contract would give rise to qualifying income if held or received directly by us or the notional principal contract is related to our business of investing in stock or securities. We do not anticipate that we would be treated as a dealer in notional principal contracts. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the “conduct of a financial or insurance business” or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. In addition, we expect that all income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to structure our derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception.

Qualified Dividends and Certain Capital Gains

Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. We also believe that our income generated from short sales of securities generally constitutes qualifying income for purposes of the qualifying income exception. Tax legislation enacted in 2003 and 2006 reduced the U.S. federal income tax rates on (i) capital gains received by taxpayers taxed at individual rates and (ii) “qualified dividend income” received by taxpayers taxed at individual rates from certain domestic and foreign corporations. Subject to the discussion under “—Taxation of Holders of Our Common Shares—Disposition of Our Common Shares,” the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of our shares who sell the shares that they have held for more than one year. The reduced rates, which do not apply to short-term capital gains and income generated from short sales of securities, generally apply to long-term capital gains from sales or exchanges recognized during taxable years beginning on or prior to December 31, 2010.

Domestic Corporate Subsidiaries

We may form domestic corporate subsidiaries to make certain investments that could generate income that would not be qualifying income if earned directly by us. For example, we may purchase whole loans through a domestic corporate subsidiary if we anticipate that our activities with respect to those loans could cause us to be treated as engaged in a “financial business” for purposes of the qualifying income exception. Any domestic corporate subsidiary would be subject to federal, state, and local corporate income tax on its income. To the extent that any such domestic corporate subsidiary pays any taxes, it will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our common shares. Our dividend income from any domestic corporate subsidiary will be qualifying income for the qualifying income exception.

Foreign Corporate Subsidiaries

Although we currently have no plans to invest in foreign corporate subsidiaries, we may in the future acquire equity interests in foreign corporate subsidiaries that are treated as corporations for U.S. federal income tax purposes (each, a “foreign corporate subsidiary”), including foreign corporate subsidiaries formed to issue CDO securities. We anticipate that any such foreign corporate subsidiary in which we would own an interest would be treated as a CFC or PFIC for U.S. federal income tax purposes and, in the case of a PFIC, we would elect to treat the PFIC as a QEF. Our income from a CFC or PFIC generally will be qualifying income for purpose of the qualifying income exception. However, each holder of our common shares will generally be required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Moreover, such income inclusions from a CFC or PFIC will not be eligible for the favorable tax rate applicable to “qualified dividend income,” and any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC or PFIC will not pass through to the holders of our common shares.

The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We anticipate that any foreign corporate subsidiaries that we may hold in the future would either (i) rely on the exemption described above or (ii) otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that any foreign corporate subsidiaries in which we own an interest would be able to satisfy the requirements for such exemption and, therefore, would not be subject to U.S. federal income tax on their income on a net basis.

You are urged to consult your tax advisor regarding the consequences of our future investment in non-U.S. entities.

REIT Subsidiaries

We do not currently own an interest in any REIT subsidiaries. However, we may in the future invest in REITs. Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes all of its income to its shareholders. To qualify as a REIT, an entity is required to satisfy a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. Our dividend income from a REIT subsidiary will be qualifying income for the qualifying income exception.

Special rules apply to distributions paid by REITs. Dividends paid by any REIT subsidiary that are allocated to holders of our common shares will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on “qualified dividend income” for taxpayers taxed at individual rates. Distributions by any REIT subsidiary that are allocated to tax-exempt holders of our common shares generally will not constitute UBTI, other than any amounts that represent excess inclusion income, assuming our common shares are not debt-financed or used in an unrelated business of such holder. In the case of a non-U.S. holder, allocations attributable to distributions from any REIT subsidiary that are not attributable to gains from the sale of “United States real property interests” would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). REIT dividends attributable to gain from the sale of “United States real property interests” are subject to a withholding tax at a rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. holders). The term “United States real property interest” does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that any REIT in which we would invest would generate material amounts of gain that would be subject to the 35% withholding rate. However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. holders.

You should consult your tax advisors regarding the tax consequences of the indirect investment in stock or other securities of any REIT in which we invest.

Non-U.S. Currency Gains or Losses

If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

Non-Cash Income from Our Investments

As discussed below, we make investments that cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called “non-cash” or “phantom income” could arise for a variety of reasons, including:

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We recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount is treated as interest income by us and an applicable portion will be passed-through to you, even though we generally do not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

•

We may recognize taxable income in advance of related cash flow on our assets as a result of our mark-to-market election. See “—Mark-to-Market Election”. For example, we will recognize ordinary income at the end of each taxable year to the extent of any increase in unrealized gain on our assets.

•

If we form foreign corporate subsidiaries in the future, we would be required to include in income on a current basis the earnings of certain foreign corporate subsidiaries regardless of whether there has been a cash distribution of such earnings.

You will be required to take such “non-cash” or “phantom income” income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.

Mark-to-Market Election

We intend to continue to qualify as a trader in securities and have elected to mark-to-market each year our positions in securities that we hold as a trader, in accordance with Section 475(f) of the Code. The election can only be revoked with the consent of the IRS. As a result of the election, we are required each year to mark-to-market certain securities that we hold, and thereby recognize gain or loss as if we had sold those securities for their fair market value. Our basis in the marked-to-market securities is adjusted accordingly. Our mark-to-market election also requires us to recognize any accrued market discount on our debt securities held at the end of each year. Any gain that we recognize from the mark-to-market deemed sale of the securities will be treated as qualifying income for purposes of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above, for a discussion of this requirement.

There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. Therefore, there can be no assurance that we have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, and in connection with this offering we will not receive, an opinion from counsel or a ruling from the IRS regarding our qualification as a trader. If our eligibility for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income recognized by us and allocated to the holders of our common shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to holders of our common shares on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our common shares, any gain or loss resulting from the mark-to-market election. See “—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses” above.

In addition, we intend to take the position that our mark-to-market gain or loss, and any gain or loss on the actual disposition of marked-to-market assets, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain assets should be treated as capital gain or loss and not as ordinary gain or loss. In that case, we would not be able to offset our non-cash ordinary income with any resulting capital losses from such assets, which could increase the amount of our non-cash income.

Excess Inclusion Income

Excess inclusion income is generated by residual interests in REMICs and taxable mortgage pool arrangements owned by REITs. Although we do not currently own any residual interests in REMICs or interests in REITs, we may acquire such investments in the future. We would be taxable at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our common shares held in record name by disqualified organizations and, although the law is not clear, we may also be subject to that tax if excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from UBTI (including certain state pension plans and charitable remainder trusts). Disqualified organizations are permitted to own our common shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any REIT subsidiaries or a portion of the assets of any REIT subsidiaries in which we may invest as a taxable mortgage pool. A RIC or other pass-through entity owning our common shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our common shares on behalf of disqualified organizations also potentially may be subject to this tax. Excess inclusion income cannot be offset by losses of our holders. If the holder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as UBTI. A non-U.S. holder would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

“Anti-Stapling” Rules

If we were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary or (ii) more than 50% of both a REIT and a domestic or foreign subsidiary. When a foreign corporate subsidiary and a domestic corporate subsidiary are treated as “stapled entities,” the foreign corporation is treated as a domestic corporation subject to U.S. federal corporate income tax. When a REIT and a domestic or foreign subsidiary are treated as “stapled entities,” the REIT and the domestic or foreign subsidiary are treated as one entity for purposes of the tax requirements applicable to REITs, which could result in the REIT failing to qualify as a REIT for U.S. federal income tax purposes.

Currently, we do not have any domestic or foreign subsidiaries that are treated as regarded entities for U.S. federal income tax purposes or REIT subsidiaries, but we may acquire such subsidiaries in the future. Because we intend to continue to own a substantial proportion of our assets directly or through entities that are treated as disregarded entities for U.S. federal income tax purposes, we do not believe that the “anti-stapling” rules would apply if we were to acquire domestic or foreign subsidiaries or REIT subsidiaries in the future. However, there can be no assurance that the IRS would not successfully assert a contrary position.

Personal Holding Company Tax

We do not currently have any corporate subsidiaries, but we may acquire such subsidiaries in the future. Certain majority-owned corporate subsidiaries that we may acquire in the future could be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a “closely-held” corporation at least 60% of whose income constitutes “personal holding company income,” which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned corporate subsidiaries will be treated as “closely-held” under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries will constitute personal holding company income. A personal holding company generally is subject to a 15% (or 35% starting January 1, 2011) corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause any personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.

Administrative Matters

Section 754 Election

We likely will elect under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our common shares, by sale or exchange or as a result of the death of a holder. We would also be required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our common shares. If we make an election under Section 754 of the Code, each holder that purchases our common shares will have an initial tax basis in our assets that reflects the fair market value of our assets at the time of the purchase. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our common shares and the fair market value of our assets at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes. An election under Section 754 of the Code, if made, can be revoked only with the consent of the IRS.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. If we make an election under Section 754, to help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain conventions in determining and allocating basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which our income, gain, loss, deduction and credit is allocated to certain holders of our common shares.

Technical Terminations

Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination for tax purposes would result in the closing of our taxable year for all holders of the common shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to satisfy the qualifying income exception for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns

We intend to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible after the end of each taxable year, which describes your allocable share of our income, gain, loss, deduction and credit for the preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction and credit. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are a non-U.S. holder, there can be no assurance that this information will meet your jurisdiction’s tax compliance requirements.

It is possible that we may engage in transactions that subject us and, potentially, the holders of our common shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Nominee Reporting

Persons who hold our common shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

Taxable Year

A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

Elective Procedures for Large Partnerships

The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1 that are issued to the holders of our common shares, and such IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the common shares for the year in which the adjustments take effect, rather than the holders of the common shares in the year to which the adjustment relates. In addition, we, rather than the holders of our common shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We have not elected and do not currently anticipate that we will elect to be subject to the large partnership procedures.

Treatment of Amounts Withheld

If we are required to withhold any U.S. tax on distributions made to any holder of our common shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the common shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Tax Audits

Adjustments in tax liability with respect to our items generally will be made at the Ellington Financial LLC level in a partnership proceeding rather than in separate proceedings with each holder. Ellington Financial Management LLC will represent us as our “tax matters partner” during any audit and in any dispute with the IRS. If Ellington Financial Management LLC ceases to own shares or ceases to be our Manager, our board of directors may designate a replacement tax matters partner. Each holder of our common shares will be informed of the commencement of an audit of us. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of our common shares.

Tax Shelter Regulations

In certain circumstances, a holder who disposes of our common shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a “reportable transaction,” in accordance with regulations governing tax shelters and other potentially tax-motivated transactions, or the “Tax Shelter Regulations.” In addition, an investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. You should consult with your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your common shares or your allocable share of certain losses incurred by us.

Backup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of our common shares who do not furnish us with their correct taxpayer identification number (or, in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

New Legislation or Administrative or Judicial Action

On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010, or the HIRE Act. The HIRE Act imposes a U.S. withholding tax at a 30% rate on distributions and sale proceeds in respect of common shares held by U.S. holders who own their common shares through foreign accounts or foreign intermediaries and certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.

The U.S. federal income tax rules relating to publicly traded partnerships are currently under review by Congress, and certain legislative proposals have been made that would affect the tax treatment of publicly traded partnerships. While we believe that the current legislative proposals would not adversely affect the manner in which we will be taxed, no assurance can be given as to whether, or in what form, such proposals will ultimately be enacted, or whether they will have an effect on us.

We and holders of the common shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the holders of common shares, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our common shares.

Certain State, Local and Non-U.S. Tax Matters

Holders of our common shares may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of acquiring, owning and disposing of your common shares, including potential state tax filing requirements.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                     , 2010, we have agreed to sell to the underwriters named below, for whom Deutsche Bank Securities Inc. is acting as representative, the following respective numbers of common shares:

Underwriter	Number of Shares
Deutsche Bank Securities Inc.

Total	4,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the common shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 675,000 additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common shares.

The underwriters propose to offer the common shares initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $             per share. After the initial public offering the underwriters may change the public offering price and concession. The following table summarizes the compensation we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us(1)	$	$	$	$

(1)	The underwriters will receive underwriting discounts and commissions of $ per share on the sale of (a) common shares to our existing shareholders and certain other investors with whom we or our affiliates have an existing relationship and (b) common shares that are reserved for sale to certain of our officers and directors and other persons associated with us.

We estimate that the total expenses payable by us in connection with this offering, excluding underwriting discounts, will be approximately $3.4 million.

The underwriters have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the common shares being offered.

We and our Manager have agreed that we and it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Deutsche Bank Securities Inc. waives, in writing, such an extension.

Our directors and executive officers and the Manager Group have agreed that they will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any common shares or securities convertible into or exchangeable or exercisable for any of our common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any of these transactions is to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Deutsche Bank Securities Inc. for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Deutsche Bank Securities Inc. waives, in writing, such an extension.

In addition, certain of our unaffiliated shareholders have agreed that, with respect to 5,386,100 of our outstanding common shares beneficially held by such shareholders, they will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any of these common shares or securities convertible into or exchangeable or exercisable for any of these common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of these common shares, whether any of these transactions is to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Deutsche Bank Securities Inc. for a period of 60 days after the date of this prospectus.

The underwriters have reserved for sale at the initial public offering price up to 400,000 common shares to certain of our officers and directors and other persons associated with us who have expressed an interest in purchasing common shares in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our common shares have been approved for listing on the New York Stock Exchange under the symbol “EFC.”

This offering is being conducted in accordance with Rule 2310 of the Financial Industry Regulatory Authority, Inc.

Affiliates of the underwriters have been, may be, or are lenders under one or more of our reverse repos, and we have entered into credit default and/or interest rate swaps with affiliates of the underwriters. In addition, the underwriters and their affiliates have been, may be, or are lenders to, and counterparties in securities, derivatives and other trading activities with, certain of our affiliates and us. In conjunction with services that affiliates of the underwriters have provided, may provide or are providing to us and our affiliates, commercial disputes may arise.

Prior to the offering, there has been no market for our common shares. The initial public offering price was determined by negotiation between us and the underwriters and does not necessarily reflect the market price of the common shares following the offering. The principal factors that were considered in determining the initial public offering price included:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

•	the general condition of the securities markets at the time of the offering.

We offer no assurances that the initial public offering price corresponds to the price at which the common shares will trade in the public market subsequent to the offering or that an active trading market for the shares will develop and continue after the offering.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate members are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in the Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus has been prepared on the basis that all offers of the securities will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make any offer within the European Economic Area of securities which are the subject of the placement contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for the offer. Neither we nor the underwriters have authorised, nor do they authorise the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this prospectus.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common shares under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any common shares acquired by it as a financial intermediary, as the term is used in Article 3(2) of the Prospectus Directive, (i) the common shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where common shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those common shares to it is not treated under the Prospectus Directive as having been made to such person.

For the purposes of this representation, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This prospectus and any other material in relation to the securities described herein is only being distributed to and is only directed at persons (i) who are outside the United Kingdom and (ii) to investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (the “Order”) or (iii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each of the underwriters severally represents, warrants and agrees as follows: (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of FSMA does not apply; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland

We have not been and will not be registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of 23 June 2006 (“CISA”). Accordingly, our common shares may not be publicly offered in or from Switzerland, and neither this prospectus, nor any other offering materials relating to our common shares may be made available through a public offering in or from Switzerland. Our common shares may only be offered and this prospectus may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

A prospectus in electronic format may be made available on a website maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, and for the period from August 17, 2007 (commencement of operations) to December 31, 2007, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each fiscal year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

ELLINGTON FINANCIAL LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2010 AND DECEMBER 31, 2009, AND FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2010 AND JUNE 30, 2009 (UNAUDITED):

Consolidated Statement of Assets, Liabilities and Shareholders’ Equity	F-2

Consolidated Condensed Schedule of Investments	F-3

Consolidated Statement of Operations	F-16

Consolidated Statement of Changes in Shareholders’ Equity	F-17

Consolidated Statement of Cash Flows	F-18

Notes to Consolidated Financial Statements	F-19

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2009 AND DECEMBER 31, 2008, AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND FOR THE PERIOD AUGUST 17, 2007 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2007:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-46

Consolidated Statement of Assets, Liabilities and Shareholders’ Equity	F-47

Consolidated Condensed Schedule of Investments	F-48

Consolidated Statement of Operations	F-60

Consolidated Statement of Changes in Shareholders’ Equity	F-61

Consolidated Statement of Cash Flows	F-62

Notes to Consolidated Financial Statements	F-63

Schedule II—Valuation and Qualifying Accounts*	F-88

*	All other schedules called for by the Form S-11 are omitted because they are inapplicable or the required information is shown in the consolidated financial statements, or notes thereto, included herein.

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY

(UNAUDITED)

	June 30, 2010	December 31, 2009
	Expressed in U.S. Dollars
ASSETS
Cash and cash equivalents	$109,331,602	$102,863,164

Investments and financial derivatives:
Investments at value (Cost—$876,979,752 and $753,892,552)	885,275,831	755,440,869
Financial derivatives—assets (Cost—$153,122,927 and $113,567,635)	146,676,722	123,638,023

Total investments and financial derivatives	1,031,952,553	879,078,892

Deposits with dealers held as collateral	30,243,288	23,071,006
Receivable for securities sold	785,274,160	513,821,219
Interest and principal receivable	4,370,667	9,297,899
Deferred offering costs	2,803,718	2,533,272
Prepaid insurance	534,005	—

Total Assets	$1,964,509,993	$1,530,665,452

LIABILITIES
Investments and financial derivatives:
Investments sold short at value (Proceeds—$721,847,422 and $509,587,384)	$728,063,164	$502,543,554
Financial derivatives—liabilities (Proceeds—$14,841,461 and $8,043,963)	18,556,627	14,045,886

Total investments and financial derivatives	746,619,791	516,589,440

Reverse repurchase agreements	428,169,799	559,978,100
Due to brokers—margin accounts	119,741,269	106,483,358
Payable for securities purchased	371,217,729	41,645,394
Accounts payable and accrued expenses	2,655,610	2,015,547
Accrued base management fee	1,107,965	1,137,018
Accrued incentive fees	—	2,274,530
Interest and dividends payable	647,376	748,052

Total Liabilities	1,670,159,539	1,230,871,439

SHAREHOLDERS’ EQUITY	294,350,454	299,794,013

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,964,509,993	$1,530,665,452

ANALYSIS OF SHAREHOLDERS’ EQUITY:
Common shares, no par value, 100,000,000 shares authorized; (11,985,670 and 11,972,113 shares issued and outstanding)	$286,051,934	$292,946,604
Additional paid-in capital—LTIP units	8,298,520	6,847,409

Total Shareholders’ Equity	$294,350,454	$299,794,013

PER SHARE INFORMATION:
Common shares, no par value	$24.56	$25.04

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT JUNE 30, 2010

(UNAUDITED)

Current Principal/ Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (300.76%)(a)(b)(l)

Mortgage-Backed Securities (300.76%)

Agency Securities (217.35%)

Fixed Rate Agency Securities (185.62%)

Principal and Interest—Fixed Rate Agency Securities (113.41%)
$ 84,795,463	Government National Mortgage Association 733726 Pool	5.00%	6/40	$90,558,905
27,783,876	Government National Mortgage Association 676727 Pool	5.00%	6/40	29,663,629
24,341,880	Federal National Mortgage Association AA7010 Pool	5.00%	6/39	25,790,983
22,004,714	Federal National Mortgage Association AD4061 Pool	5.00%	5/40	23,410,953
19,684,915	Federal National Mortgage Association 969626 Pool	6.00%	1/38	21,430,413
20,040,771	Federal National Mortgage Association AD4103 Pool	5.00%	5/40	21,321,502
15,698,062	Federal National Mortgage Association AA7781 Pool	4.50%	6/39	16,284,287
12,616,462	Federal National Mortgage Association AD2376 Pool	5.00%	3/40	13,401,048
11,200,781	Federal National Mortgage Association AC1210 Pool	5.50%	7/39	12,091,593
11,307,774	Government National Mortgage Association 697753 Pool	5.00%	6/40	12,072,816
10,000,478	Federal National Mortgage Association AD7598 Pool (Pre-Issue)	5.00%	7/40	10,596,094
9,325,486	Government National Mortgage Association 737198 Pool	5.00%	4/40	9,956,778
8,747,825	Federal National Mortgage Association 991126 Pool	6.00%	1/39	9,487,973
8,612,377	Federal Home Loan Mortgage Corporation A85728 Pool	6.00%	4/39	9,361,923
6,419,459	Federal National Mortgage Association 970853 Pool	6.00%	12/38	6,962,606
5,341,656	Government National Mortgage Association 737176 Pool	4.50%	4/40	5,574,101
5,056,950	Federal Home Loan Mortgage Corporation A87956 Pool	5.00%	8/39	5,351,675

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT JUNE 30, 2010 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Principal and Interest—Fixed Rate Agency Securities (113.41%) (continued)
4,134,164	Federal National Mortgage Association 934966 Pool	6.00%	1/39	$4,483,953
1,749,012	Federal National Mortgage Association AD1524 Pool	6.00%	1/40	1,896,995
1,565,543	Federal National Mortgage Association AC0766 Pool	6.00%	9/39	1,698,003
2,229,345	Other Federal National Mortgage Association Pools	6.00%	2/40	2,421,395

				333,817,625

TBA—Fixed Rate Agency Securities (72.21%)(c)
80,000,000	Federal National Mortgage Association (30 Year)	5.00%	7/10	84,637,500
40,000,000	Government National Mortgage Association (30 Year)	5.00%	7/10	42,612,500
40,750,000	Federal National Mortgage Association (30 Year)	4.50%	7/10	42,233,555
15,000,000	Federal Home Loan Mortgage Corporation (30 Year)	4.50%	7/10	15,536,719
10,000,000	Federal National Mortgage Association (30 Year)	6.00%	8/10	10,823,438
10,000,000	Federal National Mortgage Association (30 Year)	5.00%	8/10	10,545,313
3,000,000	Federal Home Loan Mortgage Corporation (30 Year)	4.00%	7/10	3,037,266
2,000,000	Federal National Mortgage Association (30 Year)	4.00%	7/10	2,025,625
1,000,000	Federal National Mortgage Association (30 Year)	6.00%	7/10	1,084,609

				212,536,525

Total Fixed Rate Agency Securities (Cost $540,600,549)				546,354,150

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT JUNE 30, 2010 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Floating Rate Agency Securities (31.73%)
Principal and Interest—Floating Rate Agency Securities (31.73%)
$ 24,166,337	Federal National Mortgage Association 973108 Pool	5.61%	2/38	$25,633,986
15,078,093	Federal National Mortgage Association 968454 Pool	5.11%	5/38	15,831,412
11,043,075	Federal National Mortgage Association 879659 Pool	5.76%	10/36	11,605,878
9,834,366	Federal National Mortgage Association 879705 Pool	5.20%	2/38	10,404,509
9,508,634	Federal National Mortgage Association 840238 Pool	3.84%	7/35	9,957,541
8,569,548	Federal National Mortgage Association 849311 Pool	5.53%	1/36	9,179,825
6,389,488	Federal Home Loan Mortgage Corporation 1G1675 Pool	3.24%	4/37	6,626,160
3,939,911	Federal National Mortgage Association 952440 Pool	5.52%	9/37	4,163,753

Total Floating Rate Agency Securities (Cost $91,628,928)				93,403,064

Total Agency Securities (Cost $632,229,477)				639,757,214

Private Label Securities (83.41%)
Principal and Interest—Private Label Securities (80.46%)
372,612,667	Various	0.41% - 109.27%	12/16 - 5/47	236,832,098

Total Principal and Interest—Private Label Securities (Cost $239,397,309)				236,832,098

Interest Only—Private Label Securities (2.95%)
172,006,753	Various	0.50% - 6.40%	4/35 - 9/47	8,686,519

Total Interest Only—Private Label Securities (Cost $4,699,211)				8,686,519

Residual Certificates—Private Label Securities (0.00%)
241,277,990	Various	—	6/37	—

Total Residual Certificates—Private Label Securities (Cost $653,755)				—

Total Private Label Securities (Cost $244,750,275)				245,518,617

Total Mortgage-Backed Securities (Cost $876,979,752)				885,275,831

Total Long Investments (Cost $876,979,752)				$885,275,831

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT JUNE 30, 2010 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Investments Sold Short (-247.35%)(d)

TBA—Fixed Rate Agency Securities Sold Short (-247.35%)(c)
$(203,500,000)	Federal National Mortgage Association (30 Year)	4.50%	7/10	$(210,908,672)
(157,000,000)	Government National Mortgage Association (30 Year)	5.00%	7/10	(167,254,063)
(142,500,000)	Federal National Mortgage Association (30 Year)	5.00%	7/10	(150,760,545)
(40,000,000)	Government National Mortgage Association (30 Year)	5.00%	8/10	(42,468,750)
(21,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	5.50%	7/10	(22,535,625)
(20,000,000)	Federal National Mortgage Association (30 Year)	6.00%	8/10	(21,646,875)
(20,000,000)	Federal National Mortgage Association (30 Year)	5.50%	8/10	(21,409,375)
(19,500,000)	Federal National Mortgage Association (30 Year)	6.00%	7/10	(21,149,883)
(15,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	4.50%	7/10	(15,536,719)
(14,000,000)	Federal National Mortgage Association (30 Year)	5.50%	7/10	(15,025,938)
(12,000,000)	Federal National Mortgage Association (30 Year)	5.00%	8/10	(12,654,375)
(10,000,000)	Federal National Mortgage Association (30 Year)	4.00%	8/10	(10,094,531)
(6,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	5.00%	7/10	(6,345,938)
(5,000,000)	Government National Mortgage Association (30 Year)	4.50%	7/10	(5,208,984)
(3,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	4.00%	7/10	(3,037,266)
(2,000,000)	Federal National Mortgage Association (30 Year)	4.00%	7/10	(2,025,625)

Total TBA—Fixed Rate Agency Securities Sold Short (Proceeds -$721,847,422)				(728,063,164)

Total Investments Sold Short (Proceeds -$721,847,422)				$(728,063,164)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT JUNE 30, 2010 (CONTINUED)

(UNAUDITED)

	Primary Risk Exposure	Notional or Number of Contracts	Range of Expiration Dates	Value
				Expressed in U.S. Dollars

Financial Derivatives—Assets (49.83%)

Swaps (49.83%)(e)

Long Swaps:
Credit Default Swaps on Asset Backed Indices (Cost $1,566,100)(f)	Credit	29,588,241	6/36 - 7/36	$1,589,902

Short Swaps:
Credit Default Swaps on Asset Backed Securities(g)	Credit	(138,101,934)	6/34 - 12/36	113,425,291
Credit Default Swaps on Asset Backed Indices(h)	Credit	(124,942,637)	8/37 - 10/52	31,489,932
Credit Default Swaps on Corporate Bond Indices(i)	Credit	(19,700,000)	6/15	171,597

Total Swaps (Cost $153,122,927)				146,676,722

Total Financial Derivatives—Assets (Cost $153,122,927)				$146,676,722

Financial Derivatives—Liabilities (-6.30%)

Swaps (-5.48%)

Long Swaps:
Credit Default Swaps on Asset Backed Indices (Proceeds - $14,841,461)(f)	Credit	28,537,093	8/37 - 10/52	$(14,920,952)

Short Swaps:
Interest Rate Swaps(j)	Interest Rates	(48,000,000)	10/14 - 5/15	(1,214,536)

Total Swaps (Proceeds -$14,841,461)				(16,135,488)

Futures (-0.82%) (k)
Short Futures:
Euro-Dollar contracts	Interest Rates	(988)	9/10 - 3/12	$(2,421,139)

Total Futures				(2,421,139)

Total Financial Derivatives—Liabilities (Proceeds -$14,841,461)				$(18,556,627)

(a)	See Note 2 and Note 7 in Notes to Consolidated Financial Statements.
(b)	At June 30, 2010, the Company’s long investments issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association represented 139.09%, 13.56%, and 64.70% of shareholders’ equity, respectively.
(c)	To Be Announced (“TBA”) securities settle on a forward basis. At settlement the purchaser generally receives agency pass-through mortgage certificates with original maturity dates typically between 15 and 30 years.

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT JUNE 30, 2010 (CONTINUED)

(UNAUDITED)

(d)	At June 30, 2010, the Company’s short investments issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association represented 158.21%, 16.12%, and 73.02% of shareholders’ equity, respectively.
(e)	The following table shows the Company’s swap assets by dealer as a percentage of shareholders’ equity:

Dealer/Parent Company	Percent of Shareholders’ Equity
Affiliates of Morgan Stanley	21.06%
Affiliates of Credit Suisse	11.20%
Affiliates of Deutsche Bank	7.02%

(f)	For long credit default swaps on asset backed indices, the Company sold protection.
(g)	For short credit default swaps on asset backed securities, the Company purchased protection.
(h)	For short credit default swaps on asset backed indices, the Company purchased protection.
(i)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(j)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(k)	Each contract represents a notional amount of $1,000,000.
(l)	The table below shows the Company’s long investment ratings from Moody’s, Standard and Poor’s, or Fitch, as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Ginnie Mae. Ratings tend to be a lagging credit indicator; as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below. In situations where an investment has a split rating, the lowest provided rating is used. The ratings descriptions include ratings qualified with a “+”, “-”, “1”, “2”, or “3”.

Rating Description	Percentage of Shareholders’ Equity
Unrated but Agency-Issued	217.35%
Aaa/AAA/AAA	8.08%
Aa/AA/AA	16.96%
A/A/A	6.39%
Baa/BBB/BBB	5.48%
Ba/BB/BB or below	46.50%
Unrated	0.00%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009

(UNAUDITED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (251.99%)(a)(b)(p)

U.S. Treasury Securities (2.25%)

$7,000,000	U.S. Treasury Note	3.38%	11/19	$6,734,635

Total U.S. Treasury Securities (Cost $6,981,860)				6,734,635

Mortgage-Backed Securities (249.73%)

Agency Securities (179.56%)

Fixed Rate Agency Securities (111.59%)

Principal and Interest—Fixed Rate Agency Securities (98.13%)

34,714,432	Federal Home Loan Mortgage Corporation A89303 Pool	5.00%	10/39	35,609,414

31,281,944	Federal National Mortgage Association 931563 Pool	5.00%	7/39	32,137,310

24,810,869	Federal National Mortgage Association AA7010 Pool	5.00%	6/39	25,539,688

24,297,795	Federal National Mortgage Association 931555 Pool	4.50%	7/39	24,267,423

21,126,037	Federal National Mortgage Association 969626 Pool	6.00%	1/38	22,429,909

16,084,407	Federal National Mortgage Association AA7781 Pool	4.50%	6/39	16,071,841

14,512,976	Federal Home Loan Mortgage Corporation A88479 Pool	6.00%	9/39	15,444,982

14,457,231	Federal National Mortgage Association 992296 Pool	5.50%	1/39	15,160,892

12,216,156	Federal Home Loan Mortgage Corporation A81799 Pool	6.50%	9/38	13,167,680

11,596,693	Federal National Mortgage Association AC1210 Pool	5.50%	7/39	12,214,564

10,829,097	Federal National Mortgage Association 991126 Pool	6.00%	1/39	11,475,459

10,472,183	Federal National Mortgage Association AA8720 Pool	5.00%	6/39	10,779,804

10,443,398	Federal National Mortgage Association 931603 Pool	4.50%	7/39	10,430,344

9,874,131	Federal National Mortgage Association 931511 Pool	5.50%	7/39	10,355,495

8,824,543	Federal Home Loan Mortgage Corporation A85728 Pool	6.00%	4/39	9,391,255

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Principal and Interest—Fixed Rate Agency Securities (98.13%) (continued)
$ 8,107,716	Federal National Mortgage Association AA9129 Pool	5.50%	8/39	$8,496,633
7,409,648	Federal National Mortgage Association 970853 Pool	6.00%	12/38	7,862,331
5,118,273	Federal Home Loan Mortgage Corporation A87956 Pool	5.00%	8/39	5,253,427
4,396,960	Federal National Mortgage Association 934966 Pool	6.00%	1/39	4,663,525
1,690,818	Federal National Mortgage Association AC0766 Pool	6.00%	9/39	1,793,324
1,558,710	Federal National Mortgage Association 902880 Pool	6.00%	11/36	1,652,719

				294,198,019

TBA—Fixed Rate Agency Securities (13.46%)(c)
20,000,000	Federal National Mortgage Association (30 Year)	4.00%	1/10	19,331,250
10,000,000	Federal National Mortgage Association (30 Year)	4.00%	2/10	9,633,594
8,250,000	Federal National Mortgage Association (30 Year)	4.50%	1/10	8,235,820
3,000,000	Government National Mortgage Association (30 Year)	5.50%	1/10	3,144,375

				40,345,039

Total Fixed Rate Agency Securities (Cost $334,451,930)				334,643,058

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Floating Rate Agency Securities (67.97%)

Principal and Interest—Floating Rate Agency Securities (67.97%)
$24,670,643	Federal Home Loan Mortgage Corporation 1J1558 Pool	6.20%	1/37	$26,074,250
22,267,072	Federal Home Loan Mortgage Corporation 1N1428 Pool	5.74%	2/37	23,399,863
19,431,122	Federal National Mortgage Association 946842 Pool	5.71%	9/37	20,419,774
19,341,420	Federal National Mortgage Association 840243 Pool	4.45%	8/35	20,135,281
17,394,041	Federal National Mortgage Association 968454 Pool	5.12%	5/38	18,274,575
16,328,189	Federal National Mortgage Association 918119 Pool	5.55%	5/37	16,999,537
15,426,363	Federal National Mortgage Association 909945 Pool	5.84%	2/37	16,240,263
10,819,119	Federal Home Loan Mortgage Corporation 1N1460 Pool	5.94%	1/37	11,397,635
9,936,519	Federal National Mortgage Association 840238 Pool	4.73%	7/35	10,406,531
8,858,659	Federal National Mortgage Association 914820 Pool	6.01%	4/37	9,389,551
8,834,947	Federal Home Loan Mortgage Corporation 1G1675 Pool	5.27%	4/37	9,124,360
7,633,178	Federal National Mortgage Association 886455 Pool	6.12%	8/36	8,007,600
7,539,919	Federal Home Loan Mortgage Corporation 1J1652 Pool	5.79%	5/37	7,841,399
5,813,015	Federal National Mortgage Association 952440 Pool	5.77%	9/37	6,049,634

Total Floating Rate Agency Securities (Cost $197,937,966)				203,760,253

Total Agency Securities (Cost $532,389,896)				538,303,311

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Private Label Securities (70.17%)

Principal and Interest—Private Label Securities (66.17%)
$345,186,599	Various	0.30% - 111.94%	3/25 - 5/47	$198,361,316

Total Principal and Interest—Private Label Securities (Cost $205,747,380)				198,361,316

Interest Only—Private Label Securities (4.00%)
265,467,157	Various	0.50% - 6.51%	4/35 - 9/47	12,002,080

Total Interest Only—Private Label Securities (Cost $7,494,892)				12,002,080

Residual Certificates—Private Label Securities (0.00%)
257,483,379	Various	—	6/37	335

Total Residual Certificates—Private Label Securities (Cost $697,664)				335

Total Private Label Securities (Cost $213,939,936)				210,363,731

Total Mortgage-Backed Securities (Cost $746,329,832)				748,667,042

Options (0.01%)(d)
284	S&P 500 Index Put Options Purchased	—	3/10	39,192

Total Options (Cost $580,860)				39,192

Total Long Investments (Cost $753,892,552)				$755,440,869

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

(UNAUDITED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Investments Sold Short (-167.63%)(e)

TBA—Fixed Rate Agency Securities Sold Short (-167.63%)(c)
$(178,750,000)	Federal National Mortgage Association (30 Year)	4.50%	1/10	$(178,442,773)
(124,000,000)	Federal National Mortgage Association (30 Year)	5.00%	1/10	(127,293,750)
(60,000,000)	Federal National Mortgage Association (30 Year)	5.50%	1/10	(62,831,250)
(40,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	5.00%	1/10	(41,018,749)
(36,500,000)	Federal National Mortgage Association (30 Year)	6.00%	1/10	(38,655,782)
(20,000,000)	Federal National Mortgage Association (30 Year)	4.00%	1/10	(19,331,250)
(15,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	6.00%	1/10	(15,907,031)
(10,000,000)	Federal National Mortgage Association (30 Year)	4.00%	2/10	(9,633,594)
(6,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	5.50%	1/10	(6,285,000)
(3,000,000)	Government National Mortgage Association (30 Year)	5.50%	1/10	(3,144,375)

Total TBA—Fixed Rate Agency Securities Sold Short (Proceeds -$509,587,384)				(502,543,554)

Total Investments Sold Short (Proceeds -$509,587,384)				$(502,543,554)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

(UNAUDITED)

	Primary Risk Exposure	Notional or Number of Contracts	Range of Expiration Dates	Value
				Expressed in U.S. Dollars
Financial Derivatives—Assets (41.24%)

Swaps (41.24%)(f)

Long Swaps:
Other Swaps	Credit	8,700,000	9/13 - 6/14	$257,212

Short Swaps:
Credit Default Swaps on Asset Backed Securities(g)	Credit	(113,743,916)	6/34 - 12/36	95,199,131
Credit Default Swaps on Asset Backed Indices(h)	Credit	(43,482,040)	8/37 - 10/52	19,596,453
Credit Default Swaps on Corporate Bonds(i)	Credit	(36,325,000)	3/13 - 12/14	8,475,895
Interest Rate Swaps(j)	Interest Rates	(11,000,000)	10/14	109,332

Total Swaps (Cost $113,567,635)				123,638,023

Total Financial Derivatives—Assets (Cost $113,567,635)				$123,638,023

Financial Derivatives—Liabilities (-4.69%)

Swaps (-4.33%)

Long Swaps:
Credit Default Swaps on Asset Backed Securities (Proceeds—$6,666,250)(k)	Credit	15,252,372	5/34 - 9/36	$(10,547,540)
Credit Default Swaps on Asset Backed Indices (Proceeds—$2,063,750)(l)	Credit	3,250,000	8/37	(1,878,143)

Short Swaps:
Total Return Swaps(m)	Equity Market	(11,447,595)	4/10 - 5/10	(87,798)
Credit Default Swaps on Corporate Bond Indices(n)	Credit	(19,542,400)	12/13	(459,941)

Total Swaps (Net Proceeds -$8,043,963)				(12,973,422)

Futures (-0.36%)(o)

Short Futures:
Euro-Dollar contracts	Interest Rates	(1,257)	3/10 - 9/11	$(1,072,464)

Total Futures				(1,072,464)

Total Financial Derivatives—Liabilities (Net Proceeds -$8,043,963)				$(14,045,886)

(a)	See Note 2 and Note 7 in Notes to Consolidated Financial Statements.
(b)	At December 31, 2009, the Company’s long investments issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association represented 52.27% and 126.24% of shareholders’ equity, respectively.
(c)	To Be Announced (“TBA”) securities settle on a forward basis. At settlement the purchaser generally receives agency pass-through mortgage certificates with original maturity dates typically between 15 and 30 years.
(d)	Each contract represents the option to sell the S&P 500 index on a specified date at a specified price with each contract point representing $100.
(e)	At December 31, 2009, the Company’s short investments issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association represented 21.08% and 145.50% of shareholders’ equity, respectively.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONCLUDED)

(UNAUDITED)

(f)	The following table shows the Company’s swap assets by dealer as a percentage of shareholders’ equity:

Dealer/Parent Company	Percent of Shareholders’ Equity
Affiliates of Morgan Stanley	21.72%
Affiliates of Credit Suisse	15.73%

(g)	For short credit default swaps on asset backed securities, the Company purchased protection.
(h)	For short credit default swaps on asset backed indices, the Company purchased protection.
(i)	For short credit default swaps on corporate bonds, the Company purchased protection.
(j)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(k)	For long credit default swaps on asset backed securities, the Company sold protection.
(l)	For long credit default swaps on asset backed indices, the Company sold protection.
(m)	Notional amount represents number of underlying shares or par value times the closing price of the underlying security.
(n)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(o)	Each contract represents a notional amount of $1,000,000.
(p)	The table below shows the Company’s long investment ratings from Moody’s, Standard and Poor’s, or Fitch, respectively; as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Ginnie Mae. Ratings tend to be a lagging credit indicator; as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below. In situations where an investment has a split rating, the lowest provided rating is used. The ratings descriptions include ratings qualified with a “+”, “-”, “1”, “2”, or “3”.

Rating Description	Percentage of Shareholders’ Equity
U.S. Treasury Securities	2.25%
Unrated but Agency-Issued	179.56%
Aaa/AAA/AAA	10.80%
Aa/AA/AA	12.54%
A/A/A	5.00%
Baa/BBB/BBB	2.66%
Ba/BB/BB or below	39.17%
Unrated	0.01%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Month Period Ended June 30, 2010	Three Month Period Ended June 30, 2009	Six Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2009
	Expressed in U.S. Dollars
INVESTMENT INCOME
Interest income	$10,798,629	$13,255,035	$22,715,250	$22,934,130

EXPENSES
Base management fee	1,107,969	1,028,404	2,212,252	1,958,546
Incentive fee	—	8,407,373	482,715	8,407,373
Share-based LTIP expense	774,037	928,103	1,500,200	1,823,000
Interest expense	872,609	370,530	1,679,404	1,012,021
Professional fees	491,267	507,297	902,136	1,057,927
Compensation expense	210,000	—	500,000	—
Insurance expense	285,000	109,066	560,000	218,133
Agency and administration fees	175,024	142,854	346,195	280,827
Custody and other fees	153,132	160,311	258,923	237,267
Directors’ fees and expenses	52,581	50,500	133,386	101,000

Total expenses	4,121,619	11,704,438	8,575,211	15,096,094

NET INVESTMENT INCOME (LOSS)	6,677,010	1,550,597	14,140,039	7,838,036

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES
Net realized gain (loss) on:
Investments	8,525,150	(13,555,648)	12,315,083	(20,815,379)
Swaps	(788,380)	(6,278,107)	7,219,852	20,781,875
Futures	(288,200)	(38,811)	(1,025,880)	(38,811)
Purchased options	—	(648,063)	(580,860)	(648,063)

	7,448,570	(20,520,629)	17,928,195	(720,378)

Change in net unrealized gain (loss) on:
Investments	(7,269,056)	55,458,627	(7,053,478)	51,700,458
Swaps	(2,655,407)	901,704	(12,881,161)	(7,082,180)
Futures	(469,987)	(449,850)	(1,348,675)	(449,850)
Purchased options	—	(924,170)	541,668	(924,170)

	(10,394,450)	54,986,311	(20,741,646)	43,244,258

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES	(2,945,880)	34,465,682	(2,813,451)	42,523,880

NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$3,731,130	$36,016,279	$11,326,588	$50,361,916

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

	Three Month Period Ended June 30, 2010	Three Month Period Ended June 30, 2009	Six Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2009
	Expressed in U.S. Dollars
CHANGE IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS
Net investment income (loss)	$6,677,010	$1,550,597	$14,140,039	$7,838,036
Net realized gain (loss) on investments and financial derivatives	7,448,570	(20,520,629)	17,928,195	(720,378)
Change in net unrealized gain (loss) on investments and financial derivatives	(10,394,450)	54,986,311	(20,741,646)	43,244,258

Net increase (decrease) in shareholders’ equity resulting from operations	3,731,130	36,016,279	11,326,588	50,361,916

CHANGE IN SHAREHOLDERS’ EQUITY RESULTING FROM SHAREHOLDER TRANSACTIONS
Shares issued in connection with incentive fee payment	48,272	—	275,689	—
Dividends paid	(3,091,417)	—	(18,546,036)	—
Shares repurchased	—	(1,331,000)	—	(7,331,000)
Share-based LTIP awards	774,037	928,103	1,500,200	1,823,000
Special distribution to Ellington Financial Management LLC	—	(1,632,330)	—	(1,787,027)

Net increase (decrease) in shareholders’ equity from shareholder transactions	(2,269,108)	(2,035,227)	(16,770,147)	(7,295,027)

Net increase (decrease) in shareholders’ equity	1,462,022	33,981,052	(5,443,559)	43,066,889
SHAREHOLDERS’ EQUITY, BEGINNING OF PERIOD	292,888,432	250,163,481	299,794,013	241,077,644

SHAREHOLDERS’ EQUITY, END OF PERIOD	$294,350,454	$284,144,533	$294,350,454	$284,144,533

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Six Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2009
	Expressed in U.S. Dollars
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$11,326,588	$50,361,916
Cash flows provided by (used in) operating activities:
Reconciliation of the net increase (decrease) in shareholders’ equity resulting from operations to net cash provided by (used in) operating activities:
Change in net unrealized (gain) loss on investments and financial derivatives	20,741,646	(43,244,258)
Net realized (gain) loss on investments and financial derivatives	(17,928,195)	720,378
Amortization of premiums and accretion of discounts (net)	(3,197,557)	(5,533,186)
Purchase of investments	(1,197,262,915)	(536,345,402)
Proceeds from disposition of investments	1,032,332,961	389,493,102
Proceeds from principal payments of investments	66,373,369	44,745,951
Proceeds from investments sold short	721,847,421	99,984,961
Repurchase of investments sold short	(519,186,218)	(37,010,724)
Payments made to open financial derivatives	(167,814,104)	(72,493,943)
Proceeds received to close financial derivatives	130,603,829	104,664,819
Proceeds received to open financial derivatives	39,865,010	390,000
Payments made to close financial derivatives	(29,218,557)	(12,612,356)
Shares issued in connection with incentive fee payment	275,689	—
Share-based LTIP expense	1,500,200	1,823,000

(Increase) decrease in assets:
(Increase) decrease in repurchase agreements	—	4,528,875
(Increase) decrease in receivable for securities sold	(271,452,941)	(88,847,952)
(Increase) decrease in deposits with dealers held as collateral	(7,172,282)	3,254,874
(Increase) decrease in interest and principal receivable	4,927,232	(1,578,423)
(Increase) decrease in prepaid insurance	(534,005)	218,133

Increase (decrease) in liabilities:
Increase (decrease) in due to brokers—margin accounts	13,257,911	(1,511,894)
Increase (decrease) in payable for securities purchased	329,572,335	18,362,243
Increase (decrease) in accounts payable and accrued expenses	640,063	1,074,767
Increase (decrease) in incentive fee payable	(2,274,530)	8,407,373
Increase (decrease) in interest and dividends payable	(100,676)	(175,553)
Increase (decrease) in base management fee payable	(29,053)	405,935

Net cash provided by (used in) operating activities	157,093,221	(70,917,364)

Cash flows provided by (used in) financing activities:
Shares repurchased	—	(7,331,000)
Deferred offering costs paid	(270,446)	(598,259)
Special distribution to Ellington Financial Management LLC	—	(259,573)
Dividends paid	(18,546,036)	—
Reverse repurchase agreements, net of repayments	(131,808,301)	91,564,700

Net cash provided by (used in) financing activities	(150,624,783)	83,375,868

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,468,438	12,458,504
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	102,863,164	61,400,254

CASH AND CASH EQUIVALENTS, END OF PERIOD	$109,331,602	$73,858,758

Supplemental disclosure of cash flow information:
Interest paid	$1,698,889	$1,134,134

Shares issued in connection with incentive fee payment (non-cash)	$275,689	$—

Share-based LTIP awards (non-cash)	$1,500,200	$1,823,000

Aggregate TBA trade activity (buys/sells) (non-cash)	$6,089,897,901	$619,453,360

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED) JUNE 30, 2010

1. Organization and Investment Objective

Ellington Financial LLC was formed as a Delaware limited liability company on July 9, 2007 and commenced operations on August 17, 2007. EF Securities LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on October 12, 2007 and commenced operations on November 30, 2007. EF Mortgage LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. EF CMO LLC, a wholly owned consolidated subsidiary of EF Mortgage LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. Ellington Financial LLC, EF Securities LLC, EF Mortgage LLC and EF CMO LLC are hereafter collectively referred to as the “Company”. All inter-company accounts are eliminated in consolidation.

The Company specializes in various fixed income investment strategies, with a current focus on non-agency residential mortgage-backed securities, or RMBS, and asset-backed securities, or ABS.

The Company’s primary objective is to generate attractive risk-adjusted returns by constructing a portfolio of investments (that may also include direct investments in mortgage-related business platforms) and by implementing a strategy that can generate high risk-adjusted returns on these investments.

Ellington Financial Management, LLC (“EFM” or the “Manager”) is a registered investment advisor that serves as the Manager to the Company pursuant to the terms of the Amended and Restated Management Agreement dated July 1, 2009 (the “Management Agreement”). EFM is an affiliate of Ellington Management Group, LLC, a private investment management firm and also a registered investment advisor. In accordance with the terms of the Management Agreement, the Manager will implement the investment strategy and manage the business and operations on a day-to-day basis for the Company and perform certain services for the Company, subject to oversight by the board of directors.

2. Significant Accounting Policies

The accompanying unaudited interim consolidated financial statements for the Company have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for fair presentation, have been included. Interim results are not necessarily indicative of the results that may be expected for the entire fiscal year.

In June 2007, the AICPA issued Amendments to ASC 946-10 (ASC 946), Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“ASC 946”). ASC 946 was effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. After the Company’s adoption of ASC 946, the FASB issued guidance which effectively delayed indefinitely the effective date of ASC 946. However, this additional guidance explicitly permitted entities that had early adopted ASC 946 before December 31, 2007 to continue to apply the provisions of ASC 946. The Company has elected to continue to apply the provisions of ASC 946. ASC 946 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide for Investment Companies (the “Guide”). The Guide provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective August 17, 2007, the Company adopted ASC 946 and follows its provisions, which, among other things, requires that investments be reported at fair value in the financial statements. The following is a summary of significant accounting policies followed by the Company.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

(A) Valuation: The Company applies ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10”), to its holdings of financial instruments. ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are observable and reflect quoted prices (unadjusted) for identical assets or liabilities in active markets,

•	Level 2—inputs to the valuation methodology other than quoted prices included in Level 1 are observable for the asset or liability, either directly or indirectly, and

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

In April 2009, ASC 820-10 was expanded to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased as well as guidance on identifying circumstances that indicate a purchase or sale transaction is not orderly. Application of the provisions of this additional guidance, which became effective for interim and annual periods ending after June 15, 2009, did not have a material effect on the fair value of the Company’s assets and liabilities.

(B) Securities Transactions and Investment Income: Securities transactions are recorded on trade date. Realized and unrealized gains and losses are calculated based on identified cost. Interest income is recorded as earned. Generally, the Company accretes market discounts and amortizes market premiums on debt securities using the effective yield method and classifies paydown gains or losses as interest income. Accretion of market discounts and amortization of market premiums require the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment and default rate assumptions.

(C) Cash and Cash Equivalents: During the current period the Company added classifications to the Consolidated Statement of Cash Flows and accordingly has conformed the prior period presentation. Cash and cash equivalents include amounts held in an interest bearing overnight account and money market funds. As of June 30, 2010, 32%, 37% and 31% of cash and cash equivalents were held in the BlackRock Liquidity Temp Fund, the JP Morgan Prime Money Market Premier Fund and an interest bearing account at the Bank of New York Mellon Corporation, respectively. As of December 31, 2009, 34%, 39%, 19% and 8% of cash and cash equivalents were held in the BlackRock Liquidity Temp Fund, the JP Morgan Prime Money Market Premier Fund, the JP Morgan US Treasury Plus Premier Fund and an interest bearing account at the Bank of New York Mellon Corporation, respectively.

(D) Financial Derivatives: The Company enters into various types of financial derivatives. In January 2009, the Company adopted the provisions of ASC 815-10, Derivatives and Hedging. The two major types utilized are swaps and futures.

Swaps: The Company may enter into various types of swaps, including interest rate swaps, total return swaps, and credit default swaps. The primary risk associated with the Company’s interest rate swap activity is interest rate risk. The primary risk associated with the Company’s total return swap activity currently is equity market risk. The primary risk associated with the Company’s credit default swaps is credit risk.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

The Company is subject to interest rate risk exposure in the normal course of pursuing its investment objectives. To help mitigate interest rate risk, the Company enters into interest rate swaps. Interest rate swaps are contractual agreements whereby one party pays a floating rate of interest on a notional principal amount and receives a fixed rate on the same notional principal, or vice versa, for a fixed period of time. Interest rate swaps change in value with movements in interest rates.

The Company enters into total return swaps in order take a “long” or “short” position with respect to an underlying referenced asset. The Company is subject to market price volatility of the underlying referenced asset. A total return swap involves commitments to pay interest in exchange for a market-linked return based on a notional amount. To the extent that the total return of the security, group of securities or index underlying the transaction exceeds or falls short of the offsetting interest obligation, the Company will receive a payment from or make a payment to the counterparty.

The Company enters into credit default swaps. A credit default swap is a contract under which one party agrees to compensate another party for the financial loss associated with the occurrence of a “credit event” in relation to a “reference amount” or notional amount of a credit obligation (usually a bond or loan). The definition of a credit event often varies from contract to contract. A credit event may occur (i) when the underlying reference asset(s) fails to make scheduled principal or interest payments to its holders, (ii) with respect to credit default swaps referencing mortgage/asset backed securities and indices, when the underlying reference obligation is downgraded below a certain rating level or (iii) with respect to credit default swaps referencing corporate entities and indices, upon the bankruptcy of the underlying reference obligor. The Company typically writes (sells) protection to take a “long” position or purchases (buys) protection to take a “short” position with respect to underlying reference assets or to hedge exposure to other investment holdings.

As of June 30, 2010, the Company is party to credit derivatives contracts in the form of credit default swaps on mortgage/asset backed securities and indices (ABSCDS). As a seller of credit protection via ABSCDS, the Company receives periodic payments from protection buyers, and is obligated to make payments to the protection buyer upon the occurrence of a “credit event” with respect to underlying reference assets. Written credit derivatives held by the Company at June 30, 2010 and December 31, 2009, respectively, are summarized below:

Single Name and Index Credit Default Swaps (Asset Backed Securities)	Amount at June 30, 2010	Amount at December 31, 2009
Fair Value of Written Credit Derivatives	$(13,331,050)	$(12,425,683)
Fair Value of Purchased Credit Derivatives Offsetting Written Credit Derivatives with Third Parties(1)	$14,920,949	$2,528,269
Notional Amount of Written Credit Derivatives(2)	$(58,125,334)	$(18,502,372)
Notional Amount of Purchased Credit Derivatives Offsetting Written Credit Derivatives with Third Parties(1)	$28,537,093	$4,375,000

(1)	Offsetting transactions with third parties include purchased credit derivatives to the extent they offset written credit derivatives which have the same reference obligation.
(2)

The notional amount is the maximum amount that a seller of ABSCDS would be obligated to pay, and a buyer of credit protection would receive upon occurrence of a “credit event.” Movements in the value of credit default swap transactions may require the Company or the counterparty to post or receive collateral. Amounts due or owed under an ABSCDS contract may be offset against amounts due or owed on other ABSCDS contracts with the same ISDA counterparty.

Unless terminated by mutual agreement by both the buyer and seller, ABSCDS contracts typically terminate at the earlier of the (i) date the buyer of protection delivers the reference asset to the seller in exchange for payment of

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

the notional balance following the occurrence of a credit event or (ii) date the reference asset is paid off in full, retired, or otherwise ceases to exist. Implied credit spreads may be used to determine the market value of swap contracts and are reflective of the cost of buying/selling protection. Higher spreads would indicate a greater likelihood that a seller will be obligated to perform (i.e., make payment) under the swap contract. In situations where the credit quality of an underlying reference asset has deteriorated, credit spreads combined with a percentage of notional amounts paid up front (points up front) are frequently used as an indication of ABSCDS risk. ABSCDS credit protection sellers entering the market would expect to be paid a percentage of the current notional balance up front (points up front) approximately equal to the fair value of the contract in order to write protection on the reference assets underlying the Company’s ABSCDS contracts. Stated spreads at June 30, 2010 on ABSCDS contracts where the Company wrote protection range between 9 and 458 basis points on contracts that were outstanding at this date. Stated spreads at December 31, 2009 on ABSCDS contracts where the Company wrote protection range between 9 and 85 basis points on contracts that were outstanding at this date. However, participants entering the market at June 30, 2010 and December 31, 2009, would likely transact on similar contracts with material points upfront given these spreads. Total net up-front payments received relating to ABSCDS contracts outstanding at June 30, 2010 and December 31, 2009 were $13.3 million and $8.7 million, respectively.

Swaps change in value with movements in interest rates or total return of the referenced securities. During the term of swap contracts, changes in value are recognized as unrealized gains or losses. When the contracts are terminated, the Company will realize a gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any. Periodic payments or receipts required by swap agreements are recorded as unrealized gains or losses when accrued and realized gains or losses when received or paid. Upfront payments paid/received by the Company to open swap contracts are recorded as an asset and/or liability on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are recorded as a realized gain or loss on the termination date. The Company may be required to deliver or receive cash or securities as collateral upon entering into swap transactions.

The Company’s swap contracts are generally governed by ISDA trading agreements, which are separately negotiated agreements with dealer counterparties. Changes in the relative value of the swap transactions may require the Company or the counterparty to post or receive additional collateral. Typically, a collateral payment or receipt is triggered based on the net change in the value of all contracts governed by a particular ISDA trading agreement. Collateral received from counterparties is included in Due to brokers—margin accounts on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Collateral paid to counterparties is included in Deposits with dealers held as collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Entering into swap contracts involves market risk in excess of amounts recorded on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity.

Futures Contracts: A futures contract is an agreement between two parties to buy and sell a financial instrument for a set price on a future date. The Company enters into Euro-dollar futures contracts to hedge its interest rate risk. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day’s trading. Variation margin payments are made or received periodically, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Company records a realized gain or loss equal to the difference between the proceeds of the closing transaction and the Company’s basis in the contract.

Written Options: The Company may write options. When the Company writes an option, an amount equal to the premium received is recorded as a liability and is subsequently marked-to-market. Premiums received for

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

writing options that expire unexercised are recognized on the expiration date as realized gains. If an option is exercised, the premium received is subtracted from the cost of purchase or added to the proceeds of the sale to determine whether the Company has realized a gain or loss on the related investment transaction. When the Company enters into a closing transaction, the Company will realize a gain or loss depending upon whether the amount from the closing transaction is greater or less than the premiums received. The Company may be required to deliver or receive cash or securities as collateral upon entering into certain option transactions. Movements in the value of the option transactions may require the Company or the counterparty to post additional collateral. Since its inception, the Company has not written any options.

Derivative instruments disclosed on the Consolidated Condensed Schedule of Investments include: credit default swaps on asset backed securities, credit default swaps on asset backed indices, credit default swaps on corporate bonds, interest rate swaps, total return swaps, euro dollar futures contracts, and other swaps.

Gains and losses on the Company’s derivative contracts for the three and six month period ended June 30, 2010 and 2009 are summarized in the tables below:

2010:

Derivative Type	Primary Risk Exposure	Net Realized Gain/(Loss) for the Three Month Period Ended June 30, 2010	Change in Net Unrealized Gain/(Loss) for the Three Month Period Ended June 30, 2010	Net Realized Gain/(Loss) for the Six Month Period Ended June 30, 2010	Change in Net Unrealized Gain/(Loss) for the Six Month Period Ended June 30, 2010
Financial derivatives—assets
Credit Default Swaps on Asset Backed Securities	Credit	$3,365,728	$(6,216,478)	$11,470,519	$(15,155,697)
Credit Default Swaps on Asset Backed Indices	Credit	(2,827,979)	634,325	(4,292,659)	1,657,183
Credit Default Swaps on Corporate Bond Indices	Credit	2,189	(1,395)	2,189	(1,395)
Credit Default Swaps on Corporate Bonds	Credit	(4,560,582)	803,011	(2,281,392)	(2,650,145)
Other Swaps	Credit	335,312	(323,021)	335,312	(257,212)
Interest Rate Swaps	Interest Rates	(125,261)	—	(125,261)	(109,332)

		(3,810,593)	(5,103,558)	5,108,708	(16,516,598)

Financial derivatives—liabilities
Credit Default Swaps on Asset Backed Securities	Credit	(1,086,884)	2,689,816	(1,657,578)	3,881,292
Credit Default Swaps on Asset Backed Indices	Credit	6,216,783	(539,333)	6,523,782	(265,095)
Credit Default Swaps on Corporate Bond Indices	Credit	(929,642)	1,283,806	(1,003,740)	1,145,978
Total Return Swaps	Equity Market	(280,600)	98,728	(853,876)	87,798
Interest Rate Swaps	Interest Rates	(897,444)	(1,084,866)	(897,444)	(1,214,536)

		3,022,213	2,448,151	2,111,144	3,635,437

Futures contracts
Short Euro-Dollar contracts	Interest Rates	(288,200)	(469,987)	(1,025,880)	(1,348,675)

Total		$(1,076,580)	$(3,125,394)	$6,193,972	$(14,229,836)

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

2009:

Derivative Type	Primary Risk Exposure	Net Realized Gain/(Loss) for the Three Month Period Ended June 30, 2009	Change in Net Unrealized Gain/(Loss) for the Three Month Period Ended June 30, 2009	Net Realized Gain/(Loss) for the Six Month Period Ended June 30, 2009	Change in Net Unrealized Gain/(Loss) for the Six Month Period Ended June 30, 2009
Financial derivatives—assets
Credit Default Swaps on Asset Backed Securities	Credit	$(4,995,971)	$4,248,807	$9,010,043	$(6,293,645)
Credit Default Swaps on Asset Backed Indices	Credit	3,507,723	(2,287,882)	14,252,305	531,941
Credit Default Swaps on Corporate Bond Indices	Credit	(77,158)	(568,420)	(149,392)	(253,114)
Credit Default Swaps on Corporate Bonds	Credit	(403,054)	(2,678,755)	(509,210)	(2,002,692)
Total Return Swaps	Equity Market	(1,465,469)	11,969	1,087,633	(256,858)

		(3,433,929)	(1,274,281)	23,691,379	(8,274,368)

Financial derivatives—liabilities
Credit Default Swaps on Asset Backed Securities	Credit	(392,249)	585,850	(364,397)	(1,274,939)
Credit Default Swaps on Corporate Bonds	Credit	625	—	625	—
Total Return Swaps	Equity Market	(1,482,554)	269,772	(10,932)	120,476
Interest Rate Swaps	Interest Rates	(970,000)	1,320,363	(2,534,800)	2,346,651

		(2,844,178)	2,175,985	(2,909,504)	1,192,188

Futures contracts
Short Euro-Dollar contracts	Interest Rates	(38,811)	(449,850)	(38,811)	(449,850)

Total		$(6,316,918)	$451,854	$20,743,064	$(7,532,030)

Swap assets are included in Financial Derivatives—Assets on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Swap liabilities are included in Financial Derivatives—Liabilities on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. In addition, swap contracts are summarized by type on the Consolidated Condensed Schedule of Investments. Unrealized depreciation on futures contracts is included in Financial Derivatives—Liabilities on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. For interest rate swaps, credit default swaps and futures, notional amounts reflected on the Consolidated Condensed Schedule of Investments represent approximately 223%, 111%, and 80%, respectively, of average monthly notional amounts of each such category outstanding during the six month period ended June 30, 2010. For interest rate swaps, credit default swaps, total return swaps, other swaps and futures, notional amounts reflected on the Consolidated Condensed Schedule of Investments represent approximately 11%, 96%, 111%, 130% and 216%, respectively, of average monthly notional amounts of each such category outstanding during the year ended December 31, 2009. The Company uses average monthly notional amount outstanding to indicate the volume of activity with respect to these instruments.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

(E) Short Sales: When the Company sells securities short, it typically satisfies its security delivery settlement obligation by obtaining the security sold from the same or a different counterparty via repurchase agreement. The Company generally is required to deliver cash or securities as collateral to the repurchase agreement counterparty. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited as to dollar amount, will be recognized upon the termination of a short sale if the market price is less than or greater than the proceeds originally received.

(F) Reverse Repurchase Agreements and Repurchase Agreements: The Company enters into reverse repurchase agreements with third-party broker-dealers whereby it sells securities under agreements to repurchase at an agreed-upon price and date. Interest on the value of repurchase and reverse repurchase agreements issued and outstanding is based upon competitive market rates at the time of issuance. The Company accounts for reverse repurchase agreements as collateralized borrowings. When the Company enters into a reverse repurchase agreement, the lender establishes and maintains an account containing cash and securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement. The Company enters into repurchase agreement transactions with third-party broker-dealers whereby it purchases securities under agreements to resell at an agreed-upon price and date. In general, securities received pursuant to repurchase agreements are delivered to counterparties of short sale transactions. Assets held pursuant to repurchase agreements are reflected as assets on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Repurchase and reverse repurchase agreements that are conducted with the same counterparty may be reported on a net basis if they meet the requirements of ASC 210-20, Balance Sheet, Offsetting. There are no repurchase and reverse repurchase agreements netted in the consolidated financial statements.

Reverse repurchase agreements are carried at their contractual amounts, which the Company believes is the best estimate of fair value. At June 30, 2010, the Company’s open reverse repurchase agreements had remaining terms that ranged from 1 to 91 days and they had interest rates ranging from 0.25% to 2.50%. At June 30, 2010, approximately 73% of open reverse repurchase agreements were with three counterparties. At December 31, 2009, the Company’s open reverse repurchase agreements had remaining terms that ranged from 4 to 236 days and had interest rates ranging from (0.01)% to 2.75%. The negative borrowing rate relates to a single US Treasury holding which was financed using a reverse repurchase arrangement. At December 31, 2009, market demand for this security was such that the lender was willing to pay interest to the Company in order to access the security as collateral under the reverse repurchase arrangement. At December 31, 2009, approximately 79% of open reverse repurchase agreements were with three counterparties.

The Company follows the provisions of ASC 860-20, Sales of Financial Assets, which requires an initial transfer of a financial asset and a repurchase financing that was entered into contemporaneously or in contemplation of the initial transfer to be evaluated as a linked transaction unless certain criteria are met, including that the transferred asset must be readily obtainable in the marketplace. As of June 30, 2010 and December 31, 2009, the Company did not have any material seller financing. No transactions are accounted for as linked transactions at June 30, 2010 and December 31, 2009.

(G) Purchased Options: The Company has entered into options primarily to help mitigate overall market risk. When the Company purchases an option, an amount equal to the premium paid is recorded as an asset and is subsequently marked-to-market. Premiums paid for purchasing options that expire unexercised are recognized on the expiration date as realized losses. If an option is exercised, the premium paid is subtracted from the proceeds of the sale or added to the cost of the purchase to determine whether the Company has realized a gain or loss on the related investment transaction. When the Company enters into a closing transaction, the Company will realize a gain or loss depending upon whether the amount from the closing transaction is greater or less than the premiums paid.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

(H) When-Issued/Delayed Delivery Securities: The Company may purchase or sell securities on a when-issued or delayed delivery basis. Securities purchased or sold on a when-issued basis are traded for delivery beyond the normal settlement date at a stated price or yield, and no income accrues to the purchaser prior to settlement. Purchasing or selling securities on a when-issued or delayed delivery basis involves the risk that the market price or yield at the time of settlement may be lower or higher than the agreed-upon price or yield, in which case a realized loss may be incurred.

The Company transacts in the forward settling To Be Announced MBS (“TBA”) market. The Company typically does not take delivery of TBAs, but rather settles with its trading counterparties on a net basis. The market value of the securities that the Company is required to purchase pursuant to a TBA transaction may decline below the agreed-upon purchase price. Conversely, the market value of the securities that the Company is required to sell pursuant to a TBA transaction may increase above the agreed upon sale price. As part of its TBA activities, the Company may “roll” its TBA positions, whereby the Company may sell (buy) securities for delivery (receipt) in an earlier month and simultaneously contract to repurchase (sell) similar, but not identical, securities at an agreed-upon price on a fixed date in a later month (with the later-month price typically lower than the earlier- month price). The Company accounts for its TBA transactions (including those related to TBA rolls) as purchases and sales. As of June 30, 2010, total assets included $212.5 million of TBAs. As of June 30, 2010, total assets also included $721.9 million of receivable for securities sold relating to unsettled TBA sales. As of December 31, 2009, total assets included $40.3 million of TBAs. As of December 31, 2009, total assets also included $510.5 million of receivable for securities sold relating to unsettled TBA sales.

As of June 30, 2010, total liabilities included $728.1 million of TBAs sold short. As of June 30, 2010, total liabilities also included $211.6 million of payable for securities purchased relating to unsettled TBA purchases. As of December 31, 2009, total liabilities included $502.5 million of TBAs sold short. As of December 31, 2009, total liabilities also included $41.6 million of payable for securities purchased relating to unsettled TBA purchases.

(I) Offering Costs/Placement Fees/Deferred Offering Costs: Offering costs and placement fees are charged against shareholders’ equity. Costs associated with the Company’s proposed public offering of common shares representing limited liability company interests have been capitalized and deferred until the offering occurs or it appears unlikely the offering will occur. If the offering occurs, the deferred offering costs will be offset against the proceeds of the offering and charged against shareholders’ equity. If it appears unlikely an offering will occur, the deferred offering costs will be expensed in the consolidated statement of operations in that period. Deferred offering costs consist principally of legal, accounting, printing and other fees associated with the offering.

(J) LTIP Units: Long term incentive plan units (“LTIP units”), have been issued to independent directors as well as the Manager. Costs associated with LTIP units issued to independent directors are amortized over the vesting period in accordance with ASC 718-10, Compensation—Stock Compensation. Costs associated with LTIP units issued to the Manager are amortized over the vesting period in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. The vesting period for units issued to independent directors under the Ellington Incentive Plan for Individuals (the “Director LTIP”) is one year for the grants awarded on August 17, 2007 and October 1, 2009, and nine months for the grant awarded on December 31, 2008. Vesting period for units issued to the Manager under the Ellington Incentive Plan for Entities (the “Manager LTIP”) occurs over a three year period with one-third of the units vesting at the end of each year. The cost of the Manager LTIP units fluctuates with the price per share until the vesting date, whereas the cost of the Director LTIP units is based on the price per share at the initial grant date.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

(K) Dividends: Dividends payable are recorded in the consolidated financial statements on the ex-dividend date.

(L) Shares Repurchased: Common shares that are repurchased by the Company subsequent to issuance decrease total number of shares outstanding and issued.

(M) Income Taxes: The Company intends to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the income of a partnership is taxable to its owners on a flow-through basis.

The Company follows the provisions of ASC 740-10, Income Taxes (“ASC 740-10”), which requires management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of litigation process, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce shareholders’ equity. The Company did not have any additions to its unrecognized tax benefits resulting from tax positions related either to the current period or open tax years, and no reductions resulting from tax positions of prior years or due to settlements, and thus had no unrecognized tax benefits since inception. The Company does not expect any change in unrecognized tax benefits within the next fiscal year.

The Company may take positions with respect to certain tax issues which depend on legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions, the Company might be found to have a tax liability that has not been recorded in the accompanying consolidated financial statements. Also, management’s conclusions regarding ASC 740-10 may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance from the FASB, and on-going analyses of tax laws, regulations and interpretations thereof.

(N) Principles of Consolidation: These consolidated financial statements include the accounts of the Company and its controlled subsidiaries. All significant inter-company accounts and transactions have been eliminated.

(O) Subsequent Events: The Company applies the provisions of ASC 855-10, Subsequent Events, in the preparation of its consolidated financial statements. This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

(P) Recent Accounting Pronouncements:

During the year ended December 31, 2009, the FASB issued ASU 2009-5, Measuring Liabilities at Fair Value (“ASU 2009-5”). ASU 2009-5 amends ASC 820, Fair Value Measurements and Disclosures, to provide further guidance on how to measure the fair value of a liability. ASU 2009-5 sets forth the type of valuation techniques to be used to value a liability when a quoted price in an active market for the identical liability is not available; clarifies that when estimating the fair value of a liability a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability; and clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. ASU 2009-5 became effective in the first reporting period beginning after August 26, 2009. Adoption of ASU 2009-5 did not have a material impact on the Company’s consolidated financial statements.

During the year ended December 31, 2009, the FASB issued ASU 2009-6, Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amounts for Nonpublic Entities (“ASU 2009-6”). ASU 2009-6 further expands the items that are encompassed in the meaning of “tax position”. A tax position is a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The term tax position was expanded to include an entity’s status, including its status as a pass-through entity or a tax-exempt not-for-profit entity. ASU 2009-6 became effective for interim and annual periods ending after September 15, 2009. Adoption of ASU 2009-6 did not impact the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-6 Fair Value Measurements and Disclosures—(Topic 820), Improving Disclosures about Fair Value Measurements. This amends Subtopic 820-10 to require new disclosures for transfers in and out of Levels 1 and 2, and reporting gross activity in Level 3 fair value measurements, and clarifies the level of detail of existing disclosures. The new disclosures and clarifications are effective for interim and annual reporting periods beginning after December 15, 2009, with the exception of reporting certain gross activity in Level 3 fair value measurements which is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Adoption of ASU 2010-6 did not have a material impact on the Company’s consolidated financial statements.

3. Valuation

The following is a description of the valuation methodologies used for the Company’s financial instruments.

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 fair value methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment and default rate assumptions, and (ii) the solicitation of valuations from third-parties (typically, broker-dealers). Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment and default rate assumptions. The Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. The Manager has been able to obtain third-party valuations on the vast majority of the Company’s financial instruments and expects to continue to solicit third-party valuations on substantially all of the Company’s financial instruments in the future to the extent practical.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

The Manager uses its judgment based on its own models, the assessments of its portfolio managers, and third-party valuations it obtains, to determine and assign fair values to the Company’s Level 3 financial instruments. Because of the inherent uncertainty of valuation, estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 financial instruments at June 30, 2010:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value—
U.S. Treasury and agency residential mortgage-backed securities	$—	$639,757,214	$—	$639,757,214
Private label residential mortgage-backed securities	—	—	245,518,617	245,518,617
Total investments at value	—	639,757,214	245,518,617	885,275,831

Financial derivatives—assets—
Credit default swaps on corporate indices	—	171,597	—	171,597
Credit default swaps on asset backed securities	—	—	113,425,291	113,425,291
Credit default swaps on asset backed indices	—	33,079,834	—	33,079,834
Total financial derivatives—assets	—	33,251,431	113,425,291	146,676,722

Total investments and financial derivatives—assets	$—	$673,008,645	$358,943,908	$1,031,952,553

Liabilities:
Investments sold short—
U.S. Treasury and agency residential mortgage-backed securities	$—	$(728,063,164)	$—	$(728,063,164)

Financial derivatives—liabilities—
Credit default swaps on asset backed indices	—	(14,920,952)	—	(14,920,952)
Interest rate swaps	—	(1,214,536)	—	(1,214,536)
Unrealized depreciation on futures contracts	(2,421,139)	—	—	(2,421,139)
Total financial derivatives—liabilities	(2,421,139)	(16,135,488)	—	(18,556,627)

Total investments sold short and financial derivatives—liabilities	$(2,421,139)	$(744,198,652)	$—	$(746,619,791)

There were no transfers between Level 1, Level 2, or Level 3 financial instruments during the six month period ended June 30, 2010.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 financial instruments at December 31, 2009:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value—
U.S. Treasury and agency residential mortgage-backed securities	$—	$545,037,946	$—	$545,037,946
Private label residential mortgage-backed securities	—	—	210,363,731	210,363,731
Purchased options	39,192	—	—	39,192

Total investments at value	39,192	545,037,946	210,363,731	755,440,869

Financial derivatives—assets—
Credit default swaps on corporate bonds	—	—	8,475,895	8,475,895
Credit default swaps on asset backed securities	—	—	95,199,131	95,199,131
Credit default swaps on asset backed indices	—	19,596,453	—	19,596,453
Interest rate swaps	—	109,332	—	109,332
Other swaps	—	—	257,212	257,212

Total financial derivatives—assets	—	19,705,785	103,932,238	123,638,023

Total investments and financial derivatives—assets	$39,192	$564,743,731	$314,295,969	$879,078,892

Liabilities:
Investments sold short—
U.S. Treasury and agency residential mortgage-backed securities	$—	$(502,543,554)	$—	$(502,543,554)

Financial derivatives—liabilities—
Credit default swaps on corporate indices	—	(459,941)	—	(459,941)
Credit default swaps on asset backed securities	—	—	(10,547,540)	(10,547,540)
Credit default swaps on asset backed indices	—	(1,878,143)	—	(1,878,143)
Total return swaps	—	(87,798)	—	(87,798)
Unrealized depreciation on futures contracts	(1,072,464)	—	—	(1,072,464)

Total financial derivatives—liabilities	(1,072,464)	(2,425,882)	(10,547,540)	(14,045,886)

Total investments sold short and financial derivatives—liabilities	$(1,072,464)	$(504,969,436)	$(10,547,540)	$(516,589,440)

In January 2010, the Company revised its Level classification for credit default swaps on asset backed indices and credit default swaps on corporate indices from Level 3 to Level 2. These transactions are valued based on widely used pricing sources, which is more consistent with a Level 2 valuation approach. Accordingly, certain classifications in the December 31, 2009 table above have also been conformed to the June 30, 2010 presentation.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

At June 30, 2010 and December 31, 2009, the Company held money market investments that are included in cash and cash equivalents on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are considered Level 1 financial instruments.

The tables below include a roll-forward of the Company’s financial instruments for the three month periods ended June 30, 2010 and 2009, respectively (including the change in fair value), for financial instruments classified by the Company within Level 3 of the valuation hierarchy.

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

Three Month Period Ended June 30, 2010

	Beginning Balance as of March 31, 2010	Accreted Discounts/ Amortized Premiums	Realized Gain/(Loss)	Change in Net Unrealized Gain (Loss)	Net Purchases (Sales)	Transfers In and/or Out of Level 3	Ending Balance as of June 30, 2010
Assets:
Investments at value—
Private label residential mortgage-backed securities	$234,944,268	$3,155,804	$9,654,774	$(2,744,250)	$508,021	$—	$245,518,617

Total investments at value	234,944,268	3,155,804	9,654,774	(2,744,250)	508,021	—	245,518,617

Financial derivatives—assets—
Credit default swaps on corporate bonds	4,547,488	—	(4,560,582)	803,011	(789,917)	—	—
Credit default swaps on asset backed securities	119,540,520	—	3,365,728	(6,216,478)	(3,264,479)	—	113,425,291
Other swaps	323,021	—	335,312	(323,021)	(335,312)	—	—

Total financial derivatives—assets	124,411,029	—	(859,542)	(5,736,488)	(4,389,708)	—	113,425,291

Total investments and financial derivatives —asset	$359,355,297	$3,155,804	$8,795,232	$(8,480,738)	$(3,881,687)	$—	$358,943,908

Liabilities:
Financial derivatives—liabilities—
Credit default swaps on asset backed securities	$(6,944,815)	$—	$(1,086,884)	$2,689,816	$5,341,883	$—	$—

Total financial derivatives—liabilities	(6,944,815)	—	(1,086,884)	2,689,816	5,341,883	—	—

Total investments sold short and financial derivatives— liabilities	$(6,944,815)	$—	$(1,086,884)	$2,689,816	$5,341,883	$—	$—

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

All amounts of net realized and change in net unrealized gain (loss) in the table above are reflected in the accompanying Consolidated Statement of Operations. Change in net unrealized gain (loss) of $(0.2) million, $(5.7) million and $2.7 million for the three month period ended June 30, 2010 relate to investments, financial derivative-assets and financial derivative-liabilities, respectively, held by the Company at June 30, 2010.

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

Three Month Period Ended June 30, 2009

	Beginning Balance as of March 31, 2009	Accreted Discounts/ Amortized Premiums	Realized Gain/(Loss)	Change in Net Unrealized Gain (Loss)	Net Purchases (Sales)	Transfers In and/or Out of Level 3	Ending Balance as of June 30, 2009
Assets:
Investments at value—
Private label residential mortgage-backed securities	$148,371,348	$4,523,567	$(14,951,961)	$51,083,866	$(1,024,698)	$—	$188,002,122
Trade claims	—	—	—	4,640,832	—	—	4,640,832

Total investments at value	$148,371,348	$4,523,567	$(14,951,961)	$55,724,698	$(1,024,698)	$—	$192,642,954

Financial derivatives—assets—
Credit default swaps on corporate bonds	7,218,824	—	(403,054)	(2,678,757)	1,171,804	—	5,308,817
Credit default swaps on asset backed securities	95,821,743	—	(4,995,969)	4,248,811	14,168,693	—	109,243,278
Other swaps	22,000	—	—	—	—	—	22,000

Total financial derivatives—assets	103,062,567	—	(5,399,023)	1,570,054	15,340,497	—	114,574,095

Total investments and financial derivatives—assets	$251,433,915	$4,523,567	$(20,350,984)	$57,294,752	$14,315,799	$—	$307,217,049

Liabilities:
Financial derivatives—liabilities—
Credit default swaps on corporate bonds	$—	$—	$625	$—	$(625)	$—	$—
Credit default swaps on asset backed securities	(12,512,207)	—	(392,249)	585,857	1,407,243	—	(10,911,356)

Total financial derivatives—liabilities	(12,512,207)	—	(391,624)	585,857	1,406,618	—	(10,911,356)

Total investments sold short and financial derivatives— liabilities	$(12,512,207)	$—	$(391,624)	$585,857	$1,406,618	$—	$(10,911,356)

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

All amounts of net realized and change in net unrealized gain (loss) in the table above are reflected in the accompanying Consolidated Statement of Operations. Change in net unrealized gain (loss) of $25.3 million, $(8.0) million and $(0.3) million for the three month period ended June 30, 2009 relate to investments, financial derivative-assets and financial derivative-liabilities, respectively, held by the Company at June 30, 2009.

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

Six Month Period Ended June 30, 2010

	Beginning Balance as of December 31, 2009	Accreted Discounts/ Amortized Premiums	Realized Gain/(Loss)	Change in Net Unrealized Gain (Loss)	Net Purchases (Sales)	Transfers In and/or Out of Level 3	Ending Balance as of June 30, 2010
Assets:
Investments at value—
Private label residential mortgage-backed securities	$210,363,731	$5,938,803	$11,899,982	$4,344,547	$12,971,554	$—	$245,518,617

Total investments at value	210,363,731	5,938,803	11,899,982	4,344,547	12,971,554	—	245,518,617

Financial derivatives—assets—
Credit default swaps on corporate bonds	8,475,895	—	(2,281,392)	(2,650,145)	(3,544,358)	—	—
Credit default swaps on asset backed securities	95,199,131	—	11,470,519	(15,155,697)	21,911,338	—	113,425,291
Other swaps	257,212	—	335,312	(257,212)	(335,312)	—	—

Total financial derivatives—assets	103,932,238	—	9,524,439	(18,063,054)	18,031,668	—	113,425,291

Total investments and financial derivatives—assets	$314,295,969	$5,938,803	$21,424,421	$(13,718,507)	$31,003,222	—	$358,943,908

Liabilities:
Financial derivatives—liabilities—
Credit default swaps on asset backed securities	$(10,547,540)	$—	$(1,657,578)	$3,881,292	$8,323,826	$—	$—

Total financial derivatives—liabilities	(10,547,540)	—	(1,657,578)	3,881,292	8,323,826	—	—

Total investments sold short and financial derivatives— liabilities	$(10,547,540)	$—	$(1,657,578)	$3,881,292	$8,323,826	$—	$—

During 2010, the Company revised its Level classification for credit default swaps on asset backed indices and credit default swaps on corporate indices from Level 3 to Level 2. These transactions are valued based on widely used pricing sources, which is more consistent with a Level 2 valuation approach. Accordingly, credit default swaps on asset backed indices and credit default swaps on corporate indices, with a net value of $17.7 million and $(0.5) million, respectively, as of December 31, 2009, no longer are shown in the above table.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

All amounts of net realized and change in net unrealized gain (loss) in the table above are reflected in the accompanying Consolidated Statement of Operations. Change in net unrealized gain (loss) of $3.4 million, $(16.0) million and $0 million for the six month period ended June 30, 2010 relate to investments, financial derivative-assets and financial derivative-liabilities, respectively, held by the Company at June 30, 2010.

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

Six Month Period Ended June 30, 2009

	Beginning Balance as of December 31, 2008	Accreted Discounts/ Amortized Premiums	Realized Gain/(Loss)	Change in Net Unrealized Gain (Loss)	Net Purchases (Sales)	Transfers In and/or Out of Level 3	Ending Balance as of June 30, 2009
Assets:
Investments at value—
Private label residential mortgage-backed securities	$142,773,544	$7,266,036	$(22,931,658)	$44,090,466	$16,803,734	$—	$188,002,122

Trade claims	—	—	—	4,640,832	—	—	4,640,832

Total investments at value	$142,773,544	$7,266,036	$(22,931,658)	$48,731,298	$16,803,734	$—	$192,642,954

Financial derivatives—assets—
Credit default swaps on corporate bonds	10,085,262	—	(509,210)	(2,002,695)	(2,264,540)	—	5,308,817
Credit default swaps on asset backed securities	108,126,227	—	9,010,040	(6,293,642)	(1,599,347)	—	109,243,278
Other swaps	22,000	—	—	—	—	—	22,000

Total financial derivatives—assets	118,233,489	—	8,500,830	(8,296,337)	(3,863,887)	—	114,574,095

Total investments and financial derivatives—assets	$261,007,033	$7,266,036	$(14,430,828)	$40,434,961	$12,939,847	$—	$307,217,049

Liabilities:
Financial derivatives—liabilities—
Credit default swaps on corporate bonds	$—	$—	$625	$—	$(625)	$—	$—
Credit default swaps on asset backed securities	10,651,424	—	(364,397)	(1,274,932)	1,379,397	—	10,911,356

Total financial derivatives—liabilities	10,651,424	—	(363,772)	(1,274,932)	1,378,772	—	10,911,356

Total investments sold short and financial derivatives— liabilities	$10,651,424	$—	$(363,772)	$(1,274,932)	$1,378,772	$—	$10,911,356

During 2010, the Company revised its Level classification for credit default swaps on asset backed indices and credit default swaps on corporate indices from Level 3 to Level 2. These transactions are valued based on widely used pricing sources, which is more consistent with a Level 2 valuation approach. Accordingly, credit

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

default swaps on asset backed indices and credit default swaps on corporate indices, with a net value of $22.8 million and $0.4 million, respectively, as of December 31, 2008, no longer are shown in the above table.

All amounts of net realized and change in net unrealized gain (loss) in the table above are reflected in the accompanying Consolidated Statement of Operations. Change in net unrealized gain (loss) of $14.1 million, $(8.2) million and $(1.6) million for the six month period ended June 30,2009 relate to investments, financial derivative-assets and financial derivative-liabilities, respectively, held by the Company at June 30, 2009.

4. Base Management Fee, Incentive Fee, and Special Distribution to the Manager

The Company has engaged the Manager to manage the assets, operations and affairs of the Company and pays various management fees associated with that arrangement. Effective July 1, 2009, the Board of Directors approved an Amended and Restated Management Agreement between the Company and the Manager, which, among other things, reduced the annual base management fee to 1.50% from 1.75% of shareholders’ equity, changed the incentive fee from a quarter-by-quarter calculation to a rolling four quarter calculation, removed the reduction to the management fees related to shares held by the Manager, and removed the corresponding provisions relating to special distributions to the Manager. The Base Management Fees and Incentive Fees are detailed below for periods (i) prior to July 1, 2009 and (ii) after July 1, 2009.

Base Management Fees

Periods after July 1, 2009—The Manager receives an annual base management fee in an amount equal to 1.50% per annum of the Company’s shareholders’ equity as of the end of each fiscal quarter (before deductions for base management fees and incentive fees payable with respect to such fiscal quarter). The base management fee is payable quarterly in arrears.

Periods prior to July 1, 2009—The Manager receives an annual base management fee equal to 1.75% of the Company’s shareholders’ equity, defined as the aggregate net proceeds from sales of its equity securities, plus retained earnings for the measurement period, less amounts paid for repurchases and/or redemption of the Company’s capital stock. However, the base management fee calculation described in the preceding sentence excludes from the calculation equity securities held by the Manager. The base management fee is payable monthly in arrears.

Summary information—For the three month periods ended June 30, 2010 and 2009, the total base management fee incurred by the Company was $1.1 million and $1.0 million, respectively. For the six month periods ended June 30, 2010 and 2009, the total base management fee incurred by the Company was $2.2 million and $2.0 million, respectively.

Incentive Fees

Periods after July 1, 2009—The Manager is entitled to receive a quarterly incentive fee equal to the positive excess of (i) the product of (A) 25% and (B) the excess of (1) Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters (but excluding any fiscal quarters prior to July 1, 2009)) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

For purposes of calculating the incentive fee, “Adjusted Net Income” for the Incentive Calculation Period means the net increase in shareholders’ equity from operations, after all base management fees but before any incentive fees for such period, and excluding non-cash equity compensation expenses for such period as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period.

For purposes of calculating the incentive fee, the “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) the net increase in shareholders’ equity from operations (expressed as a positive number) or net decrease in shareholders’ equity from operations (expressed as a negative number) for such fiscal quarter. There were no Loss Carryforwards as of the end of any fiscal quarter in 2009 or at June 30, 2010.

For purposes of calculating the incentive fee, the “Hurdle Amount” means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate for such fiscal quarter, (ii) the sum of (A) the weighted average gross proceeds per share of all our common share issuances up to the end of such fiscal quarter, with each issuance weighted by both the number of shares issued in such issuance and the number of days that such issued shares were outstanding during such fiscal quarter, using a first-in first-out basis of accounting (i.e., attributing any share repurchases to the earliest issuances first) and (B) the result obtained by dividing (I) retained earnings attributable to common shares at the beginning of such fiscal quarter by (II) the average number of common shares outstanding for each day during such fiscal quarter, and (iii) the average number of common shares and LTIP units outstanding for each day during such fiscal quarter. For purposes of determining the Hurdle Amount, issuances of common shares (a) as equity incentive awards, (b) to the Manager as part of its base management fee or incentive fee and (c) to the Manager or any of its affiliates in privately negotiated transactions) are excluded from the calculation. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares.

Periods prior to July 1, 2009—The Manager is entitled to receive a quarterly incentive fee equal to the product of: (i) 25% of the dollar amount by which (A) the Company’s net income (after the base management fee, but before the incentive fee and before non-cash equity compensation expense), for the applicable quarter per common share (based on the weighted average number of common shares outstanding for such quarter) exceeds (B) an amount equal to (1) the sum of (x) the weighted average gross proceeds (before placement fees) per share of all common share issuances, plus (y) the result obtained by dividing (I) retained earnings attributable to common shares at the beginning of such quarter by (II) the weighted average number of common shares outstanding for such quarter, multiplied by (2) one-fourth of the greater of (x) 9% and (y) 3% plus the ten-year U.S. treasury rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during such quarter. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares. Any net loss incurred by the Company in a given quarter or quarters will be offset against any net income earned by the Company in future quarters for purposes of calculating the incentive fee in such future quarters.

Summary information—Total incentive fees incurred for the three month periods ended June 30, 2010 and 2009, were $0 and $8.4 million respectively. Total incentive fees incurred for the six month periods ended June 30, 2010 and 2009, were $0.5 million and $8.4 million respectively.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

Special Distributions

Periods after July 1, 2009—Special distributions were eliminated in the Amended and Restated Management Agreement.

Periods prior to July 1, 2009—The amount of base management fees and incentive fees paid to the Manager will be reduced so as to exclude from the fee calculations amounts that would otherwise be payable in respect of equity and net income that is attributable to common shares and long-term incentive plan units owned by the Manager (the “Reduction Amount”). The Manager is entitled to receive a quarterly special distribution equal to the Reduction Amount.

Summary information—At June 30, 2010 and December 31, 2009 there were no special distributions related to base management fees reflected on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. For the three month period ended June 30, 2009, the Manager’s special distribution related to incentive fees was $1.5 million and for the three month period ended June 30, 2009, the Manager’s special distribution related to base management fees was $0.2 million. For the six month period ended June 30, 2009, the Manager’s special distribution related to incentive fees was $1.5 million and for the six month period ended June 30, 2009, the Manager’s special distribution related to base management fees was $0.3 million.

5. Long-Term Incentive Plan Units

In connection with its initial offering in 2007, the Company established the Manager LTIP and the Director LTIP. Pursuant to the terms of the Manager LTIP, the Company issued 375,000 long-term incentive plan units to its Manager. Pursuant to the terms of the Director LTIP, the Company issued 3,750 long-term incentive plan units to its independent directors on each of the dates August 17, 2007, December 31, 2008 and October 1, 2009.

Units issued pursuant to the Manager LTIP are subject to forfeiture restrictions that will lapse in three equal annual installments beginning on the first anniversary of the closing date of the Company’s initial offering. Units held pursuant to the Manager LTIP will generally be exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Manager LTIP are expensed over the course of the vesting period. Such costs are measured as of the grant date and are remeasured at the end of each reporting period to account for changes in the value of the Company’s common shares until the units are fully vested.

At June 30, 2010 and December 31, 2009 the total value associated with the Manager LTIP was $8.6 million. On a cumulative basis $8.2 million and $6.8 million of that total value has been expensed through June 30, 2010 and December 31, 2009, respectively. During the three month periods ended June 30, 2010 and 2009, expense recognized related to the Manager LTIP was approximately $0.8 million and $0.9 million, respectively and during the six month periods ended June 30, 2010 and 2009, expense recognized related to the Manager LTIP was approximately $1.5 million and $1.8 million, respectively. There is no cash flow effect from the issuance of the Manager LTIP units. Of the 375,000 Manager LTIP units awarded on August 17, 2007, 125,000 units were fully vested on August 17, 2008 and an additional 125,000 units were fully vested on August 17, 2009.

Director LTIP units granted on August 17, 2007 were, and those granted on October 1, 2009 are, subject to forfeiture restrictions that lapse(d) one year after each respective grant date while units granted on December 31, 2008 were subject to forfeiture restrictions that lapsed nine months following the grant date. Units held pursuant

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

to the Directors LTIP are generally exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Director LTIP are measured as of the grant date and expensed ratably over the vesting period. The total costs associated with the Director LTIP units awarded to the independent directors at October 1, 2009, December 31, 2008 and August 17, 2007, were $0.09 million, $0.07 million and $0.07 million, respectively. The entire cost associated with the December 31, 2008 and August 17, 2007 grants has been expensed through December 31, 2009. At June 30, 2010 and December 31, 2009, $0.07 million and $0.02 million, respectively, of the October 1, 2009 grant has been expensed. There is no cash flow effect from the issuance of the Director LTIP units. The Director LTIP units awarded on August 17, 2007 were fully vested on August 17, 2008 and the Director LTIP units awarded on December 31, 2008 were fully vested on September 30, 2009. The Director LTIP units awarded on October 1, 2009 will fully vest on October 1, 2010. Since inception, 6,250 common shares were issued in connection with the conversion of Director LTIP units at the direction of the three award holders and $0.1 million was transferred from the share-based LTIP awards to common shares in shareholders’ equity.

Were all units issued pursuant to the Manager LTIP and Director LTIP to be fully vested and exchanged for common shares as of June 30, 2010 and December 31, 2009, the Company’s issued and outstanding common shares would increase to 12,365,670 and 12,354,613 shares, respectively, resulting in shareholders’ equity per share of $23.80 and $24.27 at June 30, 2010 and December 31, 2009, respectively.

Detailed below is a roll-forward of the Company’s LTIP units outstanding for the three and six month periods ended June 30, 2010 and 2009, respectively:

Three Month Period Ended June 30, 2010:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, March 31, 2010	380,000	375,000	5,000
Granted	—	—	—
Exercised	—	—	—

LTIP Units Outstanding, June 30, 2010	380,000	375,000	5,000

LTIP Units Vested & Outstanding, June 30, 2010	251,250	250,000	1,250

Three Month Period Ended June 30, 2009:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, March 31, 2009	381,250	375,000	6,250
Granted	—	—	—
Exercised	—	—	—

LTIP Units Outstanding, June 30, 2009	381,250	375,000	6,250

LTIP Units Vested & Outstanding, June 30, 2009	127,500	125,000	2,500

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

Six Month Period Ended June 30, 2010:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, December 31, 2009	382,500	375,000	7,500
Granted	—	—	—
Exercised	(2,500)	—	(2,500)

LTIP Units Outstanding, June 30, 2010	380,000	375,000	5,000

LTIP Units Vested & Outstanding, June 30, 2010	251,250	250,000	1,250

Six Month Period Ended June 30, 2009:

	Total LTIP Units	Manager LTIP Units	Director LTIP Units
LTIP Units outstanding, December 31, 2008	381,250	375,000	6,250
Granted	—	—	—
Exercised	—	—	—

LTIP Units Outstanding, June 30, 2009	381,250	375,000	6,250

LTIP Units Vested & Outstanding, June 30, 2009	127,500	125,000	2,500

6. Common Share Capitalization

In connection with the initial offering of common shares (“Shares”) of the Company, 12,500,050 shares were issued with no par value. The Company is a closed-end entity, thus shareholders do not have redemption rights.

On February 10, 2010, a dividend distribution was authorized in the amount of $1.25 per share to shareholders and LTIP unit holders. The dividend distribution in the aggregate amount of $15.5 million was paid on March 15, 2010 to holders of record as of March 1, 2010. On May 10, 2010, a dividend distribution was authorized in the amount of $0.25 per share to shareholders and LTIP unit holders. The dividend distribution in the aggregate amount of $3.1 million was paid on June 15, 2010 to holders of record as of May 18, 2010. There were no dividend distributions during the six month period ended June 30, 2009.

Detailed below is a roll-forward of the Company’s common shares outstanding for the three and six month periods ended June 30, 2010 and 2009:

Three Month Period Ended June 30, 2010:

Common Shares Outstanding, March 31, 2010	11,983,695

Share Activity:
Shares issued from initial offering	—
Shares Repurchased	—
Shares issued in connection with incentive fee payment	1,975
Director LTIP units exercised	—

Common Shares Outstanding, June 30, 2010	11,985,670

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

Three Month Period Ended June 30, 2009:

Common Shares Outstanding, March 31, 2009	12,010,033

Share Activity:
Shares issued from initial offering	—
Shares Repurchased	(108,500)
Shares issued in connection with incentive fee payment	—
Director LTIP units exercised	—

Common Shares Outstanding, June 30, 2009	11,901,533

Six Month Period Ended June 30, 2010:

Common Shares Outstanding, December 31, 2009	11,972,113

Share Activity:
Shares issued from initial offering	—
Shares Repurchased	—
Shares issued in connection with incentive fee payment	11,057
Director LTIP units exercised	2,500

Common Shares Outstanding, June 30, 2010	11,985,670

Six Month Period Ended June 30, 2009:

Common Shares Outstanding, December 31, 2008	12,510,033

Share Activity:
Shares issued from initial offering	—
Shares Repurchased	(608,500)
Shares issued in connection with incentive fee payment	—
Director LTIP units exercised	—

Common Shares Outstanding, June 30, 2009	11,901,533

On March 2, 2009, the Company repurchased 500,000 shares of its own stock in a privately negotiated unsolicited transaction at a price of $12 per share for a total purchase price of $6.0 million. On April 20, 2009, the Company repurchased 106,000 of its own shares in a privately negotiated unsolicited transaction at a price of $12.25 for a total purchase price of $1.3 million. On May 27, 2009, the Company repurchased 2,500 of its own shares in a privately negotiated unsolicited transaction at a price of $13 for a total purchase price of $0.03 million.

As of June 30, 2010 related parties of the Company owned approximately 26% of total shareholders’ equity and two other investors owned 21% and 12%, respectively, of total shareholders’ equity. As of December 31, 2009 related parties of the Company owned approximately 26% of total shareholders’ equity and two other investors owned 21% and 12%, respectively, of total shareholders’ equity.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

7. Risks

The Company may be exposed to various types of risks, including market price risk, interest rate risk, and credit risk. Market price risk is the risk of decline in value of the investments held by the Company for a number of reasons, including changes in prevailing market and interest rates, increases in defaults, increases in voluntary prepayments for investments subject to prepayment risk, and widening credit spreads. Interest rate risk is the risk associated with the effects of the fluctuations in the prevailing level of market interest rates. Credit risk includes the risk of principal loss as well as the risk that a counterparty will be unable to pay amounts in full when due. Since 2007, the U.S. residential mortgage market has experienced severe dislocations and liquidity disruptions. Over the same period mortgage loans have experienced increased rates of delinquency, foreclosure and loss, although more recently the rate of increase has slowed.

The effects of this include a substantial reduction in liquidity in the credit markets, which resulted in a liquidity crisis for many market participants. Instability in the MBS and ABS markets may affect the liquidity of the Company’s portfolio.

The Company invests in credit sensitive mortgage-backed and asset-backed securities. Mortgage-backed securities are affected by interest rates and prepayment rates, each of which are influenced by a variety of economic, geographic, social and other factors. Maturities on mortgage-backed securities represent stated maturity dates. Actual maturity dates may differ based on prepayment rates. The Company may invest in, or sell short, various interest rate derivative instruments and futures contracts primarily for the purpose of hedging its mortgage-backed securities portfolio against changes in value caused by changes in prevailing market interest rates. Should interest rates move unexpectedly, the Company may not achieve the anticipated benefits of the hedging instruments and may realize a loss. Further, the use of such derivative instruments involves the risk of imperfect correlation in movements in the price of the instruments, interest rates and the underlying hedged assets.

The Company transacts in various financial instruments including swaps, futures contracts and options. With these financial instruments, the Company is exposed to market risk in excess of the amounts recorded on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity.

Under current market conditions, many of the Company’s portfolio securities may be considered illiquid. This may result in certain securities being disposed of at a price different from the recorded value since the market price of such securities generally is more volatile than that of more liquid securities. This may result in the Company incurring greater losses on the sale of some portfolio securities than under more stable market conditions. Such losses can adversely impact the Company’s shareholders’ equity. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, it may realize significantly less than the value at which it previously recorded its investments. The current market instability has also made it more difficult to obtain market valuations on many of the Company’s portfolio investments. There can be no assurance that the Company could purchase or sell a portfolio investment at the price used to calculate the Company’s shareholders’ equity. A decline in market value of the Company’s assets may have particular material adverse consequences in instances where the Company has borrowed money based upon the market value of those assets. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

Because the Company borrows under reverse repurchase agreements based on the estimated fair value of the pledged instruments, the Company’s ongoing ability to borrow under its reverse repurchase facilities may be

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

limited and its lenders may initiate margin calls in the event of adverse changes in the market. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

The Company is party to a tri-party collateral arrangement under one of its ISDA trading agreements whereby a third party holds collateral posted by the Company. Pursuant to the terms of the arrangement the third party must follow certain pre-defined actions prior to the release of the collateral to the counterparty or to the Company. Deposits with Dealers Held as Collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity includes, at June 30, 2010 and December 31, 2009, collateral posted by the Company and held by a third party custodian in the amount of $6.3 million and $11.3 million, respectively.

As of June 30, 2010, investments with an aggregate value of approximately $501.6 million were held with dealers as collateral for various reverse repurchase arrangements. The investments held as collateral include securities which were sold prior to period end and were unsettled as of June 30, 2010 in the amount of $20.4 million. As of June 30, 2010, affiliates of Morgan Stanley, Bank of America and Credit Suisse Group held 28%, 24%, and 21% of such collateral, respectively. In addition, unencumbered investments of approximately $74.4 million were held in custody at the Bank of New York Mellon Corporation. As of June 30, 2010, the following dealers held greater than 15% of the Company’s Deposits with dealers held as collateral: affiliates of Citigroup, 39%; affiliates of Morgan Stanley, 32%; and affiliates of Credit Suisse Group, 24%. As of June 30, 2010 the following dealers held greater than 15% of the Company’s Due to brokers—margin accounts: affiliates of Morgan Stanley, 47%; and affiliates of Credit Suisse Group, 23%. As of June 30, 2010, the following dealer held greater than 15% of the Company’s Receivable for securities sold: affiliates of Morgan Stanley, 21%; affiliates of Citigroup, 21%; and affiliates of Goldman Sachs Group, 18%. As of June 30, 2010, the following dealers held greater than 15% of the Company’s Payable for securities purchased: affiliates of Goldman Sachs Group, 28%; affiliates of Amherst, 17%; and affiliates of JP Morgan, 16%.

The Company is party to various derivative contracts generally governed by ISDA trading agreements with dealer counterparties. The Company’s ISDA trading agreements, which are separately negotiated agreements with each dealer counterparty, typically contain provisions allowing, absent other considerations, a counterparty to exercise rights, to the extent not otherwise waived, against the Company in the event the Company’s shareholders’ equity declines over time by a predetermined percentage or falls below a predetermined floor. Such rights often include the ability to terminate (i.e. close out) open contracts at prices which may favor the counterparty, which could have a material adverse effect on the Company.

The Company’s purchases and sales of TBA securities are typically governed by Master Securities Forward Transaction Agreements with dealer counterparties. These agreements are separately negotiated agreements with each dealer counterparty and include provisions for margin maintenance, mark-to-market, and other items.

8. Lehman Brothers

On September 15, 2008, Lehman Brothers Holdings Inc. (“Lehman”) filed with the United States Bankruptcy Court in the Southern District of New York for protection under Chapter 11 of the United States Bankruptcy Code. As of that date, the Company was party to a number of interest rate swap and credit default swap contracts (the “Contracts”) with Lehman Brothers Special Financing Inc. (“LBSF”), a wholly-owned subsidiary of Lehman. The Chapter 11 filing by Lehman constituted an Event of Default under the ISDA Master Agreement (“ISDA MA”) entered into by and between the Company and LBSF.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

By letter dated September 15, 2008, in accordance with the provisions in the ISDA MA, the Company provided notices of early termination to LBSF, effectively closing out the Contracts with LBSF as of September 16, 2008. The Contracts were closed out at prices determined by the Company based upon the methodology prescribed in the ISDA MA, resulting in a net claim against LBSF. The receivable associated with this claim (the “Trade Claim”) was fully reserved against as of September 30, 2008 and December 31, 2008.

During the three month period ending June 30, 2009, based on discussions with Lehman representatives regarding the amount of the claim, the Company established value for the claim in the amount of $4.6 million and reflected a change in unrealized gain (loss) in that amount on its Statement of Operations. Subsequently, during the three month period ended September 30, 2009, the Company sold the Trade Claim for $5.3 million.

9. Contingencies and Commitments

The Company provides current directors and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Company.

In the normal course of business the Company may also enter into contracts that contain a variety of representations, warranties and general indemnifications. The Company’s maximum exposure under these arrangements, including future claims that may be made against the Company that have not yet occurred, is unknown. However, based upon experience, the Company expects the risk of loss associated with such contracts to be remote.

10. Financial Highlights

Results of Operations for a Share Outstanding Throughout the Periods:

	Three Month Period Ended June 30, 2010		Three Month Period Ended June 30, 2009	Six Month Period Ended June 30, 2010		Six Month Period Ended June 30, 2009
Beginning Shareholders’ Equity Per Share (3/31/10, 3/31/09, 12/31/09 and 12/31/08, respectively)	$24.44		$20.83	$25.04		$19.27
Net Investment Income	0.56		0.13	1.18		0.65
Net Realized/Unrealized Gains (Losses)	(0.24)		2.89	(0.24)		3.50

Results of Operations	0.32		3.02	0.94		4.15
Dividends Paid	(0.26	)*	—	(1.55	)*	—
Accretive Effect of Share Repurchase	—		0.08	—		0.45
Offering Costs	—		—	—		—
Share-Based LTIP Awards	0.06		0.08	0.13		0.15
Manager Special Distribution**	—		(0.14)	—		(0.15)

Ending Shareholders’ Equity Per Share (6/30/10, 6/30/09, 6/30/10 and 6/30/09, respectively)***	$24.56		$23.87	$24.56		$23.87

Shares Outstanding, end of period	11,985,670		11,901,533	11,985,670		11,901,533

*

Dividends paid include dividends paid on common shares and LTIP units. During the three month period ended June 30, 2010, a dividend was declared and paid in the amount of $0.25 per common share and LTIP unit outstanding. For the six month period ending June 30, 2010, two dividends totaling $1.50 per common

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

share and LTIP outstanding share were declared and paid. Dividends paid of $ 0.26 and $1.55 per share for the three and six month periods ending June 30, 2010, respectively, above reflect the impact of dividing the total dividend payment, inclusive of LTIP units, by average common shares outstanding, exclusive of LTIP units.

**	Prior to July 1, 2009, the Amended and Restated Operating Agreement provided for a special distribution to be paid to the Manager.
***	If all units issued pursuant to the Manager LTIP and Director LTIP were vested and exchanged for common shares as of June 30, 2010 and 2009, shareholders’ equity per share would be $23.80 and $23.13, respectively.

Net Asset Based Total Return for a Shareholder, excluding Manager shares: (1)(2)

	Three Month Period Ended June 30, 2010	Three Month Period Ended June 30, 2009(3)	Six Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2009(3)
Total Return before Incentive Fee	1.50%	18.00%	4.31%	27.56%
Incentive Fee	0.00%	(3.41)%	(0.17)%	(3.69)%

Total Return after Incentive Fee	1.50%	14.59%	4.14%	23.87%

(1)	Market based total return is not available as no market price is available due to limited trading in the Company’s shares during the periods.
(2)	Total return is calculated for all shareholders’ equity accounts, excluding the Manager’s shareholder equity, taken as a whole for each period. Total Return is calculated assuming reinvestment of all distributions at shareholders’ equity per share during the period.
(3)	Total return includes the accretive effect of the share repurchase. Had this not been included, total return after incentive fee for the three and six month periods ended June 30, 2009 would have been 14.11% and 20.91%.

Supplemental Information—Net Asset Based Total Return for a Shareholder, excluding Manager shares and assuming conversion of all LTIP units: (4)

	Three Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2010
Total Return before Incentive Fee	(1.62)%	1.10%
Incentive Fee	0.00%	(0.16)%

Total Return after Incentive Fee	(1.62)%	0.94%

(4)	Total return is calculated assuming all LTIP units had been converted into common shares at June 30, 2010. Total return represents all shareholders’ equity accounts, excluding Manager shares, outstanding for the entire period. LTIP units outstanding at June 30, 2010 totaled 380,000 and represent 3.07% of total shares and LTIP units outstanding as of June 30, 2010.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2010

Net Investment Income Ratio to Average Shareholders’ Equity, excluding the Manager shares: (5)(6)

	Three Month Period Ended June 30, 2010	Three Month Period Ended June 30, 2009	Six Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2009
Net Investment Income(7)	9.08%	11.04%	9.70%	8.61%

Expense Ratios to Average Shareholders’ Equity, excluding the Manager shares: (5)(6)(8)

	Three Month Period Ended June 30, 2010	Three Month Period Ended June 30, 2009	Six Month Period Ended June 30, 2010	Six Month Period Ended June 30, 2009
Operating expenses before incentive fee and interest expense	(4.42)%	(4.68)%	(4.33)%	(4.69)%
Incentive fee	0.00%	(3.71)%	(0.16)%	(3.80)%
Interest expense	(1.19)%	(0.56)%	(1.13)%	(0.79)%

Total Expenses	(5.61)%	(8.95)%	(5.62)%	(9.28)%

(5)	Average shareholders’ equity is calculated using monthly values.
(6)	For periods prior to July 1, 2009, ratios are calculated for all shareholders’ equity accounts taken as a whole outstanding for the entire period excluding the Manager’s shareholders’ equity. The total base management fee and incentive fee are allocated to the non-manager shareholders for the purposes of these calculations.
(7)	Includes all expenses on an annualized basis except for incentive fee expense which is shown on a non-annualized basis.
(8)	Ratios are annualized except for the incentive fee which is not annualized.

11. Subsequent Events

On August 10, 2010, the Company declared a dividend of $0.15 per share with a record date of September 1, 2010 and a payment date of September 15, 2010. Subsequent events have been evaluated through September 30, 2010.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Ellington Financial LLC

In our opinion, the accompanying consolidated statement of assets, liabilities, and shareholders’ equity, including the consolidated condensed schedule of investments, and the related consolidated statements of operations, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Ellington Financial LLC at December 31, 2009 and December 31, 2008, and the results of its operations, the changes in its shareholders’ equity and its cash flows for the years ended December 31, 2009 and 2008 and for the period August 17, 2007 (commencement of operations) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Manager. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Manager, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, NY

March 10, 2010

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31, 2009	December 31, 2008
	Expressed in U.S. Dollars
ASSETS
Cash and cash equivalents	$102,863,164	$61,400,254

Investments and financial derivatives:
Investments at value (Cost—$753,892,552 and $508,888,292)	755,440,869	429,884,006
Financial derivatives—appreciated value (Cost—$113,567,635 and $126,786,798)	123,638,023	141,690,748
Repurchase agreements (Cost—$0 and $4,528,875)	—	4,528,875

Total investments and financial derivatives	879,078,892	576,103,629

Deposits with dealers held as collateral	23,071,006	22,950,008
Receivable for securities sold	513,821,219	31,491,051
Interest and principal receivable	9,297,899	7,722,116
Deferred offering costs	2,533,272	—
Prepaid insurance	—	309,022

Total Assets	$1,530,665,452	$699,976,080

LIABILITIES
Investments and financial derivatives:
Investments sold short at value (Proceeds—$509,587,384 and $37,593,749)	$502,543,554	$38,421,032
Financial derivatives—depreciated value (Net Proceeds—$8,043,963 and $7,681,250)	14,045,886	17,304,903

Total investments and financial derivatives	516,589,440	55,725,935
Reverse repurchase agreements	559,978,100	260,534,000
Due to brokers—margin accounts	106,483,358	124,820,088
Payable for securities purchased	41,645,394	15,509,694
Accrued incentive fees	2,274,530	—
Accounts payable and accrued expenses	2,015,547	1,299,022
Accrued base management fee	1,137,018	307,551
Interest and dividends payable	748,052	651,863
Due to Ellington Financial Management LLC	—	50,283

Total Liabilities	1,230,871,439	458,898,436

SHAREHOLDERS’ EQUITY	299,794,013	241,077,644

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,530,665,452	$699,976,080

ANALYSIS OF SHAREHOLDERS’ EQUITY:
Common shares, no par value, 100,000,000 shares authorized;
(11,972,113 and 12,510,033 shares issued and outstanding)	$292,946,604	$237,806,235
Additional paid-in capital—LTIP units	6,847,409	3,271,409

Total Shareholders’ Equity	$299,794,013	$241,077,644

PER SHARE INFORMATION:
Common shares, no par value, 100,000,000 shares authorized; (11,972,113 and 12,510,033 shares issued and outstanding)	$25.04	$19.27

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Long Investments (251.99%)(a)(b)(p)

U.S. Treasury Securities (2.25%)

$7,000,000	U.S. Treasury Note	3.38%	11/19	$6,734,635

Total U.S. Treasury Securities (Cost $6,981,860)				6,734,635

Mortgage-Backed Securities (249.73%)

Agency Securities (179.56%)

Fixed Rate Agency Securities (111.59%)

Principal and Interest—Fixed Rate Agency Securities (98.13%)
34,714,432	Federal Home Loan Mortgage Corporation A89303 Pool	5.00%	10/39	35,609,414
31,281,944	Federal National Mortgage Association 931563 Pool	5.00%	7/39	32,137,310
24,810,869	Federal National Mortgage Association AA7010 Pool	5.00%	6/39	25,539,688
24,297,795	Federal National Mortgage Association 931555 Pool	4.50%	7/39	24,267,423
21,126,037	Federal National Mortgage Association 969626 Pool	6.00%	1/38	22,429,909
16,084,407	Federal National Mortgage Association AA7781 Pool	4.50%	6/39	16,071,841
14,512,976	Federal Home Loan Mortgage Corporation A88479 Pool	6.00%	9/39	15,444,982
14,457,231	Federal National Mortgage Association 992296 Pool	5.50%	1/39	15,160,892
12,216,156	Federal Home Loan Mortgage Corporation A81799 Pool	6.50%	9/38	13,167,680
11,596,693	Federal National Mortgage Association AC1210 Pool	5.50%	7/39	12,214,564
10,829,097	Federal National Mortgage Association 991126 Pool	6.00%	1/39	11,475,459
10,472,183	Federal National Mortgage Association AA8720 Pool	5.00%	6/39	10,779,804
10,443,398	Federal National Mortgage Association 931603 Pool	4.50%	7/39	10,430,344
9,874,131	Federal National Mortgage Association 931511 Pool	5.50%	7/39	10,355,495
8,824,543	Federal Home Loan Mortgage Corporation A85728 Pool	6.00%	4/39	9,391,255

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Principal and Interest—Fixed Rate Agency Securities (98.13%) (continued)
$8,107,716	Federal National Mortgage Association AA9129 Pool	5.50%	8/39	$8,496,633
7,409,648	Federal National Mortgage Association 970853 Pool	6.00%	12/38	7,862,331
5,118,273	Federal Home Loan Mortgage Corporation A87956 Pool	5.00%	8/39	5,253,427
4,396,960	Federal National Mortgage Association 934966 Pool	6.00%	1/39	4,663,525
1,690,818	Federal National Mortgage Association AC0766 Pool	6.00%	9/39	1,793,324
1,558,710	Federal National Mortgage Association 902880 Pool	6.00%	11/36	1,652,719

				294,198,019

TBA—Fixed Rate Agency Securities (13.46%)(c)
20,000,000	Federal National Mortgage Association (30 Year)	4.00%	1/10	19,331,250
10,000,000	Federal National Mortgage Association (30 Year)	4.00%	2/10	9,633,594
8,250,000	Federal National Mortgage Association (30 Year)	4.50%	1/10	8,235,820
3,000,000	Government National Mortgage Association (30 Year)	5.50%	1/10	3,144,375

				40,345,039

Total Fixed Rate Agency Securities (Cost $334,451,930)				334,543,058

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Floating Rate Agency Securities (67.97%)
Principal and Interest—Floating Rate Agency Securities (67.97%)
$24,670,643	Federal Home Loan Mortgage Corporation 1J1558 Pool	6.20%	1/37	$26,074,250
22,267,072	Federal Home Loan Mortgage Corporation 1N1428 Pool	5.74%	2/37	23,399,863
19,431,122	Federal National Mortgage Association 946842 Pool	5.71%	9/37	20,419,774
19,341,420	Federal National Mortgage Association 840243 Pool	4.45%	8/35	20,135,281
17,394,041	Federal National Mortgage Association 968454 Pool	5.12%	5/38	18,274,575
16,328,189	Federal National Mortgage Association 918119 Pool	5.55%	5/37	16,999,537
15,426,363	Federal National Mortgage Association 909945 Pool	5.84%	2/37	16,240,263
10,819,119	Federal Home Loan Mortgage Corporation 1N1460 Pool	5.94%	1/37	11,397,635
9,936,519	Federal National Mortgage Association 840238 Pool	4.73%	7/35	10,406,531
8,858,659	Federal National Mortgage Association 914820 Pool	6.01%	4/37	9,389,551
8,834,947	Federal Home Loan Mortgage Corporation 1G1675 Pool	5.27%	4/37	9,124,360
7,633,178	Federal National Mortgage Association 886455 Pool	6.12%	8/36	8,007,600
7,539,919	Federal Home Loan Mortgage Corporation 1J1652 Pool	5.79%	5/37	7,841,399
5,813,015	Federal National Mortgage Association 952440 Pool	5.77%	9/37	6,049,634

Total Floating Rate Agency Securities (Cost $197,937,966)				203,760,253

Total Agency Securities (Cost $532,389,896)				538,303,311

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars

Private Label Securities (70.17%)

Principal and Interest—Private Label Securities (66.17%)
$ 345,186,599	Various	0.30% - 111.94%	3/25 - 5/47	$198,361,316

Total Principal and Interest—Private Label Securities (Cost $205,747,380)				198,361,316

Interest Only—Private Label Securities (4.00%)
265,467,157	Various	0.50% - 6.51%	4/35 - 9/47	12,002,080

Total Interest Only—Private Label Securities (Cost $7,494,892)				12,002,080

Residual Certificates—Private Label Securities (0.00%)
257,483,379	Various	—	6/37	335

Total Residual Certificates—Private Label Securities (Cost $697,664)				335

Total Private Label Securities (Cost $213,939,936)				210,363,731

Total Mortgage-Backed Securities (Cost $746,329,832)				748,667,042

Options (0.01%)(d)
	284 S&P 500 Index Put Options Purchased	—	3/10	39,192

Total Options (Cost $580,860)				39,192

Total Long Investments (Cost $753,892,552)				$755,440,869

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

Current Principal/ Notional Amount/ Number of Contracts	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Investments Sold Short (-167.63%) (e)

TBA—Fixed Rate Agency Securities Sold Short (-167.63%) (c)
$(178,750,000)	Federal National Mortgage Association (30 Year)	4.50%	1/10	$(178,442,773)
(124,000,000)	Federal National Mortgage Association (30 Year)	5.00%	1/10	(127,293,750)
(60,000,000)	Federal National Mortgage Association (30 Year)	5.50%	1/10	(62,831,250)
(40,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	5.00%	1/10	(41,018,749)
(36,500,000)	Federal National Mortgage Association (30 Year)	6.00%	1/10	(38,655,782)
(20,000,000)	Federal National Mortgage Association (30 Year)	4.00%	1/10	(19,331,250)
(15,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	6.00%	1/10	(15,907,031)
(10,000,000)	Federal National Mortgage Association (30 Year)	4.00%	2/10	(9,633,594)
(6,000,000)	Federal Home Loan Mortgage Corporation (30 Year)	5.50%	1/10	(6,285,000)
(3,000,000)	Government National Mortgage Association (30 Year)	5.50%	1/10	(3,144,375)

Total TBA—Fixed Rate Agency Securities Sold Short (Proceeds -$509,587,384)				(502,543,554)

Total Investments Sold Short (Proceeds -$509,587,384)				$(502,543,554)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONTINUED)

	Primary Risk Exposure	Notional or Number of Contracts	Range of Expiration Dates	Value
				Expressed in U.S. Dollars

Financial Derivatives—Appreciated (41.24%)

Swaps—Appreciated (41.24%)(f)

Long Swaps—Appreciated
Other Swaps	Credit	8,700,000	9/13 - 6/14	$257,212

Short Swaps—Appreciated
Credit Default Swaps on Asset Backed Securities(g)	Credit	(113,743,916)	6/34 - 12/36	95,199,131
Credit Default Swaps on Asset Backed Indices(h)	Credit	(43,482,040)	8/37 - 10/52	19,596,453
Credit Default Swaps on Corporate Bonds(i)	Credit	(36,325,000)	3/13 - 12/14	8,475,895
Interest Rate Swaps(j)	Interest Rates	(11,000,000)	10/14	109,332

Total Swaps—Appreciated (Cost $113,567,635)				123,638,023

Total Financial Derivatives—Appreciated (Cost $113,567,635)				$123,638,023

Financial Derivatives—Depreciated (-4.69%)
Swaps—Depreciated (-4.33%)

Long Swaps—Depreciated
Credit Default Swaps on Asset Backed Securities (Proceeds - $6,666,250)(k)	Credit	15,252,372	5/34 - 9/36	$(10,547,540)
Credit Default Swaps on Asset Backed Indices (Proceeds - $2,063,750)(l)	Credit	3,250,000	8/37	(1,878,143)

Short Swaps—Depreciated
Total Return Swaps(m)	Equity Market	(11,447,595)	4/10 - 5/10	(87,798)
Credit Default Swaps on Corporate Bond Indices(n)	Credit	(19,542,400)	12/13	(459,941)

Total Swaps—Depreciated (Net Proceeds -$8,043,963)				(12,973,422)

Futures—Depreciated (-0.36%)(o)
Short Futures—Depreciated
Euro-Dollar contracts	Interest Rates	(1,257)	3/10 - 9/11	$(1,072,464)

Total Futures—Depreciated				(1,072,464)

Total Financial Derivatives—Depreciated (Net Proceeds -$8,043,963)				$(14,045,886)

(a)	See Note 2 and Note 7 in Notes to Consolidated Financial Statements.
(b)	At December 31, 2009, the Company’s long investments issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association represented 52.27% and 126.24% of shareholders’ equity, respectively.
(c)	To Be Announced (“TBA”) securities settle on a forward basis. At settlement the purchaser generally receives agency pass-through mortgage certificates with original maturity dates typically between 15 and 30 years.
(d)	Each contract represents the option to sell the S&P 500 index on a specified date at a specified price with each contract point representing $100.
(e)	At December 31, 2009, the Company’s short investments issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association represented 21.08% and 145.50% of shareholders’ equity, respectively.
(f)	The following table shows the appreciated value of the Company’s swap contracts by dealer as a percentage of shareholders’ equity:

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2009 (CONCLUDED)

Dealer/Parent Company	Percent of Shareholders’ Equity
Affiliates of Morgan Stanley	21.72%
Affiliates of Credit Suisse	15.73%

(g)	For short credit default swaps on asset backed securities, the Company purchased protection.
(h)	For short credit default swaps on asset backed indices, the Company purchased protection.
(i)	For short credit default swaps on corporate bonds, the Company purchased protection.
(j)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(k)	For long credit default swaps on asset backed securities, the Company sold protection.
(l)	For long credit default swaps on asset backed indices, the Company sold protection.
(m)	Notional amount represents number of underlying shares or par value times the closing price of the underlying security.
(n)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(o)	Each contract represents a notional amount of $1,000,000.
(p)	The table below shows the Company’s long investment ratings from Moody’s, Standard and Poor’s, or Fitch, respectively; as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Ginnie Mae. Ratings tend to be a lagging credit indicator; as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below. In situations where an investment has a split rating, the lowest provided rating is used. The ratings descriptions include ratings qualified with a “+”, “-”, “1”, “2”, or “3”.

Rating Description	Percentage of Shareholders’ Equity
U.S. Treasury Securities	2.25%
Unrated but Agency-Issued	179.56%
Aaa/AAA/AAA	10.80%
Aa/AA/AA	12.54%
A/A/A	5.00%
Baa/BBB/BBB	2.66%
Ba/BB/BB or below	39.17%
Unrated	0.01%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars

Long Investments (178.32%)(a)(b)(n)

U.S. Treasury Securities (1.34%)
$ 2,800,000	U.S. Treasury Note	4.00%	8/18	$3,240,944

Total U.S. Treasury Securities (Cost $2,820,142)				3,240,944

Auction Rate Securities (7.45%)(c)
25,650,000	Sallie Mae Student Loan Trust 2003-5A A8 Pool	4.50%	6/30	17,955,000

Total Auction Rate Securities (Cost $25,650,000)				17,955,000

Mortgage-Backed Securities (169.53%)

Agency Securities (117.75%)

Fixed Rate Agency Securities (6.41%)

TBA—Fixed Rate Agency Securities (6.41%)
15,000,000	Federal National Mortgage Association (30 year)	6.00%	1/09	15,451,172

Total Fixed Rate Agency Securities (Cost $15,426,563)				15,451,172

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Floating Rate Agency Securities (111.34%)

Principal and Interest—Floating Rate Agency Securities (111.34%)

$29,207,750	Federal Home Loan Mortgage Corporation 1N1428 Pool	5.73%	2/37	$29,735,479
24,952,600	Federal Home Loan Mortgage Corporation 1B4134 Pool	4.88%	6/38	25,201,146
21,445,110	Federal National Mortgage Association 840243 Pool	6.10%	8/35	22,195,730
20,156,157	Federal National Mortgage Association 988674 Pool	5.51%	9/38	20,560,710
19,673,602	Federal National Mortgage Association 968454 Pool	5.11%	5/38	19,952,779
19,540,122	Federal National Mortgage Association 965088 Pool	5.44%	9/38	19,927,773
17,683,619	Federal Home Loan Mortgage Corporation 1B3434 Pool	5.33%	6/37	17,904,961
15,438,769	Federal Home Loan Mortgage Corporation 1N1385 Pool	5.90%	12/36	15,737,981
14,481,205	Federal National Mortgage Association 959755 Pool	5.69%	11/37	14,695,691
13,446,065	Federal Home Loan Mortgage Corporation 1N1460 Pool	5.95%	1/37	13,695,260
13,144,879	Federal Home Loan Mortgage Corporation 1N0186 Pool	6.55%	8/36	13,502,912
12,741,641	Federal National Mortgage Association 956653 Pool	5.59%	12/37	12,940,945
12,031,689	Federal National Mortgage Association 840238 Pool	5.99%	7/35	12,420,016
12,078,175	Federal Home Loan Mortgage Corporation 1G1675 Pool	5.34%	4/37	12,185,671
9,336,558	Federal National Mortgage Association 886455 Pool	6.13%	8/36	9,576,695
8,075,366	Federal Home Loan Mortgage Corporation 1J1652 Pool	5.76%	5/37	8,184,602

Total Floating Rate Agency Securities (Cost $266,187,466)				268,418,351

Total Agency Securities (Cost $281,614,029)				283,869,523

Private Label Securities (51.78%)

Fixed Rate Private Label Securities (6.57%)

Principal and Interest—Fixed Rate Private Label Securities (5.38%)
27,552,386	Various	4.50% - 7.37%	8/30 - 6/47	12,966,549

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

Current Principal or Notional Amount	Description	Rate	Maturity	Value
				Expressed in U.S. Dollars
Interest Only—Fixed Rate Private Label Securities (1.19%)
$235,082,175	Various	0.50% - 5.50%	8/35 - 9/47	$2,880,759

Total Fixed Rate Private Label Securities (Cost $20,733,361)				15,847,308

Floating Rate Private Label Securities (45.21%)
Principal and Interest—Floating Rate Private Label Securities (44.88%)
289,693,672	Various	0.53% - 9.50%	8/19 - 5/47	108,183,679

Interest Only—Floating Rate Private Label Securities (0.33%)
73,460,230	Various	3.27% - 4.63%	6/35 - 1/45	787,552

Total Floating Rate Private Label Securities (Cost $177,230,322)				108,971,231

Residual Certificates—Private Label Securities (0.00%)
310,176,371	Bear Stearns Structured Product 2007- N6 2C Pool	—	6/37	—

Total Residual Certificates—Private Label Securities (Cost $840,438)				—

Total Private Label Securities (Cost $198,804,121)				124,818,539

Total Mortgage-Backed Securities (Cost $480,418,150)				408,688,062

Total Long Investments (Cost $508,888,292)				$429,884,006

Repurchase Agreements (1.88%)(d)
4,528,875	Deutsche Bank	0.00% - 0.40%	1/09	$4,528,875
	Collateralized by Par Value 4,100,000 U.S. Treasury Note Coupon 2.75%-4.00%, Maturity Date 07/10-08/18

Total Repurchase Agreements (Cost $4,528,875)				$4,528,875

Investments Sold Short (-15.94%)(e)
U.S. Treasury Securities Sold Short (-3.19%)
(6,900,000)	Various	2.75% - 4.00%	7/10 - 8/18	$(7,695,641)

Total U.S. Treasury Securities Sold Short (Proceeds -$6,980,858)				(7,695,641)

TBA—Fixed Rate Agency Securities Sold Short (-12.75%)
(15,000,000)	Federal National Mortgage Association (30 year)	6.00%	1/09	(15,451,172)
(15,000,000)	Federal National Mortgage Association (30 year)	5.00%	2/09	(15,274,219)

Total TBA—Fixed Rate Agency Securities Sold Short (Proceeds -$30,612,891)				(30,725,391)

Total Investments Sold Short (Proceeds -$37,593,749)				$(38,421,032)

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONTINUED)

	Notional or Number of Contracts	Range of Expiration Dates	Value
			Expressed in U.S. Dollars
Swaps (51.59%)

Swaps—Appreciated (58.77%)(f)

Long Swaps—Appreciated
Total Return Swaps	398,329	11/13	$255,509
Other Swaps	2,200,000	09/13	22,000

Short Swaps—Appreciated
Credit Default Swaps on Corporate Bonds(h)	(45,775,000)	01/09 - 12/13	10,085,262
Credit Default Swaps on Asset Backed Securities(i)	(128,860,596)	06/34 - 12/36	108,126,227
Credit Default Swaps on Asset Backed Indices(j)	(83,556,020)	01/09 - 10/52	22,769,087
Credit Default Swaps on Corporate Bond Indices(k)	(19,700,000)	12/13	385,172
Total Return Swaps	(277,255)	12/13	47,491

Total Swaps—Appreciated (Cost $126,786,798)			$141,690,748

Swaps—Depreciated (-7.18%)(g)

Long Swaps—Depreciated
Credit Default Swaps on Asset Backed Securities (Proceeds $7,681,250)(l)	19,747,709	05/34 - 09/36	$(10,651,424)
Total Return Swaps	245,016	11/13	(5,422)

Short Swaps—Depreciated
Interest Rate Swaps(m)	(145,000,000)	09/11 - 10/11	(6,487,253)
Total Return Swaps	(149,654)	12/13	(160,804)

Total Swaps—Depreciated (Proceeds $7,681,250)			$(17,304,903)

(a)	See Note 2 in notes to Consolidated Financial Statements.
(b)	At December 31, 2008, the Company’s long investments issued by the Federal Home Loan Corporation and the Federal National Mortgage Association represented 56.47% and 61.28% of shareholders’ equity, respectively.
(c)	The auction rate security held by the Company has failed at auction.
(d)	In general, securities received pursuant to repurchase agreements were delivered to counterparties in satisfaction of short sale transactions.
(e)	At December 31, 2008, the Company’s short investments issued by the Federal National Mortgage Association represented -12.75% of shareholders’ equity.
(f)	At December 31, 2008, the Company held appreciated swap contracts with affiliates of Morgan Stanley and affiliates of Credit Suisse First Boston that represented 40.98% and 13.08% of shareholders’ equity, respectively.
(g)	At December 31, 2008, the Company held depreciated swap contracts with affiliates of Morgan Stanley that represented -4.42% of shareholders’ equity.
(h)	For short credit default swaps on corporate bonds, the Company purchased protection.
(i)	For short credit default swaps on asset backed securities, the Company purchased protection.
(j)	For short credit default swaps on asset backed indices, the Company purchased protection.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

AT DECEMBER 31, 2008 (CONCLUDED)

(k)	For short credit default swaps on corporate bond indices, the Company purchased protection.
(l)	For long credit default swaps on asset backed securities, the Company sold protection
(m)	For short interest rate swap contracts, a fixed rate is being paid and a floating rate is being received.
(n)	The table below shows the Company’s long investments that were either rated above Ba or BB from Moody’s, Standard & Poor, or Fitch, respectively; as well as the Company’s long investments that were unrated but affiliated with Fannie Mae, Freddie Mac, or Ginnie Mae. Ratings tend to be a lagging credit indicator, as a result, the credit quality of the Company’s long investment holdings may be lower than the credit quality implied based on the ratings listed below.

Rating Description	Percentage of Shareholders’ Equity
Unrated but Agency Affiliated	117.75%
Rated Above Ba or BB	49.34%
Rated At or below Ba or BB	9.89%
Treasury Securities	1.34%

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2009	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
	Expressed in U.S. Dollars
INVESTMENT INCOME
Interest income	$51,714,577	$29,914,585	$5,898,720

EXPENSES
Base management fee	4,246,745	3,721,121	1,355,912
Incentive fee	18,873,654	1,771,026	—
Share-based LTIP expense	3,625,087	2,389,436	906,973
Interest expense	2,460,653	6,189,887	—
Other operating expenses	4,157,435	3,018,175	1,283,302

Total expenses	33,363,574	17,089,645	3,546,187

NET INVESTMENT INCOME (LOSS)	18,351,003	12,824,940	2,352,533

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES
Net realized gain (loss) on:
Investments	(14,813,879)	(5,075,879)	1,753,849
Swaps	6,807,636	63,598,153	—
Futures	(697,906)	—	—
Purchased options	(3,477,725)	—	—

	(12,181,874)	58,522,274	1,753,849

Change in net unrealized gain (loss) on:
Investments	88,965,384	(79,180,278)	(651,290)
Swaps	(139,368)	5,410,419	(130,122)
Futures	(1,072,464)	—	—
Purchased options	(541,668)	—	—

	87,211,884	(73,769,859)	(781,412)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES	75,030,010	(15,247,585)	972,437

NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$93,381,013	$(2,422,645)	$3,324,970

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Year Ended December 31, 2009	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
	Expressed in U.S. Dollars
CHANGE IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS
Net investment income (loss)	$18,351,003	$12,824,940	$2,352,533
Net realized gain (loss) on investments and financial derivatives	(12,181,874)	58,522,274	1,753,849
Change in net unrealized gain (loss) on investments and financial derivatives	87,211,884	(73,769,859)	(781,412)

Net increase (decrease) in shareholders’ equity resulting from operations	93,381,013	(2,422,645)	3,324,970

CHANGE IN SHAREHOLDERS’ EQUITY RESULTING FROM SHAREHOLDER TRANSACTIONS
Net proceeds from the issuance of shares:
From the initial offering(1)	—	—	239,659,406
Shares issued in connection with incentive fee payment	1,659,912	177,105	—
Dividends paid	(30,831,616)	—	—
Shares repurchased	(7,331,000)	—	—
Net offering costs	—	1,866	(1,843,720)
Share-based LTIP awards	3,625,087	2,389,436	906,973
Special distribution to Ellington Financial Management LLC	(1,787,027)	(895,011)	(220,736)

Net increase (decrease) in shareholders’ equity from shareholder transactions	(34,664,644)	1,673,396	238,501,923

Net increase (decrease) in shareholders’ equity	58,716,369	(749,249)	241,826,893
SHAREHOLDERS’ EQUITY, BEGINNING OF PERIOD	241,077,644	241,826,893	—

SHAREHOLDERS’ EQUITY, END OF PERIOD	$299,794,013	$241,077,644	$241,826,893

(1)	Proceeds from the issuance of shares is net of placement fees of $8,015,094.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2009	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
	Expressed in U.S. Dollars
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
NET INCREASE (DECREASE) IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$93,381,013	$(2,422,645)	$3,324,970
Cash flows provided by (used in) operating activities:
Reconciliation of the net increase (decrease) in shareholders’ equity resulting from operations to net cash provided by (used in) operating activities:
Change in net unrealized (gain) loss on investments and financial derivatives	(87,211,884)	73,769,859	781,412
Net realized (gain) loss on investments and financial derivatives	12,181,874	(58,522,274)	(1,753,849)
Amortization of premiums and accretion of discounts (net)	(10,904,974)	(2,681,045)	(987,439)
Purchase of investments	(1,223,509,117)	(530,352,349)	(195,387,779)
Proceeds from disposition of investments	983,682,098	215,895,847	16,819,799
Proceeds from investments sold short	509,587,382	40,190,879	—
Repurchase of investments sold short	(50,157,618)	(18,114,484)	—
Payments made to open financial derivatives	(122,125,034)	(318,048,261)	—
Proceeds received to close financial derivatives	163,161,788	271,459,580	—
Proceeds received to open financial derivatives	5,802,252	38,725,882	—
Payments made to close financial derivatives	(27,147,400)	(47,644,596)	—
Shares issued in connection with incentive fee payment	1,659,912	177,105	—
Share-based LTIP expense	3,625,087	2,389,436	906,973

(Increase) decrease in assets:
(Increase) decrease in repurchase agreements	4,528,875	(4,528,875)	—
(Increase) decrease in receivable for securities sold	(482,330,168)	(31,491,051)	—
(Increase) decrease in deposits with dealers held as collateral	(120,998)	(22,749,574)	(200,434)
(Increase) decrease in interest and principal receivable	(1,575,783)	(7,060,018)	(662,098)
(Increase) decrease in prepaid insurance	309,022	(39,639)	(269,383)

Increase (decrease) in liabilities:
Increase (decrease) in due to brokers—margin accounts	(18,336,730)	124,820,088	—
Increase (decrease) in payable for securities purchased	26,135,700	15,509,694	—
Increase (decrease) in accounts payable and accrued expenses	716,525	670,251	628,771
Increase (decrease) in incentive fee payable	2,274,530	—	—
Increase (decrease) in interest and dividends payable	96,189	651,863	—
Increase (decrease) in base management fee payable	829,467	(314,701)	622,252

Net cash provided by (used in) operating activities	(215,447,992)	(259,709,028)	(176,176,805)

Cash flows provided by (used in) financing activities:
Net subscriptions received from initial offering**	—	—	238,008,429
Shares repurchased	(7,331,000)	—	—
Offering costs paid	—	(190,877)	—
Deferred offering costs	(2,533,272)	—	—
Special distribution to Ellington Financial Management LLC	(1,837,310)	(938,945)	(126,520)
Dividends paid	(30,831,616)	—	—
Reverse repurchase agreements, net of repayments	299,444,100	260,534,000	—

Net cash provided by (used in) financing activities	256,910,902	259,404,178	237,881,909

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,462,910	(304,850)	61,705,104
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,400,254	61,705,104	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$102,863,164	$61,400,254	$61,705,104

Supplemental disclosure of cash flow information:
Interest paid	$2,309,470	$5,674,209	$—

Shares issued in connection with incentive fee payment (non-cash)	$1,659,912	$177,105	$—

Share-based LTIP awards (non-cash)	$3,625,087	$2,389,436	$906,973

Aggregate TBA principal trade activity (buys/sells) (non-cash)	$5,136,493,777	$61,129,688	$—

**	Net of placement fees and offering costs paid.

See Notes to Consolidated Financial Statements

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

1. Organization and Investment Objective

Ellington Financial LLC (the “Company”) was formed as a Delaware limited liability company on July 9, 2007 and commenced operations on August 17, 2007. EF Securities LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on October 12, 2007 and commenced operations on November 30, 2007. EF Mortgage LLC, a wholly owned consolidated subsidiary of Ellington Financial LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. EF CMO LLC, a wholly owned consolidated subsidiary of EF Mortgage LLC was formed as a Delaware limited liability company on June 3, 2008 and commenced operations on July 8, 2008. Ellington Financial LLC, EF Securities LLC, EF Mortgage LLC and EF CMO LLC are hereafter collectively referred to as the Company. All inter-company accounts are eliminated in consolidation.

The Company specializes in various fixed income investment strategies, with a current focus on non-agency residential mortgage-backed securities, or RMBS, and asset-backed securities, or ABS.

The Company’s primary objective is to generate attractive risk-adjusted returns by constructing a portfolio of investments (that may also include direct investments in mortgage-related business platforms) and by implementing a strategy that can generate high risk-adjusted returns on these investments.

Ellington Financial Management, LLC (“EFM” or the “Manager”) is a registered investment advisor that serves as the Manager to the Company pursuant to the terms of the Amended and Restated Management Agreement dated July 1, 2009 (the “Management Agreement”). EFM is an affiliate of Ellington Management Group, LLC, a private investment management firm and also a registered investment advisor. In accordance with the terms of the Management Agreement, the Manager will implement the investment strategy and manage the business and operations on a day-to-day basis for the Company and perform certain services for the Company, subject to oversight by the board of directors.

2. Significant Accounting Policies

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“ASC”) 105-10, Hierarchy of Generally Accepted Accounting Principles (“ASC 105-10”) (the “Codification”). ASC 105-10 establishes the exclusive authoritative reference for U.S. GAAP for use in financial statements, except for SEC rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification superseded all existing non-SEC accounting and reporting standards. Any new authoritative U.S. GAAP will be issued under a new FASB document called an Accounting Standards Update “ASU”. Once the new guidance becomes effective it will be referred to under the relevant ASC. ASC is effective for financial statements that cover interim and annual periods ending after September 15, 2009. While the adoption of ASC 105-10 did not have a material impact on the Company’s consolidated financial statements, all note disclosures reference relevant accounting guidance as organized under ASC.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In June 2007, the AICPA issued ASC 946, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“ASC 946”). ASC 946 was effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. After the Company’s adoption of ASC 946, the FASB issued guidance

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

which effectively delayed indefinitely the effective date of ASC 946. However, this additional guidance explicitly permitted entities that had early adopted ASC 946 before December 31, 2007 to continue to apply the provisions of ASC 946. The Company has elected to continue to apply the provisions of ASC 946. ASC 946 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide for Investment Companies (the “Guide”). The Guide provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective August 17, 2007, the Company adopted ASC 946 and follows its provisions, which, among other things, requires that investments be reported at fair value in the financial statements. The following is a summary of significant accounting policies followed by the Company.

(A) Valuation: The Company applies ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10”), to its holdings of financial instruments. ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are observable and reflect quoted prices (unadjusted) for identical assets or liabilities in active markets,

•	Level 2—inputs to the valuation methodology other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, and

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

In April 2009, ASC 820-10 was expanded to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased as well as guidance on identifying circumstances that indicate a purchase or sale transaction is not orderly. Application of the provisions of this additional guidance, which became effective for interim and annual periods ending after June 15, 2009, did not have a material effect on the fair value of the Company’s assets and liabilities.

(B) Securities Transactions and Investment Income: Securities transactions are recorded on trade date. Realized and unrealized gains and losses are calculated based on identified cost. Interest income is recorded as earned. The Company accretes market discounts and amortizes market premiums on debt securities using the effective yield method and classifies any paydown gains or losses as interest income. Accretion of market discounts and amortization of market premiums require the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions.

(C) Cash and Cash Equivalents: During the current period the Company added classifications to the Consolidated Statement of Cash Flows and accordingly has conformed the prior period presentation. Cash and cash equivalents include amounts held in an interest bearing overnight account and money market funds. As of December 31, 2009, 34%, 39%, 19% and 8% of cash and cash equivalents were held in the BlackRock Liquidity Temp Fund, the JP Morgan Prime Money Market Premier Fund, the JP Morgan US Treasury Plus Premier Fund,

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

and an interest bearing account at the Bank of New York Mellon Corporation, respectively. As of December 31, 2008, 49%, 33% and 18% of cash and cash equivalents were held in the BlackRock Liquidity Temp Fund, JP Morgan Prime Money Market Premier Fund, and an interest bearing account at Bank of New York Mellon Corporation, respectively.

(D) Financial Derivatives: The Company enters into various types of financial derivatives. In January 2009, the Company adopted the provisions of ASC 815-10, Derivatives and Hedging. The two major types utilized are swaps and futures.

Swaps: The Company may enter into various types of swaps, including interest rate swaps, total return swaps, and credit default swaps. The primary risk associated with the Company’s interest rate swap activity is interest rate risk. The primary risk associated with the Company’s total return swaps currently is equity market risk. The primary risk associated with credit default swaps is credit risk.

The Company is subject to interest rate risk exposure in the normal course of pursuing its investment objectives. To help mitigate interest rate risk, the Company enters into interest rate swaps. Interest rate swaps are contractual agreements whereby one party pays a floating rate of interest on a notional principal amount and receives a fixed rate on the same notional principal, or vice versa, for a fixed period of time. For interest rate swaps, the Company may pay fixed and receive floating or vice versa. Interest rate swaps change in value with movements in interest rates.

The Company enters into total return swaps in order take a “long” or “short” position with respect to an underlying referenced asset. The Company is subject to market price volatility of the underlying referenced asset. A total return swap involves commitments to pay interest in exchange for a market-linked return based on a notional amount. To the extent that the total return of the security, group of securities or index underlying the transaction exceeds or falls short of the offsetting interest obligation, the Company will receive a payment from or make a payment to the counterparty.

The Company enters into credit default swaps. A credit default swap is a contract under which one party agrees to compensate another party for the financial loss associated with the occurrence of a “credit event” in relation to a “reference amount” or notional amount of a credit obligation (usually a bond or loan). The definition of a credit event often varies from contract to contract. A credit event may occur (i) when the underlying reference asset(s) fails to make scheduled principal or interest payments to its holders, (ii) with respect to credit default swaps referencing mortgage/asset backed securities and indices, when the underlying reference obligation is downgraded below a certain rating level or (iii) with respect to credit default swaps referencing corporate entities and indices, upon the bankruptcy of the underlying reference obligor. The Company typically writes (sells) protection to take a “long” position or purchases (buys) protection to take a “short” position with respect to underlying reference assets or to hedge exposure to other investment holdings.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

As of December 31, 2009, the Company is party to credit derivatives contracts in the form of credit default swaps on mortgage/asset backed securities and indices (ABSCDS). As a seller of credit protection via ABSCDS, the Company receives periodic payments from protection buyers, and is obligated to make payments to the protection buyer upon the occurrence of a “credit event” with respect to underlying reference assets. Written credit derivatives held by the Company at December 31, 2009 and 2008, respectively, are summarized below:

Single Name and Index Credit Default Swaps (Asset Backed Securities)	Amount at December 31, 2009	Amount at December 31, 2008
Fair Value of Written Credit Derivatives	$(12,425,683)	$(10,651,424)
Notional Amount(1)	$18,502,372	$19,747,709

(1)	The notional amount is the maximum amount that a seller of ABSCDS would be obligated to pay, and a buyer of credit protection would receive upon occurrence of a “credit event.” Movements in the value of credit default swap transactions may require the Company or the counterparty to post or receive collateral. Amounts due or owed under an ABSCDS contract may be offset against amounts due or owed on other ABSCDS contracts with the same ISDA counterparty.

Unless terminated by mutual agreement by both the buyer and seller, ABSCDS contracts typically terminate at the earlier of the (i) date the buyer of protection delivers the reference asset to the seller in exchange for payment of the notional balance following the occurrence of a credit event or (ii) date the reference asset is paid off in full, retired, or otherwise ceases to exist. Implied credit spreads may be used to determine the market value of swap contracts and are reflective of the cost of buying/selling protection. Higher spreads would indicate a greater likelihood that a seller will be obligated to perform (i.e., make payment) under the swap contract. In situations where the credit quality of an underlying reference asset has deteriorated, credit spreads combined with a percentage of notional amounts paid up front (points up front) are frequently used as an indication of ABSCDS risk. ABSCDS credit protection sellers entering the market would expect to be paid a percentage of the current notional balance up front (points up front) approximately equal to the fair value of the contract in order to write protection on the reference assets underlying the Company’s ABSCDS contracts. Stated spreads at December 31, 2009 and 2008 on ABSCDS contracts where the Company wrote protection range between 9 and 85 basis points and 45 and 85 basis points on contracts that were outstanding at these dates, respectively. However participants entering the market at December 31, 2009 or December 31, 2008, would likely transact on similar contracts with material points upfront given these spreads. Total up-front payments received relating to ABSCDS contracts outstanding at December 31, 2009 and 2008 were $8.7 million and $7.7 million, respectively.

Swaps change in value with movements in interest rates or total return of the referenced securities. During the term of swap contracts, changes in value are recognized as unrealized gains or losses. When the contracts are terminated, the Company will realize a gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any. Periodic payments or receipts required by swap agreements are recorded as unrealized gains or losses when accrued and realized gains or losses when received or paid. Upfront payments paid/received by the Company to open swap contracts are recorded as an asset and/or liability on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are recorded as a realized gain or loss on the termination date. The Company may be required to deliver or receive cash or securities as collateral upon entering into swap transactions.

The Company’s swap contracts are governed by ISDA trading agreements, which are separately negotiated agreements with dealer counterparties. Changes in the relative value of the swap transactions may require the Company or the counterparty to post or receive additional collateral. Typically, a collateral payment or receipt is triggered based on the net change in the value of all contracts governed by a particular ISDA trading agreement.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

Collateral received from counterparties is included in Due to brokers—margin accounts on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Collateral paid to counterparties is included in Deposits with dealers held as collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Entering into swap contracts involves market risk in excess of amounts recorded on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity.

Futures Contracts: A futures contract is an agreement between two parties to buy and sell a financial instrument for a set price on a future date. The Company enters into Euro-dollar futures contracts to hedge its interest rate risk. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day’s trading. Variation margin payments are made or received periodically, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Company records a realized gain or loss equal to the difference between the proceeds of the closing transaction and the Company’s basis in the contract.

Written Options: The Company may write options. When the Company writes an option, an amount equal to the premium received is recorded as a liability and is subsequently marked-to-market. Premiums received for writing options that expire unexercised are recognized on the expiration date as realized gains. If an option is exercised, the premium received is subtracted from the cost of purchase or added to the proceeds of the sale to determine whether the Company has realized a gain or loss on the related investment transaction. When the Company enters into a closing transaction, the Company will realize a gain or loss depending upon whether the amount from the closing transaction is greater or less than the premiums received. The Company may be required to deliver or receive cash or securities as collateral upon entering into certain option transactions. Movements in the value of the option transactions may require the Company or the counterparty to post additional collateral. Since its inception, the Company had not written any options.

Derivative instruments disclosed on the Consolidated Condensed Schedule of Investments include: credit default swaps on asset backed securities, credit default swaps on asset backed indices, credit default swaps on corporate bonds, interest rate swaps, total return swaps, euro dollar futures contracts, and other swaps.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

Gains and losses on the Company’s derivative contracts are summarized in the table below:

Derivative Type	Primary Risk Exposure	Net Realized Gain/(Loss) for the Year Ended December 31, 2009	Change in Net Unrealized Gain/(Loss) for the Year December 31, 2009
Financial derivatives—appreciated value
Credit Default Swaps on Asset Backed Securities	Credit	$6,218,189	$(1,443,089)
Credit Default Swaps on Asset Backed Indices	Credit	13,337,374	(3,312,261)
Credit Default Swaps on Corporate Bond Indices	Credit	(248,234)	(385,171)
Credit Default Swaps on Corporate Bonds	Credit	(1,402,737)	(420,616)
Total Return Swaps	Equity Market	2,922,629	(303,000)
Other Swaps	Credit	—	235,212
Interest Rate Swaps	Interest Rates	—	109,332

		20,827,221	(5,519,593)

Financial derivatives—depreciated value
Credit Default Swaps on Asset Backed Securities	Credit	(319,916)	(911,122)
Credit Default Swaps on Asset Backed Indices	Credit	(613)	185,607
Credit Default Swaps on Corporate Bond Indices	Credit	—	(459,941)
Credit Default Swaps on Corporate Bonds	Credit	625	—
Total Return Swaps	Equity Market	(4,938,311)	78,428
Interest Rate Swaps	Interest Rates	(8,761,370)	6,487,253

		(14,019,585)	5,380,225

Futures contracts
Short Euro-Dollar contracts	Interest Rates	(697,906)	(1,072,464)

Total		$6,109,730	$(1,211,832)

Appreciated swaps are included in Financial Derivatives—Appreciated Value on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Depreciated swaps are included in Financial Derivatives—Depreciated Value on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. In addition, swap contracts are summarized by type on the Consolidated Condensed Schedule of Investments. Unrealized depreciation on futures contracts is included in Financial Derivatives—Depreciated Value on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. For interest rate swaps, credit default swaps, total return swaps, other swaps and futures, notional amounts reflected on the Consolidated Condensed Schedule of Investments represent approximately 11%, 96%, 111%, 130% and 216%, respectively, of average monthly notional amounts outstanding during the year ended December 31, 2009. The Company uses average monthly notional amount outstanding to indicate the volume of activity with respect to these instruments.

(E) Short Sales: When the Company sells securities short, it typically satisfies its security delivery settlement obligation by obtaining the security sold from the same or a different counterparty via repurchase agreement. The Company generally is required to deliver cash or securities as collateral to the repurchase agreement counterparty. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited as to dollar amount, will be recognized upon the termination of a short sale if the market price is less than or greater than the proceeds originally received.

(F) Reverse Repurchase Agreements and Repurchase Agreements: The Company enters into reverse repurchase agreements with third-party broker-dealers whereby it sells securities under agreements to repurchase

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

at an agreed-upon price and date. Interest on the value of repurchase and reverse repurchase agreements issued and outstanding is based upon competitive market rates at the time of issuance. When the Company enters into a reverse repurchase agreement, the lender establishes and maintains an account containing cash and securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement. The Company enters into repurchase agreement transactions with third-party broker-dealers whereby it purchases securities under agreements to resell at an agreed-upon price and date. In general, securities received pursuant to repurchase agreements are delivered to counterparties of short sale transactions. Repurchase and reverse repurchase agreements that are conducted with the same counterparty may be reported on a net basis if they meet the requirements of ASC 210-20, Balance Sheet, Offsetting.

There are no repurchase and reverse repurchase agreements netted in the consolidated financial statements. Reverse repurchase agreements are carried at their contractual amounts, which the Company believes is the best estimate of fair value. At December 31, 2009, the remaining terms on the Company’s open reverse repurchase agreements ranged from 4 to 236 days and they had interest rates ranging from -0.01% to 2.75%. The negative borrowing rate relates to a single US Treasury holding which was financed using a reverse repurchase arrangement. At December 31, 2009, market demand for this security was such that the lender was willing to pay interest to the Company in order to access the security as collateral under the reverse repurchase arrangement. At December 31, 2009, approximately 79% of open reverse repurchase agreements were with three counterparties. At December 31, 2008, the remaining terms on the Company’s open reverse repurchase agreements ranged from 6 to 26 days and they had interest rates ranging from 1.20% to 4.50%. At December 31, 2008, approximately 82% of open reverse repurchase agreements were with two counterparties.

The Company follows the provisions of ASC 860-20, Sales of Financial Assets, which requires an initial transfer of a financial asset and a repurchase financing that was entered into contemporaneously or in contemplation of the initial transfer to be evaluated as a linked transaction unless certain criteria are met, including that the transferred asset must be readily obtainable in the marketplace. As of December 31, 2009, the Company did not have any material seller financing. No transactions are accounted for as linked transactions at December 31, 2009 and 2008.

(G) Purchased Options: The Company entered into S&P Index options primarily to help mitigate overall market risk. When the Company purchases an option, an amount equal to the premium paid is recorded as an asset and is subsequently marked-to-market. Premiums paid for purchasing options that expire unexercised are recognized on the expiration date as realized losses. If an option is exercised, the premium paid is subtracted from the proceeds of the sale or added to the cost of the purchase to determine whether the Company has realized a gain or loss on the related investment transaction. When the Company enters into a closing transaction, the Company will realize a gain or loss depending upon whether the amount from the closing transaction is greater or less than the premiums paid.

(H) When-Issued/Delayed Delivery Securities: The Company may purchase or sell securities on a when-issued or delayed delivery basis. Securities purchased or sold on a when-issued basis are traded for delivery beyond the normal settlement date at a stated price or yield, and no income accrues to the purchaser prior to settlement. Purchasing or selling securities on a when-issued or delayed delivery basis involves the risk that the market price or yield at the time of settlement may be lower or higher than the agreed-upon price or yield, in which case a realized loss may be incurred.

The Company transacts in the forward- settling To Be Announced mortgage-backed securities (“TBA”) (“MBS”) market. The Company typically does not take delivery of TBAs, but rather settles with its trading counterparties on a net basis. The market value of the securities that the Company is required to purchase

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

pursuant to a TBA transaction may decline below the agreed-upon purchase price. Conversely, the market value of the securities that the Company is required to sell pursuant to a TBA transaction may increase above the agreed upon sale price. As part of its TBA activities, the Company may “roll” its TBA positions, whereby the Company may sell (buy) securities for delivery (receipt) in an earlier month and simultaneously contract to repurchase (sell) similar, but not identical, securities at an agreed-upon price on a fixed date in a later month (with the later-month price typically lower than the earlier- month price). The Company accounts for its TBA transactions (including those related to TBA rolls) as purchases and sales. As of December 31, 2009, total assets included $40.3 million of TBAs. As of December 31, 2009, total assets also included $510.5 million of receivable for securities sold relating to unsettled TBA sales. As of December 31, 2008, total assets included $15.5 million of TBAs. As of December 31, 2008, total assets also included $30.7 million of receivable for securities sold relating to unsettled TBA sales.

As of December 31, 2009, total liabilities included $502.5 million of TBAs sold short. As of December 31, 2009, total liabilities also included $41.6 million of payable for securities purchased relating to unsettled TBA purchases. As of December 31, 2008, total liabilities included $30.7 million of TBAs sold short. As of December 31, 2008, total liabilities also included $15.5 million of payable for securities purchased related to unsettled TBA purchases.

(I) Offering Costs/Placement Fees/Deferred Offering Costs: Offering costs and placement fees are charged against shareholders’ equity. Costs associated with the Company’s proposed public offering of common shares representing limited liability company interests have been capitalized and deferred until the offering occurs or it appears unlikely the offering will occur. If the offering occurs, the deferred offering costs will be offset against the proceeds of the offering and charged against shareholders’ equity. If it appears unlikely an offering will occur, the deferred offering costs will be expensed in the consolidated statement of operations in that period. Deferred offering costs consist principally of legal, accounting, printing and other fees associated with the offering.

(J) Other Operating Expenses: Other operating expenses include professional fees, staffing costs of dedicated employees, administrative costs, insurance expense, directors’ fees and expenses and other expenses necessary to conduct the Company’s business. For the years ended December 31, 2009 and 2008, and for the period August 17, 2007 (commencement of operations) through December 31, 2007, total other operating expenses of $4.2 million, $3.0 million and $1.3 million include professional fees in the amount of $2.0 million, $1.5 million and $0.7 million, respectively.

(K) LTIP Units: Long term incentive plan units or LTIP units, have been issued to independent directors as well as the Manager. Costs associated with LTIP units issued to independent directors are amortized over the vesting period in accordance with ASC 718-10, Compensation—Stock Compensation. Costs associated with LTIP units issued to the Manager are amortized over the vesting period in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. The vesting period for units issued to independent directors under the Ellington Incentive Plan for Individuals (the “Director LTIP”) is one year for the grants awarded on August 17, 2007 and October 1, 2009, and nine months for the grant awarded on December 31, 2008. Vesting period for units issued to the Manager under the Ellington Incentive Plan for Entities (the “Manager LTIP”) occurs over a three year period with one-third of the units vesting at the end of each year. The cost of the Manager LTIP units fluctuates with the price per share until the vesting date, whereas the cost of the Director LTIP units is based on the price per share at the initial grant date.

(L) Dividends: Dividends payable are recorded in the consolidated financial statements on the ex-dividend date.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

(M) Shares Repurchased: Common shares that are repurchased by the Company subsequent to issuance decrease total number of shares outstanding and issued.

(N) Income Taxes: The Company intends to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the income of a partnership is taxable to its owners on a flow-through basis.

The Company follows the provisions of ASC 740-10, Income Taxes (“ASC 740-10”), which requires management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of litigation process, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce shareholders’ equity. The Company did not have any additions to its unrecognized tax benefits resulting from tax positions related either to the current or open tax years, and no reductions resulting from tax positions of prior years or due to settlements, and thus had no unrecognized tax benefits at December 31, 2009, 2008 and 2007. The Company does not expect any change in unrecognized tax benefits within the next fiscal year.

The Company may take positions with respect to certain tax issues which depend on legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions, the Company might be found to have a tax liability that has not been recorded in the accompanying consolidated financial statements. Also, management’s conclusions regarding ASC 740-10 may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance from the FASB, and on-going analyses of tax laws, regulations and interpretations thereof.

(O) Principles of Consolidation: These consolidated financial statements include the accounts of the Company and its controlled subsidiaries. All significant inter-company accounts and transactions have been eliminated.

(P) Subsequent Events: The Company applies the provisions of ASC 855-10, Subsequent Events, in the preparation of its consolidated financial statements. This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

(Q) Recent Accounting Pronouncements:

During the year ended December 31, 2009, the FASB issued ASU 2009-5, Measuring Liabilities at Fair Value (“ASU 2009-5”). ASU 2009-5 amends ASC 820, Fair Value Measurements and Disclosures, to provide further guidance on how to measure the fair value of a liability. ASU 2009-5 sets forth the type of valuation techniques to be used to value a liability when a quoted price in an active market for the identical liability is not available; clarifies that when estimating the fair value of a liability a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability; and clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. ASU 2009-5 became effective in the first reporting period beginning after August 26, 2009. Adoption of ASU 2009-5 did not have a material impact on the Company’s consolidated financial statements.

During the year ended December 31, 2009, the FASB issued ASU 2009-6, Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amounts for Nonpublic Entities (“ASU 2009-6”).

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

ASU 2009-6 further expands the items that are encompassed in the meaning of “tax position”. A tax position is a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The term tax position was expanded to include an entity’s status, including its status as a pass-through entity or a tax-exempt not-for-profit entity. ASU 2009-6 became effective for interim and annual periods ending after September 15, 2009. Adoption of ASU 2009-6 did not impact the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-6 Fair Value Measurements and Disclosures—(Topic 820), Improving Disclosures about Fair Value Measurements. This amends Subtopic 820-10 to require new disclosures for transfers in and out of Levels 1 and 2, and reporting gross activity in Level 3 fair value measurements, and clarifies the level of detail of existing disclosures. The new disclosures and clarifications are effective for interim and annual reporting periods beginning after December 15, 2009, with the exception of reporting gross activity in Level 3 fair value measurements which is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the adoption of ASU 2010-6 to have a material impact on its consolidated financial statements.

3. Valuation

The following is a description of the valuation methodologies used for the Company’s financial instruments.

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 fair value methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment and default rate assumptions, and (ii) the solicitation of valuations from third-parties (typically, broker-dealers). Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment and default rate assumptions. The Manager utilizes such information to assign a good faith valuation (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments. The Manager has been able to obtain third-party valuations on the vast majority of the Company’s assets and expects to continue to solicit third-party valuations on substantially all of the Company’s assets in the future to the extent practical.

The Manager uses its judgment based on its own models, the assessments of its portfolio managers, and third-party valuations it obtains, to determine and assign fair values to the Company’s Level 3 assets. Because of the inherent uncertainty of valuation, estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 financial instruments at December 31, 2009:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value—
U.S. Treasury and agency residential mortgage-backed securities	$—	$545,037,946	$—	$545,037,946
Private label residential mortgage-backed securities	—	—	210,363,731	210,363,731
Purchased options	39,192	—	—	39,192

Total investments at value	39,192	545,037,946	210,363,731	755,440,869

Financial derivatives-appreciated value—
Credit default swaps on corporate bonds	—	—	8,475,895	8,475,895
Credit default swaps on asset backed securities	—	—	95,199,131	95,199,131
Credit default swaps on asset backed indices	—	—	19,596,453	19,596,453
Interest rate swaps	—	109,332	—	109,332
Other swaps	—	—	257,212	257,212

Total financial derivatives—appreciated value	—	109,332	123,528,691	123,638,023

Total investments and financial derivatives—appreciated value	$39,192	$545,147,278	$333,892,422	$879,078,892

Liabilities:
Investments sold short—
U.S. Treasury and agency residential mortgage-backed securities	$—	$(502,543,554)	$—	$(502,543,554)

Financial derivatives—depreciated value—
Credit default swaps on corporate indices	—	—	(459,941)	(459,941)
Credit default swaps on asset backed securities	—	—	(10,547,540)	(10,547,540)
Credit default swaps on asset backed indices	—	—	(1,878,143)	(1,878,143)
Total return swaps	—	(87,798)	—	(87,798)
Unrealized depreciation on futures contracts	(1,072,464)	—	—	(1,072,464)

Total financial derivatives—depreciated value	(1,072,464)	(87,798)	(12,885,624)	(14,045,886)

Total investments sold short and financial derivatives—depreciated value	$(1,072,464)	$(502,631,352)	$(12,885,624)	$(516,589,440)

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

The table below reflects the value of the Company’s Level 1, Level 2, and Level 3 financial instruments at December 31, 2008:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investments at value	$—	$287,110,467	$142,773,539	$429,884,006
Repurchase Agreements	—	4,528,875	—	4,528,875
Financial derivatives—appreciated value	—	303,000	141,387,748	141,690,748

Total	$—	$291,942,342	$284,161,287	$576,103,629

Liabilities:
Investments sold short at value	$—	$(38,421,032)	$—	$(38,421,032)
Financial derivatives—depreciated value	—	(6,653,479)	(10,651,424)	(17,304,903)

Total	$—	$(45,074,511)	$(10,651,424)	$(55,725,935)

During 2009, the Company revised its Level classifications for US Treasuries and TBAs from Level 1 to Level 2. Accordingly, certain classifications in the December 31, 2008 table above have also been conformed to the December 31, 2009 presentation. At December 31, 2009 and 2008, the Company held money market investments that are included in cash and cash equivalents on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity and are considered Level 1 financial instruments.

The tables below include a roll-forward of the Company’s financial instruments for the years ended December 31, 2009 and 2008, respectively (including the change in fair value), for financial instruments classified by the Company within Level 3 of the valuation hierarchy.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

Year ended December 31, 2009

	Beginning Balance as of December 31, 2008	Accreted Discounts / Amortized Premiums	Realized Gain/(Loss)	Change in Net Unrealized Gain (Loss)	Net Purchases (Sales)	Transfers In and/or Out of Level 3	Ending Balance as of December 31, 2009
Assets:
Investments at value—
Private label residential mortgage—backed securities	$142,773,539	$15,734,597	$(13,401,835)	$78,104,374	$(12,846,944)	$—	$210,363,731
Trade claims (Note 8)	—	—	5,315,552	—	(5,315,552)	—	—

Total investments at value	142,773,539	15,734,597	(8,086,283)	78,104,374	(18,162,496)	—	210,363,731

Financial derivatives— appreciated value—
Credit default swaps on corporate bonds	10,085,262	—	(1,402,737)	(420,616)	213,986	—	8,475,895
Credit default swaps on corporate indices	385,172	—	(248,234)	(385,171)	248,233	—	—
Credit default swaps on asset backed securities	108,126,227	—	6,218,189	(1,443,089)	(17,702,196)	—	95,199,131
Credit default swaps on asset backed indices	22,769,087	—	13,337,374	(3,312,261)	(13,197,747)	—	19,596,453
Other swaps	22,000	—	—	235,212	—	—	257,212

Total financial derivatives—appreciated value	141,387,748	—	17,904,592	(5,325,925)	(30,437,724)	—	123,528,691

Total investments and financial derivatives—appreciated value	$284,161,287	$15,734,597	$9,818,309	$72,778,449	$(48,600,220)	$—	$333,892,422

Liabilities:
Financial derivatives—depreciated value—
Credit default swaps on corporate bonds	$—	$—	$625	$—	$(625)	$—	$—
Credit default swaps on corporate indices	—	—	—	(459,941)	—	—	(459,941)
Credit default swaps on asset backed securities	(10,651,424)	—	(319,916)	(911,122)	1,334,922	—	(10,547,540)
Credit default swaps on asset backed indices	—	—	(613)	185,607	(2,063,137)	—	(1,878,143)

Total financial derivatives—depreciated value	(10,651,424)	—	(319,904)	(1,185,456)	(728,840)	—	(12,885,624)

Total investments sold short and financial derivatives—depreciated value	$(10,651,424)	$—	$(319,904)	$(1,185,456)	$(728,840)	$—	$(12,885,624)

(1)	During the period, credit default swaps on corporate indices with a cost basis of $0.7 million and fair value of $(0.5) million were reclassified from Swaps-Appreciated to Swaps-Depreciated.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

All net realized and change in net unrealized gain (loss) in the table above are reflected in the accompanying Consolidated Statement of Operations. Change in net unrealized gain (loss) of $33.0 million, $(0.5) million and $(1.9) million for the year ended December 31, 2009 relate to investments, financial derivative assets and financial derivative liabilities, respectively, held by the Company at December 31, 2009.

Level 3—Fair Value Measurement Using Significant Unobservable Inputs:

Year ended December 31, 2008

	Beginning Balance as of December 31, 2007	Accreted Discounts/ Amortized Premiums	Realized Gain/(Loss)	Change in Net Unrealized Gain (Loss)	Net Purchases (Sales)	Transfers In and/or Out of Level 3	Ending Balance as of December 31, 2008
Assets:
Investments—
Investments in securities	$147,501,418	$4,410,456	$(5,078,471)	$(80,948,122)	$76,888,258	$—	$142,773,539

Total Investments	147,501,418	4,410,456	(5,078,471)	(80,948,122)	76,888,258	—	142,773,539

Financial derivatives—appreciated value—
Swap contracts—appreciated value	—	—	87,212,389	14,600,948	39,574,411	—	141,387,748

Total financial derivatives—appreciated value	—	—	87,212,389	14,600,948	39,574,411	—	141,387,748

Total investments and financial derivatives—appreciated value	$147,501,418	$4,410,456	$82,133,918	$(66,347,174)	$116,462,669	$—	$284,161,287

Liabilities:
Financial derivatives—depreciated value—
Swap contracts—depreciated value	$—	$—	$(9,299,149)	$(2,970,170)	$1,617,895	$—	$(10,651,424)

Total financial derivatives—depreciated value	—	—	(9,299,149)	(2,970,170)	1,617,895	—	(10,651,424)

Total investments sold short and financial derivatives—depreciated value	$—	$—	$(9,299,149)	$(2,970,170)	$1,617,895	$—	$(10,651,424)

All net realized and change in net unrealized gain (loss) in the table above are reflected in the accompanying Consolidated Statement of Operations. Change in net unrealized gain (loss) of $(80.8) million, $14.6 million and $(3.0) million for the year ended December 31, 2008 relate to investments, financial derivative assets and financial derivative liabilities, respectively, held by the Company at December 31, 2008.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

4. Base Management Fee, Incentive Fee, and Special Distribution to the Manager

The Company has engaged the Manager to manage the assets, operations and affairs of the Company and pays various management fees associated with that arrangement. Effective July 1, 2009, the Board of Directors approved an Amended and Restated Management Agreement between the Company and the Manager, which, among other things, reduced the annual base management fee to 1.50% from 1.75% of shareholders’ equity, changed the incentive fee from a quarter-by-quarter calculation to a rolling four quarter calculation, removed the reduction to the management fees related to shares held by the Manager, and removed the corresponding provisions relating to special distributions to the Manager. The Base Management Fees and Incentive Fees are detailed below for periods (i) prior to July 1, 2009 and (ii) after July 1, 2009.

Base Management Fees

Periods after July 1, 2009—The Manager receives an annual base management fee in an amount equal to 1.50% per annum of shareholders’ equity as of the end of each fiscal quarter (before deductions for base management fees and incentive fees payable with respect to such fiscal quarter). The base management fee is payable quarterly in arrears.

Periods prior to July 1, 2009—The Manager receives an annual base management fee equal to 1.75% of the Company’s shareholders’ equity, defined as the aggregate net proceeds from sales of its equity securities, plus retained earnings for the measurement period, less amounts paid for repurchases and/or redemption of the Company’s capital stock. However, the base management fee calculation described in the preceding sentence excludes from the calculation equity securities held by the Manager. The base management fee is payable monthly in arrears.

Summary information—For the years ended December 31, 2009 and 2008, and for the period August 17, (commencement of operations) through December 31, 2007, the total base management fee incurred by the Company was $4.2 million, $3.7 million and $1.4 million, respectively.

Incentive Fees

Periods after July 1, 2009—The Manager is entitled to receive a quarterly incentive fee equal to the positive excess of (i) the product of (A) 25% and (B) the excess of (1) Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters (but excluding any fiscal quarters prior to July 1, 2009)) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.

For purposes of calculating the incentive fee, “Adjusted Net Income” for the Incentive Calculation Period means the net increase in shareholders’ equity from operations, after all base management fees but before any incentive fees for such period, and excluding non-cash equity compensation expenses for such period as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period.

For purposes of calculating the incentive fee, the “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) the net increase in shareholders’ equity from operations (expressed as a positive number) or net decrease in shareholders’ equity from operations (expressed as a negative number) for such fiscal quarter. There were no Loss Carryforwards as of the end of any fiscal quarter in 2009.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

For purposes of calculating the incentive fee, the “Hurdle Amount” means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate for such fiscal quarter, (ii) the sum of (A) the weighted average gross proceeds per share of all our common share issuances up to the end of such fiscal quarter, with each issuance weighted by both the number of shares issued in such issuance and the number of days that such issued shares were outstanding during such fiscal quarter, using a first-in first-out basis of accounting (i.e., attributing any share repurchases to the earliest issuances first) and (B) the result obtained by dividing (I) retained earnings attributable to common shares at the beginning of such fiscal quarter by (II) the average number of common shares outstanding for each day during such fiscal quarter, and (iii) the average number of common shares and LTIP units outstanding for each day during such fiscal quarter. For purposes of determining the Hurdle Amount, issuances of common shares (a) as equity incentive awards, (b) to the Manager as part of its base management fee or incentive fee and (c) to the Manager or any of its affiliates in privately negotiated transactions) are excluded from the calculation. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares.

Periods prior to July 1, 2009—The Manager is entitled to receive a quarterly incentive fee equal to the product of: (i) 25% of the dollar amount by which (A) the Company’s net income (after the base management fee, but before the incentive fee and before non-cash equity compensation expense), for the applicable quarter per common share (based on the weighted average number of common shares outstanding for such quarter) exceeds (B) an amount equal to (1) the sum of (x) the weighted average gross proceeds (before placement fees) per share of all common share issuances, plus (y) the result obtained by dividing (I) retained earnings attributable to common shares at the beginning of such quarter by (II) the weighted average number of common shares outstanding for such quarter, multiplied by (2) one-fourth of the greater of (x) 9% and (y) 3% plus the ten-year U.S. treasury rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during such quarter. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares. Any net loss incurred by the Company in a given quarter or quarters will be offset against any net income earned by the Company in future quarters for purposes of calculating the incentive fee in such future quarters.

The incentive fee calculation described above excludes from the calculation equity securities held by the Manager as well as net income earned thereon. The amount of base management fees and incentive fees paid to the Manager will be reduced so as to exclude from the fee calculations amounts that would otherwise be payable in respect of equity and net income that is attributable to common shares and long-term incentive plan units owned by the Manager (the “Reduction Amount”). The Manager is entitled to receive a quarterly special distribution equal to the Reduction Amount. At December 31, 2009 and December 31, 2008, a special distribution in the amount of $0 and $0.1 million, respectively, related to base management fees has been reflected as Due to Ellington Financial Management LLC on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. For the years ended December 31, 2009 and 2008, and for the period August 17, 2007 (commencement of operations) through December 31, 2007, the Manager’s special distribution related to incentive fees was $1.5 million, $0.3 million and $0, respectively. For the years ended December 31, 2009 and 2008, and for the period August 17, 2007 (commencement of operations) through December 31, 2007, the Manager’s special distribution related to base management fees was $0.3 million, $0.6 million and $0.2 million, respectively.

Summary information—Total incentive fees incurred for the years ended December 31, 2009 and 2008, and for the period August 17, 2007 (commencement of operations) through December 31, 2007, were $18.9 million, $1.8 million and $0, respectively.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

5. Long-Term Incentive Plan Units

In connection with its initial offering in 2007, the Company established the Manager LTIP and the Director LTIP. Pursuant to the terms of the Manager LTIP, the Company issued 375,000 long-term incentive plan units to its Manager. Pursuant to the terms of the Director LTIP, the Company issued 3,750 long-term incentive plan units to its independent directors on each of the dates August 17, 2007, December 31, 2008 and October 1, 2009.

Units issued pursuant to the Manager LTIP are subject to forfeiture restrictions that will lapse in three equal annual installments beginning on the first anniversary of the closing date of the Company’s initial offering. Units held pursuant to the Manager LTIP will generally be exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Manager LTIP are expensed over the course of the vesting period. Such costs are measured as of the grant date and are remeasured at the end of each reporting period to account for changes in the value of the Company’s common shares until the units are fully vested.

At December 31, 2009 the total value associated with the Manager LTIP was $8.6 million. On a cumulative basis $6.8 million of that total value has been expensed through December 31, 2009. On an annual basis, expense recognized related to the Manager LTIPs was approximately $3.5 million, $2.4 million and $0.9 million, for the years ended December 31, 2009 and 2008, and for the period August 17, 2007 (commencement of operations) through December 31, 2007, respectively. There is no cash flow effect from the issuance of the Manager LTIP units. Of the 375,000 Manager LTIP units awarded on August 17, 2007, 125,000 units were fully vested on August 17, 2008 and an additional 125,000 units were fully vested on August 17, 2009.

Director LTIP units granted on August 17, 2007 and October 1, 2009 are subject to forfeiture restrictions that lapse one year after each respective grant date while units granted on December 31, 2008 were subject to forfeiture restrictions that lapsed nine months following the grant date. Units held pursuant to the Directors LTIP are generally exercisable by the holder at any time after vesting. Each unit is convertible into one common share. Costs associated with the Director LTIP are measured as of the grant date and expensed ratably over the vesting period. The total costs associated with the Director LTIP units awarded to the independent directors at October 1, 2009, December 31, 2008 and August 17, 2007, the grant dates, were $0.09 million, $0.07 million and $0.07 million, respectively. The entire cost associated with the December 31, 2008 and August 17, 2007 grants has been expensed through December 31, 2009. At December 31, 2009, $0.02 million of the October 1, 2009 grant has been expensed. There is no cash flow effect from the offering of the Director LTIP units. The Director LTIP units awarded on August 17, 2007 were fully vested on August 17, 2008 and the Director LTIP units awarded on December 31, 2008 were fully vested on September 30, 2009. The Director LTIP units awarded on October 1, 2009 will fully vest on October 1, 2010. Since inception, 3,750 common shares were issued and $0.07 million was transferred from the share-based LTIP awards to common shares in shareholders’ equity at the direction of two award holders.

Were all units issued pursuant to the Manager LTIP and Director LTIP to be fully vested and exchanged for common shares as of December 31, 2009 and 2008, the Company’s issued and outstanding common shares would increase to 12,354,613 and 12,891,283 shares, respectively, resulting in shareholders’ equity per share of $24.27 and $18.70 at December 31, 2009 and 2008, respectively.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

Detailed below is a roll-forward of the Company’s LTIP units outstanding for the periods ended December 31, 2009, 2008, and 2007, respectively:

	2009			2008			2007
	Manager	Director	Total	Manager	Director	Total	Manager	Director	Total
Outstanding, Beginning of Period	375,000	6,250	381,250	375,000	3,750	378,750	—	—	—
Granted	—	3,750	3,750	—	3,750	3,750	375,000	3,750	378,750
Exercised	—	(2,500)	(2,500)	—	(1,250)	(1,250)	—	—	—

Outstanding, End of Period	375,000	7,500	382,500	375,000	6,250	381,250	375,000	3,750	378,750

Vested & Outstanding, End of Period	250,000	3,750	253,750	125,000	2,500	127,500	—	—	—

6. Common Share Capitalization

In connection with the initial offering of common shares (“Shares”) of the Company, 12,500,050 shares were issued with no par value. The Company is a closed-end entity, thus shareholders do not have redemption rights.

During 2009, the board of directors authorized two dividend distributions to shareholders and LTIP holders. The first was authorized on August 7, 2009 and was in the amount of $1.50 per share. The dividend distribution in the aggregate amount of $18.5 million was paid on September 15, 2009 to holders of record as of September 1, 2009. The second dividend distribution was authorized on November 9, 2009 in the amount of $1.00 per share. The dividend distribution in the aggregate amount of $12.3 million was paid on December 15, 2009 to holders of record as of December 1, 2009. Total dividend distributions for the year ended December 31, 2009 amounted to $30.8 million. There were no dividend distributions in 2008 or 2007.

Detailed below is a roll-forward of the Company’s common shares outstanding for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Common Shares Outstanding, Beginning	12,510,033	12,500,050	—

Share Activity:
Shares issued from initial offering	—	—	12,500,050
Shares repurchased	(608,500)	—	—
Shares issued in connection with incentive fee payment	68,080	8,733	—
Director LTIP units exercised	2,500	1,250	—

Common Shares Outstanding, Ending	11,972,113	12,510,033	12,500,050

On March 2, 2009, the Company repurchased 500,000 shares of its own stock in a privately negotiated unsolicited transaction of its own stock at a price of $12.00 per share for a total purchase price of $6.0 million. On April 20, 2009, the Company repurchased 106,000 of its own shares in a privately negotiated unsolicited transaction at a price of $12.25 per share for a total purchase price of $1.3 million. On May 27, 2009, the Company repurchased 2,500 of its own shares in a privately negotiated unsolicited transaction at a price of $13.00 per share for a total purchase price of $0.03 million.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

As of December 31, 2009, related parties of the Company owned approximately 26% of total shareholders’ equity. As of that date, two other investors owned 21% and 12% of total shareholders’ equity. As of December 31, 2008, related parties of the Company owned approximately 24% of total shareholders’ equity. As of that date, two other investors owned 20% and 15% of total shareholders equity.

7. Risks

The Company may be exposed to various types of risks, including market price risk, interest rate risk, and credit risk. Market price risk is the risk of decline in value of the investments held by the Company for a number of reasons, including changes in prevailing market and interest rates, increases in defaults, increases in voluntary prepayments for investments subject to prepayment risk, and widening credit spreads. Interest rate risk is the risk associated with the effects of the fluctuations in the prevailing level of market interest rates. Credit risk includes the risk of principal loss as well as the risk that a counterparty will be unable to pay amounts in full when due. Since 2007, the U.S. residential mortgage market has experienced severe dislocations and liquidity disruptions. Over the same period mortgage loans have experienced increased rates of delinquency, foreclosure and loss.

The effects of this include a substantial reduction in liquidity in the credit markets, which resulted in a liquidity crisis for many market participants. Recent instability in the MBS and ABS markets may affect the liquidity of the Company’s portfolio.

The Company invests in credit sensitive mortgage-backed and asset-backed securities. Mortgage-backed securities are affected by interest rates and prepayment rates, each of which are influenced by a variety of economic, geographic, social and other factors. Maturities on mortgage-backed securities represent stated maturity dates. Actual maturity dates may differ based on prepayment rates.

The Company may invest in, or sell short, various interest rate derivative instruments and futures contracts primarily for the purpose of hedging its mortgage-backed securities portfolio against changes in value caused by changes in prevailing market interest rates. Should interest rates move unexpectedly, the Company may not achieve the anticipated benefits of the hedging instruments and may realize a loss. Further, the use of such derivative instruments involves the risk of imperfect correlation in movements in the price of the instruments, interest rates and the underlying hedged assets.

The Company transacts in various financial instruments including swaps, futures contracts and options. With these financial instruments, the Company is exposed to market risk in excess of the amounts recorded on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity. Further, credit risk arises in swaps from potential counterparty nonperformance.

Under current market conditions, many of the Company’s portfolio securities may be considered illiquid. This may result in certain securities being disposed of at a price different from the recorded value since the market price of such securities generally is more volatile than that of more liquid securities. This may result in the Company incurring greater losses on the sale of some portfolio securities than under more stable market conditions. Such losses can adversely impact the Company’s shareholders’ equity. The current market instability has also made it more difficult to obtain market valuations on many of the Company’s portfolio investments. There can be no assurance that the Company could purchase or sell a portfolio investment at the price used to calculate the Company’s shareholders’ equity.

Certain investments of the Company may trade in relatively thin markets and throughout the period, depending upon market conditions, may be considered illiquid. As a result, market values can be more volatile

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

and difficult to determine relative to other securities. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, it may realize significantly less than the value at which it previously recorded its investments. A decline in market value of the Company’s assets may have particular material adverse consequences in instances where the Company has borrowed money based upon the market value of those assets. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

Because the Company borrows under reverse repurchase agreements based on the estimated fair value of the pledged instruments, the Company’s ongoing ability to borrow under its reverse repurchase facilities may be limited and its lenders may initiate margin calls in the event of adverse changes in the market. A decrease in market value of those assets may require the Company to post additional collateral or otherwise sell assets at a time when it may not be in the best interest of the Company to do so.

The Company is party to a tri-party collateral arrangement under one of its ISDA trading agreements whereby a third party holds collateral posted by the Company. Pursuant to the terms of the arrangement the third party must follow certain pre-defined actions prior to the release of the collateral to the counterparty or to the Company. Deposits with Dealers Held as Collateral on the Consolidated Statement of Assets, Liabilities and Shareholders’ Equity includes, at December 31, 2009 and 2008, collateral posted by the Company and held by a third party custodian in the amount of $11.3 million and $14.3 million, respectively.

As of December 31, 2009, investments with an aggregate value of approximately $627.4 million were held with dealers as collateral for various reverse repurchase arrangements. The investments held as collateral include a security which was sold prior to year end and was unsettled as of December 31, 2009 in the amount of approximately $3.4 million. The related reverse repurchase agreement was outstanding as of December 31, 2009. As of December 31, 2009, affiliates of Deutsche Bank AG, Bank of America, and Morgan Stanley held 22%, 24%, and 33% of such collateral, respectively. In addition, unencumbered investments of approximately $91.0 million were held in custody at the Bank of New York Mellon Corporation. As of December 31, 2009, the following dealers held greater than 15% of the Company’s Deposits with dealers held as collateral: affiliates of Citibank, 56%; and affiliates of Deutsche Bank AG, 24%. As of December 31, 2009 the following dealers held greater than 15% of the Company’s Due to brokers – margin accounts: affiliates of Morgan Stanley, 52%; and affiliates of Credit Suisse Group, 42%. As of December 31, 2009, the following dealers held greater than 15% of the Company’s Receivable for securities sold: affiliates of Bank of America, 20% and affiliates of Credit Suisse Group, 54%. As of December 31, 2009, the following dealers held greater than 15% of the Company’s Payable for securities purchased: affiliates of Bank of America, 24%; affiliates of Goldman Sachs, 47%; and affiliates of UBS AG, 20%.

The Company is party to various derivative contracts governed by ISDA trading agreements with dealer counterparties. The Company’s ISDA trading agreements, which are separately negotiated agreements with each dealer counterparty, typically contain provisions allowing, absent other considerations, a counterparty to exercise rights, to the extent not otherwise waived, against the Company in the event the Company’s shareholders’ equity declines over time by a predetermined percentage or falls below a predetermined floor. Such rights often include the ability to terminate (i.e. close out) open contracts at prices which may favor the counterparty, which could have a material adverse effect on the Company.

The Company’s purchases and sales of TBA securities are typically governed by Master Securities Forward Transaction Agreements with dealer counterparties. These agreements are separately negotiated agreements with each dealer counterparty and include provisions for margin maintenance, mark-to-market, and other items.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

8. Lehman Brothers

On September 15, 2008, Lehman Brothers Holdings Inc. (“Lehman”) filed with the United States Bankruptcy Court in the Southern District of New York for protection under Chapter 11 of the United States Bankruptcy Code. As of that date, the Company was party to a number of interest rate swap and credit default swap contracts (the “Contracts”) with Lehman Brothers Special Financing Inc. (“LBSF”), a wholly-owned subsidiary of Lehman. The Chapter 11 filing by Lehman constituted an Event of Default under the ISDA Master Agreement (“ISDA MA”) entered into by and between the Company and LBSF.

By letter dated September 15, 2008, in accordance with the provisions in the ISDA MA, the Company provided notices of early termination to LBSF, effectively closing out the Contracts with LBSF as of September 16, 2008. The Contracts were closed out at prices determined by the Company based upon the methodology prescribed in the ISDA MA, resulting in a net claim against LBSF. The receivable associated with this claim (the “Trade Claim”) was fully reserved against as of September 30, 2008 and December 31, 2008. The December 31, 2008 Consolidated Statement of Assets, Liabilities and Shareholders’ Equity reflected no net balances of assets or liabilities associated with LBSF.

During the year ended December 31, 2009 the Company sold the Trade Claim for $5.3 million.

9. Contingencies and Commitments

The Company provides current directors and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Company.

In the normal course of business the Company may also enter into contracts that contain a variety of representations, warranties and general indemnifications. The Company’s maximum exposure under these arrangements, including future claims that may be made against the Company that have not yet occurred, is unknown. However, based upon experience, the Company expects the risk of loss associated with such contracts to be remote.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

10. Financial Highlights

Results of Operations for a Share Outstanding Throughout the Periods:

	Year Ended December 31, 2009	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Beginning Shareholders’ Equity Per Share (12/31/08, 12/31/07 and 8/17/07, respectively)	$19.27	$19.35	$19.17
Net Investment Income	1.52	1.03	0.19
Net Realized/Unrealized Gains (Losses)	6.18	(1.23)	0.08

Results of Operations	7.70	(0.20)	0.27
Dividends Paid	(2.50)	—	—
Accretive Effect of Share Repurchase	0.42	—	—
Offering Costs	—	—	(0.15)
Share-Based LTIP Awards	0.30	0.19	0.07
Manager Special Distribution*	(0.15)	(0.07)	(0.01)

Ending Shareholders’ Equity Per Share (12/31/09, 12/31/08 and 12/31/07, respectively)**	$25.04	$19.27	$19.35

Shares Outstanding, end of period	11,972,113	12,510,033	12,500,050

*	Prior to July 1, 2009, the Amended and Restated Operating Agreement provided for a special distribution to be paid to the Manager.
**	If all units issued pursuant to the Manager LTIP and Director LTIP were vested and exchanged for common shares as of December 31, 2009, 2008 and 2007, shareholders’ equity per share would be $24.27, $18.70 and $18.78, respectively.

Net Asset Based Total Return for a Shareholder, excluding Manager shares:(1)(2)

	Year Ended December 31, 2009(3)	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Total Return before Incentive Fee	51.95%	0.31%	0.94%
Incentive Fee	-8.69%	-0.72%	—

Total Return after Incentive Fee	43.26%	-0.41%	0.94%

(1)	Market based total return is not available as no market price is available due to limited trading in the Company’s shares during the periods.
(2)	Total return is calculated for all shareholders’ equity accounts, excluding the Manager’s shareholder equity, taken as a whole for each period. Total Return is calculated assuming reinvestment of all distributions at shareholders’ equity per share during the period.
(3)	Total return includes the accretive effect of the share repurchase. Had this not been included, total return after incentive fee for the year ended December 31, 2009 would have been 40.33%.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

Supplemental Information—Net Asset Based Total Return for a Shareholder, excluding Manager shares and assuming conversion of all LTIP units:(4)

Year Ended December 31, 2009
Total Return before Incentive Fee	47.38%
Incentive Fee	-8.38%

Total Return after Incentive Fee	39.00%

(4)	Total return is calculated assuming all LTIP units had been converted into common shares at December 31, 2009. Total return represents all shareholders’ equity accounts, excluding Manager shares, outstanding for the entire period.

Net Investment Income Ratio to Average Shareholders’ Equity, excluding the Manager shares:(5)(6)

	Year Ended December 31, 2009	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Net Investment Income(7)	5.91%	4.84%	2.48%

Expense Ratios to Average Shareholders’ Equity, excluding the Manager shares:(5)(6)

	Year Ended December 31, 2009	Year Ended December 31, 2008	August 17, 2007 (commencement of operations) Through December 31, 2007
Operating expenses before incentive fee and interest expense	-4.41%	-3.95%	-4.08%
Incentive fee(8)	-7.26%	-0.84%	—
Interest expense	-0.88%	-2.51%	—

Total Expenses	-12.55%	-7.30%	-4.08%

(5)	Average shareholders’ equity is calculated using monthly values.
(6)	For periods that include periods prior to July 1, 2009, ratios are calculated for all shareholders’ equity accounts taken as a whole outstanding for the entire period excluding the Manager’s shareholders’ equity. The total base management fee and incentive fee are allocated to the non-manager shareholders for the purposes of these calculations.
(7)	Includes all expenses on an annualized basis except for incentive fee expense which is shown on a non-annualized basis.
(8)	Ratios are annualized except for the incentive fee which is not annualized.

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

11. Condensed Quarterly Financial Data (Unaudited)

Detailed below is unaudited condensed quarterly financial data for the years ended December 31, 2009 and 2008.

	Three Month Period Ended March 31, 2009	Three Month Period Ended June 30, 2009	Three Month Period Ended September 30, 2009	Three Month Period Ended December 31, 2009
NET INVESTMENT INCOME
Interest income	$9,679,095	$13,255,035	$14,275,393	$14,505,054

EXPENSES
Base management fee	930,142	1,028,404	1,151,178	1,137,021
Incentive fee	—	8,407,373	8,191,751	2,274,530
Share-based LTIP expense	894,897	928,103	1,012,656	789,431
Interest expense	641,491	370,530	597,184	851,448
Other operating expenses	925,126	970,028	1,082,432	1,179,849

Total expenses	3,391,656	11,704,438	12,035,201	6,232,279

NET INVESTMENT INCOME (LOSS)	6,287,439	1,550,597	2,240,192	8,272,775

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES
Net realized gain (loss) on investments and financial derivatives	19,800,251	(20,520,629)	(34,698)	(11,426,798)

Change in net unrealized gain (loss) on investments and financial derivatives	(11,742,053)	54,986,311	27,911,632	16,055,994

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES	8,058,198	34,465,682	27,876,934	4,629,196

NET INCREASE IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$14,345,637	$36,016,279	$30,117,126	$12,901,971

ELLINGTON FINANCIAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

	Three Month Period Ended March 31, 2008	Three Month Period Ended June 30, 2008	Three Month Period Ended September 30, 2008	Three Month Period Ended December 31, 2008
NET INVESTMENT INCOME
Interest income	$6,141,909	$6,783,071	$9,080,771	$7,908,834

EXPENSES
Base management fee	900,875	921,335	970,929	927,982
Incentive fee	—	1,771,026	—	—
Share—based LTIP expense	582,924	729,506	653,041	423,965
Interest expense	404,261	1,294,006	2,320,348	2,171,272
Other operating expenses	340,527	727,408	796,460	1,153,780

Total expenses	2,228,587	5,443,281	4,740,778	4,676,999

NET INVESTMENT INCOME (LOSS)	3,913,322	1,339,790	4,339,993	3,231,835

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES
Net realized gain (loss) on investments and financial derivatives	1,515,775	4,221,656	25,075,611	27,709,232

Change in net unrealized gain (loss) on investments and financial derivatives	(10,703,364)	10,708,921	(27,503,011)	(46,272,405)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FINANCIAL DERIVATIVES	(9,187,589)	14,930,577	(2,427,400)	(18,563,173)

NET INCREASE IN SHAREHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$(5,274,267)	$16,270,367	$1,912,593	$(15,331,338)

12. Subsequent Events

On February 10, 2010, the Company declared a dividend of $1.25 per share with a record date of March 1, 2010 and a payment date of March 15, 2010.

SCHEDULE II

ELLINGTON FINANCIAL LLC

VALUATION AND QUALIFYING ACCOUNTS

Fiscal Year	Description	Balance Beginning of Period	Charged to Income Statement	Charged Allowance	Balance at End of Period

2009	Reserve for Receivable for Swap	$15,576,801	$0	$(15,576,801)	$0
2008	Reserve for Receivable for Swap	$0	$15,576,801	$0	$15,576,801

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until                 , 2010 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Ellington Financial LLC

4,500,000 Shares

Common Shares Representing Limited Liability Company Interests

Deutsche Bank Securities

Prospectus

                             , 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee	$24,501
FINRA filing fee	$24,409
NYSE listing fee	$125,000
Printing and engraving fees	$650,000
Legal fees and expenses	$1,450,000
Accounting fees and expenses	$1,000,000
Blue sky fees and expenses	$15,000
Transfer Agent and Registrar fees	$3,500
Miscellaneous	$100,000

Total	$3,392,410

All expenses, except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE listing fee, are estimated.

Item 32.	Sales to Special Parties.

See the response to Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.

On July 9, 2007, the Company sold 50 common shares to our Manager in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act. All of these shares were sold for a purchase price of $20.00 per share for gross proceeds of $1,000.

On August 17, 2007, the Company sold 10,074,280 common shares to Friedman, Billings, Ramsey & Co., Inc., as initial purchaser (the “Initial Purchaser”). The Company issued these common shares to the Initial Purchaser in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchaser paid the Company a purchase price of $18.60 per share with respect to 6,285,530 of these common shares, $18.80 per share with respect to 1,938,750 of these common shares and $20.00 per share with respect to 1,850,000 of these common shares. Additionally, the Initial Purchaser paid a rebate to the Company of $0.20 per share with respect to 6,285,530 of these common shares. The net proceeds to the Company from the sale of 10,074,280 common shares to the Initial Purchaser was $191,616,464. The Initial Purchaser resold all of these common shares concurrently to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per common share to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $20.00 per share with respect to 8,135,530 common shares and $18.80 per share with respect to 1,938,750 common shares for gross proceeds of $199,159,100. The aggregate Initial Purchaser’s discount was $8,799,742 and the rebate paid by the Initial Purchaser to the Company was $1,257,106.

On August 17, 2007, the Company sold 2,425,720 common shares in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser acting as placement agent. All of these shares were sold for a purchase price of $20.00 per share for gross proceeds of $48,514,400. The placement agent received a commission of $1.40 per share with respect to 664,470 of these common shares. No commission was paid with respect to 1,761,250 of these common shares. Additionally, the placement agent paid a rebate to the Company of $0.20 per share with respect to 664,470 of these common shares. The net proceeds to the Company from the private placement of these shares was $47,717,036, total commissions paid to the placement agent was $930,258 and the rebate paid by the placement agent to the Company was $132,894.

On August 17, 2007, the Company granted 375,000 LTIP units to our Manager pursuant to the Entity Incentive Plan. Such grant was exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On August 17, 2007, the Company granted 1,250 LTIP units to Thomas Robards, 1,250 LTIP units to Ronald I. Simon, Ph.D. and 1,250 LTIP units to Edward Resendez as compensation for serving as a director pursuant to the Individual Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On September 10, 2008, the Company issued 8,733 common shares to our Manager as part of its incentive fee pursuant to our management agreement with our Manager. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On November 21, 2008, the Company issued 1,250 common shares in exchange for LTIP units held by one of the Company’s directors. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On December 31, 2008, the Company granted 1,250 LTIP units to Thomas Robards, 1,250 LTIP units to Ronald I. Simon, Ph.D. and 1,250 LTIP units to Edward Resendez as compensation for serving as a director pursuant to the Individual Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On August 20, 2009, the Company issued 35,221 common shares to our Manager as part of its incentive fee pursuant to our management agreement with our Manager. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On August 25, 2009, the Company issued 1,250 common shares in exchange for LTIP units held by one of the Company’s directors. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On October 1, 2009, the Company granted 1,250 LTIP units to Thomas Robards, 1,250 LTIP units to Ronald I. Simon, Ph.D. and 1,250 LTIP units to Edward Resendez as compensation for serving as a director pursuant to the Individual Incentive Plan. Such grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under the Securities Act.

On October 9, 2009, the Company issued 1,250 common shares in exchange for LTIP units held by one of the Company’s directors. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On November 4, 2009, the Company issued 32,859 common shares to our Manager as part of its incentive fee pursuant to our management agreement with our Manager. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On February 11, 2010, the Company issued 2,500 common shares in exchange for LTIP units held by one of the Company’s directors. This issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On February 17, 2010, the Company issued 9,082 common shares to our Manager as part of its incentive fee pursuant to our management agreement with our Manager. The issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On May 10, 2010, the Company issued 1,975 common shares to our Manager as part of its incentive fee pursuant to our management agreement with our Manager. The issuance was exempt from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify any member or manager or other person from and against any and all claims and demands whatsoever. Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (i) for any breach of the director’s duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and executive officers to the fullest extent permitted by law and advance our directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 35.	Treatment of Proceeds from Shares Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

(b) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit	Description of Document
1.1*	Form of Underwriting Agreement among Ellington Financial LLC, Ellington Financial Management LLC and the underwriters named therein—superceded by Exhibit 1.2
1.2**	Form of Underwriting Agreement among Ellington Financial LLC, Ellington Financial Management LLC and the underwriters named therein

3.1*	Second Amended and Restated Operating Agreement of Ellington Financial LLC

4.1*	Form of Common Share Certificate of Ellington Financial LLC

5.1*	Opinion of Hunton & Williams LLP as to legality of the securities being issued (superceded by Exhibit 5.2)

5.2	Opinion of Hunton & Williams LLP as to legality of the securities being issued

8.1*	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters (superceded by Exhibit 8.2)

8.2	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1*	Amended and Restated Management Agreement, by and between Ellington Financial LLC and Ellington Financial Management LLC, dated as of July 1, 2009

10.2*†	2007 Incentive Plan for Individuals

10.3*†	2007 Incentive Plan for Entities

10.4*†	Form of LTIP Unit Award Agreement

10.5*	Form of Indemnity Agreement—superceded by Exhibit 10.7

10.6*	Form of Indemnity Agreement—superceded by Exhibit 10.7

10.7	Form of Indemnity Agreement (Amended and Restated)

21.1*	List of Subsidiaries

23.1*	Consent of Hunton & Williams LLP (included in Exhibit 5.2)

23.2	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on Signature Page)

*	Previously filed.
**	To be filed by amendment.
†	Compensatory plan or arrangement.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 30 th day of September, 2010.

ELLINGTON FINANCIAL LLC

By:	/S/ LAURENCE PENN
Name:	Laurence Penn
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 10 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Laurence Penn	Chief Executive Officer, President and Director	September 30, 2010

/S/ LISA MUMFORD Lisa Mumford	Chief Financial Officer**	September 30, 2010

* Michael W. Vranos	Director	September 30, 2010

* Thomas F. Robards	Chairman of the Board***	September 30, 2010

* Ronald I. Simon, Ph.D	Director***	September 30, 2010

* Edward Resendez	Director***	September 30, 2010

*By:	/S/ LAURENCE PENN
Laurence Penn As Attorney-in-Fact

**	Principal Accounting Officer
*** Independent	Director

EXHIBIT INDEX

Exhibit	Description of Document
1.1*	Form of Underwriting Agreement among Ellington Financial LLC, Ellington Financial Management LLC and the underwriters named therein—superceded by Exhibit 1.2
1.2**	Form of Underwriting Agreement among Ellington Financial LLC, Ellington Financial Management LLC and the underwriters named therein

3.1*	Second Amended and Restated Operating Agreement of Ellington Financial LLC

4.1*	Form of Common Share Certificate of Ellington Financial LLC

5.1*	Opinion of Hunton & Williams LLP as to legality of the securities being issued (superceded by Exhibit 5.2)

5.2	Opinion of Hunton & Williams LLP as to legality of the securities being issued

8.1*	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters (superceded by Exhibit 8.2)

8.2	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters

10.1*	Amended and Restated Management Agreement, by and between Ellington Financial LLC and Ellington Financial Management LLC, dated as of July 1, 2009

10.2*†	2007 Incentive Plan for Individuals

10.3*†	2007 Incentive Plan for Entities

10.4*†	Form of LTIP Unit Award Agreement

10.5*	Form of Indemnity Agreement—superceded by Exhibit 10.7

10.6*	Form of Indemnity Agreement—superceded by Exhibit 10.7

10.7	Form of Indemnity Agreement (Amended and Restated)

21.1*	List of Subsidiaries

23.1*	Consent of Hunton & Williams LLP (included in Exhibit 5.2)

23.2	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on Signature Page)

*	Previously filed.
**	To be filed by amendment.
†	Compensatory plan or arrangement